UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant   ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Apogee Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)

Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco,
San Francisco, California 94129-1492
Dear Stockholder:
You are cordially invited to attend a special meeting of stockholders (together with any adjournments or postponements thereof, the “Special Meeting”) of Apogee Therapeutics, Inc., a Delaware corporation (referred to herein as “Apogee,” the “Company,” “we,” “us” or “our”), to be held virtually via live webcast on [   ], 2026, at [   ], Eastern time. The Special Meeting will be a virtual meeting held via the internet. Apogee stockholders will be able to virtually attend and vote at the Special Meeting by visiting www.virtualshareholdermeeting.com/APGE2026SM. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” or like references mean virtually present at the Special Meeting. Further instructions for accessing the virtual Special Meeting are provided in the enclosed proxy statement under “How can I attend the Special Meeting of Stockholders?”. There will not be a physical meeting location, and stockholders will not be able to attend the Special Meeting in person.
At the Special Meeting, you will be asked to consider and vote upon a proposal (i) to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated June 18, 2026, among Apogee; Andor LLC (“Parent”), a Delaware limited liability company and a wholly owned subsidiary of AbbVie Inc.; Andor Merger Co. (“Merger Sub”), a Delaware corporation and wholly owned subsidiary of Parent; and, solely for the limited purposes set forth in the Merger Agreement, AbbVie Inc. (“AbbVie”), a Delaware corporation (the “Merger Proposal”); (ii) to approve, on a non-binding, advisory basis, the compensation that will or may be paid, or become payable to, Apogee’s named executive officers that is based on or otherwise relates to the Merger and/or the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and (iii) to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).
Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into Apogee (the “Merger”), with Apogee surviving the Merger as an indirect wholly owned subsidiary of AbbVie. If you are an Apogee stockholder and the Merger is completed, each of your shares of Apogee common stock, par value $0.00001 per share, will be converted into the right to receive $135.11 per share, without interest and subject to any applicable withholding of taxes, unless you have properly demanded, and have not subsequently withdrawn, failed to perfect or otherwise lost your appraisal rights under Section 262 of the Delaware General Corporation Law (the “DGCL”).
Our board of directors, after careful consideration, including considering the various factors more fully described in the enclosed proxy statement, has unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), are advisable and fair to, and in the best interests of, Apogee and our stockholders; (ii) declared it advisable for Apogee to enter into the Merger Agreement; (iii) approved the execution, delivery and performance by Apogee of the Merger Agreement and the consummation of the Transactions; (iv) on the terms and subject to the conditions set forth in the Merger Agreement, recommended that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) resolved that the Merger Agreement will be submitted to our stockholders for adoption at the Special Meeting in accordance with the Merger Agreement.

Our board of directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
The enclosed proxy statement provides detailed information about the Special Meeting, the Merger Agreement and the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement. This proxy statement also describes the actions and determinations of our board of directors in connection with its evaluation of the Merger Agreement and the Merger. We encourage you to read this proxy statement and its annexes, including the Merger Agreement, carefully and in their entirety, as they contain important information about, among other things, the Merger and how it affects you.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone by following the instructions on the enclosed proxy card. If you are a stockholder of record and you attend the Special Meeting and vote online during the Special Meeting, your vote will revoke any proxy that you have previously submitted.
If you hold your shares of our voting common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal. Stockholders who return an unmarked proxy card will be deemed to have voted in favor of the adoption of the Merger Agreement or consented thereto in writing and will therefore not be entitled to demand appraisal of their shares pursuant to Section 2.1(b) of the Merger Agreement and Section 262 of the DGCL.
Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our voting common stock at the close of business on [   ], 2026, which is the record date for the Special Meeting.
If you have any questions or need assistance voting your shares of our common stock, please contact our proxy solicitor:

INNISFREE M&A INCORPORATED
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders, please call toll-free:	+1 (877) 750-8334 (U.S. and Canada)
+1 (412) 232-3651 (all other countries)
Banks and brokerage firms may call:	+1 (212) 750-5833 (collect)

On behalf of our board of directors, I thank you for your support and appreciate your consideration of this matter.

BY ORDER OF THE BOARD OF DIRECTORS,

Matthew Batters
Corporate Secretary

San Francisco, California
[ ], 2026

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, the adoption of the Merger Agreement or any other transaction described in the accompanying proxy statement, or passed upon merits or fairness of the Merger or the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated [   ], 2026, and together with the enclosed form of proxy card, is first being mailed on or about [   ], 2026.

PRELIMINARY PROXY STATEMENT – SUBJECT TO COMPLETION

One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco,
San Francisco, California 94129-1492
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD VIRTUALLY VIA THE INTERNET ON [   ], 2026
Notice is hereby given that a special meeting of stockholders (including any adjournments and postponements thereof, the “Special Meeting”) of Apogee Therapeutics, Inc., a Delaware corporation (“Apogee,” the “Company,” “we,” “us” or “our”), will be held on [   ], 2026, at [   ], Eastern time (subject to the possible adjournment or postponement thereof). Our stockholders will be able to attend the Special Meeting via the internet at [   ], where you will also be able to vote. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “attendance at the Special Meeting” or “present at the Special Meeting” or like references mean virtually present at the Special Meeting. The Special Meeting is being held for the following purposes:
1.
To consider and vote upon the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated June 18, 2026, among Apogee; Andor LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Parent”); Andor Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”); and solely for the limited purposes set forth in the Merger Agreement, AbbVie Inc., a Delaware corporation (“AbbVie”) (the “Merger Proposal”);

2.
To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid, or become payable to, Apogee’s named executive officers that is based on or otherwise relates to the Merger and/or the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
To consider and vote upon the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

Only Apogee stockholders of record at the close of business on [   ], 2026, are entitled to notice of the Special Meeting and to vote at the Special Meeting or any adjournment, postponement or other delay thereof.
Your vote is very important, regardless of the number of shares of our common stock that you own. We cannot complete the Merger unless the Merger Proposal is approved by the affirmative vote of the holders of a majority of the outstanding shares of our voting common stock.
Our board of directors unanimously recommends that you vote (1) “FOR” the Merger Proposal, (2) “FOR” the Compensation Proposal, and (3) “FOR” the Adjournment Proposal.
Whether or not you plan to attend the Special Meeting virtually, please sign, date and return your proxy as promptly as possible by following the instructions on the enclosed proxy card. If you are a stockholder of record, and you attend the Special Meeting and vote online during the Special Meeting, your vote will revoke any proxy that you have previously submitted. If you hold your shares of our voting common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

BY ORDER OF THE BOARD OF DIRECTORS,

Matthew Batters
Corporate Secretary

San Francisco, California
[ ], 2026

YOUR VOTE IS VERY IMPORTANT
Whether or not you plan to attend the Special Meeting, we encourage you to submit your proxy as soon as possible by following the instructions thereon. You may revoke your proxy or change your vote at any time before it is voted at the Special Meeting.
If you hold your shares of our voting common stock in “street name,” you should instruct your bank, broker or other nominee how to vote your shares of our voting common stock in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.
If you are a stockholder of record, voting online during the Special Meeting will revoke any proxy you have previously submitted.
If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our voting common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
We encourage you to read the accompanying proxy statement and its annexes, including all documents incorporated by reference into the accompanying proxy statement, carefully and in their entirety, as they contain important information about, among other things, the Merger and how it affects you. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our voting common stock, please contact our proxy solicitor:
INNISFREE M&A INCORPORATED
500 Fifth Avenue, 21st Floor
New York, NY 10110

Stockholders, please call toll-free:	+1 (877) 750-8334 (U.S. and Canada)
+1 (412) 232-3651 (all other countries)
Banks and brokerage firms may call:	+1 (212) 750-5833 (collect)

i

ii

Summary
This summary highlights selected information from this proxy statement, which is first being mailed on or about [   ], 2026, related to the merger of Andor Merger Co., a Delaware corporation and wholly owned subsidiary of Andor LLC, with and into Apogee Therapeutics, Inc., which we refer to as the “Merger,” and may not contain all of the information that is important to you. To understand the Merger more fully and for a more complete description of the legal terms of the Merger, you should carefully read and consider this entire proxy statement, the annexes to this proxy statement and the documents that we refer to in this proxy statement, as they contain important information about, among other things, the Merger and how it affects you. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section of this proxy statement captioned “Where You Can Find More Information.”
Except as otherwise specifically noted in this proxy statement, “Apogee,” “we,” “us,” “our” or the “Company” and similar words refer to Apogee Therapeutics, Inc., a Delaware corporation, including, in certain cases, our subsidiary. Throughout this proxy statement, we refer to AbbVie Inc., a Delaware corporation, as “AbbVie,” Andor LLC, a Delaware limited liability company and wholly owned subsidiary of AbbVie, as “Parent,” and Andor Merger Co., a Delaware corporation and wholly owned subsidiary of Parent, as “Merger Sub.” In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated June 18, 2026, among Apogee, Parent, Merger Sub and, solely for the limited purposes set forth therein, AbbVie, as it may be amended from time to time, as the “Merger Agreement.” The Merger Agreement is attached as Annex A to this proxy statement. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger (see page 30)
Apogee Therapeutics, Inc.
•
Apogee is a clinical stage biotechnology company advancing optimized, novel biologics with the potential for differentiated efficacy and dosing in the largest inflammatory and immunology (I&I) markets, including for the treatment of atopic dermatitis, asthma, eosinophilic esophagitis, chronic obstructive pulmonary disease, and other I&I indications. Apogee’s antibody programs are designed to overcome limitations of existing therapies by targeting well-established mechanisms of action and incorporating advanced antibody engineering to optimize half-life and other properties.

•
Apogee’s principal executive offices are located at One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco, San Francisco, California 94129-1492, and its telephone number is (650) 394-5230. Apogee’s common stock, par value $0.00001 per share, is listed on the Nasdaq Global Market under the symbol “APGE.”

•	For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger.”
AbbVie Inc.
•
AbbVie is a global, diversified research-based biopharmaceutical company positioned for success with a comprehensive product portfolio that has leadership positions across immunology, neuroscience, oncology and aesthetics. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s portfolio of products includes immunology products, neuroscience products, oncology products, aesthetics products and other key products. AbbVie was incorporated in Delaware on April 10, 2012. AbbVie’s common stock is listed and traded on The New York Stock Exchange (the “NYSE”) under the symbol “ABBV.”

•	AbbVie’s principal executive offices are located at 1 North Waukegan Road, North Chicago, Illinois 60064-6400, and its telephone number is (847) 932-7900.
•	For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger.”

Andor LLC
•
Parent is a Delaware limited liability company and a wholly owned subsidiary of AbbVie. Parent was formed on June 16, 2026, solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), and has not engaged in any business activities other than in connection with the Transactions.

•	For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger.”
Andor Merger Co.
•
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent. Merger Sub was formed on June 16, 2026, solely for the purpose of engaging in the Transactions and has not engaged in any business activities other than in connection with the Transactions.

•	For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger.”
The Merger (see page 30)
•
Upon the terms and subject to the conditions of the Merger Agreement and in accordance with the Delaware General Corporation Law (the “DGCL”), Merger Sub will merge with and into Apogee, the separate corporate existence of Merger Sub will cease, and Apogee will continue as the surviving corporation and an indirect wholly owned subsidiary of AbbVie (the “Surviving Corporation”). As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from the Nasdaq Global Market and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file annual, periodic, and current reports with the United States Securities and Exchange Commission (the “SEC”).

•
In addition, all shares of our common stock outstanding immediately prior to the Effective Time (as defined below), except for any shares owned immediately prior to the Effective Time by (1) Apogee or any wholly owned Apogee subsidiary as treasury stock or otherwise, including shares reserved for issuance under Apogee’s 2023 Equity Incentive Plan (the “Apogee Equity Plan”) or Apogee’s 2023 Employee Stock Purchase Plan (the “Apogee ESPP”), (2) AbbVie, Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of AbbVie, or (3) stockholders who are entitled to and who properly exercise and perfect (and do not subsequently withdraw or otherwise lose) appraisal rights pursuant to Section 262 of the DGCL (“Section 262”), will be canceled and converted into the right to receive $135.11 per share of our common stock in cash, without interest and subject to any applicable withholding of taxes (the “Merger Consideration”). We refer to the shares of our common stock described in the preceding clauses (1) and (2) as “Canceled Shares,” and we refer to the shares of our common stock described in the preceding clause (3) as “Dissenting Shares.” Following the Merger, you will not own any shares of the capital stock of the Surviving Corporation.

•
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder, except that stockholders who properly demand, and do not subsequently withdraw, fail to perfect or lose, their appraisal rights under Section 262 will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as further described below in the section of this proxy statement captioned “Appraisal Rights.”

•
The day and time at which the Merger becomes effective will occur upon the filing and acceptance of the certificate of merger with the Delaware Secretary of State, or at such later time and date it is agreed upon in writing by the parties and specified in the certificate of merger in accordance with the DGCL (the “Effective Time”).

•	For more information, see the section of this proxy statement captioned “The Merger.”

Treatment of Company Equity Awards (see page 71)
•
The Merger Agreement provides that at the Effective Time, each compensatory option to purchase shares of our common stock (each, a “Company Option”) outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per share that is less than the Merger Consideration will be cancelled and converted into the right to receive cash in an amount, without interest, equal to the product of (A) the total number of shares subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the excess of (x) the Merger Consideration over (y) the exercise price payable per share under such Company Option, subject to any applicable withholding taxes. Any Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per share that is greater than or equal to the Merger Consideration will be cancelled without any consideration being payable in respect thereof and have no further force or effect.

•
In addition, at the Effective Time, each restricted stock unit with respect to shares of our common stock (each, a “Company Restricted Stock Unit”) outstanding immediately prior to the Effective Time will fully vest, be cancelled and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (A) the Merger Consideration, multiplied by (B) the number of shares subject to such Company Restricted Stock Unit, subject to any applicable withholding taxes.

•
Further, each award of restricted stock (“Company Restricted Stock”) outstanding immediately prior to the Effective Time will fully vest and be converted into the right to receive the Merger Consideration for each such share of Company Restricted Stock.

•	For more information, please see the section of this proxy statement captioned “The Merger Agreement—Merger Consideration—Outstanding Equity Awards.”
Treatment of Company Warrants (see page 63)
•
At the Effective Time, each warrant exercisable for shares of our common stock (each, a “Company Warrant”) outstanding immediately prior to the Effective Time will, in accordance with its terms, become exercisable by the holder thereof solely for the same Merger Consideration that such holder would have been entitled to receive if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of our common stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained in such Company Warrant.

•	For more information, see the section of this proxy statement captioned “The Merger—Treatment of Company Warrants.”
Financing for the Merger (see page 30)
•
There is no financing condition to the Merger. Parent has represented in the Merger Agreement that it will at the Effective Time have cash resources in immediately available funds and in an amount sufficient to consummate the Transactions, including payment of the aggregate Merger Consideration and any fee and expense of, or payable by, Parent or Merger Sub in connection with the Transactions. For more information, see the section of this proxy statement captioned “The Merger—Financing for the Merger.”

•
AbbVie has guaranteed the payment obligations of Parent and Merger Sub under the Merger Agreement. For more information, see the section of this proxy statement captioned “The Merger Agreement—Guarantee.”

Conditions to Closing (see page 85)
•
The obligations of Apogee, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including (among other conditions and as described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), the following:

•
the affirmative vote of (i) the holders of a majority of the outstanding shares of our voting common stock (the “Required Company Voting Stockholder Approval”) and (ii) for so long as at least 6,061,821 shares of our non-voting common stock remain issued and outstanding, the holders of a majority of the outstanding shares of our non-voting common stock (the “Required Non-Voting Stockholder Approval” and together with the Required Company Voting Stockholder Approval, the “Required Company Stockholder Approvals”). For more information, please see the section of this proxy statement captioned “The Special Meeting”;
•
no (i) injunction or similar order by any governmental body having jurisdiction over AbbVie, Parent, Merger Sub, Apogee, or any of their respective subsidiaries that prohibits the consummation of the Merger and the other Transactions being entered and continuing to be in effect and (ii) law being enacted, entered, promulgated or enforced, and remaining in effect by any governmental body having competent jurisdiction over AbbVie, Parent, Merger Sub, Apogee or any of their respective subsidiaries that prohibits or makes illegal the Transactions (we refer to any such injunction, order or law in clause (i) or (ii) as a “Legal Restraint”);

•
(i) any waiting period to the Merger under the HSR Act and the filings specified on the confidential disclosure schedule of Apogee provided to Parent and Merger Sub in connection with the execution of the Merger Agreement (the “Disclosure Schedule”) (which will also include filings to be made to the U.K. Competition and Markets Authority (the “CMA”) under the U.K. Enterprise Act of 2002 or the European Commission (the “EC”) under Article 22 of the EU Merger Regulation, in each case, if such authority indicates in writing to AbbVie that it has decided to formally investigate the Merger or has received a referral request, as applicable) (and extension thereof), and any voluntary commitment or agreement with the FTC, DOJ or any other governmental body not to consummate the Merger, must have expired or been earlier terminated; (ii) all other authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, under the applicable antitrust laws with respect to the Merger, in each case, specified in the Disclosure Schedule must have been made, expired, terminated or obtained, as the case may be (the foregoing clauses, together the “Regulatory Approvals”); and (iii) all Regulatory Approvals being in full force and effect. For more information, please see the section of this proxy statement captioned “The Merger—Required Regulatory Approvals”;

•
since the date of the Merger Agreement, there not having occurred any Material Adverse Effect (as defined in the section of this proxy statement captioned “The Merger Agreement—Representations and Warranties”) that is continuing;

•	the accuracy of the representations and warranties of Apogee, Parent and Merger Sub in the Merger Agreement, subject to specified materiality standards;
•
Apogee, Parent and Merger Sub having complied with, or performed, in all material respects all of the covenants and agreements they are required to comply with or perform under the Merger Agreement at or prior to the Effective Time; and

•
the receipt of certificates signed by a duly authorized senior officer of Apogee, on the one hand, and a duly authorized senior officer of Parent, on the other hand, certifying to the effect that the conditions described in the preceding three bullets have been satisfied, in the case of Apogee, and that the conditions described in the preceding two bullets have been satisfied, in the case of Parent.

•	For more information, please see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”
Required Regulatory Approvals (see page 67)
•
The completion of the Merger is subject to, among other conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”: (i) the expiration or earlier termination of any waiting period (and any extension thereof) under the HSR Act and the filings specified on the Disclosure Schedule (which will also include filings to be made to the CMA under the U.K. Enterprise Act of 2002 or the EC under Article 22 of the EU Merger Regulation, in each case, if such authority indicates in writing to AbbVie that it has decided to formally investigate the Merger or has received a referral request, as applicable) and any voluntary commitment or agreement with the FTC, DOJ or any other governmental body not to consummate the Merger and (ii) to the extent applicable, the receipt of any clearances, authorizations, consents, orders or approvals applicable to the Merger under antitrust laws as set forth on the Disclosure Schedule in connection with the execution of the Merger Agreement, and the expiration or termination of any waiting period related thereto.
•
Under the Merger Agreement, Apogee, Parent and Merger Sub have agreed to use (and cause their respective affiliates to use) their reasonable best efforts to take all steps necessary, proper, or advisable under applicable antitrust laws or foreign direct investment laws to enable the closing of the Merger (the “Closing”) to occur as promptly as reasonably practicable, including (i) obtaining all necessary actions or nonactions, consents, clearances, waivers, decisions, declarations, approvals and expirations or terminations of waiting periods from governmental bodies; (ii) making all necessary filings and taking all steps as may be reasonably necessary to obtain such consents, decisions, declarations, approvals, clearances, waivers or expiration or termination of waiting periods; and (iii) giving all required notices to third parties and executing any additional instrument reasonably necessary to consummate the Transactions, in order to avoid a legal proceeding by any governmental body in connection with any antitrust law or foreign direct investment law. This includes providing, as promptly as practicable, all information, documents or testimony requested by any governmental body in writing, in connection with any applications or filings for the Transactions.

•
However, none of AbbVie, Merger Sub nor any of their respective affiliates or subsidiaries (including Parent and, after the Closing, the Surviving Corporation) is obligated to agree to (i) negotiating, committing to and effecting (by consent decree, hold separate order or otherwise) the sale, lease, license, divestiture or disposition of any asset, right, product, product line or business of Apogee, AbbVie or any of their respective affiliates; (ii) terminating any existing relationship, contractual right or obligation of Apogee, AbbVie or any of their respective affiliates; (iii) terminating any venture or other arrangement; (iv) creating any relationship, contractual right or obligation of Apogee, AbbVie or any of their respective affiliates; (v) effectuating any other change or restructuring of Apogee, AbbVie or any of their respective affiliates; (vi) undertaking or agreeing to (or requesting or authorizing Apogee or its subsidiary to undertake, effective upon the Closing) any requirement or obligation to provide prior notice to, or obtain prior approval from, any governmental body with respect to any transaction; (vii) otherwise taking or committing to take any action with respect to the businesses, product lines or assets of Apogee, AbbVie or any of their respective affiliates; and (viii) any sale, divestiture, disposition or other remedial measure.

•
Under the Merger Agreement, Apogee, Parent and Merger Sub have agreed to cooperate with each other and use their respective reasonable best efforts to contest and resist any legal proceeding that is in effect and that prohibits, prevents or restricts consummation of the Transactions.

•	For more information, please see the section of this proxy statement captioned “The Merger—Required Regulatory Approvals.”
Recommendation of the Board of Directors (see page 25)
•
Apogee’s board of directors, after careful consideration, including considering the various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (i) determined that the Merger Agreement and the Transactions are advisable and fair to, and in the best interests of, Apogee and our stockholders; (ii) declared it advisable for Apogee to enter into the Merger Agreement; (iii) approved the execution, delivery and performance by Apogee of the Merger Agreement and the consummation of the Transactions; (iv) on the terms and subject to the conditions set forth in the Merger Agreement, recommended that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) resolved that the Merger Agreement will be submitted to our stockholders for adoption at the Special Meeting in accordance with the Merger Agreement.

•
Our board of directors unanimously recommends that you vote “FOR” the proposal to adopt the Merger Agreement (the Merger Proposal), “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid, or become payable to, Apogee’s named executive officers that is based on or otherwise relates to the Merger and/or the other Transactions (the Compensation Proposal); and “FOR” the proposal to adjourn the special meeting of stockholders (together with any adjournments or postponements thereof, the “Special Meeting”) to a later date, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the Adjournment Proposal).

Opinion of Apogee’s Financial Advisors (see page 43)
Opinion of Goldman Sachs & Co. LLC
•
Goldman Sachs & Co. LLC (“Goldman Sachs”) delivered its opinion to our board of directors that, as of June 18, 2026, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our common stock, taken in the aggregate.

•
The full text of the written opinion of Goldman Sachs, dated June 18, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of our board of directors in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the Merger or any other matter. Pursuant to an engagement letter between Apogee and Goldman Sachs, Apogee has agreed to pay Goldman Sachs a transaction fee of approximately $65 million, $10 million of which became payable upon announcement of the Merger, and the remainder of which is contingent upon consummation of the Merger.

•	For further discussion of Goldman Sachs’ opinion, see the section of this proxy statement captioned “The Merger—Opinion of Apogee’s Financial Advisors—Opinion of Goldman Sachs & Co. LLC.”
Opinion of Jefferies LLC
•
Apogee engaged Jefferies LLC (“Jefferies”) as a financial advisor in connection with the proposed Merger. In connection with this engagement, our board of directors requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of our common stock (other than shares of our common stock held by Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be paid to such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of our board of directors held on June 18, 2026, to evaluate the Merger, Jefferies rendered to our board of directors an oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 18, 2026, to the effect that, as of the date of such written opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of shares of our common stock (other than shares of our common stock held by Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).

•
The full text of Jefferies’ written opinion, dated June 18, 2026, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Jefferies in preparing its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of our board of directors (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to Apogee, nor did it address the underlying business decision by Apogee to engage in the Merger or any other matter. Jefferies’ opinion did not in any way address proportionate allocation or relative fairness among holders of shares of our common stock, holders of any other securities of Apogee or otherwise. Jefferies’ opinion does not constitute a recommendation as to how our board of directors or any securityholder should vote or act with respect to the Merger or any other matter. The summary of Jefferies’ opinion set forth herein is qualified by reference to the full text of Jefferies’ written opinion attached as Annex D to this proxy statement.

•	For further discussion of Jefferies’ opinion, see the section of this proxy statement captioned “The Merger—Opinion of Apogee’s Financial Advisors—Opinion of Jefferies LLC.”

Interests of Apogee’s Directors and Executive Officers in the Merger (see page 58)
•
When considering the proposals to be voted on at the Special Meeting, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. Our board of directors was aware of and considered these interests to the extent that they existed at the time, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger, and recommending that the Merger Agreement be adopted by Apogee’s stockholders. These interests may include the following, among others:

•
the vesting and cancellation of each Company Option that is outstanding and unexercised at the Effective Time (whether or not vested), and, for each Company Option which has a per share exercise price that is less than the Merger Consideration, the conversion of such Company Option into the right to receive a cash payment equal to the product of (x) the excess of the Merger Consideration over the per-share exercise price payable per share of our common stock subject to the Company Option, multiplied by (y) the number of shares of our common stock subject to the Company Option immediately prior to the Effective Time, without interest and subject to any applicable withholding taxes;

•
the vesting and cancellation of each award of Company Restricted Stock that is outstanding as of the Effective Time in exchange for a cash payment equal to the product of (i) the Merger Consideration multiplied by (ii) the number of shares of our common stock subject to the award of Company Restricted Stock;

•
the eligibility of our executive officers to receive severance payments and benefits under the Apogee Therapeutics, Inc. Executive Severance Policy (the “Executive Severance Policy”) in connection with a qualifying termination of employment within 12 months following a “change in control” (which “change in control” will occur upon the Closing);

•
the entitlement of certain of our executive officers to receive an additional payment intended to make the executive whole in the event that the executive is subject to certain excise taxes in connection with compensation related to the Merger;

•	continued indemnification, advancement of expenses and exculpation from liabilities of our directors and officers for a period of six years after the Effective Time; and
•	the possibility of continued employment of our officers with the Surviving Corporation or one or more of its affiliates.
•
If the Merger Proposal is approved, the shares of our common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of our common stock held by all other stockholders of Apogee. For more information, see the section of this proxy statement captioned “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger.”

Litigation Related to the Merger (see page 64)
•
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements like the Merger Agreement. Although Apogee is not aware of any pending lawsuits relating to the Merger as of the date of this proxy statement, potential plaintiffs may file lawsuits or send demand letters in connection with the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Apogee including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no legal restraints preventing or prohibiting the consummation of the Merger will be in effect at the time of Closing. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

Appraisal Rights (see page 96)
•
If the Merger is completed, record holders or beneficial owners of our common stock who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock and otherwise fully comply with Section 262 will be entitled to appraisal rights in connection with the Merger.

•
The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” If you hold your shares of our voting common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee.

•
Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously are stockholders through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive, in lieu of the Merger Consideration, payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.

•
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.

•	Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	the stockholder must not vote in favor of the proposal to adopt the Merger Agreement;
•	the stockholder must deliver a written demand to Apogee for appraisal before the vote on the Merger Agreement at the Special Meeting;
•
the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers such shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

•
Your failure to follow exactly the procedures specified under Section 262 will result in the loss of your appraisal rights. The Section 262 requirements for exercising appraisal rights are described in further detail in this proxy statement. If you hold your shares of our voting common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

•	For more information, please see the section of this proxy statement captioned “Appraisal Rights.”
Material U.S. Federal Income Tax Consequences of the Merger (see page 64)
•
The receipt of cash by a U.S. Holder (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”) in exchange for such U.S. Holder’s shares of our common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. Holder’s adjusted tax basis in our common stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such common stock exceeds one year at the time of the Merger. A non-corporate U.S. Holder (including an individual) who has held our common stock for more than one year generally will be eligible for reduced tax rates for such long-term capital gains.
•
Non-U.S. Holders (as defined in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Non-U.S. Holders”) generally will not be subject to U.S. federal income tax with respect to the receipt of cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or certain other exceptions apply.

•
For more information, see the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.” Stockholders should consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other U.S. federal tax laws.

Company Alternative Transactions (see page 78)
•	Under the Merger Agreement, Apogee has agreed not to:
•
solicit, knowingly assist, initiate, knowingly encourage, or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential or non-public information, properties, facilities, books or records of Apogee or its subsidiary, or entering into any form of agreement, arrangement or understanding) any inquiry, proposal, discussion, negotiation, or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction (as defined in the section of this proxy statement captioned “The Merger Agreement—The ‘No Shop’ Period: No Solicitation of Other Offers”);

•
enter into, continue, or otherwise initiate, solicit, knowingly encourage, engage, knowingly assist, or participate in or knowingly facilitate (including by the furnishing any confidential or non-public information of Apogee or its subsidiary) any discussions or negotiations with any person (other than AbbVie) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction;

•	make a Change in Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”);
•
enter into, or publicly propose to enter into, any agreement, letter of intent, agreement in principle, understanding or arrangement in respect of a Company Alternative Transaction other than a confidentiality and standstill agreement permitted by and in accordance with the Merger Agreement; or

•	approve, authorize or publicly announce any intention to do any of the foregoing.
•
Notwithstanding these restrictions, if prior to the adoption of the Merger Agreement by our stockholders, Apogee receives a bona fide unsolicited written proposal that did not result from a breach of the Merger Agreement, the consummation of which would constitute a Company Alternative Transaction, Apogee may, under certain circumstances and pursuant to a confidentiality agreement:

•	engage in or participate in discussions or negotiations with such person regarding such proposal, and
•
provide copies of, access to or disclosure of information, properties, facilities, books or records of Apogee or its subsidiary, if and only if, in each case, our board of directors first determines (i) in good faith, after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal constitutes or would reasonably be expected to constitute or lead to a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—The ‘No Shop’ Period: No Solicitation of Other Offers”), and (ii) that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law; and Apogee has been, and continues to be, in compliance with its obligations under the Merger Agreement; provided, that any such copies, access or disclosure provided to such person must already have been, or must simultaneously be, provided to AbbVie and its representatives.
•
Relatedly, if Apogee receives or otherwise becomes aware of any inquiry, proposal, request for information or offer relating to a possible Company Alternative Transaction, Apogee will (i) promptly notify Parent and Parent’s counsel of such inquiry, proposal, offer or request, with a description of the material terms and conditions and the identity of all persons making any oral inquiry, proposal, offer or request, (ii) keep Parent promptly and fully informed of the status, the terms of any discussions or negotiations and any developments and discussions relating to any such inquiry, proposal, offer or request, and (iii) promptly provide to Parent a copy of any written proposal or offer, or, if applicable, the proposed definitive agreement and all ancillary documentation, with respect to such inquiry, proposal, offer or request.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—The ‘No Shop’ Period: No Solicitation of Other Offers.”
Company Board Change in Recommendation (see page 79)
•
Our board of directors has unanimously recommended that you vote “FOR” the Merger Proposal. The Merger Agreement provides that our board of directors may not withdraw, amend, modify or qualify (or publicly propose to do so) its recommendation, or take other actions constituting a Change in Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”), except in certain specified circumstances relating to the receipt of a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”). For more information, see the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation.”

Termination of the Merger Agreement (see page 87)
•
The Merger Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Required Company Stockholder Approvals are obtained:

•	By mutual written consent of Parent and Apogee.
•	By either Parent or Apogee:
•
if the Effective Time has not occurred on or before December 18, 2026 (the “End Date”), subject to an automatic six-month extension and a second six-month extension at Parent’s sole discretion, in each case, if all of the conditions to the Closing, other than the conditions related to the failure to obtain regulatory approvals and the absence of any Legal Restraint (only to the extent the applicable Legal Restraint relates to antitrust laws), have been satisfied or waived, or are capable of being satisfied at such time;

•	if any governmental body having competent jurisdiction over AbbVie, Parent, Merger Sub or Apogee has issued a Legal Restraint, and such Legal Restraint has become final and nonappealable; or
•	if the required vote of our stockholders to approve the Merger has not been obtained at the Special Meeting, or at any adjournment or postponement thereof.
•	By Parent:
•
if there has been a breach by Apogee of (i) Section 5.3 of the Merger Agreement in any material respect; (ii) any representation, warranty, covenant, or agreement in the Merger Agreement, in each case, which breach (A) would result in a failure of certain conditions to Closing and (B) cannot be cured by the End Date or, if curable, is not cured within 30 days following Parent’s delivery of written notice to Apogee stating Parent’s intention to terminate the Merger Agreement and the basis for such termination; or

•
if our board of directors has effected a Change in Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”) at any time prior to the receipt of the required vote of Apogee stockholders to approve the Merger.

•	By Apogee:
•
if Parent or Merger Sub has breached any representation, warranty, covenant or agreement in the Merger Agreement, in each case, which breach (i) would result in a failure of certain conditions to Closing and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following Apogee’s delivery of written notice to Parent stating Apogee’s intention to terminate the Merger Agreement and the basis for such termination; or

•
at any time prior to the receipt of the required vote of Apogee stockholders to approve the Merger, in order to accept a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—The “No Shop” Period: No Solicitation of Other Offers”) and immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal, in accordance with the terms of the Merger Agreement and with payment of a termination fee specified by the Merger Agreement.

•
If the Merger Agreement is terminated in accordance with its terms, the Merger Agreement will be of no further force or effect, except that certain specified provisions of the Merger Agreement and the AbbVie NDA (as defined in the section of this proxy statement captioned “The Merger Agreement—The ‘No Shop’ Period: No Solicitation of Other Offers”) will survive termination; termination will also not relieve any party of liability or damages resulting from fraud or willful and material breach prior to termination.

•	For more information, see the section of this proxy statement captioned “The Merger Agreement—Termination of the Merger Agreement.”
Expenses; Termination Fees (see pages 88 and 89)
•
Except in specified circumstances, whether or not the Merger is completed, Apogee, on the one hand, and Parent and Merger Sub, on the other hand, are each responsible for all of their respective fees and expenses incurred in connection with the Merger Agreement and the Transactions.

•	Apogee will be required to pay to Parent or its designee a termination fee of $381,273,716 in cash if the Merger Agreement is terminated under specified circumstances.
•	Parent will be also required to pay to Apogee a reverse termination fee of $381,273,716 in cash if the Merger Agreement is terminated under specified circumstances.
•
AbbVie has agreed to guarantee, subject to the terms and conditions set forth in the Merger Agreement, the payment obligations of Parent and Merger Sub, including payment of the Merger Consideration expense and indemnification obligations and, if applicable, the reverse termination fee described above.

•	For more information, see the sections of this proxy statement captioned “The Merger Agreement—Effect of Termination; Termination Fees” and “The Merger Agreement—Fees and Expenses.”
Effect on Apogee if the Merger is Not Completed (see page 31)
•
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, our stockholders will not receive any payment for their shares of our common stock. Instead, Apogee will remain an independent public company, our common stock will continue to be listed and traded on the Nasdaq Global Market and registered under the Exchange Act, and we will continue to file annual, periodic and current reports with the SEC. Under specified circumstances, Apogee will be required to pay Parent a termination fee of $381,273,716 in cash upon the termination of the Merger Agreement. For more details, see the section of this proxy statement captioned “The Merger—Effect on Apogee if the Merger is Not Completed.”

Voting Agreement (see page 89)
•
Concurrently with the entry into and in connection with the Merger Agreement, on June 18, 2026, Fairmount Healthcare Fund II, L.P., Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC and Venrock Healthcare Capital Partners EG, L.P. (together, the “Supporting Stockholders”), each a holder of shares of our non-voting common stock, entered into a voting agreement, pursuant to which the Supporting Stockholders have agreed to vote their aggregate shares of our voting and non-voting common stock in favor of the Transactions and approval of the Merger at the Special Meeting as an inducement to each of AbbVie’s, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement (the “Voting Agreement”).

•
The Supporting Stockholders collectively owned all of the outstanding shares of our non-voting common stock as of June 18, 2026, and approximately [   ]% of the outstanding shares of our voting common stock as of the Record Date. The Voting Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

•	For more information, please see the section of this proxy statement captioned “The Voting Agreement.”
Written Consent (see page 89)
•
Immediately prior to the execution of the Merger Agreement, on June 18, 2026, each of the Supporting Stockholders delivered a written consent to Apogee adopting the Merger Agreement and approving the Transactions. For more information, please see the section of this proxy statement captioned “The Voting Agreement—Written Consent.”

The Special Meeting (see page 22)
Date, Time and Place
•
The Special Meeting will be held virtually via live webcast on [   ], 2026, at [   ], Eastern time (unless the Special Meeting is adjourned or postponed). You may attend the Special Meeting via webcast at www.virtualshareholdermeeting.com/APGE2026SM, where you will also be able to vote during the Special Meeting. Please note that you will not be able to attend the Special Meeting physically in person. For purposes of attendance at the Special Meeting, all references in this proxy statement to “attendance at this Special Meeting” or “present at the Special Meeting” mean virtually present at the Special Meeting.

Record Date; Shares of our Common Stock Entitled to Vote
•
You are entitled to vote at the Special Meeting if you owned shares of our voting common stock at the close of business on [   ], 2026 (the “Record Date”). You will have one vote at the Special Meeting for each share of our voting common stock you owned on the Record Date.

Purpose
•	At the Special Meeting, we will ask stockholders to vote on proposals to approve (1) the Merger Proposal, (2) the Compensation Proposal and (3) the Adjournment Proposal.
Quorum
•
As of the Record Date, there were [   ] shares of our voting common stock issued and outstanding and entitled to vote at the Special Meeting. A majority of the issued and outstanding shares of our voting common stock, present at the Special Meeting or represented by proxy, will constitute a quorum at the Special Meeting.

Required Vote
•
The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of shares of our voting common stock as of the close of business on the Record Date. Immediately prior to the execution of the Merger Agreement, holders of all outstanding shares of our non-voting common stock as of such date executed and delivered to Apogee a written consent approving Apogee’s entry into the Merger Agreement and consummation of the Merger. The consummation of the Merger remains subject to the affirmative vote of a majority of the shares of our voting common stock. As of the Record Date, [   ] votes constitute a majority of the shares of our voting common stock.
•
The approval of the Compensation Proposal requires the affirmative vote of a majority of the shares of our voting common stock present or represented by proxy at the Special Meeting and entitled to vote thereon. The approval of the Compensation Proposal is advisory and non-binding and is not a condition to the completion of the Merger.

•
The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of the shares of our voting common stock present or represented by proxy at the Special Meeting and entitled to vote thereon.

Share Ownership of Our Directors and Executive Officers
•
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [   ] shares of our voting common stock, representing [   ]% of the shares of our voting common stock outstanding on the Record Date.

•
We currently expect that our directors and executive officers will vote all of their respective shares of our voting common stock “FOR” the Merger Proposal, “FOR” the Compensation Proposal and “FOR” the Adjournment Proposal.

Voting and Proxies
•
Any stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail in the accompanying prepaid reply envelope or granting a proxy electronically over the Internet or by telephone, or may vote online during the Special Meeting. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Special Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should instruct their bank, broker or other nominee on how they wish to vote their shares of our common stock using the instructions provided by their bank, broker or other nominee. Under applicable stock exchange rules, banks, brokers or other nominees have the discretion to vote on routine matters. The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares of our common stock.

•
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by (1) signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail, which must be received prior to the Special Meeting; (2) submitting a new proxy by telephone prior to [   ], Eastern time, on [DATE]; (3) submitting a new proxy over the Internet until [   ], Eastern time, on [DATE] by following the instructions on the proxy card; or (4) attending the Special Meeting virtually and voting online. However, your virtual attendance at the Special Meeting will not, by itself, revoke your proxy. Your last submitted vote is the one that will be counted.

•
If you hold your shares of our voting common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online during the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

•	For more information, see the section of this proxy statement captioned “The Special Meeting.”

General Information About the Special Meeting and Voting
Why did I receive this proxy statement?
You have received these proxy materials because our board of directors is soliciting your proxy to vote at the Special Meeting. This proxy statement contains information that we are required to provide you under the rules of the SEC. This information is designed to assist you in voting your shares.
What is the purpose of the Special Meeting?
At the Special Meeting, stockholders will consider and vote on the following matters:
1.
To consider and vote upon the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated June 18, 2026, among Apogee; Andor LLC, a Delaware limited liability company and a wholly owned subsidiary of AbbVie (“Parent”); Andor Merger Co., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”); and, solely for the limited purposes set forth in the Merger Agreement, AbbVie Inc., a Delaware corporation (“AbbVie”) (the “Merger Proposal”);

2.
To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that will or may be paid, or become payable to, Apogee’s named executive officers that is based on or otherwise relates to the Merger and/or the other transactions contemplated by the Merger Agreement (the “Compensation Proposal”); and

3.
To consider and vote upon the proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting (the “Adjournment Proposal”).

What are the recommendations of our board of directors?
Our board of directors recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or internet, your shares of Apogee common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and our board of directors recommends that you vote, as follows:
1.	FOR the Merger Proposal;
2.	FOR the Compensation Proposal; and
3.	FOR the Adjournment Proposal.
What is the Proposed Merger and what effects will it have on Apogee?
The proposed Merger is the acquisition of Apogee by AbbVie. If the Merger Proposal is approved by our stockholders and the other closing conditions under the Merger Agreement are satisfied or otherwise waived, Merger Sub will merge with and into Apogee, with Apogee continuing as the Surviving Corporation. As a result of the Merger, Apogee will become an indirect wholly owned subsidiary of AbbVie, our common stock will no longer be publicly traded, and you will no longer have any interest in our future earnings or growth. In addition, our common stock will be delisted from the Nasdaq Global Market, deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC, in each case in accordance with applicable law, rules and regulations.
What will I receive for my shares of common stock if the Merger is completed?
Upon completion of the Merger, you will be entitled to receive the Merger Consideration, which consists of $135.11 per share of our common stock that you own in cash, without interest and subject to any applicable withholding of taxes, unless you have properly exercised and perfected and not subsequently withdrawn your appraisal rights under Section 262. For example, if you own 100 shares of our common stock, you will receive $13,511 in cash (subject to any required tax withholding) in exchange for your shares of our common stock.

How does the Merger Consideration compare to the market price of the common stock?
The Merger Consideration represents a 53% premium to Apogee’s closing share price on June 17, 2026, the last trading day before our board of directors approved the Merger Agreement, as well as a 63% premium to the 30-day volume-weighted average trading price to that date.
On [   ], 2026, the most recent practicable date before this proxy statement was first mailed to our stockholders, the closing price for our common stock on the Nasdaq Global Market was $[   ] per share of our common stock.
What happens if the Merger is not consummated?
If the Merger Agreement is not adopted by our stockholders or if the Merger is not consummated for any other reason, our stockholders will not receive any payment for their shares. Instead, Apogee will remain an independent public company, our common stock will continue to be listed and traded on the Nasdaq Global Market and registered under the Exchange Act, and Apogee will continue to file periodic reports with the SEC.
Who is entitled to vote on matters presented at the Special Meeting?
The Record Date for the Special Meeting is the close of business on [   ], 2026. You are entitled to vote on the matters presented at the Special Meeting if you owned shares of our voting common stock at the close of business on the Record Date. Each outstanding share of our voting common stock is entitled to one vote for all matters before the Special Meeting. At the close of business on the Record Date, there were [   ] shares of our voting common stock outstanding and entitled to vote at the Special Meeting.
What is the difference between being a “Record Holder” and holding shares in “Street Name”?
If, on the Record Date, your shares were registered directly in your name with our transfer agent, you are a stockholder of record.
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Special Meeting.
Am I entitled to vote if my shares are held in “Street Name”?
Yes. If your shares are held in street name, these proxy materials, along with instructions on how to vote your shares, are being provided to you by your brokerage firm, bank, dealer, or other similar organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, dealer, or other similar organization how to vote your shares, and the brokerage firm, bank, dealer, or other similar organization is required to vote your shares in accordance with your instructions. If your shares are held in street name, you may not vote your shares in person at the Special Meeting unless you obtain, and present at the Special Meeting, a legal proxy from your brokerage firm, bank, dealer or other organization.
How many shares must be present to hold the Special Meeting?
A quorum must be present at the Special Meeting for any business to be conducted. Under Delaware law and our bylaws, the presence at the Special Meeting online or by proxy of the holders of a majority in voting power of our voting common stock issued and outstanding entitled to vote on the Record Date, will constitute a quorum for the transaction of business at the Special Meeting. The inspector of elections will determine whether a quorum is present and will tabulate the votes cast at the Special Meeting.
How can I attend the Special Meeting of Stockholders?
Stockholders of record as of the close of business on the Record Date are entitled to participate in and vote at the Special Meeting. To participate in the Special Meeting, including to vote at the Special Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/APGE2026SM, enter the 16-digit control number found on your proxy card, and follow the instructions on the website. If your shares are held in street name and your voting instruction form indicates that you may vote those shares through www.proxyvote.com, then you may access, participate in and vote at the Special Meeting with the 16-digit access code indicated on that voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least five days before the Special Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Special Meeting.
The meeting webcast will begin promptly at [   ], Eastern time. Online check-in will begin approximately 15 minutes before then, and we encourage you to allow ample time for check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.
What if a quorum is not present at the Special Meeting?
Under our bylaws, the person presiding over any meeting of our stockholders (including the Special Meeting) has the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. This means that if a quorum is not present at the scheduled time of the Special Meeting, the chair of the Special Meeting is authorized by our bylaws to adjourn or recess the Special Meeting from time to time until a quorum is present.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that your shares are voted, for each set of proxy materials, please submit your proxy via phone, via the internet or by signing, dating and returning the enclosed proxy card in the enclosed pre-paid envelope.
How do I vote?
You may vote over the internet, the phone, via mail or at the Special Meeting. Your proxy card will have specific information on the manner in which you can vote your shares.
Can I change my vote after I submit my proxy?
Yes. If you are a record holder, you may revoke your proxy and change your vote at any time before the proxy is voted at the Special Meeting:
•	by submitting a duly executed proxy bearing a later date than your prior proxy;
•	by granting a subsequent proxy through the internet or via telephone;
•	by giving written notice of revocation to our corporate secretary at or prior to the Special Meeting; or
•	by voting online at the Special Meeting.
Your most recent proxy is the one that is counted. Your attendance at the Special Meeting will not, by itself, revoke your proxy.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote virtually at the Special Meeting by obtaining a legal proxy from your bank or broker and submitting the legal proxy along with your ballot at the Special Meeting.
Who will count the votes?
A representative from Broadridge Financial Solutions will act as inspector of election, who will tabulate and certify the votes by proxy.
What if I do not specify how my shares are to be voted?
If you are a record holder and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors, then your shares will be voted at the Special Meeting in accordance with our board of directors’ recommendation on all matters presented for a vote at the Special Meeting. Similarly, if you are a record holder and submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of our board of directors. Our board of directors’ recommendations are indicated on page 37 of this proxy statement, along with the description of each proposal in this proxy statement.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote your shares on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.” The proposals to be considered at the Special Meeting are non-routine matters, and banks, brokers and other nominees cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your bank, broker or nominee on how you wish to vote your shares of our voting common stock.
What is an abstention and how will abstentions be treated?
Shares of common stock held by persons attending the Special Meeting but not voting, and shares represented by proxies that reflect abstentions as to a particular proposal, will be counted as present for purposes of determining the presence of a quorum. In the case of the Merger Proposal, an abstention will have the same effect as a vote “AGAINST” the Merger Proposal.
Why am I being asked to cast a non-binding, advisory vote regarding compensation that will or may be paid or become payable by Apogee to its named executive officers that is based on or otherwise relates to the Merger?
Section 14A of the Exchange Act requires us to seek a non-binding, advisory vote regarding compensation that will or may be paid, or become payable to, our named executive officers that is based on or otherwise relates to the Merger. This advisory vote is different from the “say-on-pay” advisory vote in our proxy statement for our 2026 annual meeting, and you may vote on the Merger related compensation described in this proxy statement independent of how you may have voted with respect to “say-on-pay” for our 2026 annual meeting.
What will happen if stockholders do not approve the Compensation Proposal?
Approval of the Compensation Proposal is not a condition to completion of the Merger. The vote with respect to the Compensation Proposal is an advisory vote and will not be binding on Apogee or AbbVie. If the Merger Proposal is approved by our stockholders and the Merger is completed, the compensation that will or may be paid, or become payable to, our named executive officers that is based on or otherwise relates to the Merger will or may be paid to our named executive officers pursuant to the terms of the applicable arrangements even if stockholders fail to approve the Compensation Proposal.
What happens if I sell or otherwise transfer my shares after the Record Date but before the Special Meeting?
The Record Date for the Special Meeting is earlier than the date of the Special Meeting and the date the Merger is expected to be completed. If you sell or transfer your shares of our common stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares of our common stock, and each of you notifies Apogee in writing of such special arrangements, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote those shares at the Special Meeting. Even if you sell or otherwise transfer your shares of our common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone.
Where can I find the voting results of the Special Meeting?
If available, Apogee may announce preliminary voting results at the conclusion of the Special Meeting. We intend to publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Special Meeting. All reports that Apogee files with the SEC are publicly available when filed. See the section of this proxy statement captioned “Where You Can Find More Information.”

What are the material U.S. federal income tax consequences of the Merger?
Under U.S. federal income tax laws, the receipt of cash by a U.S. Holder pursuant to the Merger will be a taxable transaction to such U.S. Holders. A U.S. Holder generally will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. Holder’s adjusted tax basis in our common stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares exceeds one year at the time of the Merger. A non-corporate U.S. Holder (including an individual) who has held our common stock for more than one year generally will be eligible for reduced tax rates for such long-term capital gains.
Non-U.S. Holders generally will not be subject to U.S. federal income tax with respect to the receipt of cash in the Merger unless such Non-U.S. Holder has certain connections to the United States or certain other exceptions apply.
Please carefully review the information in the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” for a more detailed discussion of the U.S. federal income tax consequences of the Merger.
How will I receive the Merger Consideration to which I am entitled?
If you hold your shares in book-entry form but not through the Depository Trust Company, you will receive instructions regarding delivery of an “agent’s message” with respect to such book-entry shares. If your shares are held in “street name” by your bank, broker or other nominee, you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the Merger Consideration.
When do you expect the Merger to be completed?
We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger by the third quarter of 2026. However, the exact timing of completion of the Merger, and if it occurs at all, cannot be predicted because the Merger is subject to the closing conditions specified in the Merger Agreement, many of which are outside of our control. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger.”
Am I entitled to appraisal rights under the DGCL?
If the Merger is completed, our stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they fully comply with the procedures established by Section 262. Due to the complexity of the appraisal process, our stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. The DGCL requirements for exercising appraisal rights are described in additional detail in the section of this proxy statement captioned “Appraisal Rights,” and Section 262 regarding appraisal rights may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262.
Do any of Apogee’s directors or officers have interests in the Merger that may differ from those of Apogee stockholders generally?
Yes. In considering the recommendation of our board of directors with respect to the Merger Proposal, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally. In (1) evaluating and negotiating the Merger Agreement; (2) approving the Merger Agreement and the Merger; and (3) recommending that our stockholders approve the Merger Proposal, our board of directors was aware of and considered these interests, to the extent that they existed at the time, among other matters. For more information, see the section of this proxy statement captioned “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger.”

Who will solicit and pay the cost of soliciting proxies?
We have retained Innisfree M&A Incorporated, a proxy solicitation firm (the “Proxy Solicitor”), to solicit proxies in connection with the Special Meeting at a cost of $75,000, plus a success fee of approximately $37,500, and expenses, as well as additional fees in certain circumstances, as agreed between the Proxy Solicitor and Apogee. The expense of soliciting proxies will be borne by us. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Who can help answer my questions?
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our voting common stock, please contact our Proxy Solicitor:
INNISFREE M&A INCORPORATED
500 Fifth Avenue, 21st Floor
New York, NY 10110

Stockholders, please call toll-free:	+1 (877) 750-8334 (U.S. and Canada)
+1 (412) 232-3651 (all other countries)
Banks and brokerage firms may call:	+1 (212) 750-5833 (collect)

Forward-Looking Statements
This proxy statement contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. All statements other than statements of historical fact, including statements regarding market and industry prospects and future results of operations or financial position made in this proxy statement are forward-looking. In many cases, you can identify forward-looking statements by terminology, such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of such terms and other comparable terminology. Statements in this proxy statement that are forward-looking may include, but are not limited to, statements regarding the benefits of the proposed acquisition of Apogee by AbbVie and the associated integration plans, anticipated future operating performance and results of Apogee, the expected accretion to AbbVie’s adjusted diluted earnings per share beginning in 2032, the expected timing of the closing of the proposed acquisition and other transactions contemplated by the Merger Agreement, and the potential of zumilokibart (APG777) and other Apogee’s pipeline assets.
There may also be other statements of expectations, beliefs, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are difficult to predict and are generally outside Apogee’s control, that could cause actual performance or results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. Such risks and uncertainties include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to the right of Apogee or AbbVie or both of them to terminate the Merger Agreement, including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the failure to obtain applicable regulatory or Apogee stockholder approval in a timely manner or otherwise; the risk that the proposed acquisition may not close in the anticipated timeframe or at all due to one or more of the other closing conditions to the transaction not being satisfied or waived; the possibility of competing acquisition proposals for Apogee; the risk that there may be unexpected costs, charges or expenses resulting from the proposed acquisition; risks related to the ability of Apogee and AbbVie to successfully integrate the businesses and the possibility that such integration may be more difficult, time consuming or costly than expected; risks that the proposed transaction disrupts Apogee’s or AbbVie’s current plans and operations; the risk that certain restrictions during the pendency of the proposed transaction may impact Apogee’s ability to pursue certain business opportunities or strategic transactions; risks related to disruption of each company’s management’s time and attention from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Apogee’s and/or AbbVie’s common stock, credit ratings or operating results; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Apogee and AbbVie to retain and hire key personnel, to retain customers and to maintain relationships with each of their respective business partners, suppliers and customers and on their respective operating results and businesses generally; the risk of litigation that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers and/or regulatory actions related to the proposed acquisition, including the effects of any outcomes related thereto; the risk that zumilokibart (APG777) or APG273 and other Apogee’s pipeline assets may not demonstrate the anticipated success, safety, or efficacy in ongoing or future clinical trials; the risk that positive Phase 2 and Phase 1b interim results for zumilokibart (APG777) may not be predictive of results in later-stage or larger clinical trials; challenges to intellectual property; adverse litigation or government action; competition from other products; difficulties inherent in the research and development process; risks related to unpredictable and severe or catastrophic events, including but not limited to acts of terrorism, war or hostilities, cyber attacks, or the impact of any pandemic, epidemic or outbreak of an infectious disease in the United States or worldwide on Apogee’s or AbbVie’s business, financial condition and results of operations, as well as the response thereto by each company’s management; and other business effects, including the effects of industry, market, economic, political or regulatory conditions.
Also, AbbVie’s and Apogee’s actual results may differ materially from those contemplated by the forward-looking statements for a number of additional reasons as described in AbbVie’s and Apogee’s filings with the SEC, including those set forth in the Risk Factors section and under any “Forward-Looking Statements” or similar heading in AbbVie’s and Apogee’s most recently filed Annual Report on Form 10-K filed on February 20, 2026, and March 2, 2026, respectively, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

AbbVie and Apogee have based these forward-looking statements on their current expectations and projections about future events. Although the parties believe that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate. As a result, the forward-looking statements based upon those assumptions also could be incorrect. Except to the extent required by law, AbbVie and Apogee undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The Special Meeting
Date, Time and Place
We will hold the Special Meeting on [   ], 2026, at [   ], Eastern time (unless the Special Meeting is adjourned or postponed). You can virtually attend and vote in the Special Meeting by accessing a live webcast using the Internet at www.virtualshareholdermeeting.com/APGE2026SM. Please note that you will not be able to attend the Special Meeting physically in person. Instructions on how to attend and participate online are provided on the proxy card. We expect check-in to be available starting around [   ], Eastern time, on the day of the Special Meeting, [   ], 2026, and you should allow ample time for online check-in proceedings. We encourage you to access the meeting prior to the start time to allow ample time to complete the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
Purpose of the Special Meeting
At the Special Meeting, we will ask stockholders to vote to approve (1) the Merger Proposal, (2) the Compensation Proposal and (3) the Adjournment Proposal.
Record Date; Shares Entitled to Vote; Quorum
Only stockholders of record as of the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting. As of the Record Date, there were [   ] shares of our voting common stock outstanding and entitled to vote at the Special Meeting. A complete list of registered stockholders as of the close of business on the Record Date will be available for inspection during ordinary business hours by stockholders of record ten days prior to the Special Meeting at our principal business offices at One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco, San Francisco, California 94129-1492.
A majority of the issued and outstanding shares of our voting common stock entitled to vote at the meeting, present virtually at the Special Meeting or represented by proxy, will constitute a quorum at the Special Meeting. Under our bylaws, the person presiding over any meeting of our stockholders (including the Special Meeting) has the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. In the event that a quorum is not present at the Special Meeting, it is expected that the meeting will be adjourned to solicit additional proxies.
Vote Required; Abstentions and Broker Non-Votes
Each stockholder will be entitled to one vote for each share of our voting common stock that such stockholder owns at the close of business on the Record Date on each proposal to be acted upon at the Special Meeting. The affirmative vote of the holders of a majority of the shares of our voting common stock outstanding on the Record Date is required to approve the Merger Proposal. Immediately prior to the execution of the Merger Agreement, holders of our non-voting common stock executed and delivered to Apogee a written consent approving Apogee’s entry into the Merger Agreement and consummation of the Merger. The consummation of the Merger remains subject to the affirmative vote of the holders of a majority of the shares of our voting common stock outstanding on the Record Date. As of the Record Date, [   ] votes constitute a majority of the outstanding shares of our voting common stock. Shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee), abstentions and broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal. Approval of the Merger Proposal by our stockholders is a condition to the Closing.
The approval of the Compensation Proposal, on a non-binding, advisory basis, requires the affirmative vote of a majority of the shares of our voting common stock present or represented by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Compensation Proposal. The approval of the Compensation Proposal is advisory and non-binding, and is not a condition to the completion of the Merger.

The approval of the Adjournment Proposal, if necessary or appropriate, requires the affirmative vote of a majority of the shares of our voting common stock present or represented by proxy and entitled to vote thereon. Accordingly, shares deemed not in attendance at the Special Meeting (whether due to a record holder’s failure to vote or a “street name” holder’s failure to provide any voting instructions to such holder’s bank, broker or other nominee) and broker non-votes will have no effect on the outcome of the Adjournment Proposal. Abstentions will have the same effect as a vote “AGAINST” the Adjournment Proposal.
If you fail to (1) return your signed proxy card; (2) grant your proxy electronically over the Internet or by telephone; or (3) attend the Special Meeting and vote online during the meeting, your shares of our voting common stock will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the Compensation Proposal or the Adjournment Proposal.
Apogee does not expect any broker non-votes at the Special Meeting because the rules applicable to banks, brokers and other nominees only provide them with discretionary authority to vote on proposals that are considered routine, whereas each of the proposals to be presented at the Special Meeting is considered non-routine. As a result, no bank, broker or other nominee will be permitted to vote your shares of our voting common stock at the Special Meeting without receiving instructions. Failure to instruct your bank, broker or other nominee on how to vote your shares of our voting common stock will have the same effect as a vote “AGAINST” the Merger Proposal, but assuming a quorum is present at the Special Meeting, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Shares Held by our Officers and Directors
As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [   ] shares of our voting common stock, representing approximately [   ] % of the shares of our voting common stock outstanding on the Record Date.
We currently expect that our directors and executive officers will vote all of their respective shares of our voting common stock: (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Voting and Proxies
If you are a stockholder of record (that is, if your shares of our voting common stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), there are four ways to vote:
•
You may vote over the Internet prior to the Special Meeting. You may vote your shares of our voting common stock over the Internet at www.proxyvote.com using the 16-digit control number found on your proxy card, until [   ], Eastern time, on the day preceding the Special Meeting by following the instructions on the proxy card. If you vote over the Internet prior to the Special Meeting, you do not need to vote during the Special Meeting or by telephone or by mail.

•
You may vote by telephone prior to the Special Meeting. You may vote your shares of our voting common stock by calling the phone number on the proxy card until [   ], Eastern time, on the day preceding the Special Meeting. If you vote by telephone, you do not need to vote over the Internet or by mail.

•
You may vote by mail prior to the Special Meeting. If you wish to vote your shares of our voting common stock by mail, please sign, date and return the enclosed proxy card in the accompanying prepaid reply envelope. If you vote by mail, you do not need to vote over the Internet or by telephone and your mailing must be received prior to the Special Meeting.

•
You may vote over the Internet during the Special Meeting. You may vote your shares of our voting common stock over the Internet during the Special Meeting by accessing the Special Meeting website at www.virtualshareholdermeeting.com/APGE2026SM and entering the 16-digit control number found on your proxy card. You can then cast your votes by following the prompts provided by the website. If you attend the Special Meeting and vote online during the meeting, your vote will revoke any proxy that you have previously submitted.

You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to grant a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares of our voting common stock according to your directions.

Voting instructions are included on your proxy card. All shares of our voting common stock represented by properly signed and dated proxies received in time for the Special Meeting will be voted at the Special Meeting in accordance with the instructions of the stockholder. Properly signed and dated proxies that do not contain voting instructions will be voted (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
If your shares of our voting common stock are held in “street name” through a bank, broker or other nominee, you may vote:
•	through your bank, broker or other nominee by completing and returning the voting form provided by your bank, broker or other nominee;
•	by attending the Special Meeting and voting online with a “legal proxy” from your bank, broker or other nominee; or
•
if such a service is provided by your bank, broker or other nominee, electronically over the Internet or by telephone by the deadline provided by your bank, broker or other nominee. To vote over the Internet or by telephone through your bank, broker or other nominee, you should follow the instructions on the voting form provided by your bank, broker or nominee.

If you do not return your bank’s, broker’s or other nominee’s voting form, do not vote via the Internet or telephone through your bank, broker or other nominee, if possible, or do not attend the Special Meeting and vote online with a “legal proxy” from your bank, broker or other nominee, it will have the same effect as if you voted “AGAINST” the Merger Proposal but, assuming a quorum is present at the Special Meeting, will not have any effect on the Compensation Proposal or the Adjournment Proposal.
Even if you plan to attend the Special Meeting virtually, you are strongly encouraged to vote your shares of our voting common stock by proxy. If you are a record holder or if you obtain a “legal proxy” to vote your shares of our voting common stock that you beneficially own, you may still vote your shares of our voting common stock online at the Special Meeting even if you have previously voted by proxy. If you are present at the Special Meeting virtually and vote online during the Special Meeting, your previous vote by proxy will not be counted.
Revocation of Proxies
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:
•	voting online at the Special Meeting;
•	submitting a new proxy by telephone prior to [ ], Eastern time, on the day preceding the Special Meeting;
•	submitting a new proxy over the Internet until [ ], Eastern time, on the day preceding the Special Meeting by following the instructions on the proxy card; or
•	signing a new proxy card with a date later than the date of the previously submitted proxy card and returning it to us by mail, which must be received prior to the Special Meeting.
If you have submitted a proxy, your appearance at the Special Meeting virtually, in the absence of voting online during the Special Meeting or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.
If you hold your shares of our voting common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote online at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.
Any adjournment, postponement or other delay of the Special Meeting, including for the purpose of soliciting additional proxies, will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned, postponed or delayed.

Recommendation of the Board of Directors
Our board of directors, after careful consideration, including considering various factors described in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” has unanimously (i) determined that the Merger Agreement and the Transactions are advisable and fair to, and in the best interests of, Apogee and our stockholders; (ii) declared it advisable for Apogee to enter into the Merger Agreement; (iii) approved the execution, delivery and performance by Apogee of the Merger Agreement and the consummation of the Transactions; (iv) on the terms and subject to the conditions set forth in the Merger Agreement, recommended that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) resolved that the Merger Agreement will be submitted to our stockholders for adoption at the Special Meeting in accordance with the Merger Agreement.
Our board of directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Solicitation of Proxies
We have retained Innisfree M&A Incorporated as the Proxy Solicitor to solicit proxies in connection with the Special Meeting at a cost of $75,000, plus a success fee of approximately $37,500, and expenses, as well as additional fees in certain circumstances, as agreed between the Proxy Solicitor and Apogee. The expense of soliciting proxies will be borne by us. We will also indemnify the Proxy Solicitor against losses arising out of its provisions of these services on our behalf. In addition, we may reimburse banks, brokers and other nominees representing beneficial owners of shares of our common stock for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by our directors, officers and employees, personally or by telephone, email, fax, over the Internet or other means of communication. No additional compensation will be paid for such services.
Anticipated Date of Completion of the Merger
Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the Merger Proposal, we anticipate, but cannot guarantee, that the Merger will be consummated by the third quarter of 2026.
Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger so long as they comply fully with Section 262. This means that stockholders are entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the amount determined by the Delaware Court of Chancery to be the “fair value” of their shares of our common stock, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court, so long as they comply fully with the procedures established by Section 262. Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their shares of our common stock are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the value of the Merger Consideration.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	the stockholder must not vote in favor of the Merger Proposal;
•	the stockholder must deliver to Apogee a written demand for appraisal before the vote on the Merger Agreement at the Special Meeting;
•
the stockholder must continuously hold the shares of our common stock that are subject to the demand from the date of making the demand through the Effective Time (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers such shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so.

Your failure to follow exactly the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “Appraisal Rights,” and Section 262, the relevant section of the DGCL regarding appraisal rights, may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with your bank, broker or other nominee to determine the appropriate procedures.
Delisting and Deregistration of Apogee Common Stock
As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from the Nasdaq Global Market and will be deregistered under the Exchange Act, and we will no longer file annual, periodic and current reports with the SEC.
Householding of Special Meeting Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.
We will promptly deliver a separate copy of this proxy statement to any stockholder upon request submitted in writing to us at our principal offices at One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco, San Francisco, California 94129-1492, Attention: Corporate Secretary. You may also orally submit your request by calling (650) 394-5230.
If two or more stockholders sharing the same address are currently receiving multiple copies of this proxy statement and would like to receive only one copy for their household, the stockholders should contact their bank, broker or other nominee record holder, or contact us as instructed above.
Questions and Additional Information
If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our voting common stock, please contact our Proxy Solicitor:

INNISFREE M&A INCORPORATED 500 Fifth Avenue, 21st Floor New York, NY 10110
Stockholders, please call toll-free:	+1 (877) 750-8334 (U.S. and Canada)
+1 (412) 232-3651 (all other countries)
Banks and brokerage firms may call:	+1 (212) 750-5833 (collect)

Proposals to be Voted On
Proposal One: Adoption Of The Merger Agreement
We are asking you to adopt the Merger Agreement, pursuant to which Merger Sub will merge with and into Apogee, with Apogee surviving the Merger as an indirect wholly owned subsidiary of AbbVie.
For a summary of and detailed information regarding this proposal, see the information about the Merger Agreement and the Merger throughout this proxy statement, including the information set forth in the sections of this proxy statement captioned “The Merger” and “The Merger Agreement.” This summary does not purport to be complete and may not contain all of the information about the Merger that is important to you. A copy of the Merger Agreement is attached to this proxy statement as Annex A. You are urged to read the Merger Agreement carefully in its entirety.
Under applicable law, we cannot complete the Merger without the affirmative vote in favor of this Merger Proposal by the holders of a majority of the total outstanding shares of our voting common stock as of the Record Date. If you abstain from voting, fail to cast your vote (online during the Special Meeting or by proxy), or fail to give voting instructions to your brokerage firm, bank, trust or other nominee, it will have the same effect as a vote against the Merger Proposal.
Our board of directors unanimously recommends that you vote “FOR” this proposal.

Proposal Two: Advisory Approval On
Named Executive Officer Merger-Related Compensation Agreements
Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that will or may be paid, or become payable to, Apogee’s named executive officers that is based on or otherwise relates to the Merger and/or the other Transactions, as disclosed in the section of this proxy statement captioned “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger.”
We are asking stockholders to indicate their approval of the various items of compensation that will or may be paid or become payable by Apogee to our named executive officers in connection with the Merger. These payments are set forth in the section of this proxy statement captioned “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger—Golden Parachute Compensation,” and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made have previously formed part of Apogee’s overall compensation program for our named executive officers.
Accordingly, we are seeking approval of the following resolution at the Special Meeting:
“RESOLVED, that the stockholders of Apogee Therapeutics, Inc. approve, on a non-binding, advisory basis, the compensation that will or may be paid, or become payable to, Apogee’s named executive officers that is based on or otherwise relates to the Merger or the other Transactions as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement captioned ‘The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger—Golden Parachute Compensation.”’
Stockholders should note that the approval of this proposal is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on Apogee, our board of directors, AbbVie or the named executive officers. Further, certain payments under the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions of the underlying plans, agreements and the Merger Agreement.
Our board of directors unanimously recommends that you vote “FOR” this proposal.

Proposal Three: Adjournment Of The Special Meeting
We are asking you to approve a proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, to solicit additional votes if there are insufficient votes in favor of the Merger Proposal at the time of the Special Meeting.
Under our bylaws, the person presiding over any meeting of our stockholders (including the Special Meeting) has the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. However, if stockholders approve this Adjournment Proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional votes, including proxies from stockholders that have previously returned properly executed proxies voting against approval of the Merger Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Merger Proposal such that the proposal to adopt the Merger Agreement would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Merger Proposal and seek to convince the stockholders of those shares of our voting common stock to change their votes to votes in favor of approval of the Merger Proposal. Additionally, we could seek to adjourn the Special Meeting if a quorum is not present or otherwise at the discretion of the chairman of the Special Meeting.
Approval of this Adjournment Proposal requires the affirmative vote of a majority of the votes cast affirmatively or negatively at the Special Meeting or by proxy for this proposal. Failures to vote, abstentions and broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present).
We do not anticipate calling a vote on this proposal if the Merger Proposal is approved by a majority of the outstanding shares of our voting common stock as of the Record Date.
Our board of directors unanimously recommends that you vote “FOR” this proposal.

The Merger
This discussion of the Merger Agreement and the Merger in this proxy statement is qualified in its entirety by reference to the Merger Agreement attached to this proxy statement as Annex A, which is incorporated into this proxy statement by reference. You should read and consider the Merger Agreement, which is the legal document that governs the Merger, carefully and in its entirety.
Parties Involved in the Merger
Apogee Therapeutics, Inc.
One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco
San Francisco, California 94129-1492
(650) 394-5230
Apogee is a clinical stage biotechnology company advancing optimized, novel biologics with the potential for differentiated efficacy and dosing in the largest inflammatory and immunology (I&I) markets, including for the treatment of atopic dermatitis, asthma, eosinophilic esophagitis, chronic obstructive pulmonary disease, and other I&I indications. Apogee’s antibody programs are designed to overcome limitations of existing therapies by targeting well-established mechanisms of action and incorporating advanced antibody engineering to optimize half-life and other properties.
Apogee maintains a website at www.apogeetherapeutics.com. Apogee’s voting common stock, par value $0.00001, is listed on the Nasdaq Global Market under the symbol “APGE.”
AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064-6400
(847) 932-7900
AbbVie is a global, diversified research-based biopharmaceutical company positioned for success with a comprehensive product portfolio that has leadership positions across immunology, neuroscience, oncology and aesthetics. AbbVie uses its expertise, dedicated people and unique approach to innovation to develop and market advanced therapies that address some of the world’s most complex and serious diseases. AbbVie’s portfolio of products includes immunology products, neuroscience products, oncology products, aesthetics products and other key products. AbbVie was incorporated in Delaware on April 10, 2012. AbbVie’s common stock is listed and traded on the NYSE under the symbol “ABBV.”
Andor LLC
c/o AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064-6400
(847) 932-7900
Parent is a Delaware limited liability company and a wholly owned subsidiary of AbbVie. Parent was formed on June 16, 2026, solely for the purpose of engaging in the Transactions and has not engaged in any business activities other than in connection with the Transactions.
Andor Merger Co.
c/o AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064-6400
(847) 932-7900
Merger Sub is a Delaware corporation and a wholly owned subsidiary of Parent and was formed on June 16, 2026, solely for the purpose of engaging in the Transactions and has not engaged in any business activities other than in connection with the Transactions.

Effect of the Merger
Upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub will merge with and into Apogee, the separate corporate existence of Merger Sub will cease, and Apogee will continue as the Surviving Corporation and an indirect wholly owned subsidiary of AbbVie. As a result of the Merger, our common stock will no longer be publicly traded, will be delisted from the Nasdaq Global Market and will be deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the Surviving Corporation.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as we, AbbVie and Merger Sub may agree and specify in the certificate of merger in accordance with the DGCL).
Effect on Apogee if the Merger is Not Completed
If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, Apogee will remain an independent public company, our common stock will continue to be listed and traded on the Nasdaq Global Market and registered under the Exchange Act and we will continue to file periodic reports with the SEC. In addition, if the Merger is not completed, we expect that stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Apogee operates and risks related to adverse economic conditions.
Upon termination of the Merger Agreement under specified circumstances set forth in the section of this proxy statement captioned “The Merger Agreement—Effect of Termination; Termination Fees,” Apogee will be required to pay AbbVie a termination fee of $381,273,716 in cash. Parent will be also required to pay to Apogee a reverse termination fee of $381,273,716 in cash if the Merger Agreement is terminated under specified circumstances. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Effect of Termination; Termination Fees.”
Furthermore, if the Merger is not completed, and depending on the circumstances that caused the Merger not to be completed, it is likely that the price of our voting common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of our voting common stock would return to the price at which it trades as of the date of this proxy statement.
Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of our common stock. If the Merger is not completed, our board of directors will continue to evaluate and review Apogee’s business operations, strategic direction and capitalization, among other things, and will make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to our board of directors will be offered or that Apogee’s business, prospects or results of operation will not be adversely impacted.
Merger Consideration
At the Effective Time, each share of our common stock outstanding immediately prior to the Effective Time (other than the Canceled Shares and the Dissenting Shares) will be converted into the right to receive the Merger Consideration.
After the Merger is completed, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a stockholder (except that stockholders who properly exercise and perfect, and do not subsequently withdraw, their appraisal rights will have the right to receive a payment for the “fair value” of their shares of our common stock as determined pursuant to an appraisal proceeding as contemplated by Section 262, as described in the section of this proxy statement captioned “Appraisal Rights”).
Background of the Merger
At the direction of our board of directors, our management regularly meets with biotechnology and pharmaceutical companies and other third parties regarding a variety of potential partnerships, licensing arrangements, joint ventures, collaborations and other strategic transactions. Our board of directors also periodically evaluates our historical performance, future growth prospects and long-term strategic plan, and considers various strategic opportunities available to Apogee as well as ways to enhance stockholder value in the greater context of the competitive, regulatory, financing and economic environment and overall developments in the biopharmaceutical industry. These reviews over time have included discussions among the directors as to whether Apogee should continue to execute on its strategy as a standalone company, pursue various partnerships, collaborations, licensing arrangements or other business development opportunities, seek to raise additional capital or pursue a sale of Apogee.
Beginning in 2023 through March 2026, from time to time, representatives of our management had discussions with representatives of AbbVie regarding Apogee’s products. No offer was made as part of these discussions.
On March 23, 2026, we announced positive 52-week maintenance data from Part A of our Phase 2 APEX clinical trial of zumilokibart.
On March 25, 2026, our board of directors held a regularly scheduled meeting, also attended by our management and representatives of Jefferies and Kirkland & Ellis LLP, our outside M&A counsel, which will be referred to as Kirkland. Jefferies reviewed with our board of directors recent developments relating to us, including the results of the APEX Part A 52-week data readout and the market and industry in which we compete. Jefferies also reviewed Wall Street analyst estimates and price targets relating to us and presented certain financial analyses and other valuation-related materials based on Wall Street analyst revenue estimates and related forecast information for discussion by our board of directors. Kirkland provided a review of the legal considerations related to the evaluation of a potential M&A transaction involving Apogee, including the directors’ fiduciary duties.
In late March 2026, Carl Dambkowski, MD, our Chief Medical Officer, Jeff Hartness, our Chief Commercial Officer, and Dan Mulreany, our Chief Business Officer, attended the 2026 American Academy of Dermatology Annual Meeting and held meetings with representatives of AbbVie and three other global pharmaceutical companies, which will be referred to as Party A, Party B and Party C, during which our management provided those companies with updates on our clinical programs.
On April 2, 2026, a representative of AbbVie called Michael Henderson, MD, our Chief Executive Officer, and conveyed that AbbVie wanted to conduct due diligence on non-public data in anticipation of the upcoming release of data from Part B of our Phase 2 APEX clinical trial of zumilokibart. Thereafter through June 18, 2026, representatives of our management engaged in various conversations with representatives of AbbVie to discuss a potential strategic transaction.
On April 3, 2026, a representative of Party B contacted Dr. Henderson and expressed a desire to enter into a confidentiality agreement in connection with exploratory discussions regarding a potential strategic transaction. The representative of Party B indicated they would send a draft confidentiality agreement.
On April 7, 2026, we executed a confidentiality agreement with AbbVie. The confidentiality agreement did not include a standstill provision.
On April 15, 2026, representatives of our management conducted the first confidential management presentation with representatives of AbbVie.
On May 1, 2026, representatives of our management conducted an additional management presentation with representatives of AbbVie.
On May 5, 2026, we entered into a confidentiality agreement with Party A. The confidentiality agreement did not include a standstill provision.
On May 6, 2026, representatives of our management conducted a management presentation with representatives of Party A.
On May 7, 2026, our board of directors held a meeting, also attended by our management and representatives of Goldman Sachs. Dr. Henderson updated our board of directors on the various discussions with AbbVie and Party A prior to the meeting. During the meeting, in connection with our evaluation of a potential royalty financing transaction with an affiliate of funds managed by Blackstone Life Sciences, which will be referred to as Blackstone, ahead of the data readout from Part B of our Phase 2 APEX clinical trial, our board of directors reviewed a non-public, unaudited forecast of zumilokibart sales prepared by our management on a risk adjusted basis, which will be referred to as the May 2026

Financing Sales Outlook (as further described in the section of this proxy statement captioned “The Merger—Certain Financial Projections”). The May 2026 Financing Sales Outlook was prepared to facilitate seeking favorable terms for a royalty financing from potential counterparties ahead of the data readout from Part B of our Phase 2 APEX clinical trial.
On May 13, 2026, having still not received a draft confidentiality agreement, representatives of our management followed up with a representative of Party B and sent a draft confidentiality agreement, which was subsequently executed on May 15, 2026. The confidentiality agreement did not include a standstill provision.
On May 26, 2026, following approval by our board of directors on May 23, 2026, we entered into a revenue participation right purchase and sale agreement with an affiliate of funds managed by Blackstone, under which we sold to such affiliate the right to receive payments based on annual worldwide net product sales of zumilokibart in exchange for an upfront payment of $100 million, potential future milestone payments of up to $700 million and an agreement to negotiate in good faith for such affiliate to provide debt financing of up to $500 million. This arrangement will be referred to as the royalty financing. The royalty financing was intended to provide funding to support the advancement of zumilokibart through Phase 3 development and potential commercialization.
On May 27, 2026, we publicly announced both the royalty financing and positive 16-week data from Part B of our Phase 2 APEX clinical trial.
On May 29, 2026, Dr. Henderson had a call with a representative of AbbVie during which the representative of AbbVie said that AbbVie intended to submit a written, non-binding proposal to acquire Apogee on June 8, 2026, ahead of the June 9, 2026 meeting of our board of directors which the representative of AbbVie was aware of following the various conversations to discuss a potential strategic transaction between representatives of Apogee and AbbVie. Dr. Henderson shared AbbVie’s intention to submit a written, non-binding proposal with Mark McKenna, the Chairman of our board of directors, and certain members of our management.
Also on May 29, 2026, Mr. Mulreany had a call with representatives of Party A to discuss feedback on ongoing discussions around a potential strategic transaction and on the Part B data. The representatives of Party A indicated they did not think it was likely Party A would participate if there was a near-term process to acquire Apogee.
On June 5, 2026, we conducted a management presentation with Party B.
On June 8, 2026, a representative of AbbVie called Dr. Henderson and communicated that AbbVie would be submitting a written, non-binding proposal to acquire Apogee for an aggregate equity value of $10 billion. The representative of AbbVie conveyed that AbbVie would only be interested in transacting with Apogee if a transaction could be agreed quickly given, among other things, (i) the significant time AbbVie had invested in Apogee, beginning in 2023, (ii) competing demands for other opportunities and (iii) AbbVie’s desire to acquire Apogee with sufficient time to impact the long term development of Apogee’s products. Following this call on June 8, 2026, a representative of AbbVie emailed Dr. Henderson a written, non-binding proposal to acquire all outstanding shares of our common stock for $124 per share, which will be referred to as the June 8 Offer. The June 8 Offer represented a 49% premium to that day’s closing price of $83.01. Upon receipt, Dr. Henderson shared the written proposal with our board of directors and certain members of our management.
Also on June 8, 2026, a representative of AbbVie spoke to a representative of Jefferies and reiterated AbbVie’s desire to transact quickly so that AbbVie could have an impact on the long term development and success of our programs and pipeline, including the upcoming Phase 3 trial initiation.
Also on June 8, 2026, representatives of Goldman Sachs and Jefferies consulted with Mr. McKenna and our management regarding immediate next steps following receipt of the proposal from AbbVie. Given the timeline for a potential transaction articulated by the representative of AbbVie, this group collectively agreed that Goldman Sachs and Jefferies should promptly contact the respective representatives of Party A, Party B, Party C and another global pharmaceutical company, which will be referred to as Party D, to gauge interest in a potential transaction, which parties had previously expressed interest in exploratory discussions regarding a potential strategic transaction with us.
Also on June 8, 2026, we received due diligence questions from each of AbbVie and Party B.
On June 9, 2026, our board of directors held a meeting, also attended by our management and representatives of Goldman Sachs, Jefferies and Kirkland. Goldman Sachs and Jefferies updated our board of directors on their outreach to the four parties that occurred the previous day. Our board of directors discussed whether those parties were in a position to execute a transaction as quickly as AbbVie and at a similar value and concluded that Party A was the most likely. Goldman Sachs and Jefferies reviewed with our board of directors the June 8 Offer, prior transactions by AbbVie and strategic considerations around responding to AbbVie, including the fact that our cash position would enable us to continue executing as a standalone company. Kirkland reviewed with our board of directors their fiduciary duties, and our directors were asked to inform Kirkland of any potential conflicts of interest with respect to a transaction with AbbVie or any of the other parties. Our board of directors instructed Dr. Henderson to tell the representative of AbbVie that Apogee would grant AbbVie access to more diligence but that the $124 proposal provided insufficient value to transact.
Following the meeting of our board of directors on June 9, 2026, Dr. Henderson contacted a representative of AbbVie and conveyed that our board of directors viewed the $124 proposal as insufficient to transact, but that Apogee would be willing to provide additional diligence to assist AbbVie in finding additional value.
Also on June 9, 2026, a representative of AbbVie sent Dr. Henderson an initial draft merger agreement along with an exclusivity letter.
Also on June 9, 2026, representatives of Party A contacted representatives of Goldman Sachs and Jefferies and indicated that they were considering submitting an acquisition proposal by the end of the week and that they would need access to data in order to submit a competitive proposal. In response to diligence requests received from Party A, we opened a virtual data room to representatives of Party A on June 9, 2026, which included information responsive to the request.
Also on June 9, 2026, we opened a virtual data room to representatives of AbbVie, which included technical, corporate and legal diligence items. Between June 9 and 18, 2026, Apogee held multiple diligence calls with AbbVie and their respective advisors and responded to various diligence requests from AbbVie.
Also on June 9, 2026, representatives of Party D communicated to representatives of Goldman Sachs and Jefferies that Party D would not participate in the process due to its current portfolio priorities.
On June 10, 2026, a representative of AbbVie called Dr. Henderson to inquire about the status of various items, including the draft merger agreement and the analysis of the impact of Sections 280G and 4999 of the Internal Revenue Code on certain payments expected to be made to our management team members in the event of a change in control, which will be referred to as the 280G Analysis, and indicated that AbbVie wanted us to enter into exclusivity once the parties agreed upon price.
Also on June 10, 2026, representatives of Party B and representatives of Party C each communicated to representatives of Goldman Sachs and Jefferies that they would not proceed with a potential transaction. Representatives of Party B did not provide an explanation, and representatives of Party C cited the timing of clinical data readouts in Party C’s current portfolio.
On June 11, 2026, our board of directors held a meeting, also attended by our management and Goldman Sachs, Jefferies and Kirkland. Dr. Henderson and Goldman Sachs and Jefferies updated our board of directors regarding the status of discussions with AbbVie, Party A, Party B, Party C and Party D. Dr. Henderson and Goldman Sachs and Jefferies then reviewed with our board of directors unaudited financial projections prepared by our management, which will be referred to as the June 2026 Projections, and discussed differences from the May 2026 Financing Sales Outlook (as further described in the section of this proxy statement captioned “The Merger—Certain Financial Projections”). Such differences included reduced market share resulting from competition from novel therapies, including potential future combinations or new mechanisms of action. Goldman Sachs and Jefferies then reviewed with our board of directors their respective preliminary financial analyses based on the management projections. After Goldman Sachs and Jefferies left the meeting, Kirkland disclosed to our board of directors that one of the members of our board of directors had an ex-spouse who was an employee at AbbVie.
Following the meeting of our board of directors on June 11, 2026, a representative of AbbVie contacted Dr. Henderson and communicated that AbbVie was going to submit a revised offer to acquire Apogee for $135.11 per share along with a request to enter into an exclusivity agreement, conveying that AbbVie would not increase its price and that AbbVie was only prepared to commit the time and resources necessary to have a transaction finalized if the parties entered into an exclusivity agreement. Following the call, a representative of AbbVie emailed Dr. Henderson a written, non-binding proposal to acquire all outstanding shares of Apogee common stock for $135.11 per share, which will be referred to as the June 11 Offer, along with a partially executed exclusivity agreement with a two-week exclusivity period, stating that the offer was made assuming simultaneous execution of the exclusivity letter. The June 11 Offer represented a 51% premium to that day’s closing price of $89.50.

Also on June 11, 2026, representatives of Kirkland sent a markup of the draft merger agreement to representatives of Paul, Weiss, counsel to AbbVie.
On the morning of June 12, 2026, our board of directors held a meeting, also attended by our management and Goldman Sachs, Jefferies and Kirkland. Dr. Henderson updated our board of directors on his discussion with the representative of AbbVie the prior day. Kirkland discussed with our board the open points for negotiation in the draft merger agreement, including AbbVie’s proposed termination fee and reverse termination fee amounts, in each case equal to 3.5% of the transaction equity value, and the scope of and exclusions to the interim operating covenants. Goldman Sachs and Jefferies reviewed with our board of directors the terms of AbbVie’s $135.11 proposal and discussed strategic considerations around responding to the proposal, including whether there was an opportunity to obtain additional value given that AbbVie had not said “best and final” in their offer. Following discussion, our board of directors instructed a representative of Jefferies to communicate to a representative of AbbVie that our board of directors would like to see a price increase into the $140s per share and instructed Dr. Henderson to separately communicate to the representative of AbbVie that our board of directors would like to see more value.
Later on June 12, 2026, consistent with our board of directors' instructions, the representative of Jefferies had a call with the representative of AbbVie during which the representative of Jefferies conveyed that our board of directors would like to see a price increase into the $140s per share. Following the call, and consistent with our board of directors’ instructions, Dr. Henderson had a call with the representative of AbbVie during which Dr. Henderson communicated that our board of directors would like to see more value. The representative of AbbVie reiterated to Dr. Henderson that AbbVie would not increase the $135.11 proposal and said AbbVie would not be able to commit the resources necessary to execute a transaction on AbbVie’s desired timeline unless the parties reached agreement on the $135.11 per share and exclusivity by 5:00 p.m, Central Standard Time, that day.
Later on June 12, 2026, our board of directors held another meeting, also attended by our management and Goldman Sachs, Jefferies and Kirkland. Dr. Henderson and the representative of Jefferies updated our board of directors on each of their discussions with the representative of AbbVie, and our board of directors discussed with our advisors strategic considerations around how to respond to AbbVie’s request for exclusivity. Our board of directors and the advisors discussed whether holding out for an increased offer would cause AbbVie to walk away and whether Party A would be able to submit an offer above $135.11 per share soon enough to risk losing the AbbVie offer. Our board of directors and our advisors concluded that it was unlikely Party A would be able to submit an offer above $135.11 per share, including because representatives of Party A had not indicated if they would be submitting a bid and had indicated to our advisors that they had not yet determined if we were a strategic fit. Following discussion, our board of directors agreed not to ask AbbVie for another increase and authorized our management to enter into the exclusivity agreement with AbbVie.
Following the meeting of our board of directors in the afternoon of June 12, 2026, consistent with our board of directors’ authorization, we signed the exclusivity agreement with AbbVie, providing for exclusivity through June 26, 2026. Following execution of the exclusivity agreement, we terminated data room access for Party A and sent notices to each of Party A and Party B requesting the destruction of our confidential information as required by the exclusivity agreement.
Also on the evening of June 12, 2026, representatives of Party A communicated to Jefferies that Party A would not proceed with a transaction.
On June 14, 2026, representatives of Party D reached out to Goldman Sachs requesting a call to discuss Apogee. The representative of Goldman Sachs responded that they were not permitted to discuss Apogee at that time, and, in compliance with the exclusivity agreement, representatives of Kirkland notified representatives of Paul, Weiss regarding the communications.
Also on June 14, 2026, representatives of Paul, Weiss emailed representatives of Kirkland communicating that AbbVie wanted (i) Apogee to proceed with negotiating and executing a contemplated IL-31R Antibody Discovery Agreement and IL-31R License Agreement, which together will be referred to as the IL-31R Agreements, with Paragon Therapeutics, Inc., which will be referred to as Paragon, and (ii) to negotiate amendments to certain existing agreements with Paragon, including the TSLP License Agreement, the OX-40L License Agreement, the IL-4Ra License Agreement, the IL-13 License Agreement and the IL-13 Discovery and Option Agreement, pursuant to an omnibus amendment, which will be referred to as the Omnibus Amendment. Paragon is affiliated with Fairmount Funds Management at which one of our directors is a managing member. A fund affiliated with Fairmount Funds Management is also a shareholder (as further described in the section of this proxy statement captioned “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger”).

On June 15, 2026, representatives of Apogee, Paragon, their respective outside licensing counsel and Paul, Weiss had a call to discuss the initial terms of the IL-31R Agreements and the Omnibus Amendment, in particular the form of the IL-31R Agreements, as well as the scope of Paragon’s exclusivity commitment and royalty deductions under the Omnibus Amendment.
Between June 15, 2026, and the execution of the merger agreement on June 18, 2026, representatives of Kirkland and Paul, Weiss exchanged drafts of the merger agreement and other ancillary transaction documents. The key issues negotiated and resolved in the draft merger agreement included the termination fee and reverse termination fee percentages and the scope of and exclusions to the interim operating covenants.
On June 16, 2026, our board of directors held a meeting, also attended by our management and Goldman Sachs, Jefferies and Kirkland. Dr. Henderson updated our board of directors on the status of negotiations with Paragon and the outreach by Party D. After our management left the meeting, our board of directors and Kirkland discussed the 280G Analysis and the estimated cost of potential gross-up payments by Apogee to make them whole. Following discussion, our board of directors authorized Kirkland to share with Paul, Weiss the 280G Analysis and our proposal to enter into gross-up arrangements with members of our management. Following the meeting, consistent with our board of directors’ authorization, representatives of Kirkland sent the 280G Analysis and proposed gross-ups to representatives of Paul, Weiss.
Between June 16, 2026, and the execution of the IL-31R Agreements on June 17, 2026 and the Omnibus Amendment on June 18, 2026, representatives of Apogee, Paragon, their respective licensing counsel and Paul, Weiss exchanged drafts of such documents. Under the Omnibus Amendment, Paragon and AbbVie agreed that, conditioned on, and to be deemed effective as of immediately prior to, the closing of the merger, certain terms in the IL-31R License Agreement, the TSLP License Agreement, the OX-40L License Agreement, the IL-4Ra License Agreement, and the IL-13 License Agreement will be amended, including with respect to scope and duration of Paragon exclusivity commitments, eligible royalty deductions and conditions of product reversion upon termination. The key issues negotiated and resolved in the IL-31R Agreements and Omnibus Amendment included the scope of Paragon’s exclusivity commitments and exclusions thereto.
Also on June 16, 2026, the audit committee of our board of directors held a meeting during which our management provided an update regarding the IL-31R Agreements, which required approval by the audit committee under our related person transactions policy given Paragon’s relationships with Apogee (as further described in the section of this proxy statement captioned “Interests of Apogee’s Directors and Executive Officers in the Merger”). The audit committee pre-approved entry into the IL-31R Agreements in accordance with our related person transaction policies and procedures and recommended to our board of directors approval of the IL-31R Agreements and the Omnibus Amendment, which our board of directors approved by written consent on June 17, 2026.
Between June 16 and 17, 2026, our advisors spoke to AbbVie's advisors to confirm that AbbVie's offer remained $135.11 per share consistent with the June 11 Offer price in light of the share counts that had been shared between the parties. Following those discussions, a representative of AbbVie communicated to Dr. Henderson that the price per share remained the same and was not intended to change based on the most recent confirmed share count.
On June 17, 2026, representatives of Paul, Weiss sent representatives of Kirkland a draft restrictive covenant agreement containing confidentiality, non-compete, non-solicit, no-hire and non-disparagement obligations, to be executed by certain members of our management. Over the course of the day, Paul, Weiss exchanged comments on the draft restrictive covenant agreement with members of our management and their respective counsel, which were executed by Drs. Henderson and Dambkowski on June 18, 2026.
Also on June 17, 2026, in connection with a discussion of potential conflicts of interest that could arise from the potential transaction with AbbVie, a representative of Kirkland sent an email to our board of directors asking whether any directors were invested as limited partners in any Blackstone fund or involved with any company currently negotiating or expecting to negotiate a transaction with Blackstone given that the consummation of a transaction with AbbVie would result in certain payments being due to Blackstone pursuant to the royalty financing.
Also on June 17, 2026, our board of directors reviewed relationship disclosures by Goldman Sachs and Jefferies and determined that none of these relationships presented conflicts that affect the ability of either Goldman Sachs or Jefferies to fulfill their responsibilities as financial advisors in connection with an M&A transaction involving AbbVie, and our board of directors approved, and we executed, an engagement letter with each of Goldman Sachs and Jefferies.

On June 18, 2026, our board of directors held a meeting, also attended by our management and representatives of Goldman Sachs, Jefferies and Kirkland. Management provided our board of directors with an overview of the IL-31R Agreements and Omnibus Amendment with Paragon. Kirkland reminded our board of directors that, under the terms of our revenue participation right purchase and sale agreement with an affiliate of funds managed by Blackstone, Blackstone would receive a meaningful benefit as a result of the proposed transaction with AbbVie. Kirkland informed our board of directors that, in response to Kirkland’s email from the previous day, a member of our board of directors had disclosed that, from time to time, companies in the Fairmount Funds Management portfolio engage in transactions with Blackstone and that a company in the Fairmount Funds Management portfolio was in early-stage discussions about the possibility of a transaction with Blackstone in the coming months, and the other members of our board of directors confirmed that they did not have any of the relationships with Blackstone described in the email from Kirkland. Kirkland informed our board of directors that the holders of our non-voting common stock had approved the proposed transaction with AbbVie for purposes of Section 4.2(b) of our charter and reviewed our board of directors’ fiduciary duties. Jefferies confirmed to our board of directors that there were no changes to the financial projections prepared by management and reviewed with our board of directors on June 11, 2026. Jefferies and Goldman Sachs then reviewed with our board of directors their respective financial analyses of the transaction and orally delivered their respective opinions that the proposed transaction with AbbVie was fair from a financial point of view to our stockholders. Kirkland discussed with our board of directors the material terms of the proposed merger agreement and related documentation. Following these discussions, our board of directors unanimously (1) determined that the proposed merger agreement and the transactions contemplated by it are advisable and fair to and in the best interests of Apogee and our stockholders; (2) declared that it is advisable for Apogee to enter into the proposed merger agreement; (3) approved the execution, delivery and performance by Apogee of the proposed merger agreement and the consummation of the transactions contemplated by it; and (4) on the terms and subject to the conditions of the proposed merger agreement, recommended that our stockholders adopt the proposed merger agreement at a special meeting of our stockholders.
Later on June 18, 2026, consistent with our board of directors’ decisions, Apogee and AbbVie entered into the proposed merger agreement, and on June 22, 2026, Apogee and AbbVie issued a joint press release announcing the execution of the merger agreement.
Recommendation of the Board of Directors and Reasons for the Merger
Recommendation of the Board of Directors
Our board of directors has unanimously (i) determined that the Merger Agreement and the Transactions are advisable and fair to, and in the best interests of, Apogee and our stockholders; (ii) declared it advisable for Apogee to enter into the Merger Agreement; (iii) approved the execution, delivery and performance by Apogee of the Merger Agreement and the consummation of the Transactions; (iv) on the terms and subject to the conditions set forth in the Merger Agreement, recommended that our stockholders adopt the Merger Agreement at the Special Meeting; and (v) resolved that the Merger Agreement will be submitted to our stockholders for adoption at the Special Meeting in accordance with the Merger Agreement.
Our board of directors unanimously recommends that you vote (1) “FOR” the Merger Proposal; (2) “FOR” the Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
Reasons for the Merger
In evaluating the Merger Agreement and the Transactions, including the Merger, our board of directors consulted with outside legal counsel, its financial advisors and our senior management. In reaching their decision to approve the Merger Agreement, and in recommending that our stockholders vote in favor of the adoption of the Merger Agreement, our board of directors considered numerous positive reasons relating to the Merger Agreement, the Merger and the other Transactions, including the following material reasons (which reasons are not necessarily presented in order of relative importance):
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Business, Financial Condition and Prospects. Our board of directors considered our current and historical financial condition and results of operations, competitive position, assets, business and prospects. Our board of directors weighed, on the one hand, the certainty of our stockholders receiving $135.11 per share cash consideration in the Transactions, compared with, on the other hand, the uncertainty that trading values would approach an amount comparable to such consideration in the foreseeable future. Our board of directors also considered the risks and uncertainties associated with executing our standalone plan and the other risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent Quarterly Reports on Form 10Q.
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Attractive Value. Our board of directors considered the fact that the cash consideration of $135.11 per share represented an attractive value for the shares of our common stock, and after its review, believed that the cash consideration of $135.11 per share represented the best value reasonably available for our stockholders, while providing an opportunity, in certain circumstances, to consider an unsolicited Superior Proposal made after the signing of the Merger Agreement.

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Implied Premium. Our board of directors considered the current and historical market prices, volatility and trading information regarding shares of our common stock, including the fact that the $135.11 cash consideration per share represented a 53% premium to our closing share price on June 17, 2026, the last trading day before our board of directors approved the Merger Agreement, as well as a 63% premium to the 30-day volume-weighted average trading price to that date.

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Closing Consideration; Certainty of Value. Our board of directors considered the fact that the Merger Consideration will consist entirely of cash, which will provide our stockholders with immediate liquidity and certainty of value. Our board of directors believed this certainty of value was compelling, especially when viewed against the risks and uncertainties associated with our standalone strategy and the potential impact of such risks and uncertainties on the trading price of our common stock and certain macroeconomic and industry conditions and the potential impact of such risks and uncertainties on a standalone strategy and trading price of the shares of our common stock, including those described above and the other risks and uncertainties discussed in our public filings with the SEC (including the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K).

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Interactions with Potentially Interested Counterparties. Our board of directors considered the fact that, after receipt of AbbVie’s June 11 Offer, we, with the assistance of Goldman Sachs and Jefferies, approached a targeted number of other parties that had previously expressed interest in exploring a potential strategic transaction with us, all of which declined interest in pursuing a transaction with us prior to our entry into the Merger Agreement. Our board of directors also considered that, in the event a third party became interested in pursuing a transaction on terms more favorable to us and our stockholders than those contemplated by the Merger Agreement, such third party would be able to pursue such a transaction despite AbbVie and us having entered into the Merger Agreement due to the Merger Agreement’s customary “fiduciary out” provisions. Our board of directors further considered that the confidentiality agreements with Party A and Party B, the only other parties with which we entered into confidentiality agreements in the year prior to executing the Merger Agreement regarding a strategic transaction, did not contain standstill provisions, thereby allowing for a potential confidential proposal from Party A or Party B to be submitted to our board of directors following the execution of the Merger Agreement.

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Negotiation Process. Our board of directors considered the fact that the terms of the Merger Agreement were the result of robust arm’s length negotiations conducted at the direction of our board of directors and with the assistance of independent financial advisors and outside legal counsel. Our board of directors also considered the enhancements that Apogee and its advisors were able to obtain as a result of negotiations with AbbVie and its financial and legal advisors following AbbVie’s June 8 Offer, including the increase in AbbVie’s proposed acquisition price. Our board of directors believed, after consultation with Goldman Sachs and Jefferies, that the Merger Consideration was the maximum price at which AbbVie would pursue the acquisition of us, that further negotiations would have created a risk of materially delaying entry into the Merger Agreement or causing AbbVie to abandon the Transactions altogether and that it was unlikely that any other potential acquiror would be willing and able to acquire us at a price in excess of the Merger Consideration even if we were to conduct additional outreach.

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Strategic Alternatives. Our board of directors considered the risks and potential benefits associated with other strategic alternatives and the potential for stockholder value creation associated with those alternatives. As part of these evaluations, our board of directors considered continuing to execute our strategy on a standalone basis. In particular, our board of directors considered, among others, the risks and uncertainties inherent to the research, development, manufacture and commercialization of our programs, zumilokibart, APG279, APG273, APG990, APG333, APG808, our program directed to IL-31R and any future programs and product candidates, even after securing the royalty financing with Blackstone. Such risks and uncertainties include risks relating to: (i) potential timing delays or difficulty obtaining FDA (or other applicable) approvals and the costs to obtain such approvals; (ii) our reliance on third parties to conduct preclinical studies and clinical trials and manufacture and supply our product candidates for clinical and preclinical development; (iii) patient qualification and enrollment; (iv) the funding required to complete development and future commercialization of our product candidates; (v) future legislation and healthcare reform; and (vi) the other risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q. Our board of directors also considered the uncertainty associated with market demand, pricing, governmental reimbursement and other factors beyond the control of Apogee with respect to Apogee’s products and the product candidates in Apogee’s pipeline. After a thorough review of strategic alternatives and discussions with our senior management and financial and legal advisors, our board of directors determined that the Merger Consideration is more favorable to our stockholders than the potential value that might result from other available strategic options.
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Competition. Our board of directors considered competitive factors, including that we compete against pharmaceutical companies that have developed or may develop programs for the diseases addressed by our product candidates, that many of the companies with which we compete have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do and that our competitors may also obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

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Opinion of Goldman Sachs. Our board of directors considered the oral opinion of Goldman Sachs, subsequently confirmed in Goldman Sachs’ written opinion dated June 18, 2026, that, as of the date of Goldman Sachs’ written opinion, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our common stock, taken in the aggregate.

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Opinion of Jefferies. Our board of directors considered the oral opinion of Jefferies rendered to our board of directors on June 18, 2026, subsequently confirmed by delivery of Jefferies’ written opinion dated June 18, 2026, to the effect that, as of the date of such opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered, and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of shares of our common stock (other than the shares held by Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).

•	No Vote of AbbVie Stockholders. Our board of directors considered the fact that the Merger is not subject to the conditionality and execution risk of any required approval by AbbVie’s stockholders.
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Voting Agreement. Our board of directors considered the fact that certain of our stockholders, who are affiliated with two members of our board of directors and who collectively owned approximately 3.3% of the outstanding shares of our voting common stock as of June 15, 2026, agreed to vote their aggregate shares of our voting common stock in favor of the adoption of the Merger Agreement and approval of the Merger at the Special Meeting.

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Non-Voting Stockholder Approval. Our board of directors considered the fact that the holders of our non-voting common stock, who are affiliated with two members of our board of directors, executed and delivered to us a written consent adopting the Merger Agreement and approving the Transactions in satisfaction of the Required Non-Voting Stockholder Approval.

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Timing and Likelihood of Consummation. Our board of directors considered the timing and likelihood that the Merger would be consummated based on, among other things (not in any relative order of importance):

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the likelihood of obtaining required regulatory approvals, including the requirements for AbbVie to seek the required regulatory approvals in the Merger Agreement (subject to the limitations therein, including that AbbVie will not be required to agree to certain operational or structural undertakings) and the existence of the reverse termination fee potentially payable by AbbVie as discussed below;

•	the fact that there is no financing condition to the consummation of the Merger;
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the fact that the limited nature of the conditions to the consummation of the Merger set forth in the Merger Agreement, including the definition of “Material Adverse Effect” that excludes, among other things, general changes or developments in the clinical stage biopharmaceutical industry or changes in the economy generally or changes in other general business, financial, or market conditions from the determination of whether a material adverse effect has occurred that otherwise would permit AbbVie to elect not to consummate the Merger, provides a high degree of likelihood that the Merger will be consummated;

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the business reputation, capabilities and financial condition of AbbVie, and our board of directors’ perception, based on discussions with our senior management and financial advisors and outside legal counsel, that AbbVie is willing and able to devote the resources necessary to complete the Merger in an expeditious and efficient manner; and

•	our ability to enforce the Merger Agreement.
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Other Terms of the Merger Agreement. Our board of directors considered other terms of the Merger Agreement, as more fully described under the section of this proxy statement captioned “The Merger Agreement,” including:

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Ability to Respond to Unsolicited Acquisition Proposals. Our ability, in certain circumstances specified in the Merger Agreement, to furnish information to and conduct negotiations with a third party regarding an unsolicited Company Alternative Transaction (as defined in the section of this proxy statement captioned “The Merger Agreement—The ‘No Shop’ Period: No Solicitation of Other Offers”) that our board of directors determines in good faith, after consulting with its financial advisors and outside legal counsel, constitutes or would reasonably be expected to constitute or lead to a Superior Proposal (as defined in the section of this proxy statement captioned “The Merger Agreement—The ‘No Shop’ Period: No Solicitation of Other Offers”) and that the failure to take such actions would be inconsistent with our board of directors’ fiduciary duties under applicable law.

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Change in Recommendation in Response to a Superior Proposal; Ability to Accept a Superior Proposal. The ability of our board of directors, in certain circumstances, to change its recommendation in favor of the Merger in response to a Superior Proposal or terminate the Merger Agreement in favor of a Superior Proposal, subject to AbbVie’s ability to negotiate revised terms of the Transactions in order for such proposal to cease to be a Superior Proposal, and subject to our payment to AbbVie of a termination fee of $381,273,716.

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Change in Recommendation in Response to an Intervening Event. The ability of our board of directors, in certain circumstances, to change its recommendation in favor of the Merger in response to a Change in Circumstance (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”) not related to a Company Alternative Transaction, subject to AbbVie’s ability to negotiate revised terms of the Transactions in order for the failure to make such change in recommendation to no longer be consistent with our board of directors’ fiduciary duties under applicable law, and subject to AbbVie’s right to terminate the Merger Agreement following such change in recommendation and to collect a termination fee of $381,273,716.

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End Date. The fact that the initial outside date of December 18, 2026, which will be extended (i) by an automatic six-month extension until June 18, 2027 if, at the end of the prior period, all closing conditions other than certain conditions relating to regulatory clearances have been met or waived or are capable of being met and (ii) in Parent’s sole discretion, by another six-month extension until December 18, 2027 if, at the end of the prior period, all closing conditions other than certain conditions relating to regulatory clearances have been met or waived or are capable of being met, is anticipated to allow for sufficient time to consummate the Merger.
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Efforts Obligation of AbbVie. AbbVie’s commitments in the Merger Agreement to use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Transactions, including using reasonable best efforts to do all things necessary, proper, or advisable under applicable antitrust laws to consummate and make effective the Transactions as promptly as reasonably practicable (subject to certain limitations in the Merger Agreement, including that AbbVie will not be required to agree to certain operational or structural undertakings).

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Termination Fee. That the amount of the termination fee potentially payable by us ($381,273,716) was reasonable in light of, among other things, the benefits of the Merger to our stockholders and the likelihood that a fee of such size would not be a meaningful deterrent to a proposal for a Company Alternative Transaction.

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Reverse Termination Fee. That the amount of the reverse termination fee payable by AbbVie ($381,273,716) in the event we or AbbVie terminate the Merger Agreement under circumstances related to the failure to obtain regulatory approvals was reasonable in relation to the antitrust profile of the Transactions.

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Appraisal Rights. Our board of directors considered the fact that statutory appraisal rights under Delaware law in connection with the Merger will be available to stockholders who do not vote in favor of the adoption of the Merger Agreement, properly demand appraisal of their shares of our common stock and fully comply with all required procedures under Section 262 of the DGCL.

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Opportunity of Our Stockholders to Vote; Rights to Adjourn or Postpone to Solicit Additional Proxies. Our board of directors considered the fact that the Merger would be subject to the approval of our stockholders, and that our stockholders, other than those subject to the Voting Agreement, would be free to evaluate the Merger and vote for or against the approval of the Merger Proposal at the Special Meeting. In addition, our board of directors considered the fact that we could require the adjournment or postponement of the Special Meeting upon the terms and subject to the conditions specified in the Merger Agreement.

In the course of reaching the determinations and decisions and making the recommendation described above, our board of directors, in consultation with our senior management, outside legal counsel and financial advisors, also considered the risks and potential reasons to not proceed with the Merger and the other Transactions, including the following material reasons (which reasons are not necessarily presented in order of relative importance):
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Potential Negative Impact on Apogee’s Business. The possible negative effect of the Transactions and public announcement of the Transactions on Apogee’s operations and Apogee’s relationships with suppliers, business partners, management and employees, the possibility of any suit, action or proceeding in respect of the Merger Agreement and the effect of such disruptions on Apogee’s operating results in the event the Transactions, including the Merger, are not consummated in a timely manner.

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No Ongoing Equity Interest in Apogee. Our board of directors considered the fact that our public stockholders will have no ongoing equity interest in the surviving corporation following the Merger, meaning that our stockholders will cease to participate in Apogee’s potential future earnings or growth and will not benefit from any future increase in the value of Apogee following completion of the Merger. Our board of directors was optimistic about our prospects on a standalone basis, but concluded that the premium reflected in the Merger Consideration was fair compensation for the loss of the potential benefits that could be reasonably expected to be realized by Apogee on a risk-adjusted basis.

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Inability to Solicit Takeover Proposals. Our board of directors considered the fact that the Merger Agreement contains covenants prohibiting us from soliciting proposals for Company Alternative Transactions and restricting our ability to entertain proposals for Company Alternative Transactions unless certain conditions are satisfied. Our board of directors also considered the fact that the right afforded to AbbVie under the

Merger Agreement to negotiate revised terms of the Transactions in response to a proposal for a Company Alternative Transaction that our board of directors determines in good faith is, or would reasonably be expected to lead to, a Superior Proposal may discourage other parties that might otherwise have an interest in a business combination with, or an acquisition of, us.
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The Termination Fee. Our board of directors considered the fact that Apogee may be required to pay a termination fee of $381,273,716 to AbbVie if the Merger Agreement is terminated under certain circumstances, including in connection with us accepting a Superior Proposal or due to our board of directors changing or withdrawing its recommendation in favor of the Merger.

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The Reverse Termination Fee. Our board of directors considered the fact that the reverse termination fee of $381,273,716 will not be available in all instances in which the Merger Agreement is terminated.

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Effect of Announcement. Our board of directors considered the potential effects of the public announcement of the Transactions, including, among other potential effects, distracting our employees, limiting our ability to attract and retain key personnel while the Merger is pending and disrupting our relationships with business partners.

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Litigation Risk. Our board of directors considered the risk of litigation in connection with the execution of the Merger Agreement and the consummation of the Merger which, even if lacking in merit, could nonetheless result in distraction and expense.

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Interim Operating Covenants. Our board of directors considered the fact that the Merger Agreement imposes restrictions on the conduct of our business prior to the consummation of the Merger, requiring us to conduct our business in the ordinary course and refrain from taking certain specified actions without AbbVie’s prior consent. Our board of directors considered that such restrictions may potentially delay or prevent us from pursuing business strategies or opportunities that may arise pending consummation of the Merger.

•	Risks That the Merger May Not Be Approved by Our Stockholders. Our board of directors considered the possibility that the Merger Proposal will not be approved by our stockholders.
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Risks That the Merger Might Be Delayed or Not Be Completed At All. Our board of directors considered the fact that there can be no assurance that all conditions to the parties’ obligations under the Merger Agreement will be satisfied on a timely basis or at all. Our board of directors considered the risks and costs to us if the Merger is not consummated in the anticipated timeframe or at all, including the diversion of our management and employees’ attention, potential employee attrition and the potential effect on vendors, partners, licensors and others that do business with us.

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Transaction Costs. Our board of directors considered the fact that significant costs have been and will continue to be incurred in connection with negotiating and entering into the Merger Agreement and completing the Merger, and that substantial time and effort of our management and certain other key employees will be required, potentially resulting in disruptions to the operation of our business. If the Merger is not consummated, we will be required to pay our own expenses associated with the Merger Agreement, and the resulting public announcement of the termination of the Merger Agreement could affect the trading price of our common stock.

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Potential Future Share Price. The possibility that, although the Merger provides our stockholders the opportunity to realize a premium to the price at which our common stock traded prior to the public announcement of the Merger, the price of our common stock might have increased in the future to a price greater than the Merger Consideration.

•
Potential Conflicts of Interest. Our board of directors considered the potential conflicts of interest created by the fact that our executive officers and directors may have interests in the Merger that may be different from or in addition to those of other stockholders. Our board of directors was aware of these interests and considered them at the time it approved the Merger Agreement and made its recommendation to our stockholders.

•
Regulatory Approval and Risks of Pending Actions. Our board of directors considered the fact that the completion of the Merger requires the expiration or termination of the waiting period under the HSR Act and the filings specified in the Disclosure Schedule (which will also include filings to be made to the CMA under the U.K. Enterprise Act of 2002 or the European Commission under Article 22 of the EU Merger Regulation, in each case if such authority indicates in writing to AbbVie that it has decided to formally investigate the Merger or has received a referral request, as applicable) and does not require AbbVie to agree to certain operational or structural undertakings in order to obtain such expirations or terminations, which could subject the Merger to unforeseen delays and risks.
•
Tax Treatment. Our board of directors considered the fact that the receipt of cash by our stockholders in exchange for our common stock as a result of the Merger will be a taxable transaction to our stockholders for U.S. federal income tax purposes.

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Other Risks. Our board of directors considered various other risks associated with the Merger and the business of Apogee, as more fully described below in the section of this proxy statement entitled “Forward-Looking Statements.”

Our board of directors concluded that, overall, the potential benefits of the Merger to our stockholders outweighed the risks and uncertainties of the Merger.
The foregoing discussion of reasons considered by our board of directors contains the material reasons considered by our board of directors but is not intended to be exhaustive. In light of the variety of reasons considered in connection with its evaluation of the Merger, our board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific reasons considered in reaching its determinations and recommendations. Each member of our board of directors applied his or her own individual business judgment to the process and may have given different weight to different reasons. Our board of directors did not undertake to make any specific determination as to whether any reason or any particular aspect of a reason supported or did not support its ultimate determination. Rather, our board of directors based its recommendation on the totality of the information presented.
This explanation of the reasoning of our board of directors and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement entitled “Forward-Looking Statements.”
Opinion of Apogee’s Financial Advisors
Opinion of Goldman Sachs & Co. LLC
Goldman Sachs rendered its opinion to our board of directors that, as of June 18, 2026, and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of our common stock, taken in the aggregate.
The full text of the written opinion of Goldman Sachs, dated June 18, 2026, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C of this proxy statement. Goldman Sachs provided advisory services and its opinion for the information and assistance of our board of directors in connection with its consideration of the Merger. Goldman Sachs’ opinion is not a recommendation as to how any holder of shares of our common stock should vote with respect to the Merger or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:
•	the Merger Agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of Apogee for the three years ended December 31, 2025;
•	Apogee’s Registration Statement on Form S-1 filed on June 22, 2023, along with the amendments thereto;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Apogee;
•	certain other communications from Apogee to its stockholders;
•	certain publicly available research analyst reports for Apogee;
•
certain internal financial analyses and forecasts for Apogee prepared by its management, in each case, as approved for Goldman Sachs’ use by Apogee, which are referred to in this summary of Goldman Sachs’ opinion as the “Management Projections”; and

•
certain internal financial analyses and forecasts related to the expected utilization by Apogee of certain net operating loss carryforwards and tax credits, as prepared by the management of Apogee and as approved for Goldman Sachs’ use by Apogee, which are referred to in this summary of Goldman Sachs’ opinion as the “NOL Forecasts.”

Goldman Sachs also held discussions with members of the senior management of Apogee regarding their assessment of the past and current business operations, financial condition, and future prospects of Apogee; reviewed the reported price and trading activity for shares of our voting common stock; compared certain financial and stock market information for Apogee with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharmaceuticals industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.
For purposes of rendering its opinion, Goldman Sachs, with our board of directors’ consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with our board of directors’ consent that the Management Projections and the NOL Forecasts were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Apogee. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Apogee or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the expected benefits of the Merger in any way meaningful to its analysis.
Goldman Sachs also assumed that the Merger will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis. Goldman Sachs’ opinion does not address the underlying business decision of Apogee to engage in the Merger or the relative merits of the Merger as compared to any strategic alternatives that may be available to Apogee; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, of the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of our common stock, taken in the aggregate, pursuant to the Merger Agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the Merger Agreement or the Merger or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger, including the fairness of the Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Apogee; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Apogee, or class of such persons in connection with the Merger, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of shares of our common stock, taken in the aggregate, pursuant to the Merger Agreement or otherwise. Goldman Sachs is not expressing any opinion as to the allocation of the aggregate consideration payable pursuant to the Merger Agreement among the shares of our voting common stock and the shares of our non-voting common stock. In rendering its opinion, Goldman Sachs did not take into account any differential voting or other rights between the shares of our voting common stock and the shares of our non-voting common stock. In addition, Goldman Sachs does not express any opinion as to the prices at which the shares of our common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on Apogee or Parent or the Merger, or as to the impact of the Merger on the solvency or viability of Apogee or Parent or the ability of Apogee or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion, and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.
The following is a summary of the material financial analyses delivered by Goldman Sachs to our board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 17, 2026, the last trading day before the public announcement of the Merger, and is not necessarily indicative of current market conditions.
Illustrative Discounted Cash Flow Analysis
Using the Management Projections and the NOL Forecasts, Goldman Sachs performed an illustrative discounted cash flow analysis on Apogee to derive a range of illustrative present values per share of our common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 12.0% to 14.0%, reflecting estimates of Apogee’s weighted average cost of capital, Goldman Sachs discounted to present value as of March 31, 2026 (i) estimates of unlevered free cash flow for Apogee for the fiscal years 2026 through 2046 as reflected in the Management Projections, (ii) a range of illustrative terminal values for Apogee, which were calculated by applying perpetuity growth rates ranging from negative 15.0% to negative 5.0%, to a terminal year estimate of the unlevered free cash flow to be generated by Apogee, as reflected in the Management Projections, (iii) the estimated benefits of Apogee’s net operating losses and research and development tax credits for the years 2026 through 2046, as reflected in the NOL Forecasts and (iv) the estimated benefits of the milestone payments payable to Apogee pursuant to a strategic financing collaboration agreement entered into in May 2026, for the years 2026 through 2046, as reflected in the Management Projections. The range of perpetuity growth rates was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account the Management Projections. Goldman Sachs derived the range of discount rates used to reflect estimates of Apogee’s weighted average cost of capital by application of the capital asset pricing model, which requires certain company-specific inputs, including Apogee’s target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Apogee, as well as certain financial metrics for the United States financial markets generally.
Goldman Sachs derived ranges of illustrative enterprise values for Apogee by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Apogee the amount of Apogee’s total debt and debt-like items and added the amount of Apogee’s cash and cash equivalents, in each case, as provided by and approved for Goldman Sachs’ use by the management of Apogee, to derive a range of illustrative equity values for Apogee. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of our common stock, as provided by and approved for Goldman Sachs’ use by the management of Apogee, using the treasury stock method, to derive a range of illustrative present values per share of our common stock ranging from $98.90 to $119.20.
Premia Paid Analysis
Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia for all-cash acquisition transactions announced from January 1, 2019, through June 17, 2026, involving public companies in the biopharmaceuticals industry as the target where the disclosed enterprise values for the transaction were between $8.0 billion and $15.0 billion. For the entire period, using publicly available information, Goldman Sachs calculated the median, 25th percentile and 75th percentile premiums of the price paid in the 15 transactions relative to the target’s last undisturbed closing stock price prior to announcement of the transaction. This analysis indicated a median premium of 60% across the period. This analysis also indicated a 25th percentile premium of 43% and 75th percentile premium of 69% across the period. Using this analysis, Goldman Sachs applied a reference range of illustrative premiums of 43% to 69% to the undisturbed closing price per share of our common stock of $88.43 as of June 17, 2026, and calculated a range of implied equity values per share of our common stock of $126.05 to $149.30.
Historical Stock Price Analysis
Goldman Sachs analyzed the consideration to be paid to holders (other than Parent and its affiliates) of shares of our common stock pursuant to the Merger Agreement in relation to (i) the closing price per share of our common stock on June 17, 2026, the trading day prior to Apogee announcing the Merger, (ii) the closing price per share of our common stock on June 5, 2026, the trading day prior to the announcement of Parent’s initial proposal, (iii) the 52-week high closing trading price per share of our common stock as of June 17, 2026, which was $92.20 on April 17, 2026, (iv) the 52-week low closing trading price per share of our common stock as of June 17, 2026, which was $34.65 on August 11, 2025, (v) the median analyst price target per share of our common stock on June 17, 2026, (vi) the March 2026 follow-on price per share of our common stock, (vii) the volume weighted average price (“VWAP”) per share of our common stock for the period commencing on May 27, 2026, the date of the announcement of a strategic financing collaboration agreement, and ended June 17, 2026, (viii) the VWAP per share of our common stock for the 30-trading-day period ended June 17, 2026, (ix) the VWAP per share of our common stock for the 60-trading-day period ended June 17, 2026, and (x) the VWAP per share of our common stock for the 90-trading-day period ended June 17, 2026.
This analysis indicated that the price per share of our common stock to be received by the holders (other than Parent and its affiliates) of shares of our common stock pursuant to the Merger Agreement represented:
•	a premium of 53% based on the closing price per share of our common stock of $88.43 on June 17, 2026;
•	a premium of 55% based on the closing price per share of our common stock of $86.92 on June 5, 2026;
•	a premium of 47% based on the highest closing price per share of our common stock of $92.20 on April 17, 2026 for the 52-week period ended on June 17, 2026;
•	a premium of 290% based on the lowest closing price per share of our common stock of $34.65 on August 11, 2025 for the 52-week period ended on June 17, 2026;
•	a premium of 13% based on the median analyst price target per share of our common stock of $120;
•	a premium of 93% based on the follow-on price per share of our common stock of $70;
•
a premium of 62% based on the VWAP per share of our common stock of $83.38 for the period commencing on May 27, 2026, the date of the announcement of a strategic financing collaboration agreement, and ended on June 17, 2026;

•	a premium of 63% based on the VWAP per share of our common stock of $82.86 for the 30-trading-day period ended June 17, 2026;
•	a premium of 63% based on the VWAP per share of our common stock of $82.92 for the 60-trading- day period ended June 17, 2026; and
•	a premium of 72% based on the VWAP per share of our common stock of $78.46 for the 90-trading-day period ended June 17, 2026.
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Apogee or the contemplated transaction.
Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to our board of directors as to the fairness from a financial point of view to the holders (other than Parent and its affiliates) of shares of our common stock of the Merger Consideration to be paid to such holders, taken in the aggregate, pursuant to the Merger Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Apogee, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.
The Merger Consideration was determined through arm’s-length negotiations between Apogee and Parent and was approved by our board of directors. Goldman Sachs provided advice to Apogee during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Apogee or our board of directors or that any specific amount of consideration constituted the only appropriate consideration for the Merger.
As described above in the section of this proxy statement captioned “The Merger—Recommendation of the Board of Directors and Reasons for the Merger,” Goldman Sachs’ opinion to our board of directors was one of many factors taken into consideration by our board of directors in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C to this proxy statement.
Goldman Sachs and its affiliates (collectively, the “Goldman Sachs Affiliated Entities”) are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Apogee, Parent, AbbVie, any of their respective affiliates and third parties, including Venrock Associates, a significant shareholder of Apogee (“Venrock”) (collectively, the “Relevant Parties”) or any currency or commodity that may be involved in the transactions contemplated by the Merger Agreement.
Goldman Sachs Investment Banking has an existing lending relationship with AbbVie. Goldman Sachs acted as financial advisor to Apogee in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the Merger Agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to Apogee and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as financial advisor to Apogee in connection with a strategic financing collaboration in May 2026. During the two-year period ended June 18, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Apogee and/or its affiliates of approximately $1.25 million.
Goldman Sachs has also provided certain financial advisory and/or underwriting services to Venrock and/or its affiliates from time to time. During the two-year period ended June 18, 2026, Goldman Sachs Investment Banking has not been engaged by Venrock or its affiliates (excluding Apogee and its Related Entities (as defined below)) to provide financial advisory or underwriting services for which Goldman Sachs has recognized compensation. As of June 18, 2026, Goldman Sachs Investment Banking was not mandated by Venrock and/or its Related Entities (excluding Apogee and its Related Entities) to provide to any such person financial advisory and/or underwriting services. As of June 18, 2026, Goldman Sachs Investment Banking was not soliciting Venrock and/or its Related Entities (excluding Apogee and its Related Entities) to work on financial advisory and/or underwriting matters for any such persons on which it has not been mandated.
Goldman Sachs also has provided certain financial advisory and/or underwriting services to AbbVie and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to the issuance by AbbVie of investment grade bonds in February 2025 and February 2026. During the two-year period ended June 18, 2026, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to AbbVie and/or its affiliates of approximately $2.5 million. As of June 18, 2026, Goldman Sachs Investment Banking was mandated by AbbVie to provide financial advisory and/or underwriting services unrelated to the Merger with respect to one or more matters and, if all such matters were to be consummated, Goldman Sachs Investment Banking expects that it would recognize compensation in an aggregate amount less than the transaction fee expected in connection with the Merger. One or more members of the Goldman Sachs Investment Banking team working with Apogee in connection with the Merger is currently involved in one or more of such unrelated mandates. As of June 18, 2026, Goldman Sachs was not soliciting AbbVie and/or its Related Entities to work on financial advisory and/or underwriting matters for any such persons on which it had not been mandated. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to the Relevant Parties and their respective affiliates and/or as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation.
As of June 18, 2026, Goldman Sachs Affiliated Entities had (i) no direct GS Principal Investment (as defined below) in Apogee and/or its affiliates (excluding Venrock and its other affiliates), (ii) an aggregate direct GS Principal Investment of approximately $53 million in Venrock and its other affiliates, and (iii) no direct GS Principal Investment in Parent and/or its Related Entities. As of June 18, 2026, funds managed by affiliates of Goldman Sachs Investment Banking were co-invested with Venrock and/or its affiliates and were invested in equity interests of funds managed by affiliates of Venrock.

Such funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Venrock and/or its affiliates or funds managed thereby in the future.
On the public side of Goldman Sachs’ informational wall (the “Public Side”) and in the ordinary course of its various business activities, Goldman Sachs Affiliated Entities may also own equity securities in the Relevant Parties, and/or their respective affiliates arising from engaging in market making, trade execution, clearing, custody, margin lending and other similar financing transactions, securities lending, and related activities (including by acting as agent for third parties executing their transactions or as principal supplying liquidity to market participants, and any related hedging, other risk management or inventory management) (collectively, “Market Making Activities”), which positions change frequently. Regulatory, informational and operational barriers separate the Public Side from Goldman Sachs Investment Banking.
For purposes of this section of this proxy statement, (x) Goldman Sachs relied on its books and records to (i) unless otherwise indicated, calculate all amounts and (ii) determine whether an entity is an affiliate, portfolio company, subsidiary or majority-owned subsidiary of another entity, and (y) the following terms have the definitions set forth below:
•
“GS Principal Investments” (including any associated commitments) are (i) direct balance sheet investments in equity interests or equity securities held by Goldman Sachs Affiliated Entities for its own account or (ii) direct investments in equity interests held by a fund managed by a Goldman Sachs Affiliated Entity which fund is primarily for the benefit of Goldman Sachs Affiliated Entities and/or its current and former employees and not third party clients. GS Principal Investments do not include equity interests arising from Market Making Activities, equity derivatives, convertible debt instruments, or warrants or equity kickers received in connection with senior secured loans, mezzanine loans, warehouse loans, preferred equity with a fixed rate of return or other similar types of financing transactions (which may also be subject to hedging or other risk-mitigating instruments). GS Principal Investments also do not include investments by funds managed by Goldman Sachs Affiliated Entities which funds are almost entirely for the benefit of third party clients (“GS Client Funds”), which funds can co-invest alongside, and/or make Investments in, the Relevant Parties or their respective Related Entities. As investment managers for GS Client Funds, Goldman Sachs Affiliated Entities are required to fulfill a fiduciary responsibility to GS Client Funds in making decisions to purchase, sell, hold or vote on, or take any other action with respect to, any financial instrument.

•	“Related Entities” are, as applicable, a person or entity’s subsidiaries, affiliates, portfolio companies and/or funds managed thereby.
Our board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger. Pursuant to a letter agreement dated June 17, 2026, Apogee engaged Goldman Sachs to act as its financial advisor in connection with the Merger. The engagement letter between Apogee and Goldman Sachs provides for a transaction fee of approximately $65 million, $10 million of which became payable upon announcement of the transaction, and the remainder of which is contingent upon consummation of the Merger. In addition, Apogee has agreed to reimburse Goldman Sachs for certain of its expenses arising out of the engagement, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.
Opinion of Jefferies LLC
Apogee engaged Jefferies as a financial advisor in connection with the proposed Merger. In connection with this engagement, our board of directors requested that Jefferies evaluate the fairness, from a financial point of view, to the holders of shares of our common stock (other than shares of our common stock held by Parent, Merger Sub and their respective affiliates) of the Merger Consideration to be paid to such holders (other than Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement. At a meeting of our board of directors held on June 18, 2026, to evaluate the Merger, Jefferies rendered to our board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated June 18, 2026, to the effect that, as of the date of such written opinion and based on and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be received by the holders of shares of our common stock (other than shares of our common stock held by Parent, Merger Sub and their respective affiliates) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).

The full text of Jefferies’ written opinion, dated June 18, 2026, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Jefferies in preparing its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference.
Jefferies’ opinion was provided for the use and benefit of our board of directors (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view and did not address any other aspect of the Merger or any other matter. Jefferies’ opinion did not address the relative merits of the Merger as compared to any alternative transaction or opportunity that might be available to Apogee, nor did it address the underlying business decision by Apogee to engage in the Merger or any other matter. Jefferies’ opinion did not in any way address proportionate allocation or relative fairness among holders of shares of our common stock, holders of any other securities of Apogee or otherwise. Jefferies’ opinion does not constitute a recommendation as to how our board of directors or any securityholder should vote or act with respect to the Merger or any other matter. The summary of Jefferies’ opinion set forth below is qualified in its entirety by reference to the full text of Jefferies’ written opinion attached as Annex D to this proxy statement.
In arriving at its opinion, Jefferies, among other things:
•	reviewed an execution version of the Merger Agreement, received on June 18, 2026;
•	reviewed certain publicly available financial and other information relating to Apogee;
•
reviewed certain information furnished to Jefferies and approved for Jefferies’ use and reliance by the management of Apogee relating to the business, operations and prospects of Apogee, including certain risk-adjusted financial forecasts and estimates, which forecasts and estimates were approved for use by Jefferies by our board of directors on June 18, 2026 (as further described in the sections of this proxy statement captioned “The Merger—Background of the Merger” and “The Merger—Certain Financial Projections”) and are referred to in this summary of Jefferies’ opinion as the “Management Projections”;

•
held discussions with members of senior management of Apogee regarding the business, operations and prospects of Apogee and the other matters described in the second and third bullets immediately above;

•	reviewed the stock trading price history of the shares of our common stock;
•	reviewed, to the extent publicly available, the financial terms of certain transactions that Jefferies deemed relevant in evaluating the Merger; and
•	conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.
In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to Jefferies by Apogee or that was publicly available to Jefferies (including, without limitation, the information described above), or that was otherwise reviewed by Jefferies. Jefferies relied on the assurances of the management and other representatives of Apogee that they were not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In connection with its review, Jefferies did not make and did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of Apogee or any other entity, and Jefferies was not furnished with and assumed no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. Jefferies did not evaluate and did not express any opinion as to the solvency or fair value of Apogee or any other entity, or the impact of the Merger thereon, under any laws relating to bankruptcy, insolvency or similar matters. In addition, Jefferies’ analyses and opinion did not consider any actual or potential arbitration, litigation, claims, audits or possible unasserted claims, investigations or other proceedings involving or affecting Apogee or any other entity.
With respect to the Management Projections provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies has been advised by Apogee, and has assumed, that the Management Projections relating to Apogee that Jefferies has been directed to utilize for purposes of its analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Apogee as to, and were an appropriate basis upon which to evaluate, the future financial performance of Apogee and the other matters covered thereby. Jefferies expressed no opinion as to the Management Projections or the assumptions on which they were based.

Jefferies relied upon the assessments of the management of Apogee as to, among other things, (i) the potential impact on Apogee of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the biopharmaceutical industry, including with respect to the pricing of and third-party coverage and reimbursement for pharmaceutical products, (ii) matters relating to the products and product candidates of Apogee, the potential use and indications for such products and product candidates, related technology and intellectual property and regulatory approval processes and risks, including with respect to the probability and timing for the development, clinical testing, manufacturing and commercialization of such products and product candidates and related uses and indications, and the validity and duration of licenses and patents, and (iii) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees and consultants, customers, suppliers and other commercial and collaboration relationships. Jefferies assumed that there would not be any developments with respect to any such matters that would be meaningful in any respect to Jefferies’ analyses or opinion.
Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing and which could be evaluated, and the information made available to Jefferies, as of the date of Jefferies’ opinion. Events occurring after the date of Jefferies’ opinion may affect the opinion and the assumptions upon which Jefferies’ opinion was based, and Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. As our board of directors was aware, the credit, financial and stock markets, and the industry in which Apogee operates, have experienced and may continue to experience volatility and disruptions and Jefferies expressed no view or opinion as to any potential effects of such volatility or disruptions on Apogee or the Merger.
Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to Apogee or the Merger, and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to Apogee and/or our board of directors, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting Apogee or the Merger and legal, regulatory, accounting and tax consequences to Apogee or its securityholders of the terms of, and transactions contemplated by, the Merger Agreement. Jefferies did not take into account, for purposes of its analyses and opinion, any tax consequences of the Merger to any holder of shares of our common stock. Jefferies assumed that the Merger would be consummated in accordance with its terms without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements that would be meaningful in any respect to Jefferies’ analyses or opinion and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on Apogee or the Merger or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed that the final Merger Agreement, when signed by the parties thereto, would not differ from the execution version of the Merger Agreement reviewed by Jefferies in any respect meaningful to Jefferies’ analyses and opinion.
Jefferies’ opinion did not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to Apogee, nor did it address the underlying business decision by Apogee to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any support agreement or other agreements, instruments, arrangements or understandings entered into, terminated or amended in connection with, or contemplated by or resulting from, the Merger. Jefferies’ opinion was limited to the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to be received by holders of shares of our common stock (other than shares of our common stock held by Parent, Merger Sub and their respective affiliates), without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of Apogee held by such holders, and Jefferies’ opinion did not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of Apogee or otherwise. Jefferies was not asked to, and its opinion did not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of Apogee or any other party. Jefferies’ opinion also did not address allocation of the aggregate consideration payable pursuant to the Merger Agreement among shares of our voting common stock and shares of our non-voting common stock. In rendering its opinion, Jefferies did not take into account any differential voting or other rights between shares of our voting common stock and shares of our non-voting common stock.

Furthermore, Jefferies expressed no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of Apogee’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise. Jefferies also expressed no view or opinion as to the prices at which shares of our common stock or any other securities of Apogee may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger. The issuance of Jefferies’ opinion was authorized by Jefferies’ fairness opinion committee.
Financial Analyses
In connection with rendering its opinion to our board of directors, Jefferies performed a variety of financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected precedent transactions analyses summarized below, no company, business or transaction used as a comparison was identical or directly comparable to Apogee or the Merger. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions concerned. Jefferies believes that its analyses and the summary below must be considered as a whole and in context, and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion.
Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole. The estimates of the future performance of Apogee in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Apogee. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of Apogee or its businesses or securities. The Merger Consideration payable in the Merger was determined through negotiations between Apogee and AbbVie, and the decision by Apogee to enter into the Merger Agreement was solely that of our board of directors. Jefferies’ opinion and financial analyses were only one of many factors considered by our board of directors in its evaluation of the Merger Consideration, and should not be viewed as determinative of the views of our board of directors or management of Apogee with respect to the Merger or the Merger Consideration payable in the Merger.
The summary of the financial analyses described in this section is a summary of the material financial analyses reviewed with our board of directors and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 17, 2026, and is not necessarily indicative of current or future market conditions. Implied equity value reference ranges per share of our common stock summarized below were rounded to the nearest $0.05 per share of our common stock.
Selected Precedent Transactions Analysis
Jefferies reviewed, among other things, financial information for six selected biopharmaceutical transactions announced since 2020 involving pre-phase 3 initiation I&I biopharmaceutical target companies with transaction values in excess of $2 billion that Jefferies considered generally relevant for purposes of its analysis (collectively, the “selected transactions”).

Jefferies reviewed the transaction values of the target companies in the selected transactions, calculated as the enterprise values implied for the target companies based on the consideration paid in the selected transactions as a multiple of the peak annual revenue of such target companies (which was determined based on the highest annual revenue figure disclosed in the management projections section of the associated proxy or tender offer filing, as applicable, in connection with the selected transaction). Financial data of the selected transactions were based on public filings and other publicly available information. Financial data of Apogee was based on the Management Projections.
The overall low to high peak estimated revenue multiples observed for the selected transactions were 0.2x to 3.0x (with a median of 1.0x). Jefferies then applied a selected range of peak estimated revenue multiples derived from the selected transactions of 0.9x to 1.2x to Apogee’s total risk-adjusted peak estimated revenue for calendar year 2038. This analysis indicated an approximate implied equity value reference range per share of our common stock of $117.65 to $151.35, as compared to the Merger Consideration of $135.11 per share of our common stock payable in the Merger.
Discounted Cash Flow Analysis
Jefferies performed a discounted cash flow analysis of Apogee by calculating the estimated present value of the standalone risk-adjusted unlevered free cash flows that Apogee was projected to generate during the second quarter of the fiscal year ending December 31, 2026 through the full fiscal year ending December 31, 2046 using mid-year convention as provided in the Management Projections (inclusive of estimated tax savings from the utilization of net operating loss carryforwards and R&D tax credits, as reflected in the Management Projections as prepared by the management of Apogee and as approved for Jefferies’ use by Apogee, and taking into account the impact of Apogee’s strategic financing collaboration agreement entered into in May 2026, as further described in the section of this proxy statement captioned “The Merger—Certain Financial Projections”).
The implied terminal value of Apogee was derived by applying to Apogee’s normalized fiscal year 2046 risk-adjusted unlevered free cash flow and selected range of perpetuity growth rates of negative 15.0% to negative 5.0%, each as provided in the Management Projections.
The net present value (as of March 31, 2026) of the risk-adjusted unlevered free cash flows and illustrative terminal value of Apogee was then calculated using a selected discount rate range of 12.0% to 14.0% (reflecting Jefferies’ estimate of Apogee’s weighted average cost of capital) and assuming the number of fully-diluted shares of our common stock outstanding calculated using the treasury stock method.
This analysis indicated an approximate implied equity value reference range per share of our common stock of $98.90 to $119.20, as compared to the Merger Consideration of $135.11 per share of our common stock payable in the Merger.
Certain Additional Information
Jefferies observed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but was noted for informational purposes, including the following:
•
the historical trading performance of the shares of our common stock during the 52-week period ended June 17, 2026, which ranged from $34.65 per share of our common stock to $92.20 per share of our common stock; and

•
publicly available share price targets for shares of our common stock published by selected research analysts as of June 17, 2026, which indicated low to high share price targets for shares of our common stock of $81.00 per share of our common stock to $160.00 per share of our common stock.

Miscellaneous
Apogee has agreed to pay Jefferies for its financial advisory services in connection with the Merger an aggregate fee which, based on the information available as of the date of the execution of the Merger Agreement, is estimated to be approximately $65 million, of which $2 million was payable upon delivery of Jefferies’ opinion and the principal portion is payable contingent upon consummation of the Merger. Jefferies may also receive a fee from Apogee in the event Apogee receives a break-up, termination or similar fee from AbbVie in connection with the termination or non-completion of the Merger. In addition, Apogee has agreed to reimburse Jefferies for certain expenses, including fees and expenses of counsel, reasonably incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against certain liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under such engagement.

As our board of directors was aware, Jefferies and its affiliates in the past have provided, currently are providing, and in the future may provide certain financial advisory or financing services to Apogee and/or its affiliates, for which Jefferies and its affiliates have received and expect to receive compensation, including, during the approximately two-year period prior to June 16, 2026, having acted or acting as joint bookrunner for various follow-on offerings of shares of our common stock, sole sales agent in connection with an at-the-market offering and sole bookrunner in connection with a block trade. In approximately the two years prior to June 16, 2026, Jefferies received aggregate transaction fees of approximately $33 million from Apogee in connection with such engagements. As our board of directors was also aware, although Jefferies and its affiliates had not provided financial advisory or financing services to AbbVie during the approximately two-year period prior to June 16, 2026 for which Jefferies and its affiliates received compensation, Jefferies and its affiliates in the future may provide such services to AbbVie and/or its affiliates (including Parent), for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of business, Jefferies and its affiliates trade or hold securities or financial instruments (including loans and other obligations, as applicable) of Apogee, Parent, AbbVie and/or their respective affiliates for Jefferies’ own account and for the accounts of its customers and, accordingly, hold or may hold at any time long or short positions or otherwise effect transactions in those securities or financial instruments. In addition, Jefferies may seek, in the future, to provide financial advisory services to Apogee, Parent, AbbVie and/or their respective affiliates, for which Jefferies would expect to receive compensation.
Jefferies was selected as a financial advisor to Apogee in connection with the Transactions because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its long-standing relationship with Apogee and extensive knowledge of its business and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Certain Financial Projections
We do not, as a matter of course, publicly disclose forecasts or internal projections as to future performance or results of operations, earnings or other results, other than estimates of certain expected financial results and operational metrics in our regular annual and quarterly earnings press releases and other investor materials. This is due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized.
Sales Outlooks
In March 2025 and May 2026, our management prepared certain sales outlooks to be shared with potential royalty financing sources, being, respectively, the March 2025 Financing Sales Outlook and May 2026 Financing Sales Outlook (each as defined below) (together, the “Sales Outlooks”). The Sales Outlooks were prepared by our management team outside the regular course of business to facilitate favorable negotiating terms for a royalty financing from potential counterparties.
Neither of the March 2025 Financing Sales Outlook nor May 2026 Financing Sales Outlook was approved by Apogee or our board of directors for use and reliance by Goldman Sachs or Jefferies in performing their financial analyses relating to the rendering of each of their fairness opinions, and the Management Projections were the only financial projections with respect to Apogee used by either Goldman Sachs or Jefferies in performing such financial analyses. Since the March 2025 Financing Sales Outlook and May 2026 Financing Sales Outlook were not approved by our board of directors, the March 2025 Financing Sales Outlook and May 2026 Financing Sales Outlook are included in this proxy statement solely for informational purposes and only to contextualize the events described in the section of this proxy statement captioned “The Merger—Background of the Merger” during the relevant period. We did not provide the Sales Outlooks or any other financial projections to AbbVie.
Management Projections
The Management Projections (as defined below) were provided to our board of directors in considering, analyzing and evaluating the Transactions. Additionally, the Management Projections were adopted by our board of directors and, at its instruction, provided to Goldman Sachs and Jefferies and relied upon by Goldman Sachs and Jefferies in connection with performing the related financial analyses and in rendering their respective opinions to the board of directors and were the only financial projections with respect to Apogee used by Goldman Sachs and Jefferies in performing such financial analyses. We directed Goldman Sachs and Jefferies to use and rely on the Management Projections, which our board of directors viewed to be reasonably prepared on bases reflecting the best then-currently available risk-adjusted estimates and judgments of our management as to our expected future performance on a standalone basis, in performing their financial analyses relating to the rendering of their fairness opinions to our board of directors, as described in the section of this proxy statement captioned “The Merger—Opinion of Apogee’s Financial Advisors,” and such use and reliance was approved by our board of directors. We did not provide AbbVie the Management Projections or any other financial projections with respect to Apogee.
The Management Projections were prepared by our management based on estimates they reasonably believed to be achievable.
The Sales Outlooks and Management Projections reflect numerous assumptions and estimates, including, among other things, (i) risk-based adjustments reflecting the probability and timing of successful trial completion, regulatory approval and commercial launch for our product candidates; (ii) market size, market share, competition, pricing and reimbursement for each of our product candidates; (iii) research and development expenses, sales, general and administrative expenses, costs of goods sold and other operating expenses and capital expenditures; (iv) the probability of receiving or paying future outbound royalties and milestone payments; (v) patient compliance rates; and (vi) other relevant factors relating to our strategic plan, as well as how certain of these assumptions and estimates may change over time, in each case assuming Apogee operated on a standalone basis. Modeling and forecasting the future in the biopharmaceutical industry, in particular, is a highly speculative endeavor. The probability of success attributed to each product candidate in the Sales Outlooks and Management Projections and the corresponding anticipated product candidate launch timelines are based on management assumptions and estimates, after considering success rates and product candidate launch timelines for other product candidates at similar stages of clinical development and other considerations. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive overview of all assumptions and estimates reflected in the Sales Outlooks and Management Projections.
The Sales Outlooks and Management Projections are summarized below:
March 2025 Financing Sales Outlook
In March 2025, in connection with our evaluation and negotiation of a possible royalty financing concurrent with the anticipated data readout from Part A of our Phase 2 APEX clinical trial of zumilokibart, our board of directors reviewed a non-public, unaudited forecast of worldwide net sales of zumilokibart, both as a monotherapy and as a component of APG279 (zumilokibart + APG990), for the years 2029 through 2043 prepared by our management on a risk-adjusted basis (the “March 2025 Financing Sales Outlook”).
The March 2025 Financing Sales Outlook included the net sales of (i) zumilokibart and (ii) 50% of net sales of APG279, being the net sales metric our management team believed potential royalty financing sources would use to measure royalty payments in the proposed royalty financing transaction.
The material assumptions of the March 2025 Financing Sales Outlook included, among other things, commercial launch of zumilokibart for atopic dermatitis in 2029, for eosinophilic esophagitis in 2031 and for asthma in 2032, and modest impact on market penetration resulting from the entry of biosimilars into the market in 2037. We did not obtain any royalty financing in 2025.
The following table summarizes the March 2025 Financing Sales Outlook:
March 2025 Financing Sales Outlook
(Amounts in millions)

	Fiscal year ended December 31,
	2029	2030	2031	2032	2033	2034	2035	2036
Net Sales	$323	$1,450	$3,128	$5,400	$7,382	$10,321	$13,511	$16,401

(continued)

	Fiscal year ended December 31,
	2037	2038	2039	2040	2041	2042	2043
Net Sales	$19,826	$19,591	$20,000	$18,087	$17,353	$16,139	$15,289

May 2026 Financing Sales Outlook
In May 2026, we revisited the negotiations concerning the possibility of a royalty financing concurrent with the anticipated data readout from Part B of our Phase 2 APEX clinical trial of zumilokibart. Our board of directors reviewed a new unaudited forecast of worldwide net sales of zumilokibart for the years 2026 through 2043 prepared by our management on a risk-adjusted basis (the “May 2026 Financing Sales Outlook”).
The May 2026 Financing Sales Outlook included only the net sales of zumilokibart and no net sales of APG279, because of our management’s assessment of lower probability of success and uncertainty around its commercial potential, and excluded impact of such sales on market penetration for zumilokibart as a monotherapy because of the updated positioning of APG279 as a second-line therapy that would not meaningfully cannibalize sales of zumilokibart.
The material assumptions of the May 2026 Financing Sales Outlook included, among other things, (i) commercial launch of zumilokibart for atopic dermatitis in 2029, for eosinophilic esophagitis in 2031 and for asthma in 2032 and (ii) less impact on market penetration for zumilokibart for atopic dermatitis resulting from entry of biosimilars relative to the March 2025 Financing Sales Outlook. Our board of directors also reviewed a non-risk-adjusted forecast of U.S. net sales of zumilokibart for the years 2029 through 2033 illustrating the impact of a royalty financing on our cash position through commercial launch of zumilokibart.
The following table summarizes the May 2026 Financing Sales Outlook:
May 2026 Financing Sales Outlook
(Amounts in millions)

	Fiscal year ended December 31,
	2029	2030	2031	2032	2033	2034	2035	2036
Net Sales	$243	$1,185	$2,817	$5,477	$7,527	$10,293	$13,009	$14,544

(continued)

	Fiscal year ended December 31,
	2037	2038	2039	2040	2041	2042	2043(1)
Net Sales	$16,099	$16,871	—	—	—	—	$17,962

(1)	The May 2026 Financing Sales Outlook reviewed by our board of directors excluded years 2039 through 2042.
Management Projections
In June 2026, in connection with its evaluation of the proposed transaction with AbbVie and other strategic alternatives, our board of directors reviewed certain non-public, unaudited prospective financial information for fiscal years 2026 through 2046 prepared by our management on a risk-adjusted basis (the “Management Projections”).
The Management Projections included only the projected sales of zumilokibart.
The material assumptions of the Management Projections included, among other things, commercial launch of zumilokibart for atopic dermatitis in 2029 and for asthma and eosinophilic esophagitis in 2032. The Management Projections included refinements to assumptions following management’s review of Part B data, including, among other things, (i) both increases and decreases in indication pricing, (ii) increases in year over year price growth in the first seven years following commercial launch, (iii) decreases in atopic dermatitis market share after 2035, including peak market share by approximately 10%, resulting from competition from novel therapies, including potential future combinations or new mechanisms of action, and (iv) decreases in patient compliance rates by approximately 10% during peak years for atopic dermatitis and eosinophilic esophagitis, in each case relative to the May 2026 Financing Sales Outlook.
For purposes of enabling Goldman Sachs and Jefferies to perform their respective financial analyses, our management calculated the estimated benefit of taxes saved from tax attributes generated as a result of net operating losses and research and development tax credits, based on a tax rate of 26%, which resulted in $15 million in tax savings in 2030, $190 million in 2031, $428 million in 2032 and $49 million in 2033, which tax savings are not reflected in the below table.

The following table summarizes the Management Projections:
Management Projections
(Amounts in millions)

	Fiscal year ended December 31,
	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036
Net Sales(1)	$0	$0	$0	$106	$1,078	$2,424	$4,752	$6,544	$6,795	$7,533	$8,219
Gross Profit(2)	$0	$0	$0	$81	$901	$2,005	$3,992	$5,655	$5,892	$6,537	$7,294
Total Operating Income(3)	($406)	($661)	($700)	($588)	$72	$914	$2,057	$3,075	$3,426	$3,821	$4,379
NOPAT(4)	($406)	($661)	($700)	($588)	$53	$676	$1,522	$2,276	$2,535	$2,827	$3,241
Unlevered Free Cash Flow(5)	($406)	($661)	($700)	($599)	($44)	$542	$1,289	$2,097	$2,510	$2,753	$3,172
Cash Flow From Blackstone(6)	$0	$100	$200	$360	$0	$0	$0	$0	$0	$0	$0

(continued)

	Fiscal year ended December 31,
	2037	2038	2039	2040	2041	2042	2043	2044	2045	2046
Net Sales(1)	$8,889	$9,320	$7,137	$6,841	$5,912	$5,529	$5,227	$4,852	$2,780	$1,298
Gross Profit(2)	$7,915	$8,310	$6,382	$6,128	$5,275	$4,931	$4,661	$4,324	$2,537	$1,198
Total Operating Income(3)	$4,782	$5,020	$3,563	$3,323	$2,651	$2,349	$2,100	$1,803	$1,069	$500
NOPAT(4)	$3,539	$3,715	$2,637	$2,459	$1,962	$1,738	$1,554	$1,334	$791	$370
Unlevered Free Cash Flow(5)	$3,472	$3,672	$2,855	$2,489	$2,055	$1,776	$1,584	$1,372	$998	$518
Cash Flow From Blackstone(6)	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0

(1)	“Net Sales” means total worldwide net sales of zumilokibart as a monotherapy for atopic dermatitis, asthma and eosinophilic esophagitis.
(2)
“Gross Profit” means total revenue minus costs of goods sold and royalty or revenue share payments under our agreements with Paragon Therapeutics, Inc., WuXi Biologics (Hong Kong) Limited and an affiliate of funds managed by Blackstone Life Sciences.

(3)	“Total Operating Income” means Gross Profit minus research and development, selling, general and administrative and stock-based compensation expenses.
(4)	“NOPAT” means Total Operating Income minus tax expense assuming a tax rate of 26%.
(5)	“Unlevered Free Cash Flow” means NOPAT adjusted for depreciation and amortization, capital expenditures and changes in net working capital.
(6)	“Cash Flow From Blackstone” means risk-adjusted milestone payments under our agreement with an affiliate of funds managed by Blackstone Life Sciences.
Cautionary Note About the Sales Outlooks and Management Projections
The Sales Outlooks and Management Projections are forward-looking statements. The Sales Outlooks and Management Projections, while necessarily presented with numerical specificity, were based on numerous variables, assumptions and estimates, some as to future events, that were inherently uncertain and many of which were beyond our control at the time the Sales Outlooks and Management Projections were created. The Sales Outlooks and Management Projections reflect numerous estimates and assumptions made by our management based on information available at the time the Sales Outlooks and Management Projections were developed, including estimates and assumptions related to industry performance and competition, regulatory conditions, general business, economic, market and financial conditions and matters specific to our products, all of which were difficult to predict and many of which were beyond our control. As a result, there can be no assurance that the Sales Outlooks and Management Projections accurately reflect future trends or accurately estimate the future market for our products. The Sales Outlooks and Management Projections also reflect assumptions and estimates as to certain business decisions that are subject to change. Important factors that may affect actual results and cause the Sales Outlooks and Management Projections not to be realized include, but are not limited to, the timing of and our ability to obtain and maintain regulatory approvals for our programs, our ability to achieve milestones under our agreement with an affiliate of funds managed by Blackstone Life Sciences, market acceptance and success of our products, the success of our ongoing collaborations and potential collaborations with partners with whom we may develop or commercialize our products, impact of competitive products and pricing, the effect of global economic conditions, fluctuations in foreign currency exchange rates, the cost and effect of changes in tax and other legislations and other risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Sales Outlooks and Management Projections may be affected by our ability to achieve strategic goals, objectives and targets over the applicable periods. As a result, there can be no assurance that the Sales Outlooks and Management Projections will be realized, and actual results may be materially better or worse than those contained in the Sales Outlooks and Management Projections. The Sales Outlooks and Management Projections cover multiple years and, by their nature, become subject to greater uncertainty with each successive year.
In light of the foregoing factors and the uncertainties inherent in the Sales Outlooks and Management Projections, our stockholders are cautioned not to place undue, if any, reliance on the Sales Outlooks and Management Projections. The Sales Outlooks and Management Projections were not prepared with a view toward public disclosure. The inclusion of the Sales Outlooks and Management Projections in this proxy statement should not be regarded as an indication that we or any of our affiliates, advisors or representatives considered or consider the Sales Outlooks and Management Projections to be predictive of actual future events, and the Sales Outlooks and Management Projections should not be relied upon as such or construed as financial guidance. Further, the inclusion of the Sales Outlooks and Management Projections in this proxy statement does not constitute an admission or representation by us or any of our affiliates, advisors or representatives that the information presented is material. Neither we nor any of our affiliates, advisors or representatives assume any responsibility for the accuracy of this information. Neither we nor any of our affiliates, advisors or representatives can give any assurance that actual results will not differ from the Sales Outlooks and Management Projections, and none of us or them undertake any obligation to update or otherwise revise or reconcile the Sales Outlooks and Management Projections to reflect circumstances existing after the respective dates the Sales Outlooks and Management Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions and estimates underlying the Sales Outlooks and Management Projections are shown to be in error. We do not intend to make publicly available any update or other revision to the Sales Outlooks and Management Projections, except as otherwise required by law.
Neither we nor any of our affiliates, advisors or representatives have made or make any representation or warranty to any Apogee stockholder or other person, including AbbVie, Parent or Merger Sub, regarding our ultimate performance compared to the information contained in the Sales Outlooks and Management Projections, the likelihood that the Sales Outlooks and Management Projections will be achieved, the results of our clinical trials, the effectiveness or marketability of our products or product candidates or that the Sales Outlooks and Management Projections will be realized. The Sales Outlooks and Management Projections were prepared in 2025 and 2026 by our management based on their then-current assumptions and estimates about our continued operation as a stand-alone, publicly traded company, including certain internal assumptions and estimates about probability of success and timing for regulatory approvals, pricing, sales ramp, market share, competition, market exclusivity, research and development expenses, commercial expenses, general and administrative expenses, effective tax rate, future financing and other relevant factors related to our long-range operating plan. The foregoing is a summary of certain key assumptions and estimates and does not purport to be a comprehensive or exhaustive overview of all metrics, assumptions and estimates included or reflected in the Sales Outlooks and Management Projections. The Sales Outlooks and Management Projections are forward-looking statements. For information on factors that may cause our future results to vary materially, please see the section of this proxy statement captioned “Forward-Looking Statements.”
The Sales Outlooks and Management Projections were developed for Apogee on a standalone basis without giving effect to the Merger, and therefore the Sales Outlooks and Management Projections do not give effect to the Merger, or any changes to our operations or strategy that may be implemented after the consummation of the Merger, including potential cost synergies to be realized as a result of the Merger, or to any costs incurred in connection with the Merger. Furthermore, the Sales Outlooks and Management Projections do not take into account the effect of any failure of the Merger to be consummated and should not be viewed as applicable in that context. The Sales Outlooks and Management Projections are subjective in many respects and are thus subject to interpretation.
The Sales Outlooks and Management Projections were not prepared with a view toward compliance with published SEC guidelines, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or U.S. generally accepted accounting principles (“GAAP”). Certain of the measures included in the Sales Outlooks and Management Projections are non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies. SEC rules, which otherwise would require a reconciliation of a non-GAAP measure to a GAAP measure, do not apply to non-GAAP measures provided to a board of directors or financial advisors in connection with proposed business combination transactions such as the Transactions if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures to GAAP financial measures were not provided to or relied upon by our board of directors, Goldman Sachs or Jefferies in connection with the Transactions. In addition, the Sales Outlooks and Management Projections were not prepared with the assistance of, or reviewed, compiled or examined by, independent accountants. Accordingly, no independent registered public accounting firm has examined, compiled, or otherwise performed any procedures with respect to the Sales Outlooks and Management Projections or expressed any opinion or given any other form of assurance with respect thereto, and they assume no responsibility for the information contained in the Sales Outlooks and Management Projections. The Ernst & Young LLP report included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 relates solely to the historical financial information of Apogee. Such report does not extend to the Sales Outlooks and Management Projections and should not be read to do so. The Sales Outlooks and Management Projections are not being included in this proxy statement to influence any stockholder’s decision on how to vote with respect to the Merger, but instead are being included because the Sales Outlooks and Management Projections were provided to our board of directors and because the Management Projections were provided to our board of directors to evaluate the Transactions and to Goldman Sachs and Jefferies in connection with the rendering of their respective opinions to our board of directors and in performing the financial analyses as described in the section of this proxy statement captioned “The Merger—Opinion of Apogee’s Financial Advisors.” The Sales Outlooks and Management Projections may differ from publicly available analyst estimates, and the Sales Outlooks and Management Projections do not take into account any events or circumstances after the date they were each prepared, including the announcement of the Merger.
APOGEE DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE FORECASTS TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS AND ESTIMATES UNDERLYING THE FORECASTS ARE NO LONGER APPROPRIATE.
Interests of Apogee’s Directors and Executive Officers in the Merger
Overview
When considering the proposals to be voted on at the Special Meeting, you should be aware that our directors and executive officers may have interests in the Merger that are different from, or in addition to, the interests of our stockholders generally, as more fully described below. In evaluating, negotiating and approving the Merger Agreement and the Merger, and in recommending that the Merger Agreement be adopted by Apogee’s stockholders, our board of directors was aware of and considered these interests, to the extent that they existed at the time, among other matters.
Apogee’s executive officers are as follows:

Name	Position
Michael Henderson, M.D.	Chief Executive Officer
Carl Dambkowski, M.D.	Chief Medical Officer
Jane Pritchett Henderson	Chief Financial Officer

Apogee’s directors are as follows:

Name
Michael Henderson, M.D.
Mark C. McKenna
Lisa Bollinger, M.D.
Jennifer Fox
William (BJ) Jones, Jr.
Tomas Kiselak
Nimish Shah

Relationship with Paragon Therapeutics, Inc.
Paragon Therapeutics, Inc. (“Paragon”) and Apogee are party to that certain antibody discovery agreement, dated June 17, 2026 (the “IL-31R Discovery Agreement”); certain antibody discovery and option agreements, dated November 9, 2023 (the “2023 Paragon Discovery Agreement”) and February 24, 2022 (the “2022 Paragon Discovery Agreement”) (collectively with the IL-31R Discovery Agreement, the “Discovery Agreements”); and that certain license agreement, dated June 17, 2026 (the “IL-31R License Agreement”); that certain license agreement, dated August 9, 2024 (the “TSLP License Agreement”); that certain license agreement, dated April 28, 2023 (the “OX40L License Agreement”); that certain license agreement, dated April 3, 2023 (the “IL-4Rα License Agreement”); and that certain license agreement, dated November 4, 2022, as amended on November 10, 2022 (the “IL-13 License Agreement”) (collectively, the “License Agreements”).
Under the terms of the IL-31R Discovery Agreement, Paragon generates and characterizes monospecific antibody candidates directed to interleukin 31 receptor. Under the terms of the Discovery Agreements, Paragon discovered and delivered antibodies that resulted in zumilokibart (APG777, directed to IL-13), APG990 (directed to OX40L), APG808 (directed to IL-4Rα) and APG333 (directed to TSLP). Under the terms of the IL-31R License Agreement, Paragon granted to the Company an exclusive, worldwide, royalty-bearing, sublicensable right and license with respect to certain information, patent rights and sequence information related to antibodies discovered under the IL-31R Discovery Agreement and directed at the IL-31R target to use, make, sell, import, export and otherwise exploit the antibodies directed at the IL-31R target. Under the terms of the IL-13 License Agreement, the IL-4Rα License Agreement and the OX40L License Agreement, Paragon granted to Apogee exclusive, worldwide, royalty-bearing licenses with respect to certain patent rights and sequence information related to antibodies to use, make, sell, import, export and otherwise exploit the antibodies directed at IL-13, IL-4Rα and OX40L, respectively. Under the terms of the TSLP License Agreement, Paragon granted to Apogee an exclusive, royalty-bearing license with respect to certain patent rights and sequence information related to antibodies to develop, manufacture, commercialize and otherwise exploit the antibodies directed at TSLP. The OX40L License Agreement is additionally subject to the terms of an upstream license with Alloy Therapeutics, LLC, and the TSLP License Agreement contemplates an upstream relationship with MAbSilico SAS. The parties have also negotiated an Omnibus Amendment to take effect immediately prior to the closing of the Proposed Transaction to address certain terms across the agreements. Paragon is affiliated with Fairmount Funds Management at which one of our directors is a managing member. A fund affiliated with Fairmount Funds Management is also a shareholder of Apogee.
Consideration Payable for Outstanding Shares
In the Transactions, our directors and executive officers who own shares of Apogee common stock will receive the same Merger Consideration, on the same terms and conditions, as our other stockholders, as described in the section of this proxy statement captioned “The Merger Agreement—Merger Consideration.” For more information about the beneficial ownership of our shares as of June 25, 2026, by our executive officers and directors, see the section of this proxy statement captioned “Security Ownership of Certain Beneficial Owners and Management.”
Treatment of Equity-Based Awards
The Merger Agreement provides that, at the Effective Time, each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per share that is less than the Merger Consideration (each, an “In the Money Option”) will be cancelled and converted into the right to receive cash in an amount, without interest, equal to the product of (A) the total number of shares of our common stock subject to such In the Money Option multiplied by (B) the excess of (x) the Merger Consideration over (y) the exercise price payable per share of such In the Money Option. Each Company Option other than an In the Money Option that is outstanding immediately prior to the Effective Time (whether vested or unvested) will be cancelled with no consideration payable in respect thereof and have no further force or effect.
Assuming the Effective Time occurred on June 25, 2026, the following table sets forth, for each of our directors and executive officers, (i) the number of vested and unvested In the Money Options that were held as of June 25, 2026, and (ii) the consideration payable for these In the Money Options.

Name	In the Money Options as of June 25, 2026 (vested) (#)	Cash Consideration for In the Money Options as of June 25, 2026 (vested) ($)	In the Money Options as of June 25, 2026 (unvested) (#)	Cash Consideration for In the Money Options as of June 25, 2026 (unvested) ($)
Michael Henderson, M.D.	397,813	39,750,598	599,251	49,422,316
Carl Dambkowski, M.D.	108,737	10,516,224	218,830	18,549,043
Jane Pritchett Henderson	165,167	16,850,492	218,830	18,549,043
Mark C. McKenna	166,499	18,095,145	15,989	1,312,794
Lisa Bollinger, M.D.	34,939	3,170,615	13,841	923,246
Jennifer Fox	24,831	2,297,747	7,657	383,692
William (BJ) Jones, Jr.	24,831	2,297,747	7,657	383,692
Tomas Kiselak	56,669	6,058,133	23,577	2,264,003
Nimish Shah	56,669	6,058,133	23,577	2,264,003

In addition, at the Effective Time, each award of Company Restricted Stock outstanding immediately prior to the Effective Time will fully vest and be converted into the right to receive the Merger Consideration for each such share of Company Restricted Stock.
Assuming the Effective Time occurred on June 25, 2026, the following table sets forth, for each of Apogee’s directors and executive officers, (i) the number of shares of our common stock underlying awards of Company Restricted Stock held as of June 25, 2026, and (ii) the Merger Consideration payable for these awards of Company Restricted Stock.

Name(1)	Awards of Company Restricted Stock as of June 25, 2026 (#)	Cash Merger Consideration for Awards of Company Restricted Stock as of June 25, 2026 ($)
Michael Henderson, M.D.	35,923	4,853,557
Carl Dambkowski, M.D.	29,350	3,965,479
Jane Pritchett Henderson	34,479	4,658,458
Jennifer Fox	8,706	1,176,268
William (BJ) Jones, Jr.	8,706	1,176,268

(1)	Excludes the following directors and named executive officers who do not hold Company Restricted Stock as of June 25, 2026: Mark C. McKenna, Lisa Bollinger, M.D., Tomas Kiselak and Nimish Shah.
280G Mitigation Actions; Gross-Up
The Merger Agreement provides that, for any employee (including any executive officer) who is a “disqualified individual” (as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)), Apogee may, in some instances subject to AbbVie’s approval, implement certain strategies to mitigate adverse tax consequences resulting from the application of Sections 280G and 4999 of the Code and to maximize the net after-tax proceeds received by such employee that is subject to Section 4999 of the Code. In addition, certain employees, including our named executive officers, are entitled to receive an additional payment intended to make the individual whole on an after-tax basis in the event that the individual is subject to an excise tax under Section 4999 of the Code in connection with compensation related to the Merger, provided, that (i) the aggregate cap on all such additional make-whole payments is $12,500,000, and (ii) the relevant executives enter into a non-competition agreement with Apogee, the terms of which are subject to AbbVie’s consent.
2026 Annual Bonus
Apogee may also, following consultation with Parent, commit and communicate to participants in its 2026 Annual Bonus Program (including its executive officers) that the bonus under such program will be paid to each program participant with performance measured (i) for the period in 2026 prior to the Closing, at the greater of target and actual performance measured through the Closing (with any individual performance goals measured at target) and (ii) for the period in 2026 following the Closing, based on target performance. Payment of such bonus will generally be subject to the participant’s continued employment through December 31, 2026.

Potential Severance Payments and Benefits
Apogee’s executive officers are participants in the Executive Severance Policy, which provides for severance protections upon certain terminations of such executive officer’s employment, including following the occurrence of a change in control of Apogee (which will apply upon the Closing).
Under the Executive Severance Policy, upon termination of an executive officer’s employment by Apogee without cause, or by the executive officer for good reason within three months prior to or 12 months following a change in control, Dr. Henderson will be eligible to receive: (i) 1.5 times his annual base salary, (ii) payment of any bonus amount earned but unpaid for the year prior to the year of termination, (iii) payment of the full target bonus he would have earned for the year in which the termination occurs, and (iv) subsidized continued health coverage for up to 18 months.
Under the Executive Severance Policy, upon a termination by Apogee without cause or resignation for good reason within three months prior to or 12 months following a change in control, Dr. Dambkowski and Ms. Henderson are eligible to receive: (i) 1.0 times annual base salary, (ii) payment of any bonus amount earned but unpaid for the year prior to the year of termination, (iii) payment of the full target bonus he or she would have earned for the year in which the termination occurs, and (iv) subsidized continued health coverage for up to 12 months.
Golden Parachute Compensation
This section sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation that is based on or otherwise related to the Transactions for each of Apogee’s executive officers who were designated as “named executive officers” in our definitive proxy statement for our 2026 annual meeting of stockholders, filed with the SEC on April 24, 2026, which compensation is subject to a non-binding advisory vote of our stockholders. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and in this section, we use such term to describe the compensation and benefits based on or otherwise relating to the Transactions that will or may be payable to those named executive officers. The amounts set forth in the table below are based on multiple assumptions that may or may not actually prove correct, including assumptions described in the footnotes to the tables below. As a result, the actual amounts received by a named executive officer in connection with the Transactions may differ materially from the amounts set forth below. It should be noted that Item 402(t) of Regulation S-K does not provide for disclosure of amounts with respect to vested Company Options and, accordingly, the disclosure below does not include such amounts. Please see the section of this proxy statement captioned “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards” above for amounts payable with respect to vested Company Options for Apogee’s executive officers (including these named executive officers).
The table below sets forth, for the purposes of this golden parachute disclosure, the amount of payments and benefits that each of our named executive officers would receive, assuming that (i) the Closing occurred on the latest practicable date, June 25, 2026 (which is the assumed closing date solely for purposes of this golden parachute compensation disclosure and is not the actual date of Closing); (ii) each of our named executive officers is employed by, or providing services to, Apogee at the Closing and experiences a qualifying termination of employment immediately following the Closing, entitling the named executive officer to enhanced change in control severance with such severance entitlements based on each named executive officer’s compensation (including base salary and target annual bonus) and benefit levels in effect on June 25, 2026; (iii) no named executive officer enters into any new agreement or becomes entitled to, prior to the Closing, additional compensation or benefits related to the Transactions; (iv) each named executive officer has properly executed any required releases and complied with all other requirements necessary in order to receive all payments and benefits; and (v) the value per share of our common stock on the completion of the Transactions is $135.11 (that is, the Merger Consideration). Some of the assumptions used in the table below are based upon information that is not currently available and, as a result, the actual amounts to be received by any of the named executive officers below may materially differ from the amounts set forth below. The actual amounts payable to Apogee’s named executive officers will depend on whether, among other things, the named executive officer experiences a qualifying termination, the date of such termination (if any) and other factors, and accordingly may differ from the amounts set forth below.

	Golden Parachute Compensation
Name(1)	Cash ($)(2)	Equity ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)
Michael Henderson, M.D.	1,548,000	49,422,315.55	59,000	5,412,441	56,441,757
Carl Dambkowski, M.D.	807,650	18,549,042.92	31,000	2,240,801	21,628,494
Jane Pritchett Henderson	807,650	18,549,042.92	13,000	1,286,562	20,656,255

(1)
Under relevant SEC rules, Apogee is required to provide information in this table with respect to Apogee’s named executive officers, who, for these purposes, are the individuals whose compensation was required to be reported in the summary compensation table of Apogee’s most recent proxy statement.

(2)
The amounts in this column represent the cash severance payments that would be payable to each applicable named executive officer upon a qualifying termination of employment within 3 months prior to or 12 months following a change in control under each named executive officer’s employment agreement, which would consist of (i) cash payments equal to 1.0 times (or, for Dr. Henderson, 1.5 times) his or her applicable base salary as in effect on the date of termination, and (ii) a lump sum payment of his or her target annual bonus for the year in which such termination occurs. The amounts in this column are considered “double-trigger” (that is, such amounts are only payable upon a qualifying termination of employment following the Closing).

The cash severance amounts for each named executive officer are calculated as follows:

Named Executive Officer	Annual Salary ($)	Annual Salary Severance Multiplier	Target Annual Bonus Opportunity ($)	Target Annual Bonus Opportunity Severance Multiplier	Total Cash Payments ($)
Michael Henderson, M.D.	720,000	1.5	468,000	1.0	1,548,000
Carl Dambkowski, M.D.	557,000	1.0	250,650	1.0	807,650
Jane Pritchett Henderson	557,000	1.0	250,650	1.0	807,650

(3)
The amounts in this column represent, for each named executive officer, on a pre-tax basis, the spread value of unvested In the Money Options held by such named executive officer as of June 25, 2026, which will be paid out upon the Merger, assuming the Closing occurred on June 25, 2026. For each unvested In the Money Option, the cash spread value is calculated by multiplying (a) the amount by which the Merger Consideration exceeds the per share exercise price of such In the Money Option by (b) the number of shares of our common stock subject to such unvested In the Money Option. Such payments are made as a result of the Closing (on a “single-trigger” basis). For additional information on the treatment of outstanding equity awards held by each named executive officer in the Merger, see the section of this proxy statement captioned “The Merger—Interests of Apogee’s Directors and Executive Officers in the Merger—Treatment of Equity-Based Awards.”

The number of unvested Company Options held by each named executive officer as of June 25, 2026, and their estimated values are as follows:

Name	Unvested In the Money Options Vesting Upon Closing (#)	Spread Value of Unvested In the Money Options Vesting Upon Closing ($)
Michael Henderson, M.D.	599,251	49,422,315.55
Carl Dambkowski, M.D.	218,830	18,549,042.92
Jane Pritchett Henderson	218,830	18,549,042.92

(4)
The amounts in this column represent the estimated value of post-termination benefits coverage for 12 months (or, for Dr. Henderson, 18 months). The amounts in this column are considered “double-trigger” as they will only be payable in the event of a qualifying termination of employment following the Closing.

(5)
Represents the estimated amount of the applicable executive’s tax reimbursement payment in respect of excise taxes imposed in connection with transaction-related compensation, as described above. Amounts included in this proxy statement are estimates and are subject to change.

Indemnification and Insurance of Directors and Officers
For a period of six years after the Effective Time, Parent has agreed that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) existing in favor of the current (as of the date of the Merger Agreement) or former directors or officers of Apogee (the “Indemnified Persons”), pursuant to the organizational documents of Apogee, and any indemnification or other similar agreements of Apogee, in each case as in effect on the date of the Merger Agreement, will continue in full force and effect in accordance with their terms, and the Surviving Corporation will, and will cause its subsidiary to, perform their obligations thereunder. Without limiting the foregoing, during the period commencing at the Effective Time and ending on the sixth anniversary of the Effective Time, Parent will, and will cause Apogee to, indemnify and hold harmless each Indemnified Person against all losses, claims, damages, liabilities, fees, expenses, judgments, or fines incurred (including documented and reasonable out-of-pocket costs, expenses and attorneys’ fees) in connection with any legal proceeding arising out of or relating to the fact that the Indemnified Person is or was an Apogee director or officer, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that Apogee is permitted under applicable legal requirements and its corporate organizational documents.
In the event of any such legal proceeding, (i) Parent and Apogee will each have the right to assume the defense of such proceeding, subject to certain limitations specified in the Merger Agreement, in which case the Indemnified Persons will also cooperate in such defense; (ii) Parent and Apogee will also cooperate with each other in such defense should either elects to not assume such defense; (iii) the Indemnified Persons shall not be liable for any settlement effected without their prior written consent if Parent or Apogee elects to assume such defense, nor will Parent and Apogee be liable for any settlement effected without their prior written consent if they elect not to assume such defense; (iv) Parent and Apogee shall not have any obligation under the Merger Agreement to any Indemnified Person if a court shall ultimately issue a final determination that the indemnified action of such Indemnified Person is prohibited by applicable law; and (v) all rights to indemnification in respect of any such legal proceedings will continue until their final disposition.
At or prior to the Effective Time, Apogee agreed to purchase a six-year “tail” policy for the existing directors’ and officers’ and fiduciary liability insurance policies, effective as of the Effective Time. If a “tail policy” is not obtained by Apogee prior to the Effective Time, Parent and the Surviving Corporation will maintain in effect, for six years after the Closing date, Apogee’s existing directors’ and officers’ and fiduciary liability insurance policies for the benefit of Apogee, its subsidiary and the Indemnified Persons currently covered by such policies, with respect to acts and omissions occurring prior to the Effective Time, on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy. However, in no event will the Surviving Corporation be required to pay annual premiums (or a premium for a “tail policy”) in excess of 300% of the annual premiums currently payable by Apogee. If such premiums exceed that amount, Parent will cause Apogee to obtain policies with the greatest coverage available for a cost equal to such amount.
Executive Officers Following the Merger
It is possible that continuing Apogee employees, including the executive officers, will engage in discussions about, or enter into, new employment or compensation arrangements with AbbVie or its affiliates. Such arrangements may include agreements regarding future terms of employment, compensation or benefits. As of the date of this proxy statement, none of our executive officers have engaged in such discussions or entered into any new agreement or arrangement with Apogee, AbbVie or any of their affiliates regarding compensation from, employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.
Treatment of Company Warrants
At the Effective Time, each Company Warrant outstanding immediately prior to the Effective Time will, in accordance with its terms, become exercisable by the holder thereof solely for the same Merger Consideration that such holder would have been entitled to receive if such holder had been, immediately prior to the Effective Time, the holder of the number of shares then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained in such Company Warrant.
Following the date of the Merger Agreement and prior to the Effective Time, Apogee will comply with all of its obligations under the Company Warrants and will take all actions as may be required to effect the treatment of the Company Warrants described above, including delivering in a timely manner the notices contemplated under the terms of each Company Warrant and notifying Parent if any holder of a Company Warrant elects to exercise such Company Warrant. Apogee will not amend, supplement or modify any of the terms of any Company Warrant without the prior written consent of Parent.
Financing for the Merger
The consummation of the Merger is not conditioned on any financing arrangements or contingencies. Each of Parent and Merger Sub has agreed to consummate the Merger and the Transactions irrespective and independent of the availability or terms of financing. AbbVie has guaranteed the payment obligations of Parent and Merger Sub under the Merger Agreement.

Closing and Effective Time
Unless otherwise mutually agreed in writing between Apogee and Parent, the Closing will take place two business days following the satisfaction or waiver in accordance with the Merger Agreement of all of the conditions to the Closing (as described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”), other than conditions that, by their nature, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at or prior to the Closing.
The Effective Time will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Apogee and Parent may agree upon in writing and specify in the certificate of merger in accordance with the DGCL).
Litigation Related to the Merger
Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into acquisition, merger or other business combination agreements like the Merger Agreement. Although Apogee is not aware of any pending lawsuits relating to the Merger as of the date of this proxy statement, potential plaintiffs may file lawsuits or send demand letters in connection with the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to Apogee including any costs associated with the indemnification of directors and officers. One of the conditions to the consummation of the Merger is that no legal restraints preventing or prohibiting the consummation of the Merger shall be in effect at the time of Closing. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of the material U.S. federal income tax considerations relating to the Merger that are relevant to U.S. Holders and Non-U.S. Holders (each, as defined below) of shares of our common stock whose shares are exchanged for cash pursuant to the Merger. This discussion is for general informational purposes only and is not tax advice. This discussion is based upon the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations at any time, possibly with retroactive effect.
This discussion is limited to holders who hold their shares of our common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment purposes). This discussion does not describe any of the tax considerations arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of any alternative minimum tax, the 3.8% Medicare tax on net investment income, or U.S. federal tax law other than income taxation (e.g., estate or gift taxation) that may be relevant or applicable to a particular holder in connection with the Merger. Moreover, this section does not address the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith and any laws, regulations or practices adopted in connection with any such agreement). For purposes of this discussion, a “holder” means either a U.S. Holder or a Non-U.S. Holder or both, as the context may require.
This discussion does not purport to be a complete analysis of all of the U.S. federal income tax considerations that may be relevant to particular holders in light of their particular facts and circumstances. For example, this discussion does not address holders who may be subject to special treatment under U.S. federal income tax laws, such as:
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financial institutions or banks; tax-exempt organizations (including private foundations); holders that are, or hold our common stock through, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes; insurance companies; mutual funds; retirement plans; dealers in stocks and securities; traders in securities that elect to use the mark-to-market method of accounting for their securities; regulated investment companies; real estate investment trusts; entities subject to the U.S. anti-inversion rules; or certain former citizens or long-term residents of the United States;

•	holders who are controlled foreign corporations or passive foreign investment companies;
•	holders who are subject to the alternative minimum tax;

•	holders holding shares of our common stock as part of a hedging, constructive sale or conversion, straddle or other risk reduction transaction;
•	holders that received their shares of our common stock in connection with the performance of services or compensatory transactions;
•	holders who own an equity interest, actually or constructively, in AbbVie or the Surviving Corporation following the Merger;
•	U.S. Holders whose “functional currency” is not the U.S. dollar;
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Non-U.S. Holders that hold or have held, directly or pursuant to attribution rules, more than 5% of the shares of our common stock at any time during the five-year period ending on the date of the consummation of the Merger;

•	a holder required to recognize income or gain no later than the time such income or gain is required to be reported on an applicable financial statement (as defined in Section 451(b) of the Code);
•	a holder holding our common stock as qualified small business stock for purposes of Sections 1045 and/or 1202 of the Code;
•	holders that acquire or sell shares of our common stock as a part of wash sales for U.S. federal income tax purposes; or
•	holders that do not vote in favor of the Merger and who properly demand appraisal of their shares of our common stock under Section 262.
If a partnership (including an entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of our common stock, then the U.S. federal income tax considerations applicable to its partners or members will generally depend upon the status of the partner or member and the activities of the partner or member and the partnership. Accordingly, partnerships or other entities treated as partnerships for U.S. federal income tax purposes holding shares of our common stock, and partners or members therein, should consult their tax advisors regarding the U.S. federal income tax considerations applicable to them relating to the Merger.
No ruling has been or will be obtained from the IRS regarding the U.S. federal income tax considerations of the Merger described below. No assurance can be given that the IRS will agree with the views expressed in this discussion, or that a court will not sustain any challenge by the IRS in the event of litigation. Furthermore, no opinion of counsel has been or will be rendered with respect to any tax considerations of the Merger or any related transactions. The use of words such as “will” and “should” in any tax-related discussion contained herein is not intended to convey a particular level of comfort.
THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE LEGAL ADVICE TO ANY HOLDER. EACH HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSIDERATIONS ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY NON-INCOME TAX LAWS.
U.S. Holders
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

The exchange of shares of our common stock for cash pursuant to the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. A U.S. Holder will recognize gain or loss equal to the difference, if any, between (i) the cash received and (ii) such U.S. Holder’s adjusted tax basis in our common stock exchanged pursuant to the Merger. Such gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such shares exceeds one year at the time of the Merger. A non-corporate U.S. Holder (including an individual) who has held such common stock for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations. If a U.S. Holder acquired different blocks of our common stock at different times and different prices, such U.S. Holder must determine its adjusted tax basis and holding period separately with respect to each block of the common stock.
Non-U.S. Holders
For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of shares of our common stock that is neither a U.S. Holder nor a partnership or other pass-through entity for U.S. federal income tax purposes.
Subject to the discussion under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—Information Reporting and Backup Withholding,” any gain realized by a Non-U.S. Holder on the exchange of shares of our common stock for cash pursuant to the Merger generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with the conduct of a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such Non-U.S. Holder generally will be taxed on a net income basis generally in the same manner as a U.S. Holder (as described under the section of this proxy statement captioned “The Merger—Material U.S. Federal Income Tax Consequences of the Merger—U.S. Holders”), except that if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower rate under an applicable income tax treaty) on its “effectively connected gains”; or

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such Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Effective Time, and certain other specified conditions are met, in which case such Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a lower rate under an applicable income tax treaty) on such gain, net of applicable U.S.-source capital losses recognized by such Non-U.S. Holder.

Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax considerations that may be relevant to them in light of their particular circumstances and as to any applicable tax treaties that might provide for different rules.
Information Reporting and Backup Withholding
Payments made in exchange for shares of our common stock pursuant to the Merger may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an IRS Form W-9, certifying under penalties of perjury that such U.S. Holder is a “United States person” (within the meaning of the Code), that the taxpayer identification number provided is correct, and that such U.S. Holder is not subject to backup withholding.
A Non-U.S. Holder may be subject to information reporting and backup withholding (currently at a rate of 24%) on payments made in exchange for shares of our common stock pursuant to the Merger. To avoid backup withholding, a Non-U.S. Holder that does not otherwise establish an exemption from backup withholding should complete and return an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate IRS Form W-8, as applicable, for the Non-U.S. Holder, in accordance with the instructions thereto, certifying that such Non-U.S. Holder is not a “United States person” (within the meaning of the Code). Non-U.S. Holders should consult their tax advisors to determine which IRS Form W-8 is appropriate.
Certain stockholders (including corporations) generally are not subject to backup withholding. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against the U.S. federal income tax liability of a holder, provided the required information is properly and timely furnished by such holder to the IRS. The IRS may impose a penalty upon a holder that fails to provide the correct taxpayer identification number.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR HOLDERS. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER UNDER ANY U.S. FEDERAL, STATE, NON-U.S., LOCAL OR OTHER TAX LAWS.
Required Regulatory Approvals
The completion of the Merger is subject to, among other conditions described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”: (i) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act and the filings specified on the Disclosure Schedule (which will also include filings to be made to the CMA under the U.K. Enterprise Act of 2002 or the EC under Article 22 of the EU Merger Regulation, in each case, if such authority indicates in writing to AbbVie that it has decided to formally investigate the Merger or has received a referral request, as applicable) and any voluntary commitment or agreement with the FTC, DOJ or any other governmental body not to consummate the Merger; and (ii) to the extent applicable, the receipt of any clearances, authorizations, consents, orders or approvals applicable to the Merger under antitrust laws as set forth on the Disclosure Schedule in connection with the execution of the Merger Agreement, and the expiration or termination of any waiting period related thereto.
Apogee, Parent and Merger Sub have agreed to use (and cause their respective affiliates to use) their reasonable best efforts to take all steps necessary, proper or advisable under applicable antitrust laws or foreign direct investment laws to enable the Closing to occur as promptly as reasonably practicable, including (i) obtaining all necessary actions or nonactions, consents, clearances, waivers, decisions, declarations, approvals, and expirations or terminations of waiting periods from governmental bodies, (ii) making all necessary registrations and filings, and taking all steps as may be reasonably necessary to obtain such consents, decisions, declarations, approvals, clearances, waivers or expiration or termination of waiting periods, or (iii) giving all required notices to third parties and executing any additional instrument reasonably necessary to consummate the Transactions to avoid a legal proceeding by any governmental body in connection with any antitrust law or foreign direct investment law.
However, none of AbbVie, Merger Sub nor any of their respective affiliates or subsidiaries (including Parent and, after the Closing, the Surviving Corporation) is obligated to agree to (A) negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, lease, license, divestiture, or disposition of any asset, right, product or product line, or business of Apogee, AbbVie, or any of their respective affiliates; (B) terminating any existing relationship, contractual right, or obligation of Apogee, AbbVie, or any of their respective affiliates; (C) terminating any venture or other arrangement; (D) creating any relationship, contractual right, or obligation of Apogee, AbbVie, or any of their respective affiliates; (E) effectuating any other change or restructuring of Apogee, AbbVie, or any of their respective affiliates; (F) undertaking or agreeing to (or requesting or authorizing Apogee or its subsidiary to undertake, effective upon the Closing) any requirement or obligation to provide prior notice to, or obtain prior approval from, any governmental body with respect to any transaction; (G) otherwise taking or committing to take any action with respect to the businesses, product lines, or assets of Apogee, AbbVie, or any of their respective affiliates; and (H) any sale, divestiture, disposition or other remedial measure.
Subject to the terms and conditions of the Merger Agreement, each of the parties agreed to (and agreed to cause their respective affiliates, if applicable, to): (i) as promptly as reasonably practicable, but in no event later than ten business days after the date of the Merger Agreement, make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions (the “HSR Filing”); (ii) as promptly as reasonably practicable, make any other filings, notifications or other consents that are required to be made with, or obtained from, any other governmental bodies under applicable antitrust laws or foreign direct investment laws in the jurisdictions identified on the Disclosure Schedule in connection with the Transactions; and (iii) cooperate with each other in determining whether, and promptly making, any other filing or notification or other consent required to be made with, or obtained from, any other governmental body, and cooperate with each other and use their respective reasonable best efforts to contest and resist any legal proceeding that is in effect that prohibits the consummation of the Transactions. Apogee and Parent also agreed to request early termination of any applicable waiting or review periods under the antitrust laws and foreign direct investment laws (if available). The parties have not identified any filings, notifications or other consents that are required to be made with, or obtained from, any governmental bodies under any foreign direct investment laws in connection with the Transactions.
Pursuant to the Merger Agreement, AbbVie, after prior consultation in good faith with Apogee, will have the responsibility for devising and implementing the strategy for obtaining any necessary clearances under the antitrust laws and foreign direct investment laws, which includes controlling and leading all meetings, communications and decisions with governmental bodies in connection therewith. Apogee has agreed to use its reasonable best efforts to consult in advance with AbbVie, obtain AbbVie’s prior written consent, and to address all of AbbVie’s views and comments prior to taking any substantive position with respect to the filings under the HSR Act, or required by any other governmental body under any applicable antitrust laws or foreign direct investment laws, and any written submission or, to the extent practicable, any discussion with any governmental body in connection with obtaining any necessary clearance under the HSR Act or any other antitrust law or any foreign direct investment law. Additionally, each party is required to use reasonable best efforts to (i) cooperate in all respects and consult with the other parties in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions; (ii) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or legal proceeding brought by a governmental body or brought by a third party before any governmental body, in each case, with respect to the Transactions; (iii) keep the other parties informed as to the status of any such request, inquiry, investigation, action, or legal proceeding; (iv) promptly inform the other parties of any material communication to or from the FTC, the DOJ or any other governmental body in connection with any such request, inquiry, investigation, action or legal proceeding; (v) on request, promptly furnish to the other party a copy of such communications, subject to a confidentiality agreement and redactions; (vi) to the extent reasonably practicable, consult in advance and cooperate with the other parties and consider in good faith the views of the other parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal to be made or submitted in connection with any such request, inquiry, investigation, action or legal proceeding; and (vii) except where prohibited by any governmental body, permit authorized representatives of the other parties to be present at each meeting and telephone or video conference arising out of or relating to such request, inquiry, investigation, action, or legal proceeding. The parties may redact materials provided to one another (A) as necessary to comply with contractual arrangements or address attorney-client or other privilege concerns and (B) to remove references to valuation of Apogee or its subsidiary.
Although we expect any waiting period under the HSR Act and the filings specified on the Disclosure Schedule and any voluntary commitment or agreement with the FTC, DOJ or any other governmental body not to consummate the Merger to expire or be earlier terminated, we cannot assure you that the expiration or termination will occur in a timely manner or that the expiration or termination of such waiting periods and any voluntary agreement will not involve the imposition of additional conditions, restrictions, qualifications, requirements, or limitations on the Merger, including the requirement to divest assets, license, or hold separate assets or terminate existing relationships and contractual rights, or agree to other remedies, or require changes to the terms of the Merger Agreement. These conditions or changes could result in the conditions to the Merger not being satisfied.
Expiration or Termination of Waiting Period under the HSR Act in the United States
Under the HSR Act and the rules promulgated thereunder, the Merger may not be completed until AbbVie and Apogee each files a Notification and Report Form with the Antitrust Division of the DOJ and the FTC, and the applicable waiting period or any voluntary commitment or agreement with the FTC, DOJ or any other governmental body not to consummate the Merger has, in each case, expired or been earlier terminated. The waiting period under the HSR Act applicable to the Merger is 30 calendar days following the parties’ filings of their respective HSR Act notification and report forms, unless the waiting period is terminated earlier or extended. If the DOJ or FTC issues a request for additional information and documentary materials (a “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with such Second Request, unless the waiting period is terminated earlier. However, AbbVie and Apogee, on the one hand, and the FTC, DOJ, or any other governmental body, on the other hand, can agree not to consummate the Merger for a certain period of time beyond the statutory waiting period.
Parent and Apogee each intend to file a Premerger Notification and Report Form under the HSR Act with the Antitrust Division of the DOJ and the FTC in connection with the Merger on July 6, 2026.
Required Clearances, Consents or Approvals, or Other Waiting Periods
In addition to the expiration or termination of the waiting period under the HSR Act, the completion of the Merger is also subject to the receipt of any clearances or approvals applicable to the Merger under antitrust laws as specified on the Disclosure Schedule (which will also include filings to be made to the CMA under the U.K. Enterprise Act of 2002 or the EC under Article 22 of the EU Merger Regulation, in each case if such authority indicates in writing to AbbVie that it has decided to formally investigate the Merger or has received a referral request, as applicable), and the expiration or termination of any waiting period related thereto. Antitrust authorities in such jurisdictions may also impose conditions, restrictions, qualifications, requirements or limitations when they grant the necessary clearances or approvals.
The parties will (and will cause their respective affiliates, if applicable, to) cooperate with each other in determining whether, and promptly preparing and making, any other filings, notifications or other consents are required to be made with, or obtained from, any other governmental bodies in connection with the Transactions.
Other Potential Intervention Pursuant to Antitrust Laws
At any time before or after the Effective Time, notwithstanding the expiration or termination of the required waiting period under the HSR Act or any voluntary commitment or agreement with the FTC, DOJ or any other governmental body not to consummate the Merger, the DOJ, FTC or any state or foreign government authority could take action under applicable antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger, seeking divestiture of assets of one or both of the parties, requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights, or requiring the parties to agree to other remedies.
In addition, private parties may seek to take legal action under applicable antitrust laws under certain circumstances, including by seeking to intervene in the regulatory process, litigating to enjoin or overturn regulatory approvals or bringing their own independent action seeking to enjoin or impose conditions on the Merger.
Any of these potential actions could significantly impede, delay or even preclude the consummation of the Merger. We cannot be certain that a challenge to the Merger will not be made or that, if a challenge is made, we will prevail.

The Merger Agreement
Explanatory Note Regarding the Merger Agreement
The following summary describes the material provisions of the Merger Agreement. The descriptions of the Merger Agreement in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should carefully read and consider the entire Merger Agreement, which is the legal document that governs the Merger, because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.
The representations, warranties, covenants and agreements described below and included in the Merger Agreement (i) were made only for purposes of the Merger Agreement and as of specific dates; (ii) were made solely for the benefit of the parties to the Merger Agreement; and (iii) may be subject to important qualifications, limitations and supplemental information agreed to by Apogee, AbbVie, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement and contained in the confidential disclosure schedules. In addition, the representations and warranties have been included in the Merger Agreement for the purpose of allocating contractual risk between Apogee, AbbVie, Parent and Merger Sub rather than to establish matters as facts and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Apogee, AbbVie, Parent or Merger Sub or any of their respective affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. In addition, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of Apogee, AbbVie, Parent and Merger Sub, because the parties may take certain actions that are either expressly permitted in the confidential disclosure schedule to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The Merger Agreement is described below, and included as Annex A, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Apogee, AbbVie, Parent, Merger Sub or their respective businesses. Accordingly, the representations, warranties, covenants and other agreements in the Merger Agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Apogee and its business. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information.”
Effects of the Merger; Certificate of Incorporation; Bylaws; Directors and Officers
The Merger Agreement provides that, on the terms and subject to the conditions of the Merger Agreement and in accordance with the DGCL, at the Effective Time, (i) Merger Sub will be merged with and into Apogee; (ii) the separate corporate existence of Merger Sub will thereupon cease; and (iii) the corporate existence of Apogee under the laws of the State of Delaware will continue as the surviving corporation and an indirect wholly owned subsidiary of AbbVie. The corporation surviving the Merger is sometimes referred to as the “Surviving Corporation.” The Merger will have the effects set forth in the applicable provisions of the DGCL.
At the Effective Time, the certificate of incorporation of Apogee will be amended and restated to conform to Exhibit C of the Merger Agreement until, subject to the terms of the Merger Agreement, thereafter, amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation. The name of the Surviving Corporation will be Apogee Therapeutics, Inc.
The parties to the Merger Agreement will take all necessary action such that the bylaws of Merger Sub as in effect immediately prior to the Effective Time will become the bylaws of the Surviving Corporation (except that all references in such bylaws of Merger Sub to its name, date of incorporation, registered office or registered agent will instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Surviving Corporation) until, subject to the Merger Agreement thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
The parties to the Merger Agreement will take all necessary action such that (i) the directors of Merger Sub as of immediately prior to the Effective Time will become the only directors of the Surviving Corporation and such directors will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal and (ii) the officers of Merger Sub as of immediately prior to the Effective Time will be the initial officers of the Surviving Corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation, or removal.
Closing and Effective Time
Closing will take place (i) remotely by electronic exchange of executed documents, commencing at 10:00 a.m., New York City time, on the date that is two business days after the date on which all of the closing conditions of the Merger (as described in the section of this proxy statement captioned “The Merger Agreement—Conditions to the Closing of the Merger”) will have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver thereof at or prior to the Closing) or (ii) at such other place, time, and date as Apogee and Parent may agree in writing. On the date of the Closing (or on such other date as Parent and Apogee may agree), Parent and Merger Sub will cause a certificate of merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by Apogee and Parent and specified in the Certificate of Merger in accordance with the DGCL.
Merger Consideration
Common Stock
At the Effective Time, and without any further action on the part of the parties or any of Apogee’s stockholders, each share of our common stock, par value $0.00001 per share, that is outstanding immediately prior to the Effective Time (other than the Canceled Shares and the Dissenting Shares) will be converted automatically into the right to receive the Merger Consideration, without interest and subject to any applicable withholding taxes. All shares that have been converted into the right to receive the Merger Consideration as provided in the Merger Agreement will cease to exist and no longer be outstanding, and any holder of book-entry shares, or certificates with respect thereto that immediately prior to the Effective Time represented such shares, will cease to have any right with respect to such shares other than the right to receive the Merger Consideration.
Each share that is (a) owned by Apogee or as treasury stock or otherwise, including shares reserved for issuance under the Apogee Equity Plan or the Apogee ESPP, or (b) held, directly or indirectly, by AbbVie or any of its subsidiaries immediately prior to the Effective Time will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.
Each share of common stock, par value $0.001 per share, of Merger Sub outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid, and nonassessable share of common stock, par value $0.001 per share, of the surviving corporation with the same rights, powers, and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the surviving corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub will be deemed for all purposes to represent the number of shares of common stock of the surviving corporation into which they were converted in accordance with the immediately preceding sentence.
Outstanding Equity Awards
The Merger Agreement provides that, at the Effective Time:
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Company Options: each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per share that is less than the Merger Consideration will be cancelled and converted into the right to receive cash in an amount equal to the product of: (A) the total number of shares subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the excess of the Merger Consideration over the exercise price payable per share under such Company Option, without interest and subject to any applicable withholding taxes; any Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per share that is greater than or equal to the Merger Consideration will be cancelled without any consideration being payable in respect thereof, and have no further force or effect;

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Company Restricted Stock Units: each Company Restricted Stock Unit outstanding immediately prior to the Effective Time will fully vest, be cancelled and convert into the right to receive a lump sum cash payment, without interest and subject to any applicable withholding taxes, equal to the product of (x) the Merger Consideration, multiplied by (y) the number of shares subject to such Company Restricted Stock Unit; and

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Company Restricted Stock: each Company Restricted Stock outstanding immediately prior to the Effective Time will fully vest and be converted into the right to receive the Merger Consideration for each such share of Company Restricted Stock.

Treatment of Company Warrants
At the Effective Time, each Company Warrant outstanding immediately prior to the Effective Time will, in accordance with its terms, become exercisable by the holder thereof solely for the same Merger Consideration that such holder would have been entitled to receive if such holder had been, immediately prior to the Effective Time, the holder of the number of shares then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained in such Company Warrant.
Following the date of the Merger Agreement and prior to the Effective Time, Apogee will comply with all of its obligations under the Company Warrants and will take all actions as may be required to effect the treatment of the Company Warrants described above, including delivering in a timely manner the notices contemplated under the terms of each Company Warrant and notifying Parent if any holder of a Company Warrant elects to exercise such Company Warrant. Apogee will not amend, supplement or modify any of the terms of any Company Warrant without the prior written consent of Parent.
Exchange and Payment Procedures
The Merger Agreement provides that a U.S. bank or trust company (the “Paying Agent”) will be appointed to act as a paying agent for our stockholders, and will receive the funds to which our stockholders will become entitled in connection with the Merger. The Paying Agent will act as agent to the stockholders to receive the Merger Consideration payment. No later than the Effective Time, Parent will deposit, or will cause to be deposited, in trust for the benefit of holders of the shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the shares outstanding immediately prior to the Effective Time (other than Canceled Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or uncertificated shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of the Merger Agreement (such cash being referred to as the “Exchange Fund”).
As soon as reasonably practicable after the Effective Time and in any event not later than the third business day following the Closing date, Parent will cause the Paying Agent to mail to each holder of record of shares whose shares were certificated and converted into the right to receive Merger Consideration pursuant to the Merger Agreement, (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to certificates will pass, only upon delivery of certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and will be in such form and have such other provisions as Parent and Apogee may mutually reasonably agree) and (ii) instructions for use in effecting the surrender of Certificates (effective affidavits of loss in lieu thereof) in exchange for Merger Consideration. Upon (a) surrender of Certificates to the Paying Agent, together with such letter of transmittal, duly completed, and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent in the case of shares that are certificated or (b) receipt of an “agent’s message” by the Paying Agent in the case of a book-entry transfer of Book-Entry Shares, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares will be entitled to receive in exchange an amount in cash equal to the product of (1) the number of shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (2) the Merger Consideration. Notwithstanding anything to the contrary in the Merger Agreement, no holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to the Merger Agreement. No interest will be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof). In the event of a transfer of ownership of shares that is not registered in the stock transfer books of Apogee, payment of Merger Consideration upon due surrender of a Certificate may be paid to such a transferee if the Certificate formerly representing such shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

At the Effective Time, the stock transfer books of Apogee will be closed, and there will be no further registration of transfer on the stock transfer books of the surviving corporation of the shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates or book-entry shares are presented to the surviving corporation or the Paying Agent for transfer or any other reason, the holder of any such certificate or book-entry share will be given a copy of the letter of transmittal and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled.
Any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains undistributed to the former holders of shares on the 12-month anniversary of the Effective Time will then be delivered to the Surviving Corporation upon demand, and any former holder of shares who has not surrendered their shares in accordance with the Merger Agreement prior to such date may look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest, upon due surrender of their shares.
Representations and Warranties
The Merger Agreement contains representations and warranties of Apogee, Parent and Merger Sub.
Apogee
Some of the representations and warranties in the Merger Agreement made by Apogee are qualified as to “materiality” or “Material Adverse Effect.” For purposes of this proxy statement and the Merger Agreement, a “Material Adverse Effect” means an event, effect, change, occurrence, condition, or development (each, an “Effect”) that, individually or taken together, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, operations, condition (financial or otherwise), or results of operations of Apogee and its subsidiary, taken as a whole. However, subject to certain exceptions, no Effect arising out of or resulting from any of the following will be deemed either alone or in combination to constitute or will be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:
(a)	any change in the market price or trading volume of Apogee’s stock;
(b)	the execution, announcement or consummation of the Transactions;
(c)
general changes or developments in the clinical stage biopharmaceutical industry or changes in the economy generally or changes in other general business, financial, or market conditions (including interest rates, exchange rates, tariffs, trade wars, and credit markets);

(d)	general changes or developments in the fluctuations in the value of any currency;
(e)
(i) changes to any domestic, foreign or global political condition, (ii) any act of terrorism, war (whether or not declared), civil unrest, civil disobedience, protests, public demonstrations, insurrection, national or international calamity, sabotage or terrorism, (iii) any pandemic or epidemic or other outbreak of contagious diseases (or the escalation or worsening of any of the foregoing) or (iv) any volcano, tsunami, earthquake, hurricane, tornado, other natural or man-made disaster, or any similar force majeure event;

(f)
the failure of Apogee and its subsidiary to meet internal or analyst’s expectation, forecast, estimate, or prediction in respect of revenues, earnings, or other financial or operating metrics for any period;

(g)
any action taken (or failure to act) by Apogee at the written direction of Parent and any action specifically required to be taken by Apogee under the Merger Agreement (excluding the requirement that Apogee conduct its business in all material respects in the ordinary course); or

(h)	any change or proposed change in any law or GAAP after the date of the Merger Agreement.
The exceptions in items (a) and (f) will not prevent, or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to in such clause (if not otherwise falling within any of the exceptions provided by items (b) through (e) or (g) and (h) hereof) has been or would be reasonably expected to be a Material Adverse Effect or has otherwise resulted in or contributed to a Material Adverse Effect, except, in the case of each of items (c), (d), (e) and (h), to the extent that such Effect adversely disproportionately affects Apogee and its subsidiary, taken as a whole, compared to other similar biopharmaceutical companies, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect.

In the Merger Agreement, Apogee has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement and the Disclosure Schedule. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to Apogee and its subsidiary;
•	ownership and capital structure of Apogee and its subsidiary;
•	the non-contravention of Apogee’s obligations and the required consents, approvals and regulatory filings in connection with the Merger Agreement;
•	the applicability of Section 203 of the DGCL and any other applicable takeover or anti-takeover laws;
•
the preparation of Apogee’s financial statements, including Apogee’s maintenance of internal controls with respect to financial reporting and the preparation, compliance, accuracy and timely filing of or furnishing to the SEC all Apogee SEC filings, including disclosure controls and procedures;

•	the absence of any action that has had a Material Adverse Effect;
•	title to Apogee’s material tangible assets;
•	real property; intellectual property, data privacy and information security matters;
•	the existence and enforceability of specified categories of Apogee’s material contracts;
•	the absence of undisclosed liabilities; compliance with applicable laws;
•	FDA, healthcare regulatory compliance and related matters;
•	compliance with anti-corruption laws and sanctions and similar rules and regulations;
•	governmental authorizations;
•	tax matters; employee benefit plans and labor matters;
•	environmental matters;
•	insurance matters;
•	litigation matters;
•	information supplied by or on behalf of Apogee and its subsidiary for inclusion in Apogee’s proxy statement with respect to the Merger;
•	personal property matters;
•	matters related to transactions with affiliates;
•	Apogee’s major suppliers;
•	and investment bankers, brokers, finders or other intermediaries.
Parent and Merger Sub
In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to Apogee that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:
•	due organization, valid existence, good standing and authority and qualification to conduct business with respect to each of Parent and Merger Sub;
•	the non-contravention of Parent’s and Merger Sub’s obligations and required consents, approvals and regulatory filings in connection with the Merger Agreement;
•	information supplied by or on behalf of Parent or its affiliates for inclusion in Apogee’s proxy statement with respect to the Merger;
•	litigation matters;

•	ownership of our common stock;
•	intention in acquiring the shares of capital stock of the surviving corporation;
•	sufficiency of funds;
•	and investment bankers, brokers, finders or other intermediaries.
None of the representations and warranties contained in the Merger Agreement survive past the Effective Time.
Conduct of Business Pending the Merger
The Merger Agreement provides that during the period from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms (the “Pre-Closing Period”), except (i) as expressly required or contemplated under the Merger Agreement or as required by applicable laws or (ii) with the written consent of Parent, which consent may not be unreasonably withheld, conditioned, or delayed, Apogee will, and will cause its subsidiary to, use commercially reasonable efforts to conduct its business in the ordinary course of business as was being conducted prior to the date of the Merger Agreement and preserve intact its assets, business organization and relations with employees, customers, suppliers, licensors, licensees, governmental bodies and any other person with whom Apogee has material business relationships.
The Merger Agreement also provides that, except (i) as expressly required or contemplated under the Merger Agreement or as required by applicable laws, (ii) with the written consent of Parent, which consent may not be unreasonably withheld, conditioned, or delayed, or (iii) as disclosed in the Disclosure Schedule, neither Apogee nor its subsidiary may:
•
(i) establish a record date for, declare, accrue, set aside, or pay any dividend or make any other distribution in respect of any securities (other than with respect to any dividend or distribution by a direct or indirect wholly owned subsidiary of Apogee to its direct or indirect parent) or (ii) repurchase, redeem, or otherwise reacquire any share of capital stock, or any right, warrant, or option to acquire any share of Apogee capital stock, other than (a) with respect to transactions among Apogee and its subsidiary, (b) in connection with the exercise, cancellation or conversion of Company Warrants in accordance with their terms as of the date of the Merger Agreement, or (c) in connection with the vesting, exercise, or settlement of company equity awards or in connection with withholding to satisfy the exercise price and/or tax obligations with respect to our equity awards;

•	split, combine, subdivide, or reclassify any share of its capital or other equity interests;
•
sell, issue, grant, deliver, pledge, transfer, create an encumbrance, or authorize the issuance, sale, delivery, pledge, transfer, encumbrance, or grant by Apogee of (i) any capital stock, equity interest, or other security of Apogee, (ii) any option, call, warrant, restricted securities, or right to acquire any capital stock, equity interest, or other security of Apogee, or (iii) any instrument convertible into or exchangeable for any capital stock, equity interest, or other security of Apogee (except in each case with the exercise, cancellation or conversion of Company Warrants);

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of Apogee or its subsidiary;
•
except as required under the terms of any employee plan as of the date of the Merger Agreement and which has been provided to Parent and included in the Disclosure Schedule: (i) establish, adopt, terminate, or amend any employee plan (or other compensation or benefit plan, program, agreement, or arrangement that would be an employee plan if in effect on the date of the Merger Agreement); (ii) accelerate the vesting or funding of any compensation or benefits under any employee plan; (iii) grant any bonus or severance to, or increase the compensation (including equity or equity-based awards) or benefits of any Apogee associate; (iv) enter into or amend any change-of-control, retention, employment, severance, consulting, or other agreement with any Apogee associate; (v) hire, promote or terminate (other than for cause) any Apogee associate or (vi) make any determination under any employee plan that is inconsistent with Apogee’s ordinary course of business;

•	amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other organizational document;

•
form any subsidiary, acquire any equity interest or equity-linked interest in any other entity (other than securities in a publicly traded company held for investment by Apogee and consisting of less than 1% of the outstanding capital stock of such entity), or enter into any joint venture, partnership, limited liability corporation, or similar arrangement;

•	make or authorize aggregate capital expenditures in excess of $2,500,000 in the aggregate, or $250,000 individually, above the amounts indicated in the Disclosure Schedule;
•
acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, abandon, waive, relinquish or fail to renew, permit to lapse, transfer, assign, or subject to any material encumbrance, any material right or other material asset or property, in each case, excluding any intellectual property rights (except, in the case of any of the foregoing, (A) in the ordinary course of business, (B) pursuant to dispositions of obsolete, surplus or worn-out assets that are no longer useful for the conduct of the business of the Apogee or its subsidiary, and (C) as permitted elsewhere by the Merger Agreement);

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license, sublicense, pledge, transfer, assign, sell or otherwise dispose of, abandon, permit to lapse, encumber or grant any other right with respect to any Apogee-owned intellectual property or Apogee-licensed intellectual property that is exclusively licensed to Apogee or its subsidiary (except for (A) non-exclusive licenses, sublicenses and covenants-not-to-sue granted to employees, consultants, vendors, suppliers or contractors (including contract manufacturers, contract research and/or development organizations or distributors) of Apogee or its subsidiary in the ordinary course of business solely for the purpose of such individuals performing services or providing goods for or on behalf of Apogee or its subsidiary, in each case, subject to reasonable written confidentiality obligations with respect to any trade secrets, and (B) the expiration of any intellectual property right at the end of its applicable statutory term);

•
enter into, amend, renew (or fail to exercise a renewal option under), or modify a lease to which Apogee is party if such lease, amendment, renewal or modification would increase the aggregate amount of payments under such lease by in excess of $100,000 annually or terminate any such lease (except any termination that will occur at the end of the maximum term of such lease, other than by extending such term through the payment of any extension fee in excess of $100,000);

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make any capital contribution or advance to, or investment in, any person (other than between Apogee and its subsidiary), or incur, assume, prepay, repurchase, redeem, modify in any material respect or guarantee any indebtedness (including under the revenue participation right purchase and sale agreement between Apogee and Annapurna Aggregator L.P. (the “Blackstone Agreement”) and excluding advances to employees and consultants for travel and other business-related expenses in the ordinary course of business);

•
other than in the ordinary course of business (which excludes any of the following actions with respect to any license agreement, option agreement or antibody discovery and option agreement with Paragon Therapeutics, Inc. or the Blackstone Agreement), (i) amend or modify in any material respect any material contract, (ii) waive any material right under, terminate, replace, or release, settle or compromise any material claim, liability or obligation under any material contract or (iii) enter into any contract that, if entered into prior to the date of the Merger Agreement, would have been a material contract (excluding any statement of work, purchase order or similar ancillary agreement under an existing material contract that is not in excess of $250,000 individually or $1,000,000 in the aggregate);

•
amend or modify in any material respect any privacy policies, or any administrative, technical or physical safeguards related to privacy or cybersecurity except to remediate any security issue, to enhance data security or integrity, to comply with or improve compliance with applicable privacy laws, as otherwise directed or required by a governmental body, or in relation to any new or updated software, products or technologies of Apogee and its subsidiary;

•
commence any legal proceeding, except: (i) with respect to routine matters in the ordinary course of business, (ii) in such cases where Apogee reasonably determines in good faith that the failure to commence suit would be reasonably likely to result in a material impairment of a valuable aspect of its business (subject to consultation with Parent and consideration in good faith of the views and comments of Parent with respect to any legal proceeding prior to its commencement), or (iii) in connection with or relating to the Transactions, including a breach of the Merger Agreement or any other agreement contemplated thereby;

•
settle, release, waive or compromise any legal proceeding or other claim, other than (i) any actual or threatened legal proceeding, (ii) any actual or threatened legal proceeding or other claim arising out of or relating to the Transactions, including a breach of the Merger Agreement or any other agreement contemplated thereby, or (iii) pursuant to a settlement that does not relate to any of the Transactions and (a) that results solely in a monetary obligation involving only the payment of monies by Apogee of not more than $1,000,000 individually and $5,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies), (b) that results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, Apogee and the payment of monies by Apogee that together with any settlement made under the foregoing are not more than $1,000,000 individually and $5,000,000 in the aggregate, (c) that results solely in a monetary obligation involving payment by Apogee of an amount not greater than the amount specifically reserved in accordance with GAAP with respect to such legal proceeding or claim on Apogee’s consolidated balance sheet for the year ended December 31, 2025, or (d) that does not result in any monetary obligation of Apogee or its subsidiary;

•	negotiate, adopt, enter into, amend, modify or terminate any collective bargaining agreement (except to the extent required by applicable law);
•
disclose to any person any trade secrets relating to any product or that are otherwise material to Apogee or its subsidiary, other than (i) in the ordinary course of business, to contract manufacturers, contract research and/or organizations, distributors, customers, suppliers, licensors, licensees, sublicensees, governmental bodies or any other person with whom Apogee has a business relationship as of the date of the Merger Agreement, (ii) in connection with non-disclosure agreements entered into in the ordinary course of business subject to written confidentiality obligations binding on such person, and (iii) in accordance with the “no shop” provisions described below;

•
with regard to any product in development, (i) initiate or commence any new clinical trials, (ii) amend or modify any existing clinical trial protocols, study recruitment efforts, study enrollment activities or clinical trial timelines (except as required by a regulatory authority or any institutional review board), or (iii) terminate, discontinue or suspend any ongoing clinical trials or activities for planned clinical trials, except as required by applicable regulatory authority or any institutional review board, as determined by Apogee in good faith and except where Apogee reasonably believes such amendment, modification or termination, discontinuation or suspension, as applicable, is necessary to protect the safety or welfare of clinical trial subject(s) and it would be impracticable under applicable law and/or in light of such safety concerns to give advance notice;

•
(i) make (except in the ordinary course of business), change, or rescind any material tax election, (ii) settle or compromise any material tax liability or claim, (iii) change any material method of accounting for tax purposes or tax accounting period, (iv) change any material method of accounting for tax purposes or tax accounting period, (v) amend, refile, modify or otherwise change any material tax return that was previously filed, (vi) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material taxes may be issued (other than in connection with an extension to file a tax return of no longer than seven months), (vii) enter into any pre-filing, advance pricing agreement or material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. tax law) with any governmental body), (viii) surrender any right to claim a material tax refund, (ix) enter into any tax allocation agreement, tax sharing agreement or tax indemnification agreement with respect to any material amount of taxes (other than commercial contracts not primarily related to taxes), or (x) take any position with respect to a material item on any tax return in a manner inconsistent with past practice;

•	change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP or applicable law;
•	abandon or fail to maintain or perform any material obligations with respect to, any material regulatory authorizations;
•
with regard to any product in development (including manufacturing) or in commercial distribution, modify any specification for such product unless such modification is mandated or required by a governmental body;

•	enter into any new material line of business;

•
terminate, cancel or make any material changes to the structure, limits or terms and conditions of any material insurance policies, including allowing such insurance policies to expire without renewal or comparable replacement coverage or otherwise maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or

•	enter into or authorize, agree or commit to take any of the foregoing actions.
Nothing in the Merger Agreement gives to Parent or Merger Sub, directly or indirectly, any right to control or direct the operations of Apogee prior to the Effective Time. Prior to the Effective Time, Apogee will continue to exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations and those of its subsidiary.
The “No Shop” Period: No Solicitation of Other Offers
For purposes of this proxy statement:
•
“Company Alternative Transaction” means any proposal or offer from any person (or “group,” within the meaning of Section 13(d) of the Exchange Act) other than AbbVie and its subsidiaries (such person, a “Company Third Party”), relating to, in a single transaction or series of related transactions, any:

•
acquisition or license of assets of Apogee or its subsidiary equal to 20% or more of Apogee and its subsidiary’s assets (taken as a whole), or to which 20% or more of Apogee and its subsidiary’s revenues or earnings (taken as a whole) are attributable;

•	issuance or acquisition of 20% or more of the outstanding shares and other equity and voting interests (calculated on a fully diluted basis) in Apogee;
•
recapitalization, tender offer or exchange offer that if consummated, would result in any person or group beneficially owning 20% or more of the outstanding shares and other equity and voting interests (calculated on a fully diluted basis) in Apogee; or

•
merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Apogee that, if consummated, would result in any person or group beneficially owning 20% or more of the outstanding shares and other equity and voting interests (calculated on a fully diluted basis) in Apogee, in each case, other than the Transactions.

•
“Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Company Third Party to enter into a Company Alternative Transaction that (i) did not result from a breach of the ‘No Solicitation’ and ‘Change in Recommendation’ provisions in Section 5.3 of the Merger Agreement and (ii) our board of directors, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, determines (a) is reasonably likely to be consummated in accordance with its terms and conditions and is not subject to a diligence or financing condition and (b) is on terms that, if consummated, would result in a transaction more favorable to Apogee’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions, in each case taking into account all financial, regulatory, legal and other aspects of such proposal (including certainty of closing), and the person making the proposal. For purposes of this definition of “Superior Proposal,” the references to “20%” in the definition of Company Alternative Transaction will be deemed to be references to “50%.”

In addition, Apogee has agreed not to, and to cause its subsidiary not to, directly or indirectly, through any of its or their representatives or otherwise, and will not permit or authorize any such person to:
•
solicit, knowingly assist, initiate, knowingly encourage, or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential or non-public information, properties, facilities, books or records of Apogee or its subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal, discussion, negotiation, or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction;

•
enter into, continue, or otherwise initiate, solicit, knowingly encourage, engage, knowingly assist, or participate in or knowingly facilitate (including by the furnishing any confidential or non-public information of Apogee or its subsidiary) any discussions or negotiations with any person (other than AbbVie) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction;

•	make a Change in Recommendation (as defined in the section of this proxy statement captioned “The Merger Agreement—The Board of Directors’ Recommendation; Change in Recommendation”);
•
enter into, or publicly propose to enter into, any agreement, letter of intent, agreement in principle, understanding or arrangement in respect of a Company Alternative Transaction other than a confidentiality and standstill agreement permitted by and in accordance with the Merger Agreement; or

•	approve, authorize or publicly announce any intention to do any of the foregoing.
If, at any time prior to obtaining the Required Company Stockholder Approvals, Apogee receives a bona fide unsolicited written proposal, the consummation of which would constitute a Company Alternative Transaction, that did not result, directly or indirectly, from Apogee’s breach of the Merger Agreement or the confidentiality agreement with AbbVie (the “AbbVie NDA”), but subject to entering into a confidentiality agreement containing terms that are not less favorable to Apogee than those contained in the AbbVie NDA, Apogee and its representatives may (i) engage in or participate in discussions or negotiations with such person regarding such proposal and (ii) provide copies of, access to or disclosure of information, properties, facilities, books or records of Apogee or its subsidiary, if and only if, in each case, our board of directors first determines (A) in good faith, after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal constitutes or would reasonably be expected to constitute or lead to a Superior Proposal, and (B) that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law; and Apogee has been, and continues to be, in compliance with its obligations under the Merger Agreement; provided, that any such copies, access or disclosure provided to such person must already have been, or must simultaneously be, provided to AbbVie and its representatives.
Relatedly, if Apogee, its subsidiary or any of their respective affiliates or representatives receives or otherwise becomes aware of any written or oral inquiry, proposal, request for information or offer that constitutes, contemplates or may reasonably be expected to constitute or lead to a Company Alternative Transaction, or any request for copies of, or disclosure of, confidential information in relation to a possible Company Alternative Transaction, Apogee will promptly notify Parent and Parent’s counsel, at first orally, and then within 24 hours, in writing, of such inquiry, proposal, offer or request, with a description of the material terms and conditions and the identity of all persons making any oral inquiry, proposal, offer or request, keep Parent promptly and fully informed of the status, the terms of any discussions or negotiations and any developments and discussions relating to any such inquiry, proposal, offer or request and promptly provide to Parent a copy of any written proposal or offer, or, if applicable, the proposed definitive agreement and all ancillary documentation, with respect to such inquiry, proposal, offer or request.
As described in the section of this proxy statement captioned “The Merger Agreement—Effect of Termination; Termination Fees,” if prior to the time the Required Company Stockholder Approvals are obtained, Apogee terminates the Merger Agreement for the purpose of entering into an agreement in respect of a Superior Proposal immediately after such termination, Apogee must pay a termination fee of $381,273,716 to Parent.
The Board of Directors’ Recommendation; Change in Recommendation
As described above, and subject to the provisions described below, our board of directors has made the recommendation that our stockholders vote “FOR” the proposal to adopt the Merger Agreement. The Merger Agreement provides that our board of directors will not effect a Change in Recommendation (as defined below) except as described below.
Subject to the exceptions described below, during the Pre-Closing Period, our board of directors will not take, or fail to take (if applicable), any of the following actions (any such action, a “Change in Recommendation”):
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withdraw, amend, modify or qualify the recommendation of our board of directors to approve the adoption of the Merger Agreement by our stockholders (the “Apogee Board Recommendation”) or publicly state its intention to do any of the foregoing;

•	approve, agree to, accept, endorse, adopt, recommend or submit or agree to submit to a vote of our stockholders any Company Alternative Transaction;
•
fail to recommend against any publicly announced Company Alternative Transaction (failing to recommend against a publicly announced Company Alternative Transaction for a period of no more than five business days following such announcement will not constitute a Change in Recommendation if our board of directors has rejected such Company Alternative Transaction and affirmed the Apogee Board Recommendation by press release by the end of such five-business day period (or in the event that the Special Meeting is scheduled to occur within such five-business day period, by the end of the third business day prior to the date of the Special Meeting));
•
fail to publicly reaffirm by press release (without qualification) the Apogee Board Recommendation within five business days after having been requested in writing by Parent to do so (or in the event that the Special Meeting is scheduled to occur within such five-business day period, by the end of the third business day prior to the date of the Special Meeting);

•	take any action to exempt any person from the provisions of Section 203 of the DGCL or any other applicable state takeover statute;
•	fail to make the Apogee Board Recommendation in this proxy statement;
•	publicly announce or publicly disclose any intention to do any of the foregoing; or
•	commit or agree to do any of the foregoing.
If Apogee receives a Superior Proposal that did not result from a breach of the ‘No Solicitation’ provisions in Section 5.3(a) of the Merger Agreement (excluding any de minimis and unintentional breach), prior to obtaining the Required Company Stockholder Approvals, our board of directors may make a Change in Recommendation or terminate the Merger Agreement to immediately thereafter enter into a definitive agreement with respect to such Superior Proposal in compliance with the terms of the Merger Agreement, if and only if:
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Apogee or its representatives have delivered to Parent a written notice of the determination of our board of directors that such proposal constitutes a Superior Proposal (the “Superior Proposal Notice”);

•
Apogee or its representatives have provided to Parent a copy of the proposed definitive agreements for the Superior Proposal (which will include all schedules, appendices, exhibits and other attachments related thereto, if any, including copies of any financing commitments related thereto) and all ancillary documentation and any other material documents or material correspondences, as well as any subsequent amendment or modification with respect to any of the foregoing, provided to or by Apogee and its subsidiary, or their respective affiliates and representatives, in connection with such Superior Proposal;

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at least five business days have elapsed from the date that is the later of (i) the date on which Parent received the Superior Proposal Notice and (ii) the date on which Parent received a copy of all the materials referenced in the prior bullet point (such period, the “Matching Period”); however, in the case of any subsequent amendment or modification to any such materials, the Matching Period will end on the later of (i) the expiration of such five-business day period and (ii) two business days after Parent received such amended or modified materials;

•
during any Matching Period, Apogee will, and will cause its representatives to, if requested by Parent, negotiate and consider in good faith with Parent and Parent’s representatives, any revision to the terms of the Transactions proposed by Parent in order for such proposal to cease to be a Superior Proposal;

•
after the Matching Period, our board of directors has determined in good faith (A) after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal continues to constitute a Superior Proposal (and, if applicable, compared to the terms of the Transactions as proposed to be amended by Parent) and (B) after consultation with its outside financial advisors and outside legal counsel, that the failure to take the relevant action would be inconsistent with its fiduciary duties under applicable law; and

•	the making of the proposal constituting a Superior Proposal did not result, directly or indirectly, from any breach of the Merger Agreement or the AbbVie NDA.
Other than in connection with a Company Alternative Transaction, our board of directors may make a Change in Recommendation in response to any positive material event or development or material change in circumstances with respect to Apogee that (i) was not known to our board of directors as of or prior to the date of the Merger Agreement (or if known, the material consequences of which were not known or reasonably foreseeable by our board of directors) and

(ii) does not relate to (x) any change in the market price or trading volume of our stock, (y) any Company Alternative Transaction, or (z) Apogee meeting or exceeding any internal or analyst expectation, forecast, estimate or prediction in respect of revenues, earnings, or other financial or operating metrics for any period (each, a “Change in Circumstance”), if and only if:
•
Apogee has delivered to Parent a written notice that (i) our board of directors has determined, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, that the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable law and (ii) describes the Change in Circumstance in reasonable detail (the “Determination Notice”);

•	at least five business days have elapsed from the date on which Parent received the Determination Notice (the “Change in Circumstance Matching Period”);
•
during any Change in Circumstance Matching Period, Apogee will negotiate and consider in good faith with Parent and Parent’s representatives any revision to the terms of the Transactions proposed by Parent in order for the failure to make such a Change in Recommendation to no longer be inconsistent with our board of directors’ fiduciary duties under applicable law; and

•
after the Change in Circumstance Matching Period, our board of directors has determined in good faith after consultation with its outside financial advisor(s) and outside legal counsel, that failure to make a Change in Recommendation would still be inconsistent with its fiduciary duties under applicable law.

If our board of directors determines that any alternative proposal would cease to be a Superior Proposal by virtue of the revisions proposed by Parent, Apogee will promptly (and in any event within 24 hours of such determination) so advise Parent, and the parties will amend the Merger Agreement to reflect such offer made by Parent and will take and cause to be taken all such actions as are necessary to give effect to the foregoing.
Each successive (i) amendment to any proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by Apogee’s stockholders or other material terms or conditions thereof or (ii) change in material facts and circumstances relating to the Change in Circumstance will constitute a new proposal or Change in Circumstance (as applicable) and Apogee will deliver a new Superior Proposal Notice for the new Superior Proposal; provided that Parent will be afforded only a three-business day Matching Period or Change in Circumstances Matching Period (as applicable) from (A) in the case of a Superior Proposal, the later of the date on which Parent received the Superior Proposal Notice for the new Superior Proposal and the date on which Parent received all of the materials with respect to such new Superior Proposal and (B) in the case of a Change in Circumstance, the date on which Parent received the Determination Notice for the new Change in Circumstance.
Apogee is required to promptly (and in any event within 24 hours) reaffirm the Apogee Board Recommendation without qualification by press release after any proposal regarding a Company Alternative Transaction which is determined not to be a Superior Proposal is publicly announced or publicly disclosed or our board of directors determines that a proposed amendment to the terms of the Merger Agreement or the Transactions would result in such a proposal no longer being a Superior Proposal. Apogee will provide Parent a reasonable opportunity to review the form and content of any such press release and will reasonably consider amendments to such press release as reasonably requested by Parent and its outside legal counsel.
If Apogee provides a Superior Proposal Notice or Determination Notice to Parent on a date that is less than ten business days before the Special Meeting, Apogee will either proceed with or will postpone the Special Meeting, as directed by Parent acting reasonably, to a date determined by Parent that is not more than ten business days after the scheduled date of the Special Meeting but in any event, the Special Meeting will not be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.
Employee Benefits
In the Merger Agreement, Parent acknowledges that a “change in control,” “sale event” or term or concept of similar import within the meaning of the Employee Plans (as defined in the Merger Agreement) will occur at or prior to the Effective Time, as applicable. For a period of one year following the Effective Time, Parent will provide, or cause to be provided, to each natural person who is employed by Apogee or any of its subsidiaries as of immediately prior to the Effective Time (including any such employee who is on disability or other approved leave) and who continues to be employed by the Surviving Corporation (or any of its affiliates) during such one-year period (each, a “Continuing Employee”) (i) an annual base salary (or base wages, as the case may be) and target annual cash incentive compensation opportunities (excluding retention, change in control, transaction and equity-based compensation), that are, together, no less favorable in the aggregate than the base salary (or base wages, as the case may be) and target annual cash incentive compensation opportunities (excluding retention, change in control, transaction, and equity-based compensation) provided to such Continuing Employee as of the date of the Merger Agreement (and the annual base salary or base wages, as applicable, will be no less than the annual base salary or base wages provided to such Continuing Employee as of the date of the Merger Agreement), and (ii) other benefits (excluding cash and equity-based compensation, severance and retention benefits, retiree welfare benefits, defined benefit pension plans, and change in control and transaction plans, programs, perquisites, and arrangements) that are substantially comparable in the aggregate to (x) those other benefits (excluding cash and equity-based compensation, severance and retention benefits, retiree welfare benefits, defined benefit pension plans, and change in control and transaction plans, programs, perquisites, and arrangements) provided to such Continuing Employee as of the date of the Merger Agreement under the applicable Employee Plan or (y) those provided to similarly-situated employees of AbbVie and its subsidiaries (subject to the following sentence). Parent will provide each Continuing Employee with service credit for purposes of eligibility to participate and vesting and, with respect to severance, vacation and time-off benefits only, level of benefits, under AbbVie’s employee benefit plans and arrangements (excluding any plan that is an equity-based compensation plan, defined benefit pension plan, retiree health or welfare plan or employee benefit plan that is frozen or for which participation is intended to be limited to a grandfathered population, a “Buyer Plan”) to the extent such Continuing Employee is eligible to participate in such Buyer Plan on or after the Closing date and coverage under such Buyer Plan replacing coverage under a comparable Employee Plan in which such Continuing Employee participates immediately prior to the Closing date, with respect to his or her length of service with Apogee (and its predecessors) prior to the Closing date (based on the date of engagement) to the extent such service was taken into account under the comparable Employee Plan, provided that such service credit will not result in the duplication of benefits under any Buyer Plan.
For purposes of each Buyer Plan that provides group health benefits to Continuing Employees eligible for such benefits after the Closing date and replaces coverage under a corresponding Employee Plan, Parent will use its commercially reasonable efforts to (A) waive all limitations as to pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to each Continuing Employee, to the extent that such conditions, exclusions, and waiting periods would not apply under a similar Employee Plan in which such employee participated prior to the Effective Time and (B) ensure that such Buyer Plan will, for purposes of deductibles, co-payments, out-of-pocket maximums, and allowances, credit each Continuing Employee for amounts paid prior to the Effective Time with Apogee (and its predecessors) to the same extent that such amounts paid were recognized prior to the Effective Time under the corresponding Employee Plan.
If requested by Parent in writing at least ten calendar days prior to the Closing date, Apogee and its subsidiary will adopt resolutions and take all such corporate action as is necessary to terminate each 401(k) plan maintained, sponsored or contributed to by Apogee or its subsidiary (collectively, the “Apogee 401(k) Plans”), in each case, effective as of the day immediately prior to the Closing date, and Apogee will provide AbbVie with evidence that such Apogee 401(k) Plans have been properly terminated, the form of such termination documents will be subject to AbbVie’s review. Continuing Employees will be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including plan loans, to such 401(k) plan maintained by AbbVie or its subsidiaries.
The employee benefits provisions of the Merger Agreement described above are solely for the benefit of the parties to the Merger Agreement, and no such provision is intended to, or will, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, and no current or former employee or other individual associated therewith will be regarded for any purpose as a third-party beneficiary of the Merger Agreement or have the right to enforce the provisions hereof. Nothing in the Merger Agreement will confer upon any Apogee associate any right to continue in the employ or service of AbbVie, the Surviving Corporation, or any subsidiary or affiliate thereof, or will interfere with or restrict in any way any right that AbbVie, the Surviving Corporation, or any subsidiary or affiliate thereof, may have to discharge or terminate the services of any Apogee associate at any time for any reason whatsoever, with or without cause or to terminate or amend any benefit plan, program, agreement or arrangement sponsored or maintained by AbbVie or the Surviving Corporation or any of their respective subsidiaries or affiliates.
Efforts to Close the Merger
Under the Merger Agreement, Apogee, Parent and Merger Sub will, and will cause their respective affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable under applicable antitrust laws or foreign direct investment laws to consummate and make effective the Transactions as promptly as reasonably practicable, including:
•
the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and expirations or terminations of waiting periods from governmental bodies, and the making of all necessary registrations and filings and the taking of all steps as may be reasonably necessary to obtain any such consent, decision, declaration, approval, clearance, waiver, expiration or termination of a waiting period by or from, or to avoid a legal proceeding by, any governmental body in connection with any antitrust law or foreign direct investment laws;

•	the giving of all required notices to third parties; and
•	the execution and delivery of any additional instrument reasonably necessary to consummate the Transactions.
Prior to the Effective Time, Apogee will use commercially reasonable efforts to obtain any consents, approvals or waivers of third parties with respect to any Company Contracts (as defined in the Merger Agreement) necessary for the consummation of the Transactions or required by the terms of any Company Contract as a result of the Transactions, however, in no event will Apogee or its subsidiary be required to pay, prior to the Effective Time, any fee, penalty or other consideration (other than any fee, penalty or other consideration that Parent advances to Apogee) or make any other accommodation to any third party to obtain any consent, approval or waiver required under such Company Contract, unless such consent, approval or waiver is conditioned upon and effective only following the occurrence of the Closing (subject to Parent’s prior written consent).
Without limiting the generality of the foregoing, Apogee, AbbVie, Parent and Merger Sub will each use its reasonable best efforts to:
•
cooperate in all respects and consult with the other parties in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions;

•
give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action, or legal proceeding brought by a governmental body or brought by a third party before any governmental body, in each case, with respect to the Transactions;

•	keep the other parties informed as to the status of any such request, inquiry, investigation, action or legal proceeding;
•
promptly inform the other parties of any material communication to or from the DOJ, FTC or any other governmental body in connection with any such request, inquiry, investigation, action, or legal proceeding;

•
on request, promptly furnish to the other party a copy of such communications, subject to a confidentiality agreement limiting disclosure to outside legal counsel and consultants retained by such counsel, and subject to redaction of documents (i) as necessary to comply with contractual arrangements or address attorney-client or other privilege concerns and (ii) to remove references to valuation of Apogee or its subsidiary;

•
to the extent reasonably practicable, consult in advance and cooperate with the other parties and consider in good faith the views of the other parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal to be made or submitted in connection with any such request, inquiry, investigation, action, or legal proceeding; and

•
except where prohibited by any governmental body, permit authorized representatives of the other parties to be present at each meeting, and telephone or video conference arising out of or relating to such request, inquiry, investigation, action or legal proceeding.

Each of Apogee, AbbVie, Parent and Merger Sub will supply as promptly as practicable, following written request therefor such information, documentation, other material, or testimony that may be requested by any governmental body, including by using reasonable best efforts to respond promptly to any reasonable written request for additional information, documents or other materials, including any Second Request, received by any party or any of their respective subsidiaries from any governmental body in connection with such applications or filings for the Transactions. Any of Apogee, AbbVie, Parent and Merger Sub may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other parties as “outside counsel only.” Such materials and the information contained therein will be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. Each of Apogee, AbbVie, Parent and Merger Sub will use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege, or any other privilege pursuant to the Merger Agreement so as to preserve any applicable privilege. All filing fees under the HSR Act or for any filing required under other antitrust laws or foreign direct investment laws (if any) will be paid by AbbVie.
Under the Merger Agreement, each of Apogee, AbbVie, Parent and Merger Sub will, and will cause their respective affiliates (if applicable) to: (i) as promptly as reasonably practicable (but in no event later than ten business days after the date of the Merger Agreement (unless Parent and Apogee agree to a later date) make an appropriate filing of all notification and report forms as required by the HSR Act with respect to the Transactions; (ii) as promptly as reasonably practicable, make all other filings, notifications or other consents as may be required to be made or obtained by the relevant party under antitrust laws or foreign direct investment laws in those jurisdictions identified in the Disclosure Schedule; (iii) cooperate with each other in determining whether, and promptly preparing and making, any other filing or notification or other consent required to be made with, or obtained from, any other governmental body in connection with the Transactions; and (iv) cooperate with each other and use their respective reasonable best efforts to contest and resist any legal proceeding that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Apogee and Parent will request early termination of any applicable waiting or review periods under applicable antitrust laws and foreign direct investment laws (if available).
AbbVie, after prior consultation in good faith with Apogee, will have the principal and sole responsibility for devising and implementing the strategy for obtaining any necessary clearances under applicable antitrust laws and foreign direct investment laws, and will control and take the lead in all meetings, communications and decisions (including any decision to pull and refile under any applicable antitrust laws and foreign direct investment laws) and communications with any governmental body in connection therewith. Apogee will also use its reasonable best efforts to consult in advance with AbbVie, obtain AbbVie’s prior written consent (such consent may be withheld, conditioned or delayed in AbbVie’s sole discretion) and to address all of AbbVie’s views and comments prior to taking any substantive position with respect to (i) the filings under the HSR Act or required by any other governmental body under any applicable antitrust laws or foreign direct investment laws, and (ii) any written submission or, to the extent practicable, any discussion with any governmental body in connection with obtaining any necessary clearance under the HSR Act or any other applicable antitrust law or any foreign direct investment law.
Notwithstanding anything to the contrary in the Merger Agreement, in no event will AbbVie, Parent, Merger Sub or any of their respective affiliates or subsidiaries be obligated to undertake or commit or agree to undertake any of the following actions: (i) negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, lease, license, divestiture, or disposition of any asset, right, product or product line, or business of Apogee, AbbVie, or any of their respective affiliates, (ii) terminating any existing relationship, contractual right, or obligation of Apogee, AbbVie, or any of their respective affiliates, (iii) terminating any venture or other arrangement, (iv) creating any relationship, contractual right, or obligation of Apogee, AbbVie, or any of their respective affiliates, (v) effectuating any other change or restructuring of Apogee, AbbVie, or any of their respective affiliates, (vi) undertaking or agreeing to any requirement or obligation to provide prior notice to, or obtain prior approval from, any governmental body with respect to any transaction, (vii) otherwise taking or committing to take any action with respect to the businesses, product lines, or assets of Apogee, AbbVie, or any of their respective affiliates, and (viii) any sale, divestiture, disposition or other remedial measure pursuant to the applicable sections of the Merger Agreement.
Stockholders Meeting; Written Consent of Non-Voting Common Stockholders
Subject to the provisions of the Merger Agreement and as promptly as practicable after this proxy statement is cleared by the SEC, or the date that is ten calendar days after filing the preliminary proxy statement, if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments, Apogee will (i) take all action required by the DGCL and Apogee’s certificate of incorporation and bylaws to duly call, give notice of, convene, and hold the Special Meeting for the purpose of obtaining (A) the Required Company Voting Stockholder Approval and (B) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the adoption of the Merger Agreement.

Additionally, (i) Apogee may adjourn, recess, or postpone, and at the request of Parent it will adjourn, recess, or postpone, the Special Meeting for a reasonable period to solicit additional proxies, if Apogee or Parent, respectively, reasonably believes there will be insufficient shares of our voting common stock represented (either in person or by proxy) to constitute a quorum necessary to obtain the Required Company Voting Stockholder Approval (provided that, unless agreed in writing by Apogee and Parent, all such adjournments, recesses or postponements will be for periods of no more than ten business days each) and (ii) Apogee may adjourn, recess, or postpone the Special Meeting if (A) Apogee is required to do so by applicable law or order or request from the SEC or its staff, (B) subject to the Merger Agreement, Apogee has notified Parent that our board of directors intends to make a Change in Recommendation and the applicable notice period thereunder will not have expired prior to the then-scheduled date and time of the Special Meeting, or (C) our board of directors has determined in good faith (after consultation with outside legal counsel) that such adjournment, recess or postponement is necessary to ensure our stockholders have sufficient time to evaluate any information or disclosure that Apogee has sent or otherwise made available (including by issuing a press release, filing materials with the SEC or otherwise) to our stockholders in advance of the Special Meeting.
The Merger Agreement contemplates that the holders of our non-voting common stock will execute and deliver a written consent adopting the Merger Agreement and approving the Transactions (the “Written Consent”) in accordance with Apogee’s certificate of incorporation, bylaws and the DGCL, which will satisfy the Required Non-Voting Stockholder Approval. On June 18, 2026, immediately prior to the execution of the Merger Agreement, the holders of all issued and outstanding non-voting common stock executed and delivered to Apogee the Written Consent, a copy of which was provided to Parent on the same day. Please see the section of this proxy statement captioned “The Voting Agreement” for more information on the Written Consent.
Stockholder Litigation
During the Pre-Closing Period, Apogee has agreed to, as promptly as possible after obtaining knowledge thereof, notify Parent of any legal proceeding brought by Apogee’s stockholders (including holders of our voting or non-voting common stock) against Apogee or its directors arising out of or relating to the Transactions and provide accurate and complete copies of all pleadings and correspondence relating to such legal proceedings. Apogee will control any such legal proceeding brought by Apogee’s stockholders (including holders of our voting or non-voting common stock) against Apogee or its directors arising out of or relating to the Transactions; however, Apogee will give Parent the opportunity to (i) participate in and consult with Apogee with respect to any such legal proceeding, and (ii) consult on any settlement, release, waiver or compromise of any such legal proceeding, and Apogee will in good faith take any comments into account, except that the disclosure of information in connection therewith will be subject to the Merger Agreement’s provisions on access to information, including with respect to attorney-client privilege or any other applicable legal privilege. Apogee has also agreed not to enter into any such settlement without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed), except to the extent the settlement is fully covered by Apogee’s insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of Apogee.
Conditions to the Closing of the Merger
The obligations of Apogee, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver, at or prior to the Effective Time, of certain customary conditions, including the following:
•	obtaining the Required Company Stockholder Approvals;
•
no injunction or similar order by any governmental body having jurisdiction over AbbVie, Parent, Merger Sub, Apogee, or any of their respective subsidiaries that prohibits the consummation of the Merger and the other Transactions will have been entered and will continue to be in effect;

•	the absence of any Legal Restraints;
•
the expiration or earlier termination of all applicable waiting periods under the HSR Act, and if there is a voluntary commitment or agreement with the DOJ, FTC or any other governmental body not to effect the Closing, then the expiration or earlier termination of all applicable waiting periods (and any extension thereof) under such voluntary commitment or agreement;

•
all other authorizations, consents, orders, approvals, filings, proceedings, declarations and expirations of waiting periods, under applicable antitrust laws with respect to the Merger, in each case, specified in the Disclosure Schedule (which will also include filings to be made to the CMA under the U.K. Enterprise Act of

2002 or the EC under Article 22 of the EU Merger Regulation, in each case, if such authority indicates in writing to AbbVie that it has decided to formally investigate the Merger or has received a referral request, as applicable), have been made, expired, terminated or obtained, as the case may be (the foregoing, collectively, the “Regulatory Approvals”); and
•	all Regulatory Approvals are in full force and effect.
Additionally, the obligations of AbbVie, Parent and Merger Sub, as applicable, to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:
•
the representations and warranties of Apogee set forth in the Merger Agreement relating to certain aspects of Apogee’s capitalization and outstanding equity awards being true and correct subject only to de minimis inaccuracies, as of the date of the Merger Agreement and as of the Closing date as if made as of such date (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date);

•
the representations and warranties of Apogee set forth in the Merger Agreement relating to certain aspects of Apogee’s equity awards, the absence of a Material Adverse Effect having occurred since December 31, 2025, and the opinions of Goldman Sachs and Jefferies being true and correct as of the date of the Merger Agreement and as of the Closing date as if made as of such date (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date);

•
the representations and warranties of Apogee set forth in the Merger Agreement relating to due organization, good standing, compliance with Apogee’s certificate of incorporation and bylaws, certain other aspects of Apogee’s capitalization, authority, binding nature of the Merger Agreement, the absence of conflicts with Apogee’s organizational documents, any third party consents to the Transactions, the Required Company Stockholder Approvals and the inapplicability of Section 203 of the DGCL matters (i) that are qualified by “materiality” or “Material Adverse Effect,” being true and correct as of the date of the Merger Agreement and as of the Closing date as if made as of such date (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date) and (ii) that are not qualified by “materiality” or “Material Adverse Effect,” being true and correct in all material respects as of the date of the Merger Agreement and as of the Closing date as if made as of such date (except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date);

•
the other representations and warranties of Apogee set forth in Article III of the Merger Agreement (other than those set forth in the preceding three bullets) being true and correct as of the date of the Merger Agreement and as of the Closing date as if made as of such date (disregarding all “materiality” or “Material Adverse Effect” qualifications, and except for those representations and warranties which are expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

•
Apogee having complied with, or performed, in all material respects, all of the covenants and agreements it is required to comply with or perform under the Merger Agreement at or prior to the Effective Time;

•	the absence of any Material Adverse Effect having occurred since the date of the Merger Agreement that is continuing; and
•
the receipt by Parent of a certificate of Apogee dated as of the date of the Closing, and signed on Apogee’s behalf by its Chief Executive Officer or another senior officer, certifying that the conditions set forth in the preceding six bullets have been satisfied.

Lastly, the obligations of Apogee to consummate the Merger are subject to the satisfaction or waiver of customary conditions, including, the following:
•
the representations and warranties of Parent and Merger Sub set forth in Article IV of the Merger Agreement being true and correct as of the date of the Merger Agreement and as of the Closing date as if made as of such date (disregarding all “materiality” or “Parent Material Adverse Effect” qualifications, and except for those representations and warranties which address matters only as of an earlier date which will have been true and correct as of such earlier date) except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a “Parent Material Adverse Effect”;

•
Parent and Merger Sub having complied with, or performed, in all material respects all of the covenants and agreements they are required to comply with or perform under the Merger Agreement at or prior to the Effective Time; and

•
the receipt by Apogee of a certificate of Parent dated as of the date of the Closing, and signed on Parent’s behalf by its Chief Executive Officer or another senior officer, certifying that the conditions described in the preceding two bullets have been satisfied.

Termination of the Merger Agreement
The Merger Agreement may be terminated and the Merger and other transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether before or after the Required Company Stockholder Approvals are obtained:
•	By mutual written consent of Parent and Apogee.
•	By either Parent or Apogee:
•
if the Effective Time has not occurred on or before the End Date of December 18, 2026; however, the End Date (i) will be automatically extended by a period of six months if all of the conditions to Closing, other than the conditions related to the absence of any Legal Restraint (only to the extent the applicable Legal Restraint relates to any antitrust laws) or receipt of the Regulatory Approvals, have been satisfied or waived (to the extent permitted by law) or capable of being satisfied at such time and (ii) may be further extended, in Parent’s sole discretion, upon written notice to Apogee prior to the extended End Date, by a period of six months if all of the conditions to Closing, other than the conditions related to the absence of any Legal Restraint (only to the extent the applicable Legal Restraint relates to antitrust laws) or receipt of the Regulatory Approvals, have been satisfied or waived (to the extent permitted by law) or capable of being satisfied at such time. The right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party if the failure of the Closing to have occurred prior to the End Date is primarily attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party or if the only reason the conditions relating to the absence of any Legal Restraints (to the extent such Legal Restraints relates to Antitrust Law) or receipt of Regulatory Approvals is due to a breach of a representation, warranty, covenant or agreement by such party;

•
if any governmental body having competent jurisdiction over AbbVie, Parent, Merger Sub or Apogee has issued a Legal Restraint, and such Legal Restraint has become final and nonappealable. The right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party if the imposition of such Legal Restraint or the failure of such Legal Restraint to be resolved or lifted is primarily attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party; or

•
if the Required Company Stockholder Approvals have not been obtained at the Special Meeting or at any adjournment or postponement thereof. However, the right to terminate the Merger Agreement in accordance with the foregoing will not be available to any party if the failure to obtain the Required Company Stockholder Approvals is primarily attributable to the failure on the part of such party to perform in any material respect any covenant or obligation in the Merger Agreement required to be performed by such party.

•	By Parent:
•
if there has been a breach by Apogee of (i) Section 5.3 of the Merger Agreement in any material respect (provided that such termination right will expire upon receipt of the Required Company Stockholder Approvals); (ii) any representation, warranty, covenant or agreement in the Merger Agreement, in each case, which breach (A) would result in a failure of certain conditions to Closing and (B) cannot be cured by the End Date or, if curable, is not cured within 30 days following Parent’s delivery of written notice to Apogee stating Parent’s intention to terminate the Merger Agreement and the basis for such termination. However, Parent may not terminate the Merger Agreement pursuant to the foregoing if Parent or Merger Sub is in breach of any representation, warranty, agreement, or covenant in the Merger Agreement that would result in a failure of certain conditions to Closing; or

•	if at any time prior to the receipt of the Required Company Stockholder Approvals, our board of directors has effected a Change in Recommendation.

•	By Apogee:
•
if Parent or Merger Sub has breached any representation, warranty, covenant, or agreement in the Merger Agreement, in each case, which breach (i) would result in a failure of certain conditions to Closing and (ii) cannot be cured by the End Date or, if curable, is not cured within 30 days following Apogee’s delivery of written notice to Parent stating Apogee’s intention to terminate the Merger Agreement and the basis for such termination. However, Apogee may not terminate the Merger Agreement pursuant to the foregoing if Apogee is then in breach of any representation, warranty, agreement, or covenant in the Merger Agreement that would result in a failure of certain conditions to Closing; or

•
at any time prior to the receipt of the Required Company Stockholder Approvals, in order to accept a Superior Proposal and immediately thereafter enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal; so long as, Apogee has complied in all material respects with the requirements of the Merger Agreement with respect to such Superior Proposal and, concurrently with such termination, pays (or causes to be paid) the Apogee Termination Fee (as defined in the section of this proxy statement captioned “The Merger Agreement—Effect of Termination; Termination Fees”).

In the event of any termination of the Merger Agreement pursuant to the termination rights discussed immediately above (i) the terminating party will give prompt written notice thereof to the other parties, specifying the provision of the Merger Agreement pursuant to which such termination is made, (ii) the Merger Agreement will be of no further force or effect and the Transactions will be abandoned, each as of the date of termination, and (iii) there will be no liability on the part of any party to the Merger Agreement following any such termination, except (A) certain sections of the Merger Agreement will survive the termination of the Merger Agreement and will remain in full force and effect, (B) the AbbVie NDA will survive the termination of the Merger Agreement and will remain in full force and effect, in each case, in accordance with its terms, and (C) notwithstanding any provision of the Merger Agreement, the termination of the Merger Agreement will not relieve any party from any liability for fraud or willful breach of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.
Effect of Termination; Termination Fees
The Merger Agreement contains certain remedies in the event of a termination.
If Parent terminates the Merger Agreement due to a Change in Recommendation, or if either Parent or Apogee terminates the Merger Agreement due to Apogee’s failure to obtain the Required Company Stockholder Approvals after a Change in Recommendation, Apogee has agreed to pay to Parent a termination fee of $381,273,716 (the “Apogee Termination Fee”). If Apogee terminates the Merger Agreement due to Apogee accepting a Superior Proposal, Apogee has also agreed, in connection with and as a condition to such termination, to pay Parent the Apogee Termination Fee. The Merger Agreement further provides that Apogee will pay to Parent the Apogee Termination Fee if (i) either of Parent or Apogee, as applicable, terminates the Merger Agreement (A) on or after the End Date (if the Effective Time has not occurred prior to such date), (B) due to the Required Company Stockholder Approvals having not been obtained at the Special Meeting, or (C) due to a breach by Apogee of the Merger Agreement such that certain conditions would not be satisfied; (ii) at or prior to the Special Meeting (in the case of a termination due to the Required Company Stockholder Approvals having not been obtained at the Special Meeting) or at or prior to the time of such termination (in the case of a termination due to the Effective Time having not occurred prior to the End Date or due to a breach by Apogee of the Merger Agreement such that certain conditions would not be satisfied), any person has publicly made or announced (and has not subsequently withdrawn), or any person has publicly announced an intention (whether or not conditional) to make (and has not subsequently withdrawn), a Company Alternative Transaction; and (iii) within twelve months after the date of the termination of the Merger Agreement, Apogee or its subsidiary enters into a definitive agreement with respect to a Company Alternative Transaction or consummates a Company Alternative Transaction. For purposes of this section of this proxy statement captioned “The Merger Agreement—Effect of Termination; Termination Fees,” the references to “20%” in the definition of Company Alternative Transaction will be deemed to be references to “50%.” In no event will Apogee be required to pay the Apogee Termination Fee on more than one occasion.
If Parent or Apogee (i) terminates the Merger Agreement (x) in the event a governmental body has issued a Legal Restraint that is in respect of, pursuant to, or arises under any applicable antitrust law or (y) on or after the End Date (if the Effective Time has not occurred prior to such date), and (ii) at the time of such termination, (A) the Required Company Stockholder Approvals have been obtained, (B) either of the conditions relating to the absence of Legal Restraints (to the extent such Legal Restraint is in respect of, pursuant to, or arises under any antitrust law) or the receipt of the Regulatory Approvals has not been satisfied, (C) all conditions to the obligations of Parent and Merger Sub to effect the Closing are satisfied (or that by their terms are to be satisfied at the Closing are capable of being so satisfied), and (D) a breach by Apogee of its covenants or agreements in the Merger Agreement has not contributed materially to the applicable Legal Restraint giving rise to such termination or the failure of the closing conditions in clause (B) to be satisfied, then Parent will pay to Apogee a reverse termination fee of $381,273,716 (the “Parent Termination Fee”) no later than two business days after the date of termination of the Merger Agreement. In no event will Parent be required to pay the Parent Termination Fee on more than one occasion.
Specific Performance
Each of Parent, Merger Sub and Apogee is entitled to an injunction or injunctions, specific performance, or other non-monetary equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof in the Delaware Court of Chancery and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware, without proof of damages or otherwise, in addition to any other remedy to which they are entitled under the Merger Agreement.
Fees and Expenses
Except in certain circumstances specified in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expenses, whether or not the Transactions are consummated.
AbbVie has agreed to irrevocably and unconditionally guarantee to Apogee, the full and timely performance and satisfaction of Parent and Merger Sub’s obligations as set forth in the Merger Agreement. If, for any reason whatsoever, Parent or Merger Sub will fail or be unable to make full and timely payment as set forth in the Merger Agreement or perform under the Merger Agreement, such payment or obligations will be due and payable for the purposes AbbVie will pay and cause to be paid or perform or cause to be performed such obligations. For more information, please see the section of this proxy statement captioned “The Merger Agreement—Guarantee.”
Amendment
Subject to compliance with applicable law, prior to the Effective Time, the Merger Agreement may be amended or supplemented with the approval of each of Parent and our board of directors by an instrument in writing signed on behalf of each of the parties; except that after receipt of the Required Company Stockholder Approvals, if any such amendment or waiver would require further approval of our stockholders, the effectiveness of such amendment or waiver will be subject to the approval of our stockholders.
Governing Law
The Merger Agreement is governed by the laws of the State of Delaware.
Voting Agreement
Concurrently with the entry into and in connection with the Merger Agreement, on June 18, 2026, the Supporting Stockholders, each a holder of shares of our non-voting common stock, entered into the Voting Agreement, pursuant to which the Supporting Stockholders have agreed to vote their aggregate shares of our voting and non-voting common stock in favor of the Transactions and approval of the Merger at the Special Meeting as an inducement to each of AbbVie’s, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement. The Supporting Stockholders collectively owned all of the outstanding shares of our non-voting common stock as of June 18, 2026, and approximately [   ]% of the outstanding shares of our voting common stock as of the Record Date. The Voting Agreement will terminate upon termination of the Merger Agreement and certain other specified events. For more information, please see the section of this proxy statement captioned “The Voting Agreement.”
Written Consent
Immediately prior to the execution of the Merger Agreement, on June 18, 2026, each of the Supporting Stockholders delivered a written consent to Apogee adopting the Merger Agreement and approving the Transactions. For more information, please see the section of this proxy statement captioned “The Voting Agreement—Written Consent.”

Guarantee
AbbVie, in order to induce Apogee to enter into the Merger Agreement and consummate the Merger, has agreed to irrevocably and unconditionally guarantee to Apogee, the full and timely performance and satisfaction of Parent and Merger Sub’s obligations as set forth in the Merger Agreement. If, for any reason whatsoever, Parent or Merger Sub fails or is unable to make full and timely payment as set forth in the Merger Agreement or perform under the Merger Agreement, such payment or obligations will be due and payable for the purposes AbbVie will pay and cause to be paid or perform or cause to be performed such obligations. AbbVie’s obligation constitutes a continuing guarantee of payment and performance (and not merely of collection), and is absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of AbbVie and including any amendment, extension, modification or waiver of any of Parent and Merger Sub’s payment or other obligations hereunder, or any insolvency, bankruptcy, liquidation or dissolution of Parent or Merger Sub or any assignment thereby. Without limiting the generality of the foregoing, AbbVie’s obligations are independent from those of Parent and Merger Sub and its liability will extend to all liabilities and obligations that constitute part of Parent and Merger Sub’s payment and other obligations under the Merger Agreement, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions.

The Voting Agreement
Concurrently with the entry into the Merger Agreement, on June 18, 2026, Parent, Merger Sub and AbbVie entered into the Voting Agreement with the Supporting Stockholders, who collectively owned all of the outstanding shares of our non-voting common stock as of June 18, 2026, and approximately [   ]% of the outstanding shares of our voting common stock as of the Record Date.
The Voting Agreement will terminate automatically, without any notice or other action by any person, upon the first to occur of: (i) the valid termination of the Merger Agreement in accordance with its terms; (ii) the Effective Time; (iii) receipt of the Required Company Stockholder Approvals; (iv) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to stockholders as in effect on the date of the Voting Agreement; and (v) the mutual written consent of all parties to the Voting Agreement.
Pursuant to the Voting Agreement, each Supporting Stockholder has agreed, during the period the Voting Agreement is in effect, to (among other things):
•
subject to certain exceptions pursuant to the Voting Agreement, not, directly or indirectly, (i) create or permit encumbrances on; (ii) transfer, sell, assign, gift, hedge, pledge or otherwise dispose of; (iii) enter into derivative arrangements with respect to; (iv) enter into contracts to transfer; (v) grant proxies, powers of attorney or other authorization or consent with respect to; (vi) deposit or permit the deposit into a voting trust or enter into voting arrangements with respect to; (vii) tender into a tender or exchange offer; or (viii) take or permit any other actions that would reasonably be expected to prevent, impede or delay such stockholder’s performance of its obligations under the Voting Agreement in any material respect or the consummation of the transactions contemplated thereby, or seek to do so or solicit any of the foregoing actions, or cause or permit any other person to take any of the foregoing actions; in each case, with respect to any shares of our voting common stock and non-voting common stock set forth under such stockholder’s name on Exhibit A to the Voting Agreement (such shares, the “Subject Shares”); not to, nor permit any of its controlled affiliates to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in Apogee for the purpose of opposing or competing with or taking any actions inconsistent with the Transactions;

•
cause all of the Subject Shares that are entitled to vote at any meeting of our stockholders and in any action by written consent of our stockholders, to be counted as present for purposes of establishing a quorum;

•
affirmatively vote such Subject Shares (or deliver a written consent with respect thereto) in favor of (i) the adoption and approval of the Merger Agreement and the approval of the Merger; (ii) any adjournment, recess or postponement of the Special Meeting that Parent or Apogee proposes in accordance with the Merger Agreement; and (iii) any other proposal necessary for consummation of the Merger and the other Transactions;

•
affirmatively vote such Subject Shares against (i) any Company Alternative Transaction; (ii) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Apogee under the Merger Agreement; (iii) any change in membership of our board of directors that is not recommended or approved by our board of directors; and (iv) any other action intended or could reasonably be expected to impede, interfere with or materially delay the Merger or the other Transactions;

•
revoke all previous proxies granted with respect to the Subject Shares, and, in the event that such stockholder has not delivered to Apogee at least two business days prior to the Special Meeting or deadline for action by written consent, as applicable, a duly executed irrevocable proxy card or written consent, as applicable, directing that the applicable Subject Shares be voted in accordance with the Voting Agreement, or otherwise fails to act in accordance with its obligations under the Voting Agreement, such stockholder grants an irrevocable proxy appointing Parent as the stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by the Voting Agreement;

•
irrevocably waive and agree not to exercise any appraisal or dissenters’ rights (including under Section 262) with respect to all or any portion of such stockholder’s Subject Shares that may arise with respect to the

Merger; agree not to commence or join in any class or derivative action against AbbVie, Parent, Merger Sub, Apogee or any of their respective successors relating to the negotiation, execution or delivery of the Voting Agreement or the Merger Agreement or the consummation of the Merger, including any action challenging the validity of, or seeking to enjoin, any provision of the Voting Agreement or the Merger Agreement or alleging breach of any fiduciary duty in connection with the Merger Agreement, but excluding any suit alleging a breach of the Merger Agreement; and
•
not to, nor authorize or knowingly permit any of such stockholder’s representatives to, directly or indirectly, (i) take any action or omit to take any action that Apogee is not permitted to take or omit to take under specified non-solicitation provisions of the Merger Agreement; or (ii) approve, authorize, endorse, agree to or recommend any proposal that constitutes, or would reasonably be expected to lead to, a Company Alternative Transaction (provided that nothing herein restricts a stockholder from providing its views to our board of directors regarding any proposal received by Apogee), and cause its subsidiaries and affiliates, to the extent legally able, and direct its representatives to immediately cease and terminate any solicitation, encouragement, discussion, activity or negotiation relating to a Company Alternative Transaction, other than with AbbVie, Parent, Merger Sub or their representatives.

The foregoing description of the Voting Agreement is qualified in all respects by reference to the Voting Agreement, which is attached as Annex B to this proxy statement and is incorporated herein by reference in its entirety.
Written Consent
Immediately prior to the execution of the Merger Agreement, each holder of our non-voting common stock, representing all of the issued and outstanding shares of our non-voting common stock as of June 18, 2026, delivered the Written Consent to Apogee, pursuant to which each stockholder, solely in its capacity as a holder of our non-voting common stock and in no other capacity, including in its capacity of any other class of our capital stock, approved Apogee’s entry into the Merger Agreement and consummation of the Transactions.

Market Prices and Dividend Data
Our common stock is listed on the Nasdaq Global Market under the symbol “APGE.” As of the Record Date, there were [   ] shares of our voting common stock outstanding, held by approximately [   ] stockholders of record and [   ] shares of our non-voting common stock, held by approximately [   ] stockholders of record. We have never declared or paid any cash dividends on our common stock.
The following table represents the high and low intra-day sales prices of our common stock on the Nasdaq Global Market during the fiscal quarters indicated:

	Common Stock Prices
	High ($)	Low ($)
Fiscal Year 2026 - Quarter Ended
September 30 (through [______], 2026)
June 30	133.16	75.00
March 31	85.04	60.35
Fiscal Year 2025 - Quarter Ended
December 31	80.99	38.88
September 30	47.71	34.34
June 30	44.65	26.20
March 31	50.56	29.10
Fiscal Year 2024 - Quarter Ended
December 31	63.50	41.85
September 30	60.82	36.60
June 30	68.21	36.26
March 31	72.29	27.05

On [   ], 2026, the latest practicable trading day before the printing of this proxy statement, the closing price for our common stock on the Nasdaq Global Market was $[   ] per share. You are encouraged to obtain current market quotations for our common stock.
Following the Merger, our common stock will no longer be publicly traded and will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act, each in accordance with applicable law, rules and regulation. As a result, following the Merger, we will no longer file periodic reports with the SEC and you will no longer have any interest in Apogee’s future earnings or growth.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information with respect to the beneficial ownership of shares of our common stock as of June 25, 2026, by:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and current executive officers as a group, as reported by each person; and
•	each person, or group of affiliated persons, who beneficially owns more than 5% of the outstanding shares of our common stock based on information provided in their most recent filings with the SEC.
The percentages in the columns entitled “Shares Beneficially Owned” are based on a total of 75,559,475 shares of our common stock outstanding as of June 25, 2026.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to shares of our common stock. Shares of our common stock subject to Company Options that were currently exercisable as of June 25, 2026, or exercisable within 60 days of June 25, 2026, are considered outstanding and beneficially owned by the person holding the Company Options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Company Restricted Stock Units that are scheduled to vest during the 60-day period following June 25, 2026, are considered outstanding and beneficially owned by the holder of such Company Restricted Stock Units for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Apogee Therapeutics, Inc., One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco, San Francisco, California 94129-1492.
Beneficial ownership representing less than 1% of our outstanding common stock is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares of Voting Common Stock Owned	Number of Shares of Non-Voting Common Stock Owned	Total Percentage Ownership(1)	Voting Power(2)
Greater than 5% Stockholders:
T. Rowe Price Investment Management, Inc.(3)	10,291,220	—	13.6%	16.7%
Entities affiliated with FMR LLC(4)	6,907,100	—	9.1%	11.2%
Entities affiliated with Wellington Management Group LLP(5)	4,746,585	—	6.3%	7.7%
Entities affiliated with Venrock Healthcare Capital Partners III, L.P.(6)	2,115,853	6,743,321	11.7%	3.4%^
Entities affiliated with Fairmount Funds Management LLC(7)	298,647	6,743,321	9.3%	0.5%^

Named Executive Officers and Directors
Michael Henderson, M.D.(8)	1,455,824	—	1.9%	2.3%
Carl Dambkowski, M.D.(9)	303,985	—	*	*
Jane Pritchett Henderson(10)	354,538	—	*	*
Mark C. McKenna(11)	194,831	—	*	*
Lisa Bollinger, M.D.(12)	34,939	—	*	*
Jennifer Fox(13)	59,655	—	*	*
William (BJ) Jones, Jr.(14)	59,655	—	*	*
Tomas Kiselak(15)	422,402	6,743,321	9.5%	0.7%
Nimish Shah(16)	2,188,442	6,743,321	11.8%	3.5%
All officers and directors as a group (9 persons)(17)	5,074,271	13,486,642	24.1%	8.0%

^
Entities affiliated with Fairmount Funds Management LLC and entities affiliated with Venrock Healthcare Capital Partners III, L.P. each beneficially own the shares of common stock underlying their non-voting common stock, subject to an ownership limitation of 9.99% of outstanding common stock. Accordingly, such entities have the ability to convert their shares of non-voting common stock into common stock, and thereby increase their voting power, subject to such ownership limitation.

(1)
Calculated based on the sum of “Number of Shares of Voting Common Stock Owned” and “Number of Shares of Non-Voting Common Stock Owned,” divided by the sum of (1) the number of shares of voting common stock, non-voting common stock and unvested Company Restricted Stock outstanding as of the date of this table, and (2) the number of shares of common stock that a person has the right to acquire within 60 days after the date of this table (which includes the number of shares of non-voting common stock owned by such person to the extent they can be converted to common stock within 60 days after the date of this table).

(2)
Calculated based on “Number of Shares of Voting Common Stock Owned” divided by the number of shares of voting common stock outstanding as of the date of this table, excluding unvested shares of Company Restricted Stock Units.

(3)
Based on a Schedule 13G/A filed on April 8, 2026. Consists of 10,291,220 shares of common stock held in the aggregate by T. Rowe Price Capital Appreciation Fund, of which T. Rowe Price Investment Management, Inc. is the investment adviser and holds the securities represented in the table above in their investment portfolio managed by T. Rowe Price Investment Management, Inc., and such funds have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities that they hold. T. Rowe Price Capital Appreciation Fund has an interest in 5,295,932 of the shares of common stock held. The address of T. Rowe Price Investment Management, Inc. is 1307 Point Street, Baltimore, MD 21231.

(4)
Based on a Schedule 13G/A filed on August 6, 2025. The securities represented in the table above are owned by funds or accounts managed by direct or indirect subsidiaries of FMR LLC and are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(5)
Based on a Schedule 13G/A filed on February 10, 2026. Consists of 4,746,585 shares of common stock owned by clients of investment advisers directly or indirectly owned by Wellington Management Group LLP. The address of the entities is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(6)
Based on a Schedule 13D filed on July 28, 2023, and Apogee’s records. Consists of (i) 460,075 shares of common stock and 2,495,319 shares of non-voting common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”); (ii) 46,025 shares of common stock and 249,522 shares of non-voting common stock held by VHCP Co-Investment Holdings III, LLC (“VHCP Co-III”); (iii) 1,243,900 shares of common stock and 3,998,480 shares of non-voting common stock held by Venrock Healthcare Capital Partners EG, L.P (“VHCP EG”); (iv) and 365,853 Company Warrants held by VHCP EG. VHCP Management III, LLC (“VHCPM III”) is the sole general partner of VHCP III and the sole manager of VHCP Co-III. VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM III and VHCPM EG. Dr. Koh, Mr. Shah, VHCPM III and VHCPM EG disclaim beneficial ownership over all shares held by VHCP III, VHCP Co-III, and VHCP EG, except to the extent of their respective indirect pecuniary interests therein. The address for the entities listed is 3340 Hillview Avenue, Palo Alto, CA 94304.

(7)
Based on a Schedule 13D/A filed on March 27, 2026, and Company records. Consists of (i) 298,647 shares of common stock and 6,743,321 shares of non-voting common stock held by Fairmount Healthcare Fund II L.P. (“Fairmount Fund II”). Fairmount Funds Management LLC (“Fairmount”) is the investment manager for Fairmount Fund II. Tomas Kiselak is a founding partner of Fairmount. Fairmount and Tomas Kiselak may be deemed to have voting and investment power over the shares held by Fairmount Fund II. Fairmount and Tomas Kiselak disclaim beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address for the entities listed is 200 Barr Harbor Drive, Suite 400, West Conshohocken, PA 19428.

(8)
Consists of (i) 980,064 shares of our common stock held by Dr. Henderson, (ii) 35,923 shares of Company Restricted Stock, and (iii) 439,837 Company Options exercisable within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026.

(9)
Consists of (i) 149,898 shares of our common stock held by Dr. Dambkowski, (ii) 29,350 shares of Company Restricted Stock, and (iii) 124,737 Company Options exercisable within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026.

(10)
Consists of (i) 138,892 shares of our common stock held by Ms. Henderson, (ii) 34,479 shares of Company Restricted Stock, and (iii) 181,167 Company Options exercisable within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026.

(11)
Consists of (i) 20,000 shares of our common stock held by Mr. McKenna, and (ii) 174,831 Company Options exercisable within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026.

(12)	Consists of 34,939 shares of Company Options exercisable by Dr. Bollinger within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026.
(13)
Consists of (i) 26,118 shares of our common stock held by Ms. Fox, (ii) 8,706 shares of Company Restricted Stock, and (iii) 24,831 Company Options exercisable within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026, and both unvested and deferred Company Restricted Stock Units as of August 25, 2026.

(14)
Consists of (i) 26,118 shares of our common stock held by Mr. Jones, (ii) 8,706 shares of Company Restricted Stock, and (iii) 24,831 Company Options exercisable within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026.

(15)
Consists of (i) 51,166 shares of our common stock held by Mr. Kiselak, and (ii) 72,589 Company Options exercisable within 60 days of June 25, 2026. Excludes Company Options that are first exercisable after August 24, 2026.

(16)
Consists of (i) 72,589 Company Options exercisable by Mr. Shah within 60 days of June 25, 2026, and (ii) 365,853 Company Warrants that are exercisable immediately. Excludes Company Options that are first exercisable after August 24, 2026.

(17)
See notes 8 through 16 above. Consists of (i) 1,392,256 shares of our common stock owned directly, (ii) 117,164 shares of Company Restricted Stock; (iii) 1,150,351 Company Options exercisable within 60 days of June 25, 2026, and (iv) 365,853 Company Warrants that are exercisable immediately. Excludes Stock Options that are first exercisable after August 24, 2026.

Appraisal Rights
If the Merger is completed, stockholders who do not vote in favor of the adoption of the Merger Agreement and who properly demand appraisal of their shares of our common stock will be entitled to appraisal rights in connection with the Merger under Section 262. Failure to strictly comply with the procedures specified in Section 262 in a timely and proper manner will result in the loss of your appraisal rights under the DGCL. As noted in the section of this proxy statement captioned “The Voting Agreement,” the Supporting Stockholders have agreed to waive and not to exercise any appraisal or dissenters’ rights (including under Section 262) in respect of all their shares that are subject to the Voting Agreement.
The following discussion is not intended to be a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Throughout this summary of appraisal rights and the other descriptions of appraisal rights throughout this proxy statement, we refer to both record holders of our common stock and beneficial owners of our common stock collectively as “stockholders.” The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. If you hold your shares of our common stock through a bank, broker or other nominee and you wish to exercise appraisal rights, you should consult with such bank, broker or other nominee.
Under Section 262, stockholders who (1) do not vote in favor of the adoption of the Merger Agreement; (2) continuously hold such shares of our common stock through the Effective Time; and (3) otherwise follow the procedures set forth in Section 262 will be entitled to have their shares of our common stock appraised by the Delaware Court of Chancery and to receive in lieu of the Merger Consideration payment in cash of the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery. Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as determined pursuant to Section 262 could be more than, the same as or less than the Merger Consideration.
Under Section 262, when a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 or information directing each of its stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes Apogee’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Merger, any stockholder who wishes to exercise appraisal rights or who wishes to preserve such stockholder’s right to do so should review the text of Section 262 carefully and in its entirety. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses such stockholder’s appraisal rights will be entitled to receive the Merger Consideration (subject to applicable tax withholding) if our stockholders approve the Merger Proposal and the Merger is subsequently consummated. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of our common stock in connection with the Merger, Apogee believes that if a stockholder considers exercising such rights, that stockholder should seek the advice of legal counsel.
Stockholders wishing to exercise the right to seek an appraisal of their shares of our common stock must do ALL of the following:
•	the stockholder must not vote in favor of the Merger Proposal;
•
the stockholder must deliver to Apogee a written demand for appraisal before the vote on the Merger Proposal at the Special Meeting (a proxy or vote against the Merger Proposal will not constitute a demand);

•
the stockholder must continuously hold the shares of our common stock from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the shares of our common stock before the Effective Time); and

•
the stockholder or the Surviving Corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares of our common stock within 120 days after the Effective Time (the Surviving Corporation is under no obligation to file such a petition and neither Apogee, as the predecessor of the Surviving Corporation, nor AbbVie has any intention of doing so).

Filing Written Demand
Any stockholder wishing to exercise appraisal rights must deliver to Apogee, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the Merger Proposal will be submitted to the stockholders, a written demand for the appraisal of the stockholder’s shares of our common stock, and that stockholder must not vote or submit a proxy in favor of the Merger Proposal. A holder of shares of our common stock exercising appraisal rights must hold the shares on the date the written demand for appraisal is made and must continue to hold the shares of record or beneficially own the shares of our common stock through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Proposal or abstain from voting on the Merger Proposal. Neither voting against the Merger Proposal nor abstaining from voting or failing to vote on the Merger Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the adoption of the Merger Agreement. A proxy or vote against the Merger Proposal will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the Merger Proposal at the Special Meeting will constitute a waiver of appraisal rights.
Demand for Appraisal by a Holder of Record
A demand for appraisal by a holder of record must be executed by or on behalf of the holder of record and must reasonably inform us of the identity of the stockholder and state that the person intends thereby to demand appraisal of the stockholder’s shares of our common stock in connection with the Merger. If a holder of record is submitting a demand with respect to shares of our common stock owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner in such capacity, and if the shares of our common stock are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A holder of record, such as a brokerage firm, bank, trust or other nominee, who holds shares of our common stock as nominee or intermediary for one or more beneficial owners may exercise appraisal rights with respect to shares of our common stock held for one or more beneficial owners while not exercising appraisal rights for other beneficial owners. In that case, the written demand should state the number of shares of our common stock as to which appraisal is sought. Where no number of shares of our common stock is expressly mentioned, the demand will be presumed to cover all shares of our common stock held in the name of the holder of record.
Demand for Appraisal by a Beneficial Owner
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of our common stock in accordance with the procedures of subsection (d)(1) of Section 262 summarized above, provided that (1) such beneficial owner continuously owns such shares of our common stock through the Effective Time and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of Section 262 and (2) the demand made by such beneficial owner reasonably identifies the holder of record of the shares of our common stock for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the Surviving Corporation under Section 262.

BENEFICIAL OWNERS WHO HOLD THEIR SHARES OF OUR COMMON STOCK IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BANK, BROKER OR OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES OF OUR COMMON STOCK.
Additional Instructions; Conditions
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
Apogee Therapeutics, Inc.
One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco,
San Francisco, California 94129-1492
Attention: Matthew Batters, Chief Legal Officer
with a copy to (which shall not constitute notice):
Kirkland & Ellis LLP
200 Clarendon Street
Boston, Massachusetts 02116
Attention: Graham Robinson
Any stockholder may withdraw such stockholder’s demand for appraisal and accept the Merger Consideration by delivering to Apogee a written withdrawal of the demand for appraisal within 60 days after the Effective Time. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.
The shares of our common stock are currently listed on a national securities exchange, and, assuming such shares of our common stock remain listed on a national securities exchange immediately prior to the Merger (which we expect to be the case), after an appraisal petition has been filed, the Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares of our common stock entitled to appraisal exceeds 1% of the outstanding shares of our common stock eligible for appraisal or (2) the value of the aggregate Merger Consideration in respect of such total number of shares of our common stock exceeds $1,000,000.
Notice by the Surviving Corporation
If the Merger is completed, within ten days after the Effective Time, the Surviving Corporation will notify each stockholder who has made a written demand for appraisal pursuant to Section 262 and who has not voted in favor of the adoption of the Merger Agreement that the Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any stockholder who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of our common stock held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of our common stock. Accordingly, any stockholders who desire to have their shares of our common stock appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of our common stock within the time and in the manner prescribed in Section 262. The failure of a stockholder to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.
Within 120 days after the Effective Time, any stockholder who has complied with the requirements for exercise of appraisal rights, or a beneficial owner of shares of our common stock held in either a voting trust or by a nominee on behalf of such person, will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of our common stock not voted in favor of the adoption of the Merger Agreement and with respect to which Apogee has received demands for appraisal, and the aggregate number of stockholders of such shares of our common stock. The Surviving Corporation must provide this statement to the requesting stockholder within ten days after receipt of the written request for such a statement or within ten days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares of our common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements.
If a petition for an appraisal is duly filed by a stockholder and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached (the “Chancery List”). After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal of their shares of our common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262. Upon application by the Surviving Corporation or by any person entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal.
Determination of Fair Value
After determining the stockholders entitled to appraisal, the Delaware Court of Chancery will appraise the “fair value” of the shares of our common stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. At any time before the entry of judgment in the appraisal proceedings, the Surviving Corporation may pay to each person entitled to appraisal an amount in cash, in which case interest will accrue after such payment only on the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares of our common stock as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid by the Surviving Corporation as part of the pre-judgment payment to the person.
In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.” In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
Stockholders considering seeking appraisal should be aware that the fair value of their shares of our common stock as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their shares of our common stock and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither Apogee nor AbbVie anticipates offering more than the Merger Consideration to any stockholder exercising appraisal rights, and each of Apogee and AbbVie reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of our common stock is less than the Merger Consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the shares of our common stock entitled to be appraised.
If any stockholder who demands appraisal of such stockholder’s shares of our common stock under Section 262 fails to perfect, or loses or successfully withdraws, such stockholder’s right to appraisal, the stockholder’s shares of our common stock will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration. A stockholder will fail to perfect, or effectively lose or withdraw, the stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation a written withdrawal of the stockholder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.
From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such shares of our common stock for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the stockholder’s shares of our common stock, if any, payable to stockholders as of a record date prior to the Effective Time. If no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within 60 days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder who commenced the proceeding or joined that proceeding as a named party without the approval of the court.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern.

Deadline for Future Stockholder Proposals
If the Merger is completed, we will have no public stockholders and there will be no public participation in any future stockholder meetings. However, if the Merger is not completed, stockholders will continue to be entitled to attend and participate in stockholder meetings. We will not hold an annual meeting in 2027 unless the Merger is not completed.
If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials (if any) or nominate a director, your proposal must be in proper form pursuant to Rule 14a-8 of the Exchange Act, and be received by the Corporate Secretary of Apogee at the address set forth below, not earlier than the close of business on the 120th day prior to such 2027 annual meeting of stockholders, and not later than the close of business (6:00 p.m., Eastern time) on the later of (1) the 90th day prior to such 2027 annual meeting of stockholders or (2) the tenth day following the day on which we make a public announcement of the date of the 2027 annual meeting of stockholders.
All stockholder proposals should be marked for the attention of Apogee Therapeutics, Inc., One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco, San Francisco, California 94129-1492.
In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted above and Rule 14a-19 under the Exchange Act.

Where You Can Find More Information
The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement. You are encouraged to carefully read all documents incorporated by reference into this proxy statement.
The following Apogee filings with the SEC are incorporated by reference:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 2, 2026;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed with the SEC on May 11, 2026;
•
our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2026, (excluding those portions that are not incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025); and

•	our Current Reports on Form 8-K filed with the SEC on January 6, 2026, March 23, 2026, March 25, 2026, April 24, 2026, May 27, 2026, May 27, 2026, June 12, 2026, June 22, 2026, and June 22, 2026.
We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the Special Meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K, and proxy soliciting materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.
Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
We are subject to the reporting requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Please note that all of our documents that we file with the SEC are also promptly available through the Investor section of our website, https://investors.apogeetherapeutics.com/. The information included on our website is not incorporated by reference into this proxy statement.
You may obtain any of the documents we file with the SEC (excluding exhibits not incorporated herein by reference), without charge, by requesting them in writing or by telephone from us at the following address:
Apogee Therapeutics, Inc.
Attention: Corporate Secretary
One Letterman Drive, Building B, Suites B6-850 and B6-800, The Presidio of San Francisco,
San Francisco, California 94129-1492

If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request. If you have any questions concerning the Merger, the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of our voting common stock, please contact our Proxy Solicitor:

INNISFREE M&A INCORPORATED
500 Fifth Avenue, 21st Floor
New York, NY 10110
Stockholders, please call toll-free:	+1 (877) 750-8334 (U.S. and Canada)
+1 (412) 232-3651 (all other countries)
Banks and brokerage firms may call:	+1 (212) 750-5833 (collect)

Miscellaneous
WE HAVE NOT, AND ABBVIE HAS NOT, AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OTHER THAN INFORMATION CONTAINED IN THIS PROXY STATEMENT, THE ANNEXES TO THIS PROXY STATEMENT AND THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE IN THIS PROXY STATEMENT IN VOTING ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR ADDITIONAL TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [   ], 2026. NEITHER WE NOR ABBVIE PROVIDES ANY ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE (OR AS OF AN EARLIER DATE IF SO INDICATED IN THIS PROXY STATEMENT), AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY. THIS PROXY STATEMENT DOES NOT CONSTITUTE A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO OR FROM ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE A PROXY SOLICITATION.

Annex A

Execution Version
AGREEMENT AND PLAN OF MERGER

among:

ANDOR LLC,

ANDOR MERGER CO.,

APOGEE THERAPEUTICS, INC.,

and

ABBVIE INC.,

solely for the limited purposes set forth herein.

Dated as of June 18, 2026

A-i

EXHIBIT

Exhibit A	Definitions	A-41
Exhibit B	Voting Agreement	A-49
Exhibit C	Certificate of Incorporation of the Surviving Corporation	A-50
Exhibit D	Written Consent	A-0
A-ii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of June 18, 2026, by and among: Andor LLC, a Delaware limited liability company and a wholly owned Subsidiary of Guarantor (“Parent”); Andor Merger Co., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”); Apogee Therapeutics, Inc., a Delaware corporation (the “Company”); and solely for the purposes of Section 2.2(b)(iii), Section 2.3(b), Section 5.1(b), Section 5.5, Section 5.10, Section 5.11, Section 8.4, Section 8.5, Section 8.7 and Section 8.10, AbbVie Inc., a Delaware corporation (“Guarantor”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
A. Parent desires to acquire the Company on the terms and subject to the conditions set forth in this Agreement.
B. In furtherance of such acquisition of the Company by Parent, and on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub shall be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned Subsidiary of Parent (the “Surviving Corporation”).
C. The board of directors of the Company (the “Company Board”) has unanimously (a) determined that the consummation of the Merger, the transactions contemplated by this Agreement (such transactions, together with the Merger, the “Transactions”) are advisable and fair to, and in the best interests of, the Company and its stockholders, (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger, (c) recommended the adoption of this Agreement by the holders of Company Common Stock (the “Company Board Recommendation”), and (d) directed that such matter be submitted to the Company’s stockholders for their adoption.
D. The boards of directors of Parent and Merger Sub have unanimously approved the execution, delivery, and performance of this Agreement and the consummation of the Transactions, including the Merger, and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.
E. Fairmount Healthcare Fund II L.P., Venrock Healthcare Capital Partners III, L.P., VHCP Co-Investment Holdings III, LLC and Venrock Healthcare Capital Partners EG, L.P. (together, the “Supporting Stockholders”), each a holder of shares of Company Non-Voting Common Stock, have delivered a Written Consent to the Company and, concurrently with the execution and delivery of this Agreement and as an inducement to each of Guarantor’s, Parent’s and Merger Sub’s willingness to enter into this Agreement, each of the Supporting Stockholders is entering into a voting agreement in the form attached as Exhibit B hereto (the “Voting Agreement”), pursuant to which, and subject to the terms and conditions thereto, among other things, the Supporting Stockholders have agreed to vote their Company Common Stock in favor of the Transactions, including the Merger.
F. Concurrently with the execution and delivery of this Agreement and as an inducement to each of Guarantor’s, Parent’s and Merger Sub’s willingness to enter into this Agreement, certain individuals have each entered into a restrictive covenant agreement with Parent, each of which shall become effective at the Effective Time.
G. Immediately following the execution and delivery of this Agreement, Parent, as the sole stockholder of Merger Sub, shall approve and adopt this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants, and agreements in this Agreement, and intending to be legally bound, Parent, Merger Sub, the Company and for the limited purposes set forth herein, Guarantor, agree as follows:
ARTICLE I
THE MERGER
Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the laws of the State of Delaware (“Delaware Law”) as the Surviving Corporation and a wholly owned Subsidiary of Parent.
Section 1.2 Closing. The closing of the Merger (the “Closing”) shall take place (a) remotely by electronic exchange of executed documents, commencing at 10:00 a.m., New York City time, on the date that is two (2) business days after the date on which all conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver thereof at or prior to the Closing) or (b) at such other place, time, and date as the Company and Parent may agree in writing. The date on which the Closing actually occurs is referred to as the “Closing Date.”
Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company, Parent, and Merger Sub shall cause a certificate of merger (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent and specified in the Certificate of Merger in accordance with the DGCL (the effective time of the Merger being referred to as the “Effective Time”).
Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the applicable provisions of the DGCL.

Section 1.5 Organizational Documents of the Surviving Corporation.
(a) At the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated to conform to Exhibit C until, subject to Section 5.7, thereafter amended in accordance with the applicable provisions of the DGCL and such certificate of incorporation.
(b) The Parties shall take all necessary action such that the bylaws of Merger Sub as in effect immediately prior to the Effective Time shall become the bylaws of the Surviving Corporation (except that all references in such bylaws of Merger Sub to its name, date of incorporation, registered office or registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Surviving Corporation) until, subject to Section 5.7 thereafter amended in accordance with the applicable provisions of the DGCL, the certificate of incorporation of the Surviving Corporation and such bylaws.
Section 1.6 Directors of the Surviving Corporation. The Parties shall take all necessary action such that the directors of Merger Sub as of immediately prior to the Effective Time shall become the only directors of the Surviving Corporation and such directors shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation, or removal.
Section 1.7 Officers of the Surviving Corporation. The officers of Merger Sub as of immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, incapacitation, retirement, resignation, or removal.
Section 1.8 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
ARTICLE II
CONVERSION OF SHARES; EXCHANGE OF CERTIFICATES
Section 2.1 Effect on Capital Stock.
(a) At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub, or the holders of any security of the Company or Merger Sub:
(i) Conversion of Company Common Stock. Each share of Company Common Stock (each, a “Share”) that is outstanding immediately prior to the Effective Time, but excluding Cancelled Shares and Dissenting Shares, shall be converted automatically into the right to receive $135.11 per Share in cash (the “Merger Consideration”). All Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 2.1(a) shall cease to exist and no longer be outstanding, and any holder of Book-Entry Shares, or Certificates that immediately prior to the Effective Time represented such Shares, shall cease to have any right with respect to such Shares other than the right to receive the Merger Consideration.
(ii) Cancellation of Shares. Each Share that is (a) owned by the Company or any wholly owned Company Subsidiary as treasury stock or otherwise, including Shares reserved for issuance under the Company Equity Plan or the Company ESPP, or (b) held, directly or indirectly, by Guarantor, Parent, Merger Sub, or any other wholly owned Subsidiary of Guarantor immediately prior to the Effective Time (the “Cancelled Shares”), shall be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(iii) Conversion of Merger Sub Common Stock. Each share of common stock, par value $0.001 per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid, and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates representing the common stock of Merger Sub shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.
If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed in accordance with this Agreement into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the amount of cash into which each Share is converted in the Merger shall be adjusted to the extent appropriate. For the avoidance of doubt, the Company Warrants outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.4 in connection with the Merger.
(b) Appraisal Rights. Notwithstanding anything to the contrary in this Agreement, to the extent required by the DGCL, any Share that is issued and outstanding immediately prior to the Effective Time and that is held by a holder who has not voted in favor of the adoption of this Agreement or consented thereto in writing and is entitled to demand and properly demands appraisal of such Share, as applicable (a “Dissenting Share”), pursuant to, and who has properly exercised and perfected his or her demand for appraisal rights under and complies in all respects with, Section 262 of the DGCL (the “Appraisal Rights”) shall not be converted into the right to receive the Merger Consideration but instead shall entitle the holder thereof only to such rights as are granted to holders of Dissenting Shares pursuant to Section 262 of the DGCL; provided, however, that any Dissenting Share held by a holder who shall have failed to perfect or otherwise shall have waived, withdrawn, or otherwise lost his or her Appraisal Rights in respect of such Dissenting Share, then such Dissenting Share shall be deemed no longer to be a Dissenting

Share and be treated as if it had been converted into, and become exchangeable solely for, as of the Effective Time the right to receive, without interest or duplication, the Merger Consideration pursuant to Section 2.1(a). The Company shall give prompt written notice to Parent of any demand received by the Company for the appraisal of any Share (or any written threat thereof), of any withdrawal (purported or otherwise) of any such demand and of any other document or instrument served pursuant to the DGCL and received by the Company arising under Section 262 of the DGCL and any alleged dissenter’s right. Parent shall have the right to participate in any and all negotiations and Legal Proceedings with respect to any such demand. During the Pre-Closing Period, the Company shall not, without the prior written consent of Parent, make any payment or demand with respect to, or settle or compromise or offer to settle or compromise, any such payment or demand, or agree to do any of the foregoing.
(c) Certain Adjustments. If, during the Pre-Closing Period, the outstanding Shares of the Company shall have been changed into a different number of Shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination, or exchange of Shares, the Merger Consideration shall be equitably adjusted, without duplication, to proportionally reflect such change.
Section 2.2 Exchange of Certificates.
(a) Paying Agent. No later than the Effective Time, Parent shall deposit, or shall cause to be deposited, with a U.S. bank or trust company that shall be appointed to act as a paying agent hereunder and approved in advance by the Company in writing (the “Paying Agent”), in trust for the benefit of holders of the Shares, cash in U.S. dollars sufficient to pay the aggregate Merger Consideration in exchange for all of the Shares outstanding immediately prior to the Effective Time (other than the Cancelled Shares), payable upon due surrender of the certificates that, immediately prior to the Effective Time, represented Shares (“Certificates”) (or effective affidavits of loss in lieu thereof) or uncertificated Shares represented by book-entry (“Book-Entry Shares”) pursuant to the provisions of this Article II (such cash being referred to as the “Exchange Fund”).
(b) Payment Procedures.
(i) As soon as reasonably practicable after the Effective Time and in any event not later than the third (3rd) business day following the Closing Date, Parent shall cause the Paying Agent to mail to each holder of record of Shares whose Shares were Certificated and converted into the right to receive Merger Consideration pursuant to Section 2.1(a), (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to Certificates shall pass, only upon delivery of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may mutually reasonably agree) and (B) instructions for use in effecting the surrender of Certificates (or effective affidavits of loss in lieu thereof) in exchange for Merger Consideration.
(ii) Upon (A) surrender of Certificates (or effective affidavits of loss in lieu thereof) to the Paying Agent, together with such letter of transmittal, duly completed, and validly executed in accordance with the instructions thereto, and such other documents as may customarily be required by the Paying Agent in the case of Shares that are Certificated or (B) receipt of an “agent’s message” by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of a book-entry transfer of Book-Entry Shares, the holder of such Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares shall be entitled to receive in exchange therefor an amount in cash equal to the product of (x) the number of Shares represented by such holder’s properly surrendered Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares and (y) the Merger Consideration. Notwithstanding anything to the contrary in this Agreement, no holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to Section 2.1(a). No interest shall be paid or accrued on any amount payable upon due surrender of Certificates (or effective affidavits of loss in lieu thereof). In the event of a transfer of ownership of Shares that is not registered in the stock transfer books of the Company, payment of Merger Consideration upon due surrender of a Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(iii) Notwithstanding anything in this Agreement to the contrary, each of Guarantor, Parent, the Company, their respective Affiliates and the Paying Agent, as applicable, shall be entitled to deduct and withhold from any amount otherwise payable under this Agreement (including pursuant to Section 2.3) such amounts as are required to be withheld or deducted under the Code, or under any provision of state, local, or non-U.S. Tax Law, with respect to the making of such payment. Any amounts so deducted or withheld shall be timely paid over to the appropriate Governmental Body. To the extent that amounts are so deducted or withheld and timely paid over to the relevant Governmental Body, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.
(c) Closing of Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfer on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation or the Paying Agent for transfer or any other reason, the holder of any such Certificate or Book-Entry Share shall be given a copy of the letter of transmittal referred to in Section 2.2(b) and instructed to comply with the instructions in that letter of transmittal in order to receive the cash to which such holder is entitled pursuant to this Article II.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains undistributed to the former holders of Shares on the 12-month anniversary of the Effective Time shall thereafter be delivered to the Surviving Corporation upon demand, and any former holder of Shares who has not surrendered their Shares in accordance with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for the Merger Consideration, without any interest thereon, upon due surrender of their Shares.
(e) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Company, Guarantor, Parent, Merger Sub, the Surviving Corporation, the Paying Agent, or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat, or similar Law.
(f) Investment of Exchange Fund. All cash included in the Exchange Fund shall be invested by the Paying Agent as directed by Parent; provided, however, that no such investment or loss thereon shall affect the amounts payable to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article II, and following any loss from any such investment, Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Shares of the Company. Any interest and other income resulting from such investments that is not required to satisfy payments to holders of Certificates (or effective affidavits of loss in lieu thereof) or Book-Entry Shares pursuant to this Article II shall be paid to the Surviving Corporation or Parent, as directed by Parent, on the earlier of (i) one (1) year after the Effective Time or (ii) the full payment of the Exchange Fund.
(g) Lost Certificates. In the case of any Certificate that has been lost, stolen, or destroyed, upon the making of an affidavit in customary form of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Paying Agent, the posting by such Person of a bond in reasonable and customary amount as Parent or the Paying Agent may direct, as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen, or destroyed Certificate a check in the amount of the number of Shares represented by such lost, stolen, or destroyed Certificate multiplied by the Merger Consideration.
Section 2.3 Treatment of Company Equity Awards.
(a) As of the Effective Time, by virtue of the Merger and without any further action on the part of the holders thereof, Guarantor, Parent, Merger Sub, or the Company, other than as set out in Section 2.3(d), each then-outstanding Company Equity Award shall be treated as follows:
(i) each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per Share that is less than the Merger Consideration shall be cancelled and converted into the right to receive cash in an amount, without interest, equal to the product of (A) the total number of Shares subject to such Company Option immediately prior to the Effective Time, multiplied by (B) the excess of (x) the Merger Consideration over (y) the exercise price payable per Share under such Company Option, which amount, if any, shall be paid in accordance with Section 2.3(c);
(ii) each Company Option outstanding immediately prior to the Effective Time (whether vested or unvested) having an exercise price per Share that is greater than or equal to the Merger Consideration shall be cancelled without any consideration being payable in respect thereof, and have no further force or effect;
(iii) each outstanding award of Company Restricted Stock Units outstanding immediately prior to the Effective Time shall fully vest, be cancelled, and convert into the right to receive a lump sum cash payment, without interest, equal to the product of (A) the Merger Consideration multiplied by (B) the number of Shares subject to such award of Company Restricted Stock Units; and
(iv) each outstanding award of Company Restricted Stock outstanding immediately prior to the Effective Time shall fully vest and be converted into the right to receive the Merger Consideration for each such share of Company Restricted Stock.
(b) With respect to any amount payable under Section 2.3(a) that constitutes nonqualified deferred compensation subject to Section 409A of the Code, to the extent that payment of such amount would otherwise cause the imposition of a Tax or penalty under Section 409A of the Code, such payment shall instead be made at the earliest time permitted under this Agreement and the terms of the corresponding award that will not result in the imposition of such Tax or penalty.
(c) All payments described in Section 2.3(a) (except in the case of any Company Restricted Stock for which an election under Code Section 83(b) was timely made) shall be paid through the payroll system or payroll provider of the Surviving Corporation or its applicable Affiliate in the next regularly scheduled payroll of the Company that is at least five (5) days following the Effective Time, except as provided in Section 2.3(b). Notwithstanding anything to the contrary in the foregoing, if any such payment cannot be made through such payroll system or payroll provider, then the Surviving Corporation or its applicable Affiliate will issue a check for such payment at the same time that the payments are made through payroll, except as provided in Section 2.3(b).
(d) The Company Board (or, if appropriate, any appropriate committee thereof) will pass such resolutions and take all actions reasonably necessary with respect to the Company ESPP to, contingent on the Effective Time, provide that (i) except for the offering period under the Company ESPP in effect on the date hereof (the “Final Offering Period”), no new offering period will commence following the date hereof unless and until this Agreement is terminated; and (ii) from and after the date hereof, no new participants will be permitted to participate in the Company ESPP and participants will not be permitted to increase their payroll deductions or purchase elections from those in effect on the date of this Agreement. If the Effective Time occurs: (x) during the Final Offering Period, (A) the final exercise date(s) under the Company ESPP shall be such date as the Company Board (or, if appropriate, any appropriate committee thereof) determines in its sole discretion (provided that such date shall be no later than the date that is five (5) days prior to the Effective Time) (the “Final Exercise Date”), and (B) each Company ESPP participant’s accumulated contributions under the Company ESPP shall be used to purchase whole Shares in accordance with the terms of the Company ESPP as of the Final Exercise Date, which Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.1; or (y) after the end of the Final Offering Period, all amounts allocated to each participant’s account under the Company ESPP at the end of the Final Offering Period shall thereupon be used to purchase whole Shares under the terms of the Company ESPP for such offering period, which Shares, to the extent outstanding immediately prior to the Effective Time, shall be canceled at the Effective Time in exchange for the right to receive the Merger Consideration in accordance with Section 2.1. As promptly as practicable following the purchase of Shares in accordance with the foregoing clauses (x) or (y), the Company shall return to each participant the funds, if any, that remain in such participant’s account after such purchase.
(e) Prior to and contingent upon the Effective Time, the Company Board (or, if appropriate, any appropriate committee thereof) shall adopt such resolutions or take such other necessary actions (including obtaining any required consents or delivering any required notices):
(i) to effect the treatment described in Section 2.3(a); and
(ii) to terminate the Company Equity Plan (and awards thereunder) and the Company ESPP as of the Effective Time without liability to Parent, the Surviving Corporation or any of their Affiliates, other than the obligation to make the payments contemplated by Section 2.1 or Section 2.3(a) or (d), as applicable.
The Company shall provide to Parent or its Representatives, prior to Closing, copies of all documentation evidencing satisfactory completion of the actions necessary and appropriate to effectuate the actions contemplated in this Section 2.3(e).
Section 2.4 Treatment of Company Warrants.
(a) Each Company Warrant that is outstanding as of immediately prior to the Effective Time will, upon the Effective Time, in accordance with Section 9(c) of such Company Warrant, become exercisable by the holder thereof solely for the same Merger Consideration as such holder would have been entitled to receive following the Effective Time pursuant to Section 2.1 if such holder had been, immediately prior to the Effective Time, the holder of the number of shares of Company Common Stock then issuable upon exercise in full of such Company Warrant without regard to any limitations on exercise contained therein. For the avoidance of doubt, any Company Warrant that is exercised prior to the Effective Time shall be an outstanding share of Company Common Stock and treated in accordance with Section 2.1.
(b) Following the date of this Agreement and prior to the Effective Time, (a) the Company shall comply with all of its obligations under the Company Warrants and shall take all such actions as may be required to effect the treatment of the Company Warrants described in this Section 2.4, including delivering in a timely manner under the terms of each Pre-Funded Warrant the notices contemplated by Section 9(f) of each Company Warrant, (b) the Company shall promptly notify Parent if any holder of any Company Warrant elects to exercise such Company Warrant, and (c) the Company shall not amend, supplement or modify any of the terms of any Company Warrant without the prior written consent of Parent.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub that, except as (A) set forth in the Company Disclosure Schedule delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement or (B) expressly disclosed in any Company SEC Documents filed with, or furnished to, the SEC and publicly available on or after July 13, 2023 and at least one (1) business day prior to the date of this Agreement, other than all risk factor disclosures, disclosures about market risk, or other cautionary, predictive or forward-looking disclosures contained therein that do not relate to specific historical events or circumstances affecting the Company (provided that nothing disclosed in the Company SEC Documents shall be deemed to be a qualification of, or modification to, (i) the representations and warranties set forth in Section 3.1, Section 3.3, Section 3.4, Section 3.5 and Section 3.9(a) and (c); or (ii) representations and warranties the relevance of that disclosure as an exception to (or a disclosure for purposes of) is not reasonably apparent on the face of such disclosure):
Section 3.1 Due Organization; Subsidiaries.
(a) The Company is a corporation duly organized, validly existing, and in good standing under the Delaware Law and has all necessary power and authority to (i) conduct its business in the manner in which its business is currently being conducted and (ii) own, lease and operate its assets and properties in the manner in which its assets and properties are currently owned and used. The Company is duly qualified, registered, licensed or otherwise authorized to do business, and is in good standing, in each jurisdiction where the nature of its business requires such qualification, registration, licensing or other authorization and has all the authorizations required to own, lease and operate its properties and assets, except where the failure to be so qualified, registered, licensed or otherwise authorized to do business, or be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date.
(b) The Company does not own any capital stock of, any other equity interest of, or any equity interest of any nature in any other equity-linked or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, equity-linked or similar interest in any other Entity other than the Company Subsidiaries. The Company has not agreed and is not obligated to make, and is not bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

(c) Section 3.1(c) of the Company Disclosure Schedule identifies each Subsidiary of the Company (each, a “Company Subsidiary,” and collectively, the “Company Subsidiaries”) and indicates its jurisdiction of organization. Each Company Subsidiary is a corporation or other business entity duly incorporated, formed or organized (as applicable), validly existing, and in good standing (to the extent a concept of “good standing” is applicable) under the Laws of its jurisdiction of incorporation, formation or organization and has full corporate or other organizational power and authority required to own, lease, or operate, as appropriate, the assets and properties that it purports to own, lease, and operate and to carry on its business as now conducted, and is qualified to do business in each jurisdiction where such qualification is necessary, except, in each case, where any failure thereof would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date. All outstanding shares of capital stock or voting securities of, or other equity interests in, each Company Subsidiary have been duly authorized, validly issued and are fully paid and nonassessable and owned by the Company, by another Company Subsidiary, or by the Company and another Company Subsidiary, free and clear of all Encumbrances other than restrictions imposed by applicable Securities Laws or the organizational documents of any such Subsidiary.
Section 3.2 Certificate of Incorporation and Bylaws. The Company has made available to Parent or its Representatives accurate and complete copies of the Organizational Documents of the Company and of each Company Subsidiary, including all amendments thereto, as in effect on the date of this Agreement. None of the Company or any Company Subsidiary is in violation of any provision of its Organizational Documents except for violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date.
Section 3.3 Capitalization.
(a) The authorized capital stock of the Company consists of (i) 400,000,000 shares of Company Common Stock, of which (x) 61,697,073 shares of Company Voting Common Stock have been issued or are outstanding as of the close of business on June 15, 2026 (the “Reference Date”), (y) 13,486,642 shares of Company Non-Voting Common Stock have been issued or are outstanding as of the Reference Date and (z) 285,411 were shares of Company Restricted Stock outstanding as of the Reference Date, (ii) 10,000,000 shares of Company Preferred Stock, none of which are issued or outstanding as of the close of business on the Reference Date. All of the outstanding Shares have been duly authorized, validly issued and are fully paid and nonassessable. Since the Reference Date through the date hereof, the Company has not (A) issued any Company Common Stock or incurred any obligation to make any payments based on the price or value of any Company Common Stock, except for Company Common Stock issued upon the exercise of Company Options or Company Warrants or in settlement of Company Restricted Stock Units, in each case, as set forth in Section 3.3(c), or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of Company Common Stock.
(b) As of the date of this Agreement: (i) no outstanding Share is entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance, or any similar right; (ii) no outstanding Share is subject to any right of first refusal in favor of the Company; (iii) no outstanding bond, debenture, note, or other Indebtedness of the Company has a right to vote on any matter on which the Company stockholders have a right to vote; and (iv) no Company Contract relates to the voting or registration of, or restricts any Person from purchasing, selling, pledging, or otherwise disposing of (or from granting any option or similar right with respect to), any Share. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem, or otherwise acquire any outstanding Share. The Company Common Stock constitutes the only outstanding class of securities of the Company registered under the Securities Laws.
(c) As of the close of business on the Reference Date: (i) 6,720,910 Shares were issuable upon the exercise of outstanding Company Options; (ii) 349,868 Shares were subject to Company Restricted Stock Units; (iii) 2,157,626 Shares were reserved and available for issuance under the Company ESPP; and (iv) 365,853 Shares were issuable upon the exercise of outstanding Company Warrants. The Company has made available to Parent or its Representatives copies of the Company Equity Plan covering the Company Equity Awards outstanding and the forms of all award agreements evidencing such Company Equity Awards (and any material deviations therefrom), in each case, as of the date of this Agreement. Each Company Option was granted in accordance with the terms of the applicable Company Equity Plan and in compliance with all applicable Laws, and no Company Option will trigger any liability to the holder thereof under Section 409A of the Code. The Company represents and warrants that each Company Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code has been granted, administered and maintained in compliance in all material respects with the requirements of Sections 421 and 422 of the Code and the Treasury Regulations promulgated thereunder, including, without limitation, the applicable shareholder approval, exercise price, term, annual limitation and eligible recipient requirements. No such Company Option has been modified, extended or renewed, and no other action has been taken with respect to any such Company Option, in each case in a manner that would cause such Company Option to fail to qualify as an “incentive stock option” under Section 422 of the Code. All Company Warrants are made on the terms of the Form of Warrant Agreement as filed as an exhibit to the Company’s Current Report on Form 8-K filed on October 10, 2025. Except as set forth on Section 3.3(c) of the Company Disclosure Schedule, no Shares are subject to any offering period under the Company ESPP. To the knowledge of the Company, each holder of Company Restricted Stock has timely filed a valid election under Section 83(b) of the Code with respect to such holder’s Company Restricted Stock.
(d) Section 3.3(d) of the Company Disclosure Schedule sets forth a correct and complete list of all Company Equity Awards and Company Warrants outstanding as of the Reference Date, including with respect to each such Company Equity Award and Company Warrant: (i) the name of the holder thereof; (ii) the number of Shares subject (or allocated) to such Company Equity Award; (iii) the grant or issuance date; (iv) any applicable vesting schedule, including any acceleration provisions applicable thereto; (v) with respect to each Company Option and Company Warrant, the exercise price; (vi) with respect to each Company Option, the expiration date; and (vii) with respect to each Company Option, whether it is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
(e) Except as set forth in this Section 3.3, as of the close of business on the Reference Date, there is no: (i) outstanding share of capital stock or other equity interest in the Company or any of its Subsidiaries; (ii) outstanding subscription, option, call, warrant, right (whether or not currently exercisable) agreement or commitment of any character to acquire any share of capital stock, restricted stock unit, stock-based performance unit, or any other right that is linked to, or the value of which is in any way based on or derived from the value of any share of capital stock or other securities of the Company or any of its Subsidiaries, in each case, issued by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is bound; (iii) outstanding security, instrument, bond, debenture, note, or obligation that is or may become convertible into or exchangeable for any share of the capital stock or other securities of the Company or any of its Subsidiaries; or (iv) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any share of its capital stock or any other security.
Section 3.4 Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Transactions, subject, in the case of the consummation of the Merger, only to the adoption of this Agreement by the Required Company Stockholder Approvals. The Company Board (at a meeting duly called and held) on or prior to the date of this Agreement has unanimously: (a) determined that the Transactions, including the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery, and performance of this Agreement and the Voting Agreement by the Company and unanimously approved the Merger; and (c) recommended the adoption of this Agreement by the holders of Company Common Stock and (d) directed that such matter be submitted to the Company’s stockholders for their adoption. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding agreements of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. No other corporate action on the part of the Company or any Company Subsidiaries is required to authorize the execution, delivery and performance of this Agreement and the consummation of the Transactions.
Section 3.5 Non-Contravention; Consents.
(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, (i) conflict with or violate the Company’s Organizational Documents, (ii) assuming that all consents, approvals, and other authorizations described in Section 3.5(b) have been obtained and that all filings and other actions described in Section 3.5(b) have been made or taken and the Required Company Stockholder Approvals have been obtained, conflict with or violate any Law applicable to the Company or by which any property or asset of the Company is bound, or (iii) result in any breach or violation of or constitute a default (or an event which, with notice or lapse of time or both, would become a default) by the Company or any Company Subsidiary under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the loss of any benefit under, or the creation of any Encumbrance on the properties or assets of the Company pursuant to, any Material Contract, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflict, violation, breach, default, or other occurrence that would not, individually or in the aggregate, have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the Merger by the End Date and as set forth in Section 3.5(a) of the Company Disclosure Schedule.
(b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company and the consummation by the Company of the Transactions will not, require any consent, approval, authorization, or permit of, or filing with or notification to any Governmental Body except for (i) applicable requirements, if any, of the Exchange Act, (ii) the filing with the SEC of the Proxy Statement, (iii) any filing required under the rules and regulations of NASDAQ Global Markets, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) the premerger notification and waiting period requirements of the HSR Act, (vi) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing set forth in Section 3.5(b) of the Company Disclosure Schedule, and (vii) any other consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing, which, in each case, if not obtained or made would not, individually or in the aggregate, have a Material Adverse Effect.
(c) The Company represents and warrants that since January 1, 2023, it has not waived any confidentiality, standstill, non-disclosure, non-solicitation or similar agreement, restriction or covenant to which the Company or any Subsidiary is a party.
Section 3.6 Vote Required. The affirmative vote or written consent of the holders of (a) a majority of the shares of Company Voting Common Stock outstanding on the record date (the “Required Company Voting Stockholder Approval”) and (b) for so long as at least 6,061,821 shares of Company Non-Voting Common Stock remain issued and outstanding, a majority of the outstanding shares of Company Non-Voting Common Stock (the “Required Non-Voting Stockholder Approval” and together with the Required Company Voting Stockholder Approval, the “Required Company Stockholder Approvals”), are the only votes or approvals of the holders of any class or series of the Company’s capital stock, or any holder of any other security of the Company, necessary to adopt this Agreement and approve the Merger. The execution and delivery of a written consent by the Supporting Stockholders in the form attached hereto as Exhibit D (the “Written Consent”) adopting this Agreement and approving the transactions contemplated hereby, including the Merger, in accordance with the Organizational Documents of the Company and the DGCL, will satisfy the Required Non-Voting Stockholder Approval.

Section 3.7 Section 203 of the DGCL. The Company Board has taken all actions so that the restrictions applicable to business combinations in Section 203 of the DGCL shall be inapplicable to the execution, delivery, and performance of this Agreement and to the consummation of the Merger and the other Transactions.
Section 3.8 SEC Filings; Financial Statements.
(a) Since July 13, 2023, the Company has filed or furnished on a timely basis all reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with or to the SEC (the “Company SEC Documents”). As of their respective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates or, if amended prior to the date hereof, the date of the filing of such amendment, with respect to the portions that are amended (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Securities Act, the Exchange Act, or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and applicable to such Company SEC Documents or the Company and, except to the extent that information in such Company SEC Document has been revised, amended, modified, or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No Company Subsidiary is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification, or other document with, or make any other filing with, or furnish any other material to, the SEC.
(b) The consolidated financial statements (including related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K, or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the assets, liabilities (whether accrued, absolute, contingent or otherwise), consolidated financial position, results of operations or financial performance and cash flows of the Company and its Subsidiaries and as of the respective dates thereof and for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not, individually or in the aggregate, material). The Company does not intend to correct or restate, nor, to the knowledge of the Company, is there any basis for any correction or restatement of, any aspect of any of the financial statements referred to in this Section 3.8(b).
(c) The Company maintains, and at all times since July 13, 2023, has maintained, a system of accounting and internal controls over financial reporting (within the meaning of Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the assets of the Company that could have a material effect on the Company’s consolidated financial statements. To the knowledge of the Company, since July 13, 2023, neither the Company nor the Company’s independent registered accounting firm has identified or been made aware of any: (A) significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company; (B) illegal act or fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting; or (C) claim or allegation regarding any of the foregoing.
(d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 promulgated under the Exchange Act that are designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.
(e) Neither the Company nor any Company Subsidiary is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership, or any similar Contract (including any Contract arising out of or relating to any transaction or relationship between or among the Company and any Company Subsidiary, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose, or limited purpose Entity, on the other hand, or any “off-balance sheet arrangement” (within the meaning of Item 303(a) of Regulation S-K promulgated under the Exchange Act)) where the result, purpose, or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any Company Subsidiary in the Company’s published financial statements or other Company SEC Documents.
(f) As of the date of this Agreement, there is no outstanding or unresolved comment in any comment letter received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review and there is no inquiry or investigation by the SEC, or any internal investigation pending or threatened, in each case, regarding any accounting practice of the Company.

Section 3.9 Absence of Changes.
(a) Since December 31, 2025 through the date of this Agreement, there has not occurred any Material Adverse Effect.
(b) Except as contemplated by this Agreement, since December 31, 2025 through the date of this Agreement, the Company and the Company Subsidiaries have operated their respective businesses in all material respects in the ordinary course of business (except for discussions, negotiations, and transactions related to this Agreement or other potential strategic transactions).
(c) Since December 31, 2025, the Company has not taken any action that, if taken after the date of this Agreement without Parent’s consent, would constitute a breach of the covenants set forth in Section 5.2 (excluding activities conducted in the Company’s ordinary course of business under clauses (iii) or (v) of Section 5.2(b)).
Section 3.10 Title to Assets. Excluding any Company Owned IP (which is covered by Section 3.12), the Company and each Company Subsidiary has, in all material respects, good and valid title to all material assets owned by it as of the date of this Agreement, including all material assets reflected on the Company’s consolidated balance sheet as of December 31, 2025 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Balance Sheet”), except for assets sold or otherwise disposed of in the ordinary course of business since January 1, 2026.
Section 3.11 Real Property.
(a) Neither the Company nor any of its Subsidiaries own any real property.
(b) The Company or one of the Company Subsidiaries holds a good, valid and existing leasehold interest in all material real property that is licensed, leased, or subleased, used or otherwise occupied by the Company or such Subsidiary, as applicable, from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. The Company or one of the Company Subsidiaries are the sole holders of good and valid leasehold interests in and to all of the Leased Real Property. Section 3.11(b) of the Company Disclosure Schedule sets forth a true and complete list of all Company Leases and identifies the street address of the applicable Leased Real Property subject thereto. As of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice of, nor does there exist, any event or circumstance that, with notice or lapse of time, or both, would constitute a violation or breach or default under any Company Lease by the Company or one of the Company Subsidiaries or, to the knowledge of the Company or any Company Subsidiary, any other party to any Company Lease. All rents, additional rents and other amounts due to date pursuant to each Company Lease have been paid in all material respects.
(c) The Leased Real Property collectively constitutes all of the material real property necessary to operate the business of the Company as currently conducted in all respects material to the business of the Company and its Subsidiaries, taken as a whole. All buildings, structures, fixtures, material items of equipment or other material tangible assets owned or leased to the Company or any of its Subsidiaries (including the Leased Real Property) are adequate for the conduct of the business of the Company and its Subsidiaries in the manner in which such businesses are currently being operated and are in good operating condition and repair (other than ordinary wear and tear) and do not require any material renovations to continue to operate the businesses of the Company and its Subsidiaries in the ordinary course of business, in each case, except as would not reasonably be expected to have a Material Adverse Effect. No casualty event has occurred with respect to any Leased Real Property that has not been remedied in all material respects. No material rezoning, condemnation or eminent domain or similar event or proceeding is pending or threatened in writing, or to the knowledge of the Company, orally, with respect to any Leased Real Property.
(d) No Person other than the Company or one of the Company Subsidiaries leases, subleases, licenses or otherwise has the right to use or occupy the Leased Real Property or any portion thereof.
Section 3.12 Intellectual Property; Data Privacy and Security.
(a) Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Company Owned Registered IP and Company Licensed Registered IP as of the date of this Agreement, including for each item of Company Owned Registered IP and Company Licensed Registered IP: (i) the registrant(s)/applicant(s)/assignee(s) of record; (ii) the jurisdiction of application, publication or registration; (iii) the application, publication or registration number; (iv) the date of filing, publication or registration; and (v) whether such item is solely or jointly owned by, or exclusively licensed to, Company or any Company Subsidiary. For each such item of Company Owned Registered IP that is owned, but not owned exclusively by the Company or any Company Subsidiary, and for any item of Company Licensed Registered IP, Section 3.12(a) of the Company Disclosure Schedule also identifies the third-party co-owner(s) or third-party licensors (as applicable) thereof. The Company Owned Registered IP and Company Licensed Registered IP is subsisting, and to the knowledge of the Company, if issued, valid and enforceable.
(b) All issuance, renewal, maintenance and other payments required to be paid with the applicable Intellectual Property Rights office or register as of the date hereof and as of Closing Date with respect to any material Patents or Patent applications included in the Company Owned IP have been timely paid in full. The Company and each Company Subsidiary has complied in all material respects with all applicable Laws, including any duties of candor to applicable Patent offices, in connection with the filing, prosecution and maintenance of the material Patents and, to the extent applicable, Patent applications included in the (i) Company Owned Registered IP and (ii) Company Licensed Registered IP, in the case of this clause (ii), to the extent the Company or a Company Subsidiary is responsible for prosecution and maintenance.
(c) The Company and the Company Subsidiaries (i) are the sole and exclusive owners of all right, title and interest in all Company Owned IP free and clear of all Encumbrances other than Permitted Encumbrances and (ii) have licensed or otherwise have the right to use, pursuant to valid, written Contracts, all Company Licensed IP. All Company Owned IP and the rights the Company or a Company Subsidiary hold in the Company Licensed IP, collectively, constitute all of the Intellectual Property Rights that are used in the conduct of the business of the Company and the Company Subsidiaries as currently conducted, and as contemplated by the Company as of the Closing to be conducted, including with respect to the research, testing, development, labeling, manufacturing, handling, packaging, storing, supply, promotion, exportation, distribution, offer for sale, sale or commercialization of any Products. Except as identified on Section 3.12(c) of the Company Disclosure Schedule, (A) no Company Licensed IP is material to the Company and its Subsidiaries, including the manufacture, sale, offer for sale or other commercialization of any Products, (B) Paragon has not provided notice to the Company under any Paragon Agreement of any Multispecific Antibody (as defined therein) subject to the Company’s right of first negotiations, and the Company has neither entered into negotiations or declined to enter into negotiations with respect to any such Multispecific Antibody, and (C) no Product is the result of any research program, services or other work performed by or with an upstream licensor under the Paragon Agreements. All Designated Multispecific Antibodies (as defined in the Paragon TSLP License) are identified in item (D) of Section 3.12(c) of the Company Disclosure Schedule.
(d) (i) The operation of the Company and the Company Subsidiaries, including with respect to the research, testing, development, labeling, manufacturing, handling, packaging, storing, supply, promotion, exportation, distribution, offer for sale, sale or commercialization of the Products, has not infringed, misappropriated or otherwise violated as currently conducted, and does not and, as contemplated by the Company as of the Closing to be conducted, will not infringe, misappropriate or otherwise violate any Intellectual Property Rights of any third party, and (ii) to the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated any material Company Owned IP or any Company Licensed IP that is exclusively licensed to Company or any Company Subsidiary. Since January 1, 2023, no Legal Proceeding is or has been pending (or, to the knowledge of the Company, is or has been threatened in writing) against the Company or any Company Subsidiary (x) alleging that the operation of the business of the Company or any Company Subsidiary, including with respect to the research, testing, development, labeling, manufacturing, handling, packaging, storing, supply, promotion, exportation, distribution, offer for sale, sale or commercialization of any of the Products, infringes, misappropriates or otherwise violates any Intellectual Property Right of any third party or (y) contesting or challenging the validity, enforceability or ownership of any Company Owned IP or Company Licensed IP exclusively licensed to the Company or any Company Subsidiary.
(e) Except as identified on Section 3.12(e) of the Company Disclosure Schedule, (i) the Company and the Company Subsidiaries do not have any obligations pursuant to the Bayh-Dole Act, 35 U.S.C. §200-212, or other similar obligations under the Laws of any jurisdiction, including with respect to any Patents that are part of the Company Owned IP or Company Licensed Registered IP (and are in compliance with any such obligations to the extent applicable), and (ii), no Company Owned IP or, to the knowledge of the Company, Company Licensed IP exclusively licensed to the Company or any Company Subsidiary, was developed with funding from, or using the facilities, personnel or other resources of, any university, college, other educational institution, research center or Governmental Body.
(f) No Company Associate developed any Company Owned IP in the course of employment or other engagement with any university, college, other educational institution, research center or Governmental Body. No such institution, or any other third party, owns or has any claim to any ownership interest or other right, title or interest in or to any Company Owned IP or any Product (other than each applicable licensor solely with respect to its applicable Company Licensed IP).
(g) The Company and the Company Subsidiaries have obtained from each Company Associate that has been involved in the creation or development of any material Intellectual Property Rights for or on behalf of the Company or a Company Subsidiary a written valid and enforceable agreement containing a present assignment of such Intellectual Property Rights to the Company or a Company Subsidiary. Additionally, the Company and the Company Subsidiaries have obtained from each Company Associate that has had access to any material confidential information of the Company and the Company Subsidiaries a written valid and enforceable agreement containing reasonable confidentiality provisions for the benefit of the Company and the Company Subsidiaries. The Company and the Company Subsidiaries have taken commercially reasonable measures to protect and maintain the confidentiality of the material Trade Secrets included in the Company Owned IP and Company Licensed IP. The Trade Secrets included in the Company Owned IP and Company Licensed IP have not been disclosed to any third party except pursuant to written non-disclosure agreements or professional confidentiality obligations in forms substantially similar to those that have previously been disclosed to Parent.
(h) The Company and the Company Subsidiaries are, and have been, in compliance in all material respects with applicable law and contracts to which they are party relating to the use of machine learning, deep learning, and other artificial intelligence technologies (“AI Technology”), and have not been subject to any written notification, claim, demand, audit or action investigating or alleging any violation thereof. The Company and the Company Subsidiaries (i) own or have otherwise secured valid rights and consents to all data or content used to train, tune, or customize, or otherwise input into, any AI Technology, and (ii) have not used any Trade Secrets to train, validate, test, improve, or deploy any AI Technology. No AI Technology has been used in the development, generation or reduction to practice of any Company Owned Intellectual Property or, to the Knowledge of the Company, any Company Licensed Intellectual Property in a manner that could qualify, limit, impair, or otherwise adversely impact the Company’s or any Company Subsidiary’s proprietary rights in or ability to use, register, enforce, or otherwise exploit such Intellectual Property.
(i) Since the Formation Date, there has not been any material incident of unauthorized access or other unauthorized intrusion into the Company IT Assets. The Company IT Assets operate and perform in all material respects as required by the Company and the Company Subsidiaries in connection with the conduct of their businesses, and the Company IT Assets are free from material bugs and other material defects and do not contain any material “virus”, “worm”, “spyware”, “ransomware” or other malicious software. The Company and the Company Subsidiaries have in place commercially reasonable security controls, an incident response plan, and disaster recovery procedures for

Company IT Assets. The Company and the Company Subsidiaries have adopted administrative, technical and physical controls reasonably designed to protect, maintain, monitor and test the confidentiality, integrity, availability, redundancy, backup, continuous operation and security of Company IT Assets that are consistent with industry standard practices in all material respects with generally accepted industry practice standards in all material respects.
(j) Since the Formation Date: (a) the Company and the Company Subsidiaries have complied in all material respects with (i) all applicable requirements of Privacy Laws, (ii) the Company’s and the Company Subsidiaries’ published privacy policies, and (iii) the requirements of any Contract governing the Company’s or the Company Subsidiaries’ Processing of Personal Information to which the Company or the Company Subsidiaries are a party (collectively, (i)-(iii), the “Privacy Requirements”); (b) the Company and the Company Subsidiaries have adopted reasonable physical, technical, organizational, and administrative security measures and policies to (i) protect Personal Information in their custody or control, and (ii) materially comply with applicable Privacy Laws to which the Company or the Company Subsidiaries are subject; (c) the Company and the Company Subsidiaries have not experienced a material Security Incident or been required by Privacy Laws to notify any third party or Governmental Body of any Security Incident; and (d) the Company and the Company Subsidiaries have not received any written notice, order, warning, complaint, claim, allegation or investigation from any Person relating to their Processing of Personal Information or to any alleged non-compliance with applicable Privacy Requirements. To the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to give rise to any such material Security Incident or complaint, claim or investigation. On each website and online service operated by the Company or the Company Subsidiaries, the Company or the Company Subsidiaries have, since January 1, 2023, posted a privacy policy conforming in all material respects with applicable Privacy Laws and that accurately discloses how the Company or the Company Subsidiaries Process Personal Information.
(k) Where required by applicable Privacy Laws, the Company and the Company Subsidiaries own or have a valid and sufficient license or other right, permission, or consent to Process all Personal Information used in the conduct of their business as currently conducted. The execution, delivery, or performance of this Agreement by the Company and the Company Subsidiaries and the consummation of the Transactions will not violate applicable Privacy Laws in any material respect.
(l) The Company and/or the Company Subsidiaries have undertaken commercially reasonable due diligence in respect of any Processors and, where required by applicable Privacy Laws, have taken steps to contractually obligate Processors to (i) comply with applicable Privacy Laws and (ii) take commercially reasonable steps designed to protect and secure Personal Information from loss, theft, unauthorized access, use, modification, disclosure or other misuse.
(m) The Company has made available to Parent true, correct and complete copies of all privacy and security policies, procedures and safeguards adopted to comply with then-applicable requirements of all Healthcare Laws and Privacy Laws. The Company and the Company Subsidiaries have not and have not been required under applicable Privacy Laws or Healthcare Laws to enter into any Business Associate Agreement, as that term is defined under HIPAA.
Section 3.13 Contracts.
(a) Section 3.13(a) of the Company Disclosure Schedule identifies each of the following Company Contracts to which the Company is a party as of the date of this Agreement other than any Company Contract that is or constitutes an Employee Plan, which shall be governed by Section 3.20 (the Company Contracts required to be set forth on such schedule, the “Material Contracts”):
(i) any Company Contract that limits the freedom or right of the Company or any Company Subsidiary, or that would, immediately after the Effective Time, purport to limit the freedom or right of Parent or its Affiliates, to research, develop, sell, distribute, or manufacture any Product or service either (A) by limiting the freedom or right of the Company or a Company Subsidiary (or Parent or its Affiliates, as applicable), from engaging in any line of business or to compete with any other Person in any location or line of business, (B) providing “most favored nation” rights (including with respect to pricing) or exclusivity obligations or (C) by granting to any Person any right of first refusal, right of first negotiation, exclusive license, option to purchase, option to exclusively license, or any other similar rights with respect to any product or service of the Company or any Company Owned IP, in each case, in favor of a party other than the Company or a Company Subsidiary;
(ii) any Company Contract that requires by its terms or is reasonably likely to require, during the remaining term of such Company Contract, payment of cash or other consideration by or to the Company in an amount in excess of $2,500,000 in the fiscal year ending December 31, 2026, or in any single fiscal year thereafter and which is not terminable without penalty or further payment by the Company or any Company Subsidiary on less than 90 days’ notice;
(iii) any Company Contract under which the Company or any Company Subsidiary (or after the Effective Time, Parent or its Affiliates) (A) licenses, grants a covenant not to sue with respect to or otherwise grants a right to use any Company Owned IP (or after the Effective Time, any Intellectual Property Rights owned by Parent or any of its Affiliates) to any third party or (B) licenses, obtains a covenant not to sue with respect to or otherwise receives a right to use any Intellectual Property Rights from any third party (in each case, other than (x) non-exclusive licenses for commercially available, off-the-shelf software) and (y) any materials transfer agreement, manufacturing services agreement, supply agreement, clinical contract services agreement, clinical site agreement, master services agreement, clinical trial agreement, contract research agreement, sponsored research agreement, or contract sales force agreement, in each case, to the extent such Company Contract would qualify for inclusion under this Section 3.13(a)(iii) solely on the basis of a license grant to Intellectual Property Rights that it incidental to the receipt or provision of services thereunder (which services are not primarily related to the conception, development or reduction to practice of Intellectual Property Rights);

(iv) any Company Contract relating to Indebtedness in excess of $1,000,000 (whether incurred, assumed, guaranteed, or secured by any asset) of the Company or any Company Subsidiary;
(v) any Company Contract constituting a joint venture, partnership, or limited liability company;
(vi) any Company Contract requiring the Company to perform or conduct research services, clinical trial services or development services for the benefit of any Person other than the Company or any Company Subsidiary;
(vii) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of the Company, the pledging of the capital stock or other equity interests of the Company, or prohibits the issuance of any guaranty by the Company;
(viii) any Company Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Exchange Act;
(ix) any Company Contract with any Affiliate, director, executive officer (as such term is defined in the Exchange Act), holder of 5% or more of the Shares or, to the knowledge of the Company, any of their Affiliates (other than the Company) or immediate family members (other than (A) offer letters that can be terminated at will without severance obligations and (B) Company Contracts pursuant to Company Equity Awards);
(x) any Company Contract for the license, lease, or sublease of any material Leased Real Property;
(xi) any Company Contract that relates to the acquisition or disposition since January 1, 2023 by the Company or any Company Subsidiary of any Person or other business organization, division, or business of any Person (whether by merger or consolidation, by the purchase of a controlling equity interest in or substantially all of the assets of such Person, or by any other manner), involving consideration in excess of $2,500,000;
(xii) any Company Contract that relates to the acquisition or disposition of any material Company Owned IP (other than any inventor assignment, employee invention assignment or consultant agreement entered into in the ordinary course of business on the forms thereof disclosed to Parent, in each case, pursuant to which any Company Associate presently assigns any Intellectual Property Rights to the Company or any Company Subsidiary, as applicable);
(xiii) any Company Contract pursuant to which the Company or any Company Subsidiary has continuing guarantee, “earn-out,” or similar contingent payment obligations (other than indemnification or performance guarantee obligations provided for in the ordinary course of business), including (A) milestone or similar payments, including upon the achievement of regulatory or commercial milestones or (B) payment of royalties or other amounts calculated based upon any revenue or income of the Company, in each case, that could result in payments in excess of $2,500,000 over a 12-month period;
(xiv) any Company Contract providing for any shareholder rights, investor rights, registration rights or similar rights with respect to any securities of the Company or any of its Subsidiaries;
(xv) any “single source” manufacturing contract for any Product pursuant to which goods or materials are manufactured for any Product from an exclusive source, and any contract for the manufacture of any Product with a minimum purchase obligation or “take-or-pay” obligation;
(xvi) any lease or rental contract involving personal property (and not relating primarily to real property) pursuant to which the company or any of its Subsidiaries is required to make rental payments in excess of $100,000, per year (excluding leases or rental contracts for office equipment entered into in the ordinary course of business);
(xvii) any Company Contract providing for commitments relating to capital expenditures or the acquisition by purchase or lease of fixed assets in excess of $1,000,000;
(xviii) any Company Contract that relates to commercialization, manufacturing, co-promotion, discovery or development of Products and creates or purports to create a collaboration profit sharing or other similar agreements or arrangements or pursuant to which product rights are developed that benefit both the Company or any of its Subsidiaries, on the one hand, and a third party, on the other;
(xix) any Company Contract pursuant to which (A) any university or other academic institution, non-profit research center or international organization or Governmental Bodies (or any Person working for or on behalf of any of the foregoing entities) grants to Company or any Company Subsidiary any rights under Company Licensed IP, facilities, equipment or other tangible resources or (B) Company or any Company Subsidiary grants to any academic institution, non-profit research center or international organization or Governmental Body any right or option with respect to any Company Owned IP;
(xx) any Company Contract, the primary purpose of which is to provide for indemnification or guarantee of the obligations of any other Person, other than Company Contracts entered into in the ordinary course of business;
(xxi) any Company Contract providing for the settlement of any legal proceeding, whether actual or threatened in writing, involving the Company or any of its Subsidiaries with (A) ongoing nonmonetary obligations of the Company or (B) financial obligations of the Company in excess of $1,000,000;

(xxii) any Company Contract that constitutes a Collective Bargaining Agreement;
(xxiii) any hedging, swap, derivative, or similar Company Contract; and
(xxiv) any Company Contract with a Major Supplier.
(b) As of the date of this Agreement, the Company has made available to Parent or its Representatives an accurate and complete copy of each Material Contract in each case, including all amendments and supplements thereto (except with such redactions as may be clearly marked on such copies). (i) Neither the Company nor, to the knowledge of the Company, the other party is in material breach of or material default under any Material Contract and, neither the Company, nor, to the knowledge of the Company, the other party has taken or failed to take any action that with or without notice, lapse of time, or both would constitute a material breach of or material default under any Material Contract, (ii) each Material Contract is, with respect to the Company and, to the knowledge of the Company, the other party, a valid agreement, binding, and in full force and effect, (iii) to the knowledge of the Company, each Material Contract is enforceable by the Company in accordance with its terms, subject to the Enforceability Exceptions, and (iv) since January 1, 2023, through the date of this Agreement, the Company has not received any written notice regarding any violation or breach or default under any Material Contract that has not since been cured. To the Company’s knowledge, since January 1, 2023, no counterparty to any Material Contract has (x) canceled or otherwise terminated, or threatened in writing to cancel or otherwise terminate, its relationship with the Company or any Company Subsidiary or (y) decreased materially or threatened to decrease materially or limit materially, the amount of business that any such counterparty presently engages in or presently conducts with the Company and its Subsidiaries. As of the date of this Agreement, the Company has not waived in writing any rights under any Material Contract, the waiver of which would have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2023, through the date of this Agreement, the Company has not received any written notice alleging any material violation or breach or default under any Material Contract that has not since been cured.
Section 3.14 Liabilities. As of the date of this Agreement, neither the Company nor any Company Subsidiary has any liability of the type required to be disclosed as a liability on a consolidated balance sheet prepared in accordance with GAAP, except for: (i) liabilities disclosed on the Balance Sheet; (ii) liabilities or obligations incurred pursuant to the terms of this Agreement; (iii) liabilities for performance of obligations of the Company or any Company Subsidiary under Contracts binding thereon (other than resulting from any breach or acceleration thereof) made available to Parent or its Representatives or entered into in the ordinary course of business; and (iv) liabilities incurred in the ordinary course of business since January 1, 2026.
Section 3.15 Compliance with Laws. The Company, the Company Subsidiaries, each Person under their control and their respective Representatives and, to the knowledge of the Company, third parties acting on their behalf have each been, since January 1, 2023, in material compliance with all applicable Laws. To the knowledge of the Company, since January 1, 2023, neither the Company nor any Company Subsidiary has been given written notice of, or been charged with, any unresolved material violation of any Law. To the knowledge of the Company, no material investigation or review by any Governmental Body with respect to the Company, any Company Subsidiary, any Person under their control or any of their respective Representatives and third parties acting on their behalf is pending or, as of the date of this Agreement, threatened, nor has any Governmental Body indicated an intention to conduct the same.
Section 3.16 Regulatory Matters.
(a) The Company and each Company Subsidiary possesses all material approvals, authorizations, certificates, registrations, licenses, exemptions, permits, clearances, and consents (including all investigational new drug applications (as defined in 21 C.F.R. § 312.20 et seq.), establishment registrations (as defined in 21 C.F.R. part 207), and product listings (as defined in 21 C.F.R. part 207), all supplements or amendments thereto, and all comparable approvals, authorizations, certificates, registrations, licenses, exemptions, permits, clearances, and consents provided for in other applicable Healthcare Laws) (“Regulatory Authorizations”) from the United States Food and Drug Administration (the “FDA”) and all other applicable Regulatory Authorities relating to any Product or that are necessary for the Company or any Company Subsidiary to conduct its business in all material respects as presently conducted. (i) All such Regulatory Authorizations are materially (A) in full force and effect, (B) validly registered and on file with applicable Regulatory Authorities and (C) in compliance with all formal filing and maintenance requirements and (ii) the Company and each Company Subsidiary has fulfilled and performed all of its material obligations with respect to such Regulatory Authorizations, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof. Except as would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole, (1) the Company and each Company Subsidiary has filed, maintained or furnished to the FDA or other applicable Governmental Bodies or other applicable Regulatory Authorities all required filings, declarations, listings, registrations, submissions, amendments, modifications, notices and responses to notices, applications and supplemental applications, reports (including all adverse event/experience reports) and (2) all such submissions were complete and accurate and in compliance in all material respects with applicable Laws when filed (or were corrected or completed in a subsequent filing).
(b) Except as required for the initiation and conduct of the non-clinical studies, clinical investigations, preclinical studies or tests sponsored or conducted by or on behalf of the Company or any Company Subsidiary, the Company and each Company Subsidiary has never marketed, sold, distributed, promoted or advertised any pharmaceutical products (including the Products), whether in or outside the United States.
(c) The Company and each Company Subsidiary is, and since the Formation Date has been, in material compliance with applicable Laws, including all applicable Healthcare Laws, the FDCA and the PHSA and their implementing regulations, relating to the development, testing, manufacturing, holding, marketing, selling, distributing, labeling, promoting, advertising, importing or exporting of pharmaceutical products, in each case as applicable, including without limitation, (i) requirements for obtaining Regulatory Authorizations, (ii) requirements for establishment registration and product listing; (iii) payment of all application and program fees invoiced for the Products, (iv) label and labeling requirements and (v) applicable promotion and advertising requirements.
(d) All non-clinical studies and clinical investigations, preclinical studies or tests sponsored or conducted by or on behalf of the Company or any Company Subsidiary have been and are being conducted in material compliance with applicable Laws, including Good Laboratory Practices, Good Clinical Practices, the FDCA, the PHSA, all applicable Healthcare Laws, and all other Laws regarding developing, testing, labeling, manufacturing, storage, marketing, promotion, sale, commercialization, safety, quality, shipment, import, export, or distribution of the products of the Company. None of the FDA, any other Regulatory Authority, or any institutional review board or independent ethics committee has sent any written notices or other correspondence with respect to any proposed, ongoing or completed clinical investigations, preclinical or non-clinical studies or tests requiring the termination, suspension or material modification of such investigations, studies or tests. With respect to each Product, the Company has made available to Parent complete and accurate copies of all material clinical, preclinical and nonclinical data in the possession of and reasonably available to the Company or any Company Subsidiary and all material written correspondence that exists as of the date of this Agreement between the Company and any of its Subsidiaries and the FDA or any other Regulatory Authority.
(e) Neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any officers, employees, or agents of the Company or any Company Subsidiary, has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any other Regulatory Authority, (ii) failed to disclose a material fact required to be disclosed to the FDA, (iii) committed any other act, made any statement or failed to make any statement, that (in any such case) establishes a reasonable basis for the FDA to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy, (iv) been charged with or convicted of any criminal offense relating to the delivery of an item or service under Medicare, Medicaid, TRICARE or any similar government health care program (collectively, “Federal Health Care Programs”) or any similar program by a foreign Governmental Body, (v) engaged in any conduct that is not compliant with applicable Healthcare Laws relating to the integrity of data generated or used related to the development, use, handling, safety, efficacy, reliability or manufacturing of the Products, or (vi) to the knowledge of the Company and each Company Subsidiary, is the target or subject of any current or potential investigation relating to any Federal Health Care Program-related offense. As of the date of this Agreement, neither the Company nor any Company Subsidiary is the subject of any pending or, to the Company’s knowledge, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy. Neither the Company nor any Company Subsidiary nor any officers, employees, agents, or clinical investigators of the Company or any Company Subsidiary has been suspended, debarred, or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Law or (B) exclusion under the Exclusion Laws at 42 U.S.C. § 1320a-7 or any similar Law.
(f) Except as would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole, (i) the Company, each Company Subsidiary and any contractor or other Person acting on their behalf is obtaining and since the Formation Date, has obtained (or caused to be obtained) informed consent by or on behalf of each human subject who participated in the Company’s ongoing clinical studies; (ii) in using or disclosing patient information received by the Company in connection with the Company’s ongoing clinical studies, the Company, each Company Subsidiary and any contractor or other Person acting on their behalf have complied with all Healthcare Laws and regulatory rules or requirements, in each case to the extent applicable, including, without limitation, HIPAA, the FDCA and the rules and regulations thereunder.
(g) To the extent required by applicable Laws, all manufacturing operations conducted with respect to any Product used in human clinical trials have been conducted in material accordance with the FDCA, Healthcare Laws, and Good Manufacturing Practices.
(h) Since January 1, 2023, no Product has been recalled, withdrawn, suspended or discontinued.
(i) The Company and each Company Subsidiary is, and since the Formation Date has been, in compliance with all applicable Healthcare Laws and, to the Company’s knowledge, there is no civil, criminal, administrative, or other action, subpoena, suit, demand, claim, hearing, proceeding, notice or demand pending against, received by, or threatened against the Company or any Company Subsidiary regarding non-compliance with any Healthcare Laws.
(j) Neither the Company nor any Company Subsidiary is a party to any corporate integrity agreement, monitoring agreement, consent decree, settlement order, or similar agreement with or imposed by any Governmental Body.
(k) The Company and the Company Subsidiaries have adopted and maintain an operational compliance program that governs all employees and contractors and is intended to assist the Company and the Company Subsidiaries to be in compliance with all Laws, standards and guidelines relevant to its business, including all Healthcare Laws and any equivalent foreign Laws, and includes each of the following elements: (i) consistency with the current U.S. Federal Sentencing Guidelines standards for effective compliance programs and the seven elements set forth by the Office of the Inspector General of the Department of Health and Human Services and (ii) a code of conduct and other applicable policies and procedures that reflects the guidelines established by the Pharmaceutical Research and Manufacturers of America Code on Interactions with Healthcare Professionals. None of the Company and its Subsidiaries or, to the knowledge of the Company, any of its officers, directors, employees, contractors or agents has violated any such compliance program.
(l) Section 3.16(l) of the Company Disclosure Schedules sets forth a true and complete list of all physicians and other licensed health care providers (including physician assistants, nurse practitioners, clinical nurse specialists, certified registered nurse anesthetists, anesthesiologist assistants, and certified nurse midwives), and their immediate family members, who have an ownership, equity, or investment interest in the Company, including any members of any scientific or clinical advisory board of the Company or its Board of Directors.

Section 3.17 Certain Business Practices.
(a) Since the Formation Date, none of the Company, any Company Subsidiary, or, to the knowledge of the Company, any Representative of the Company (each, a “Company Representative”), or any other Person (in each case, acting for or on behalf of the Company or any Company Subsidiary) has violated any provision of any Anti-Corruption Law or any rule or regulation promulgated thereunder, applicable anti-money laundering Law and any rule or regulation promulgated thereunder, or any applicable Law of similar effect, or has, in material violation of Anti-Corruption Laws: (i) directly or indirectly paid, offered, given, or promised to make or offer any contribution, gift, entertainment, or other expense, (ii) made, offered, or promised to make or offer any payment, loan, or transfer of anything of value, including any reward, advantage, or benefit of any kind to or for the benefit of foreign or domestic Government Officials, (iii) paid, offered, given, or promised to make or offer any bribe, payoff, influence payment, kickback, rebate, or other similar payment of any nature, (iv) established or maintained any fund of corporate monies or other properties, (v) created or caused the creation of any false or inaccurate books and records of the Company or any Company Subsidiary related to any of the foregoing, or (vi) taken or caused to be taken any other action in connection with the business of the Company or any Company Subsidiary. The Company has established and maintains policies and procedures reasonably designed to comply with Anti-Corruption Laws.
(b) Since the Formation Date, none of the Company, any Company Subsidiary, nor, to the knowledge of the Company, any Representative of the Company, or any other Person (in each case, acting for or on behalf of the Company or any Company Subsidiary) has violated any International Trade Laws. Without limiting the foregoing, since the Formation Date, none of the Company, any Company Subsidiary, nor, to the knowledge of the Company, any Representative of the Company, or any other Person (in each case, acting for or on behalf of the Company or any Company Subsidiary) (i) has engaged in any business or dealings, directly or indirectly, involving or relating to (x) any country or territory that is or whose government is the target of comprehensive sanctions imposed by the United States, the United Kingdom, or the European Union (currently limited to, Cuba, Iran, North Korea, Syria, the Crimea region and the so-called Donetsk or Luhansk People’s Republics (each a “Sanctioned Jurisdiction”)) or (y) a Person that is designated on, or that is 50% or greater owned or controlled by a Person that is designated on, any list of sanctioned or export control restricted parties maintained by the United States, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s List of Specially Designated Nationals and Blocked Persons List and the U.S. Department of Commerce’s Bureau of Industry and Security’s Entity List (any such person a “Sanctioned Person”); or (ii) is a Sanctioned Person or is located or ordinarily resident in or organized under the laws of a Sanctioned Jurisdiction.
(c) Since the Formation Date, none of the Company, any Company Subsidiary, nor, to the knowledge of the Company, any Representative of the Company or any other Person (in each case, acting for or on behalf of the Company or any Company Subsidiary) has been the subject of any investigations, inquiries, reviews, audits, sanctions, or penalties related to Anti-Corruption Laws, International Trade Laws, or applicable anti-money laundering Laws, and no such investigation, inquiry, review, audit, sanction, or penalty is pending or, to the knowledge of the Company, threatened.
Section 3.18 Governmental Authorizations. The Company and the Company Subsidiaries hold all Governmental Authorizations necessary to enable the Company and the Company Subsidiaries to conduct their respective businesses in the manner in which their businesses are currently being conducted, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Governmental Authorizations held by the Company and the Company Subsidiaries are valid and in full force and effect, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. The Company and the Company Subsidiaries are each in compliance with the terms and requirements of such Governmental Authorizations, to the extent applicable to them, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There are no Legal Proceedings pending or threatened in writing, or to the knowledge of the Company, orally, that seek the revocation, cancellation or adverse modification of any Governmental Authorization, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2023, neither the Company nor any Company Subsidiary has received any written notice of any noncompliance or alleged noncompliance with any Governmental Authorization except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 3.19 Tax Matters.
(a) (i) All income and other material Tax Returns required to be filed by the Company or any Company Subsidiary with any Governmental Body have been filed on or before the applicable due date (taking into account any extension of such due date), and all such Tax Returns are accurate and complete in all material respects, and (ii) all material Taxes of the Company or any Company Subsidiary due and payable (whether or not shown as due and owing on such Tax Returns) have been timely (taking into account any extension of the due date of such Tax Returns) paid by the Company or any Company Subsidiary, as applicable, except for Taxes reserved for on the Balance Sheet and Taxes incurred in the ordinary course of business since the date of the Balance Sheet.
(b) (i) No material deficiency (other than a deficiency that is being contested in good faith by appropriate proceedings) for any material Tax has been asserted or assessed by any Governmental Body in writing against the Company or any Company Subsidiary, which deficiency has not been paid, settled, or withdrawn, (ii) there is no material Encumbrance for Taxes (other than Permitted Encumbrances) upon any asset of the Company or any Company Subsidiary, (iii) no written claim has been made by any Governmental Body in a jurisdiction in which the Company or any Company Subsidiary, as applicable, does not file Tax Returns that it is or may be subject to Tax by, or required to file Tax Returns in, that jurisdiction, (iv) there are no examinations or audits by any Governmental Body of any material Tax Return of the Company or any Company

Subsidiary underway or that has been proposed or threatened in writing, and (v) there are no extensions or waivers of the limitations period applicable to any material Tax Return of the Company or any Company Subsidiary in effect (other than in connection with an extension to file a Tax Return of no longer than seven (7) months that is made in the ordinary course of business).
(c) The Company and each Company Subsidiary has complied in all respects with all applicable Laws relating to the collection, payment and withholding of taxes and has, within the time and the manner prescribed by Law, collected, deducted or withheld from and paid over to the proper taxing authorities all amounts required to be so collected, deducted or withheld and paid over in accordance with such applicable Laws in connection with amounts paid or owing to any stockholder, employee, creditor, independent contractor or other third party.
(d) Neither the Company nor any Company Subsidiary is a party to or bound by, or currently has any material liability pursuant to, any material Tax sharing, allocation, or indemnification agreement or arrangement that would have a continuing effect after the Closing Date (other than such agreements or arrangements entered into in the ordinary course of business, the primary subject matter of which is not Tax). Neither the Company nor any Company Subsidiary (i) has been a member of a group filing Tax Returns on an affiliated, combined, unitary or consolidated basis (other than a group the common parent of which is or was the Company or a Company Subsidiary) or (ii) has any liability for the Taxes of another Person (other than the Company or any Company Subsidiary) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign Law), as a transferee or successor, or otherwise by reason of Contract (other than any Contract entered into in the ordinary course of business, the primary subject matter of which is not Tax) or operation of Law.
(e) Within the past two (2) years, neither the Company nor any Company Subsidiary has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 or Section 361 of the Code.
(f) Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(g) Neither the Company nor any Company Subsidiary has received any private letter ruling of the IRS or any comparable written ruling of any Governmental Body with respect to Taxes.
(h) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of applicable Tax Law) executed prior to the Closing; (ii) change in method of accounting for a taxable period ending on or prior to the Closing Date made prior to the Closing; (iii) installment sale or transaction subject to open transaction accounting made prior to the Closing; or (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside of the ordinary course of business.
(i) The Company and each Company Subsidiary is (and has been since the time of its original formation) treated as a corporation for U.S. federal and applicable state and local income Tax purposes.
(j) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
(k) Neither the Company nor any Company Subsidiary is a party to any joint venture, partnership or other arrangement or contract that could reasonably be expected to be treated as a partnership for Tax purposes.
(l) Neither the Company nor any Company Subsidiary has a permanent establishment, fixed place of business or branch in any jurisdiction outside of the United States and no Company Subsidiary is a “controlled foreign corporation” as defined in Section 957 of the Code.
Section 3.20 Employee Matters; Employee Plans.
(a) Neither the Company nor any Company Subsidiary is party to or bound by a Collective Bargaining Agreement and neither the Company nor any of its Subsidiaries has agreed to recognize any union or other collective bargaining representative. Since January 1, 2023, (i) there has not been any strike, slowdown, work stoppage, lockout, union-related job action, picketing, labor dispute, question concerning labor representation, union organizing activity, or any threat thereof, or any similar activity or dispute, affecting the Company, any Company Subsidiary or any of their respective employees; (ii) there is not now pending, and, to the knowledge of the Company, no Person has threatened in writing to commence, any such strike, slowdown, work stoppage, lockout, union-related job action, picketing, labor dispute, question regarding labor representation or union organizing activity, or any similar activity or dispute; and (iii) neither the Company nor any Company Subsidiary has or is engaged in any unfair labor practice.
(b) As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened in writing, arising out of or relating to the employment or engagement of any Company Associate. Since January 1, 2023, the Company has complied in all material respects with all applicable Laws related to employment, including employment practices, payment of wages and hours of work, classification of employees, overtime, leaves of absence, plant closing and mass termination notification, privacy rights, labor dispute, workplace safety, retaliation, immigration, pay equity, pay transparency, and discrimination matters. The Company and the Company Subsidiaries have no material liability or obligations, including under or on account of an Employee Plan, arising out of or relating to the engaging of persons to provide services to the Company or the Company Subsidiaries and treating such persons as consultants or independent contractors and not as employees. A properly completed Form I-9 is on file with respect to each employee of the Company, except as would not be material to the Company. Neither the Company nor any Company Subsidiary has entered into any conciliation agreement, consent decree or other agreement or order with any Governmental Body with respect to employment practices or Laws related to employment.
(c) Section 3.20(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete list of each material Employee Plan. Neither the Company nor any Company Subsidiary contributes to, or has any obligation to contribute to, any benefit or compensation scheme, plan or arrangement mandated by a government other than a government with jurisdiction in the United States. The Company has made available to Parent or its Representatives with respect to each Employee Plan current, accurate and complete copies (or to the extent no such copies exist, accurate descriptions) of the following, as relevant: (i) current plan documents and all amendments thereto, and all related trust or other funding documents; (ii) any related trust agreement or funding instrument; (iii) any currently effective determination, opinion or advisory letter received from the IRS; (iv) the most recent summary plan description, summary of material modifications and all other non-routine written communications (or a description of all non-routine oral communications) by the Company or any Company Subsidiary to (A) any Governmental Body or (B) their respective Company Associates concerning the extent of the benefits provided under an Employee Plan; and (v) the most recent annual actuarial valuation and the most recent Form 5500 and all schedules thereto.
(d) Neither the Company nor any other Person that would be or, at any relevant time, would have been considered a single employer with the Company or any Company Subsidiary under the Code or ERISA has during the six (6) years prior to the date of this Agreement maintained, contributed to or been required to contribute to (i) a plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan,” each within the meaning of Section 4001 of ERISA, (ii) a “multiple employer plan” within the meaning of Section 413(c) of the Code, or (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(e) Each of the Employee Plans that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or an advisory or opinion letter, if applicable) as to its qualified status under the Code and is so qualified. Each of the Employee Plans is and has been established and operated in compliance with its terms and all applicable Laws, including ERISA and the Code, and with respect to such Employee Plans, the Company and the Company Subsidiaries have complied in all material respects with all such Laws.
(f) Except to the extent required under Section 601 et seq. of ERISA or Section 4980B of the Code (or any other similar state or local Law), none of the Company, the Company Subsidiaries or any Employee Plan has any present or contingent obligation to provide post-employment welfare benefits to or make any payment to, or with respect to, any Company Associate pursuant to any retiree medical benefit plan or other retiree welfare plan or Employee Plan.
(g) Except as provided in Section 2.3, the consummation of the Transactions (including in combination with other events or circumstances occurring prior to or contemporaneous with the consummation of the Transactions) will not (i) result in any payment or benefit becoming due to any Company Associate or under any Employee Plan, (ii) increase any amount of compensation or benefits otherwise payable to any Company Associate under any Employee Plan, (iii) result in the acceleration of the time of payment, funding, or vesting of any benefit to any Company Associate or under any Employee Plan, (iv) result in any limitation or restriction on the right of the Company’s or any Company Subsidiary’s ability to merge, amend, or terminate any of the Employee Plans, or (v) result in the payment of any amount that could, individually or in combination with any other payment or benefit, constitute an “excess parachute payment” within the meaning of Section 280G of the Code or result in the payment of an excise Tax by any Person under Section 4999 of the Code.
(h) No Legal Proceeding (other than routine claims for benefits in the ordinary course) is pending, or, to the knowledge of the Company, threatened in writing against any Employee Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Employee Plan with respect to the operation thereof and to the knowledge of the Company, no fact or circumstance exists that would reasonably be expected to give rise to any such Legal Proceeding. There have been no non-exempt prohibited transactions (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breaches of any of the duties imposed on “fiduciaries” (within the meaning of Section 3(21) of ERISA) with respect to any of the Employee Plans that could result in any material liability to the Company or any Company Subsidiary.
(i) To the knowledge of the Company, no current or former Company Associate is or has been at any time since the Formation Date in any material respect in violation of any employment contract, non-disclosure agreement, confidentiality agreement, non-competition agreement, non-solicitation agreement, restrictive covenant, or consulting agreement with the Company or any Company Subsidiary or with a former employer or service recipient relating to the right of any such Company Associate to be employed by or provide services to the Company or any Company Subsidiary.
(j) Since the Formation Date no allegations of sexual harassment, sexual misconduct or other unlawful harassment or discrimination have been made against (i) any current officer of the Company or any Company Subsidiaries, (ii) any current employee at a level of Vice President or above, or (iii) except as would not be material to the Company or any Company Subsidiary, any former employees, in each case, in his or her capacity as a representative of the Company or any Company Subsidiary. During such period, there have been no Legal Proceedings or settlements involving such matters with such Persons.
Section 3.21 Environmental Matters. In each case except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) The Company and the Company Subsidiaries are, and since January 1, 2023 have been, in compliance with all Governmental Authorizations required under Environmental Laws for the operation of its business; (b) as of the date of this Agreement, there is no Legal Proceeding arising under or relating to any Environmental Law that is pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary; (c) as of the date of this Agreement, neither the Company nor any Company Subsidiary has received any written notice, report, or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction, or decree involving uncompleted, outstanding, or unresolved violations, liabilities, or requirements on the part of the Company or any Company Subsidiary arising under or relating to Environmental Laws; (d) to the knowledge of the Company: (i) no Person has been exposed to any Hazardous Material at a property or facility of the Company or any Company Subsidiary at levels in excess of applicable permissible exposure levels; and (ii) there is and has been no Hazardous Material present or Released on, at, under, or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any claim against or liability of the Company or any Company Subsidiary under any Environmental Law; and (e) neither the Company nor any Company Subsidiary has assumed, undertaken, or otherwise become subject to any known liability of another Person arising under or relating to Environmental Laws other than any indemnity in Material Contracts or other licenses, leases, or sub-leases for real property.
Section 3.22 Insurance. To the knowledge of the Company, as of the date of this Agreement, all insurance policies with respect to the business and assets of the Company and the Company Subsidiaries are in full force and effect (except for any expiration thereof in accordance with its terms), all premiums due thereon have been paid in full, no written notice of cancellation or modification has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default by any insured thereunder.
Section 3.23 Legal Proceedings; Orders.
(a) Since January 1, 2023 to the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of the Company, threatened in writing, against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, or to the knowledge of the Company, against any present or former officer, director or employee of the Company or any Company Subsidiary in such individual’s capacity as such, other than any Legal Proceeding that would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole.
(b) Since the Formation Date, neither the Company nor, to the knowledge of the Company, any of its contract manufacturers for any Products or any contract research organizations for any Company clinical studies, have received any FDA Form 483 or other notices of violations, inspectional observations, warning letters, untitled letters or other written administrative, regulatory or enforcement notice from any Regulatory Authority.
(c) Since January 1, 2023 to the date of this Agreement, there is no order, writ, injunction, or judgment to which the Company or any Company Subsidiary is subject that would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole.
(d) To the knowledge of the Company, as of the date of this Agreement, no investigation or review by any Governmental Body with respect to the Company is pending or is being threatened, other than any investigations or reviews that would not reasonably be expected to be material to the business of the Company and the Company Subsidiaries, taken as a whole.
Section 3.24 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of the Company or the Company Subsidiaries expressly for inclusion in the proxy statement (including the letter to stockholders, notice of meeting and form of proxy, and any other document incorporated or referenced therein, as each may be amended or supplemented, the “Proxy Statement”) to be filed by the Company with the SEC in connection with seeking the Required Company Voting Stockholder Approval (including any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to holders of Company Voting Common Stock or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by the Company with respect to any information or statement made or incorporated by reference in the Proxy Statement that was not supplied by or on behalf of the Company or any Company Subsidiary for use therein.
Section 3.25 Personal Property. Except as set forth on Section 3.25 of the Company Disclosure Schedule, the Company or a Subsidiary, as applicable, has good and valid title to, or a valid and enforceable right to use, in all material respects, all of the material tangible properties, assets and rights used or held for use in connection with the business of the Company and the Subsidiaries as of the date of this Agreement (the “Assets”). Except as would not, individually or in the aggregate, have a Material Adverse Effect, as of the date of this Agreement, the tangible Assets are in good operating condition (except for normal wear and tear and deferred maintenance).
Section 3.26 Transactions With Affiliates. Except as disclosed on Section 3.26 of the Company Disclosure Schedule, no Affiliate of the Company (other than the Company Subsidiaries) nor any directors or officers of the Company, the Company Subsidiaries or their respective Affiliates owns any material property which is used by the Company or any of its Subsidiaries in the conduct of its business.
Section 3.27 Major Suppliers. Section 3.27 of the Company Disclosure Schedule sets forth an accurate and complete list of (i) each supplier who was one (1) of the ten (10) largest suppliers of the Company and its Subsidiaries (taken as a whole) for each of 2024 and 2025, based on amounts paid or payable to such suppliers as of the date of this Agreement and (ii) each other supplier materially involved in the conduct of any clinical trials operated by the Company or any of its Subsidiaries as of the date of this Agreement and as of the Effective Time, including, without limitation, contract research organization, any contract manufacturing or development organization supplying clinical trial materials, and any clinical investigator, clinical trial site or laboratory ((i) and (ii) each, a “Major Supplier”). Neither the Company nor any Company Subsidiary has any pending material dispute with any Major Supplier. Since January 1, 2023, neither the Company nor any Company Subsidiary has received any written notice or, to the knowledge of the Company, other communication from any Major Supplier to the effect that such Major Supplier will likely not continue as a supplier of any of the Company or any Company Subsidiary or to the effect that such Major Supplier intends to terminate or materially modify any existing

Contract with the Company or any of its Subsidiaries in any manner materially adverse to the Company and its Subsidiaries, including by materially reducing the scale of the business conducted with, the Company or any of its Subsidiaries. To the Company’s knowledge, each Major Supplier conducts its business in respect of the Company in material compliance with all applicable Laws (including Healthcare Laws and Privacy Laws) and the Company exercises appropriate oversight of all Major Suppliers’ compliance with such Laws. The Company has not, since January 1, 2023, subjected any Major Suppliers to, and to the Company’s knowledge no Major Supplier has been subjected by any Regulatory Authority to, any corrective or preventative actions.
Section 3.28 Opinions of Financial Advisors. The Company Board (in such capacity) has received the oral opinion, to be subsequently confirmed by delivery of a written opinion, of each of Goldman Sachs & Co. LLC (“Goldman”) and Jefferies LLC (“Jefferies”), each as a financial advisor to the Company, to the effect that, as of the date of such written opinion and based upon and subject to the matters set forth therein, including the various assumptions made, procedures followed, matters considered and qualifications and limitations set forth in such written opinion, the Merger Consideration to be paid to the holders of Shares (other than Parent, Merger Sub and their respective affiliates) pursuant to this Agreement is fair, from a financial point of view, to such holders. The Company shall provide a copy of such written opinions to Parent solely for informational purposes promptly after execution of this Agreement. It is understood and agreed by the Parties hereto that such opinions may not be relied on by Parent or Merger Sub.
Section 3.29 Financial Advisors. Except for Goldman and Jefferies, no broker, finder, investment banker, financial advisor, or other Person is entitled to any brokerage, finder’s, or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has made available to Parent or its Representatives, each of the engagement letters pursuant to which Goldman and Jefferies have been engaged by the Company.
Section 3.30 No Other Representation. Except for the express written representations and warranties made by the Company in this Agreement and in any instrument or other document delivered pursuant to this Agreement, no Company Party makes any express or implied representation or warranty with respect to the Company or any Company Affiliate.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub hereby represent and warrant to the Company that, except as (A) set forth in the Parent Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement or (B) expressly disclosed in any reports, schedules, forms, statements, and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by Guarantor with or to the SEC (the “Guarantor SEC Documents”) filed with, or furnished to, the SEC and publicly available after December 31, 2024 and prior to the date of this Agreement, other than all risk factor disclosures, disclosures about market risk, or other cautionary, predictive or forward-looking disclosures contained therein that do not relate to specific historical events or circumstances affecting Guarantor (provided that nothing disclosed in the Guarantor SEC Documents shall be deemed to be a qualification of, or modification to, (i) the representations and warranties set forth in Section 4.1 and Section 4.4 or (ii) representations and warranties the relevance of that disclosure as an exception to (or a disclosure for purposes of) is not reasonably apparent on the face of such disclosure):
Section 4.1 Due Organization. Merger Sub is a corporation, and Parent is a limited liability company, duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization and has all necessary power and authority to: (a) conduct its business in the manner in which its business is currently being conducted; (b) own and use its assets in the manner in which its assets are currently owned and used; and (c) perform its obligations under all Contracts by which it is bound, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company accurate and complete copies of, as applicable, the certificate of incorporation, certificate of formation, bylaws, limited liability company agreement and other charter and organizational documents of Parent and Merger Sub, including all amendments thereto.
Section 4.2 Parent and Merger Sub. Parent and Merger Sub were formed solely for the purpose of engaging in the Transactions and activities incidental thereto and have not engaged in any business activity or conducted any operation other than in connection with the Transactions and those incident to its formation. Parent, a wholly owned Subsidiary of Guarantor, owns beneficially and of record all of the outstanding capital stock of Merger Sub. Parent and Merger Sub have no outstanding option, warrant, right, or any other agreement pursuant to which any Person other than Guarantor or its Affiliates may acquire any equity of Parent and pursuant to which any Person other than Parent or its Affiliates may acquire any equity security of Merger Sub.
Section 4.3 Authority; Binding Nature of Agreement. Each of Parent and Merger Sub has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the Transactions, and the execution, delivery, and performance by each of Parent and Merger Sub of this Agreement has been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. Assuming due authorization, execution, and delivery by the Company, this Agreement constitutes and, at the Effective Time, will constitute, a legal, valid, and binding obligation of Parent and Merger Sub, as the case may be, and is enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.
Section 4.4 Non-Contravention; Consents.
(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, (i) conflict with or violate either Merger Sub’s certificate of incorporation or bylaws or Parent’s certificate of formation or limited liability company agreement, (ii) assuming that all consents, approvals, and other authorizations described in Section 4.4(b) have been obtained and that all filings and other actions described in Section 4.4(b) of the Company Disclosure Schedule have been made or taken, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger Sub is bound or affected, or (iii) result in any breach or violation of, or constitute a default (or an event that, with notice or lapse of time or both, would become a default) by Parent or any Subsidiary of Parent (including Merger Sub) under, or give to others any right of termination, amendment, acceleration, or cancellation of, or result in the loss of any benefit under, or the creation of any Encumbrance on the properties or assets of the Company pursuant to, any Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of either of them is bound or affected, except, with respect to each of the foregoing clauses (ii) and (iii), for any such conflict, violation, breach, default, or other occurrence that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
(b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions will not, require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Body except for (i) applicable requirements, if any, of the Exchange Act, (ii) the filing with the SEC of the Proxy Statement, (iii) any filing required under the rules and regulations of NASDAQ Global Markets, (iv) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (v) the premerger notification and waiting period requirements of the HSR Act, (vi) any consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing set forth in Section 3.5(b) of the Company Disclosure Schedule, and (vii) any other consent, approval, order, authorization, authority, transfer, waiver, disclaimer, registration, declaration, or filing that, in each case, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. No vote of Guarantor’s stockholders is necessary to approve Guarantor’s execution of this Agreement or the consummation of the Transactions.
Section 4.5 Information Supplied. None of the information supplied or to be supplied in writing by or on behalf of Parent or its Affiliates expressly for inclusion in the Proxy Statement to be filed by the Company with the SEC in connection with seeking the Required Company Voting Stockholder Approval (including any amendment or supplement thereto) will, on the date the Proxy Statement is first mailed to holders of Company Voting Common Stock or at the time of the Company Stockholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing sentence, no representation or warranty is made by Parent with respect to any information or statement made or incorporated by reference in the Proxy Statement that was not supplied by or on behalf of Parent or its Affiliates for use therein.
Section 4.6 Absence of Litigation. As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Parent, threatened in writing against Parent or Merger Sub, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
Section 4.7 Funds. Parent will at the Closing have cash resources in immediately available funds and in an amount sufficient to consummate the Transactions, including payment of the aggregate Merger Consideration and any fee and expense of, or payable by, Parent or Merger Sub in connection with the Transactions.
Section 4.8 Ownership of Company Common Stock. Neither Parent nor any Affiliate of Parent directly or indirectly owns, and at all times for the past three years, neither Guarantor nor any of controlled Affiliates of Guarantor has owned, beneficially or otherwise, any share of the Company’s capital stock or any security, contract, or obligation convertible into or exercisable or exchangeable for shares of the Company’s capital stock. Neither Parent, nor Merger Sub has enacted or will enact a plan that complies with Rule 10b5-1 promulgated under the Exchange Act covering the purchase of any of the shares of the Company’s capital stock. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective “affiliates” or “associates” is an “interested stockholder” of the Company (as such terms are defined in Section 203 of the DGCL).
Section 4.9 Investment Intention. Parent is acquiring through the Merger the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (within the meaning of Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation will not be registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws, or pursuant to an exemption from any such registration.
Section 4.10 Brokers and Other Advisors. No broker, investment banker, financial advisor, or other Person is entitled to any broker’s, finder’s, financial advisor’s, or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or its Subsidiaries except for Persons, if any, whose fees, and expenses shall be paid by Parent or its Affiliates.
Section 4.11 No Other Representations or Warranties. Except for the express written representations and warranties made by Parent and Merger Sub in this Agreement and in any instrument or other document delivered pursuant to this Agreement, none of Parent, Merger Sub, or any other Person makes any express or implied representation or warranty with respect to Parent, Merger Sub, or any of their respective Affiliates.
ARTICLE V
COVENANTS OF THE PARTIES
Section 5.1 Access to Information.
(a) Subject to applicable Law, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Section 7.1 (the “Pre-Closing Period”), on reasonable advance notice to the Company, the Company shall, and shall cause its Subsidiaries to, provide Parent and its Representatives with reasonable access during the Company’s normal business hours to the Company and its Subsidiaries, properties, contracts, commitments, personnel, and books and records reasonably requested by Parent for purposes of strategic and integration planning for the consummation of the Transactions; provided that any such access shall be conducted at a reasonable time and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company. Any such access shall be requested by written notice to the Company personnel listed on Schedule 5.1(a) and shall be subject to the Company’s reasonable health and safety, security measures and insurance requirements. Nothing in this Agreement shall require the Company to disclose or provide access to any information to the extent such disclosure or access could in the reasonable discretion of the Company (A) jeopardize any attorney-client or other legal privilege (so long as the Company has reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto) or (B) contravene any applicable Law or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or any of its Affiliates is a party); provided that, in each case, the Company shall inform Parent as to the general nature of what is being withheld and shall reasonably cooperate with Parent to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the foregoing impediments, including through the use of commercially reasonable efforts to, if reasonably requested by Parent, (1) obtain the required consent or waiver of any third party required to provide such information and (2) implement appropriate and mutually agreeable measures to permit the disclosure of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided, if the Parties determine that doing so would reasonably permit the disclosure of such information without violating any applicable Law or binding agreement or jeopardizing such privilege.
(b) With respect to the information disclosed pursuant to this Section 5.1, Guarantor and Parent shall comply with, and shall instruct their Representatives to comply with, all of its obligations under the bilateral confidential disclosure agreement, dated as of April 7, 2026, between the Company and Guarantor (the “Confidentiality Agreement”).
(c) No information provided or obtained pursuant to this Section 5.1 shall affect any representation or warranty in this Agreement of any Party or any condition to the obligations of the Parties.
Section 5.2 Operation of the Company’s Business.
(a) During the Pre-Closing Period, except (x) as expressly required or contemplated under this Agreement or as required by applicable Laws or (y) with the written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed, the Company shall, and shall cause the Company Subsidiaries to, use commercially reasonable efforts to: (i) conduct its business in the ordinary course of business as was being conducted prior to the date of this Agreement and (ii) preserve intact its assets, business organization and relations with employees, customers, suppliers, licensors, licensees, Governmental Bodies and any other Person with whom the Company has material business relationships; provided that no action by the Company or any Company Subsidiary with respect to matters specifically addressed by any provision of Section 5.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision.
(b) During the Pre-Closing Period, except (w) as expressly required or contemplated under this Agreement or as required by applicable Laws, (x) with the written consent of Parent, which consent shall not be unreasonably withheld, conditioned, or delayed, or (y) as set forth in Section 5.2 of the Company Disclosure Schedule, neither Company nor any Company Subsidiary shall:
(i) (A) establish a record date for, declare, accrue, set aside, or pay any dividend or make any other distribution in respect of any securities (including the Company Common Stock) (other than with respect to any dividend or distribution by a direct or indirect wholly owned Company Subsidiary to its direct or indirect parent) or (B) repurchase, redeem, or otherwise reacquire any share of capital stock (including any Share), or any right, warrant, or option to acquire any share of its capital stock, other than (a) with respect to transactions among the Company and its wholly owned Subsidiaries or among the Company’s wholly owned Subsidiaries, (b) in connection with the exercise, cancellation or conversion of Company Warrants in accordance with their terms as of the date hereof or (c) in connection with the vesting, exercise, or settlement of Company Equity Awards in accordance with their terms or in connection with withholding to satisfy the exercise price and/or Tax obligations with respect to Company Equity Awards, in the case of clauses (b) and (c) outstanding as of the date hereof;
(ii) split, combine, subdivide, or reclassify any share of its capital stock (including the Shares) or other equity interests;
(iii) sell, issue, grant, deliver, pledge, transfer, create an Encumbrance, or authorize the issuance, sale, delivery, pledge, transfer, Encumbrance, or grant by the Company of (A) any capital stock, equity interest, or other security of the Company, (B) any option, call, warrant, restricted securities, or right to acquire any capital stock, equity interest, or other security of the Company, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest, or other security of the Company (except, in each case, in connection with the exercise, cancellation or conversion of Company Warrants in accordance with their terms as of the date hereof or on the exercise of Company Options or settlement of Company Restricted Stock Units, in each case, outstanding as of the date hereof and in accordance with their present terms);
(iv) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of the Company or any Company Subsidiary;
(v) except as required under the terms of any Employee Plan as of the date hereof and which has been made available to Parent and set forth on Section 3.20(c) of the Company Disclosure Schedule: (A) establish, adopt, terminate, or amend any Employee Plan (or other compensation or benefit plan, program, agreement, or arrangement that would be an Employee Plan if in effect on the date hereof);

(B) accelerate the vesting or funding of any compensation or benefits under any Employee Plan; (C) grant any bonus or severance to, or increase the compensation (including, for the avoidance of doubt, equity or equity-based awards) or benefits of, any Company Associate; (D) enter into or amend any change-of-control, retention, employment, severance, consulting, or other agreement with any Company Associate; (E) hire, promote or terminate (other than for cause) any Company Associate; or (F) make any determination under any Employee Plan that is inconsistent with the Company’s ordinary course of business;
(vi) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other organizational document;
(vii) form any Subsidiary, acquire any equity interest or equity-linked interest in any other Entity (other than securities in a publicly traded company held for investment by the Company and consisting of less than 1% of the outstanding capital stock of such Entity) or enter into any joint venture, partnership, limited liability corporation, or similar arrangement;
(viii) make or authorize aggregate capital expenditures in excess of $2,500,000 in the aggregate or $250,000 individually above amounts indicated in Section 5.2(b)(viii) of the Company Disclosure Schedule;
(ix) acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, abandon, waive, relinquish or fail to renew, permit to lapse, transfer, assign, or subject to any material Encumbrance (other than Permitted Encumbrances) any material right or other material asset or property (in each case, excluding any Intellectual Property Rights, which are addressed in Section 5.2(b)(x)) (except, in the case of any of the foregoing, (A) in the ordinary course of business, (B) pursuant to dispositions of obsolete, surplus, or worn-out assets that are no longer useful for the conduct of the business of the Company or any Company Subsidiary and (C) as permitted by Section 5.2(b)(viii));
(x) license, sublicense, pledge, transfer, assign, sell or otherwise dispose of, abandon, permit to lapse, encumber or grant any other right with respect to any Company Owned IP or Company Licensed IP that is exclusively licensed to Company or any Company Subsidiary (except for (A) non-exclusive licenses, sublicenses and covenants-not-to-sue granted to employees, consultants, vendors, suppliers or contractors (including contract manufacturers, contract research and/or development organizations or distributors) of the Company or any Company Subsidiaries in the ordinary course of business solely for the purpose of such Persons performing services or providing goods for or on behalf of the Company or any Company Subsidiary, in each case, subject to reasonable written confidentiality obligations with respect to any Trade Secrets and (B) the expiration of any Intellectual Property Right at the end of its applicable statutory term);
(xi) enter into, amend, renew (or fail to exercise a renewal option under), or modify a Company Lease if such Company Lease, amendment, renewal, or modification would increase the aggregate amount of payments under such Company Lease (as amended, renewed, or modified, as the case may be) by in excess of $100,000 annually or terminate any Company Lease (except any termination that shall occur at the end of the maximum term of such Company Lease, other than by extending such term through the payment of any extension fee in excess of $100,000);
(xii) make any capital contribution or advance to, or investment in, any Person (other than between the Company and any of its wholly owned Subsidiaries), or incur, assume, prepay, repurchase, redeem, modify in any material respect or guarantee or refinance any Indebtedness (including any funding under that certain revenue participation right purchase and sale agreement (the “Revenue Participation Right Agreement”), dated as of May 26, 2026, by and between the Company as seller and Annapurna Aggregator L.P. as buyer (“BXLS”), and excluding advances to employees and consultants for travel and other business-related expenses in the ordinary course of business)
(xiii) other than in the ordinary course of business, (A) amend or modify in any material respect any Material Contract, (B) waive any material right under, terminate, replace, or release, settle, or compromise any material claim, liability or obligation under any Material Contract or (C) enter into any Contract that, if entered into prior to the date of this Agreement, would have been a Material Contract (except for any statement of work, purchase order or similar ancillary agreement or documentation issued under an existing Material Contract, in each case not in excess of $250,000 individually nor more than $1,000,000 in the aggregate), provided, that none of the foregoing actions with respect to any Paragon License Agreement or the Revenue Participation Right Agreement will be deemed to be in the ordinary course of business;
(xiv) amend or modify in any material respect any privacy policies, or any administrative, technical, or physical safeguards related to privacy or cybersecurity except to remediate any security issue, to enhance data security or integrity, to comply with or improve compliance with applicable Privacy Laws, as otherwise directed or required by a Governmental Body, or in relation to any new or updated software, products or technologies of the Company and the Company’s Subsidiaries;
(xv) commence any Legal Proceeding, except: (A) with respect to routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would be reasonably likely to result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers in good faith the views and comments of Parent with respect to any such Legal Proceeding prior to commencement thereof); or (C) in connection with or relating to the Transactions, including a breach of this Agreement or any other agreement contemplated hereby;
(xvi) settle, release, waive, or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than (A) any actual or threatened Legal Proceeding, (B) any actual or threatened Legal Proceeding or other claim arising out of or relating to the Transactions, including a breach of this Agreement or any other agreement contemplated hereby, or (C) pursuant to a settlement that does not relate to any of the Transactions and, in the case of this clause (C), (1) that results solely in a monetary obligation involving only the payment of monies by the Company of not more than $1,000,000 individually and $5,000,000 in the aggregate; (2) that results solely in a monetary obligation that is funded by an indemnity obligation to, or an insurance policy of, the Company and the payment of monies by the Company that together with any settlement made under clause (1) are not more than $1,000,000 individually and $5,000,000 in the aggregate (not funded by an indemnity obligation or through insurance policies); (3) that results solely in a monetary obligation involving payment by the Company of an amount not greater than the amount specifically reserved in accordance with GAAP with respect to such Legal Proceeding or claim on the Balance Sheet; or (4) that does not result in any monetary obligation of the Company or a Company Subsidiary; provided that this Section 5.2(b)(xvi) shall not apply to any Legal Proceeding arising out of or relating to any matter set forth in Section 2.1(b), Section 5.5 and Section 5.9 or Tax compliance matters which are exclusively governed by Section 5.2(b)(xx);
(xvii) negotiate, adopt, enter into, amend, modify or terminate any Collective Bargaining Agreement (except to the extent required by applicable Laws);
(xviii) disclose to any Person any trade secrets relating to any Product or that are otherwise material to the Company or any of its Subsidiaries, other than (A) in the ordinary course of business, to contract manufacturers, contract research and/or organizations, distributors, customers, suppliers, licensors, licensees, sublicensees, Governmental Bodies and any other Person with whom the Company has a business relationship as of the date of this Agreement, (B) in connection with non-disclosure agreements entered into in the ordinary course of business, in each case with respect to clauses (A) and (B), subject to written confidentiality obligations binding on such Person, or (C) in compliance with Section 5.3(a) and Section 5.3(c);
(xix) with regard to any Product in development, (A) initiate or commence any new clinical trials, (B) amend or modify any existing clinical trial protocols, study recruitment efforts, study enrollment activities or clinical trial timelines, except as required by applicable Regulatory Authority or any institutional review board or (C) terminate, discontinue or suspend any ongoing clinical trials or activities for planned clinical trials, except as required by applicable Regulatory Authority or any institutional review board, as determined by the Company in good faith, and except, in each case, and in each case of (B) and (C), where the Company reasonably believes such amendment, modification or termination, as applicable, is necessary to protect the safety or welfare of clinical trial subject(s) and it would be impracticable under applicable Law and/or in light of such safety concerns to give advance notice;
(xx) (A) make (except in the ordinary course of business), change, or rescind any material Tax election; (B) settle or compromise any material Tax liability or claim; (C) change (or request to change) any material method of accounting for Tax purposes or Tax accounting period; (D) amend, refile, modify or otherwise change any material Tax Return that was previously filed; (E) waive or extend any statute of limitations in respect of a period within which an assessment or reassessment of material Taxes may be issued (other than in connection with an extension to file a Tax Return of no longer than seven (7) months); (F) enter into any pre-filing, advance pricing agreement or material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or non-U.S. Tax Law) with any Governmental Body; (G) surrender any right to claim a material refund, credit, offset or other reduction in Taxes; (H) enter into any Tax allocation agreement, Tax sharing agreement or Tax indemnification agreement with respect to any material amount of Taxes (other than commercial Contracts not primarily related to Taxes) or (I) take any position with respect to a material item on any Tax Return in a manner inconsistent with past practice;
(xxi) change in any material respect their material financial accounting principles, practices or methods, except as required by GAAP or applicable Law;
(xxii) abandon or fail to maintain or perform any material obligations with respect to, any material Regulatory Authorizations;
(xxiii) with regard to any Product in development (including manufacturing) or in commercial distribution, modify any specification for such Product unless such modification is mandated or required by a Governmental Body;
(xxiv) enter into any new material line of business;
(xxv) terminate, cancel or make any material changes to the structure, limits or terms and conditions of any material insurance policies, including allowing such insurance policies to expire without renewal or comparable replacement coverage or otherwise maintain insurance at less than current levels or otherwise in a manner inconsistent with past practice; or
(xxvi) enter into or authorize, agree, or commit to take any action described in clauses (i) through (xxv) of this Section 5.2(b).
Nothing in this Agreement shall give to Parent or Merger Sub, directly or indirectly, any right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its operations and those of its Subsidiaries.
(c) During the Pre-Closing Period, the Company shall comply with the actions in Section 5.2(c) of the Company Disclosure Schedule.

Section 5.3 No Solicitation; Change in Recommendation.
(a) No Solicitation.
(i) Except as expressly provided in this Section 5.3, the Company shall not, and shall cause the Company Subsidiaries not to, directly or indirectly, through any of its or their Representatives or otherwise, and shall not permit or authorize any such Person to:
(A) solicit, knowingly assist, initiate, knowingly encourage, or otherwise knowingly facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any confidential or non-public information, properties, facilities, books or records of the Company or any Company Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal, discussion, negotiation, or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction;
(B) enter into, continue, or otherwise initiate, solicit, knowingly encourage, engage, knowingly assist, or participate in or knowingly facilitate (including by the furnishing any confidential or non-public information of the Company or any of its Subsidiaries) any discussions or negotiations with any Person (other than with Parent, Merger Sub, each of their Representatives or any Person acting jointly or in concert with Parent or Merger Sub) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, a Company Alternative Transaction;
(C) make a Change in Recommendation;
(D) enter into, or publicly propose to enter into, any agreement, letter of intent, agreement in principle, understanding or arrangement in respect of a Company Alternative Transaction other than a confidentiality and standstill agreement permitted by and in accordance with Section 5.3(c); or
(E) approve, authorize or publicly announce any intention to do any of the foregoing.
(ii) The Company shall, and shall cause the Company’s Subsidiaries and its and their respective Affiliates and Representatives to, immediately cease and terminate, any solicitation, encouragement, discussion, activity or negotiation commenced prior to the date of this Agreement with any Person and such Person’s Representatives (other than with Parent, Merger Sub or each of their Representatives) with respect to any inquiry, proposal, discussion, negotiation, or offer that constitutes, or may reasonably be expected to constitute or lead to, a Company Alternative Transaction, and in connection therewith, the Company will:
(A) immediately discontinue access to and disclosure of all information, including (x) any physical or electronic data room access for such Persons and their Representatives to diligence or other information regarding the Company or any of its Subsidiaries or any of their businesses or assets and (y) any access to the properties, facilities, books and records of the Company or of any Company Subsidiaries; and
(B) within two (2) business days of the date hereof, request the prompt return or destruction of all copies of any confidential information regarding the Company or any Company Subsidiary provided to any Person (other than Parent, Merger Sub, and each of their Representatives) since January 1, 2025 that entered into a confidentiality agreement with the Company relating to a potential Company Alternative Transaction.
(iii) Further, the Company covenants and agrees that it shall (A) take all necessary action to enforce any confidentiality, standstill, non-disclosure, non-solicitation, or similar agreement, covenant, or restriction entered into in connection with any Company Alternative Transaction to which the Company or any Company Subsidiary is a party or may hereafter become a party in accordance with Section 5.3(c) and (B) not release any Person from, or waive, amend, release, assign, suspend or otherwise modify any Person’s obligations respecting the Company, or any Company Subsidiary, under any confidentiality, standstill, non-disclosure, non-solicitation, or similar agreement, covenant, or restriction entered into in connection with any Company Alternative Transaction to which the Company or any Company Subsidiary is a party (it being acknowledged by Parent and Merger Sub that the automatic termination or release of any standstill restrictions of any such agreements as a result of the entering into an announcement of this Agreement shall not be a violation of this Section 5.3); provided that the Company shall be permitted to terminate, amend or otherwise modify, waive or fail to enforce any such “standstill,” provision or agreement if the Company Board determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law.
(b) Notification of Proposals. If the Company or any of the Company Subsidiaries or any of its or their respective Affiliates or Representatives receives or otherwise become aware of any written or oral inquiry, proposal, request for information or offer that constitutes, contemplates or may reasonably be expected to constitute or lead to a Company Alternative Transaction, or any request for copies of, or disclosure of, confidential information relating to the Company or any Subsidiary in relation to a possible Company Alternative Transaction, the Company shall promptly notify Parent and Parent’s counsel, at first orally, and then within twenty-four (24) hours, in writing, of such inquiry, proposal, offer or request, a description of the material terms and conditions and the identity of all Persons making any oral inquiry, proposal, offer or request and a copy of any written proposal or offer, or, if applicable, the proposed definitive agreement and all ancillary documentation, in respect of a potential Company Alternative Transaction. The Company shall keep Parent promptly and fully informed on a reasonably current basis of the status, the terms of any discussions or negotiations (to the extent such discussions and negotiations are permitted by Section 5.3(c)) and any developments and discussions relating to any such inquiry, proposal, offer or request (including any financing commitments related thereto), including any changes, modifications or other amendments to or relating to any such inquiry, proposal, offer or request and promptly provide to Parent a copy of any written proposal or offer, or, if applicable, the proposed definitive agreement and all ancillary documentation, with respect to such Company Alternative Transaction (or, where such proposal or offer is not in writing, a description of the terms of such correspondence between the Company and its Representatives and the Person making any such inquiry, proposal, offer or request and its Representatives).
(c) Responding to Proposals. Notwithstanding Section 5.3(a), if, at any time prior to obtaining the Required Company Stockholder Approval, the Company receives a bona fide unsolicited written proposal, the consummation of which would constitute a Company Alternative Transaction, that did not result, directly or indirectly, from any breach of this Section 5.3, any other provision of this Agreement or the Confidentiality Agreement, but subject to entering into a confidentiality agreement with such Person containing terms that are not less favorable to the Company in the aggregate than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement must not contain any provision or term that would restrict, in any manner, the Company’s ability to consummate the Transactions or comply with its disclosure obligations to Parent pursuant to this Agreement), a final executed copy of which shall be provided to Parent prior to providing such Person with any such copies, access or disclosure, the Company and its Representatives may (x) engage in or participate in discussions or negotiations with such Person regarding such proposal and (y) provide copies of, access to or disclosure of information, properties, facilities, books or records of the Company or its Subsidiaries (and any such copies, access or disclosure provided to such Person shall have already been (or simultaneously be) provided to Parent and its Representatives), if and only if, in the case of both clauses (x) and (y), (i) the Company Board first determines in good faith, after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal constitutes or would reasonably be expected to constitute or lead to a Superior Proposal and (ii) that the failure to take such actions would be inconsistent with its fiduciary duties under applicable Law; and the Company has been, and continues to be, in compliance (1) with its obligations under Section 5.3(a) in all respects, and (2) with its obligations under Section 5.3 (other than Section 5.3(a)) in all material respects.
(d) Change in Recommendation; Right to Match.
(i) If the Company receives a Superior Proposal that did not result from a breach of Section 5.3(a) (other than any such breach that is de minimis and unintentional), prior to obtaining the Required Company Voting Stockholder Approval, the Company Board may make a Change in Recommendation or terminate this Agreement to immediately thereafter enter into a definitive agreement with respect to such Superior Proposal pursuant to Section 7.1(g), if and only if:
(A) the Company or its Representatives have delivered to Parent a written notice of the determination of the Company Board that such proposal constitutes a Superior Proposal (the “Superior Proposal Notice”);
(B) the Company or its Representatives have provided to Parent a copy of the proposed definitive agreements for the Superior Proposal (which shall include all schedules, appendices, exhibits and other attachments related thereto, if any, including copies of any financing commitments related thereto) and all ancillary documentation (including any financing documents subject to customary confidentiality provisions) and any other material documents or material correspondences, as well as any subsequent amendment or modification with respect to any of the foregoing, provided to or by the Company, and Company Subsidiary or their respective Affiliates and Representatives in connection therewith;
(C) at least five (5) business days (the “Matching Period”) have elapsed from the date that is the later of the date on which Parent received the Superior Proposal Notice and the date on which Parent received a copy of all the materials referred to in Section 5.3(d)(i)(B) above; provided that in the case of any subsequent amendment or modification with respect to any such materials, the Matching Period shall end on the later of the expiration of such five (5) business day period and two (2) business days after Parent received such amended or modified materials;
(D) during any Matching Period, the Company shall, and shall cause its Representatives to, if requested by Parent, negotiate and consider in good faith with Parent and its Representatives, any revision to the terms of the Transactions proposed by Parent in order for such proposal to cease to be a Superior Proposal; and
(E) after the Matching Period, the Company Board has determined in good faith (x) after consultation with its outside financial advisor(s) and outside legal counsel, that such proposal continues to constitute a Superior Proposal (and, if applicable, compared to the terms of the Transactions as proposed to be amended by Parent under Section 5.3(d)(iii)) and (y) after consultation with its outside financial advisors and outside legal counsel, that the failure to take the relevant action would be inconsistent with its fiduciary duties under applicable Law; and
(F) the making of the proposal constituting a Superior Proposal did not result, directly or indirectly, from any breach of this Section 5.3 or the Confidentiality Agreement.
(ii) Other than in connection with a Company Alternative Transaction, the Company may make a Change in Recommendation in response to a Change in Circumstance, if and only if:
(A) the Company or its Representatives have delivered to Parent a written notice that (x) the Company Board has determined, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, that the failure to make a Change in Recommendation would be inconsistent with its fiduciary duties under applicable Law and (y) describes the Change in Circumstance in reasonable detail (the “Determination Notice”);

(B) at least five (5) business days (the “Change in Circumstance Matching Period”) have elapsed from the date on which Parent received the Determination Notice;
(C) during any Change in Circumstance Matching Period, the Company shall, and shall cause its Representatives to, if requested by Parent, negotiate and consider in good faith with Parent and its Representatives, any revision to the terms of the Transactions proposed by Parent in order for the failure to make such a Change in Recommendation to no longer be inconsistent with its fiduciary duties under applicable Law; and
(D) after the Change in Circumstance Matching Period, the Company Board has determined in good faith after consultation with its outside financial advisor(s) and outside legal counsel, that failure to make a Change in Recommendation would still be inconsistent with its fiduciary duties under applicable Law.
(iii) If the Company Board determines that any alternative proposal would cease to be a Superior Proposal by virtue of the revisions proposed by Parent, the Company shall promptly (and in any event within twenty-four (24) hours of such determination) so advise Parent, and the Company and Parent shall amend this Agreement to reflect such offer made by Parent and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.
(iv) Each successive (A) amendment to any proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Company’s stockholders or other material terms or conditions thereof or (B) change in material facts and circumstances relating to the Change in Circumstance shall constitute a new proposal or Change in Circumstance (as applicable) for the purposes of this Section 5.3(d) and the Company shall deliver a new Superior Proposal Notice for the new Superior Proposal; provided that Parent shall be afforded only a three (3) business day Matching Period or Change in Circumstances Matching Period (as applicable) from (x) in the case of a Superior Proposal, the later of the date on which Parent received the Superior Proposal Notice for the new Superior Proposal and the date on which Parent received all of the materials referred to in Section 5.3(d)(i)(B)) with respect to such new Superior Proposal and (y) in the case of a Change in Circumstance, the date on which Parent received the Determination Notice for the new Change in Circumstance.
(v) The Company Board shall promptly (and in any event within twenty-four (24) hours) reaffirm the Company Board Recommendation without qualification by press release after any proposal regarding a Company Alternative Transaction which is determined not to be a Superior Proposal is publicly announced or publicly disclosed or the Company Board determines that a proposed amendment to the terms of this Agreement or the Transactions as contemplated under Section 5.3(d)(iii) would result in such a proposal no longer being a Superior Proposal. The Company shall provide Parent and its Representatives with a reasonable opportunity to review the form and content of any such press release and shall reasonably consider amendments to such press release as reasonably requested by Parent and its outside legal counsel.
(vi) If the Company provides a Superior Proposal Notice or Determination Notice to Parent on a date that is less than ten (10) business days before the Company Stockholders’ Meeting, the Company shall either proceed with or shall postpone the Company Stockholders’ Meeting, as directed by Parent acting reasonably, to a date determined by Parent that is not more than ten (10) business days after the scheduled date of the Company Stockholders’ Meeting but in any event the Company Stockholders’ Meeting shall not be postponed to a date which would prevent the Effective Time from occurring on or prior to the End Date.
(vii) Nothing in this Section 5.3 or elsewhere in this Agreement shall prohibit the Company from (A) taking and disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9(f) promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder; or (B) making any disclosure to the Company’s stockholders that the Company Board has reasonably determined in good faith in consultation with outside legal counsel is required by applicable Securities Laws; provided that (x) this Section 5.3(d)(vii) shall not permit the Company Board to make a Change in Recommendation except to the extent permitted by Section 5.3(c) and (y) in each case that, notwithstanding that the Company Board shall be permitted to make such disclosure, the Company Board shall not be permitted to make a Change in Recommendation solely as a result of such disclosure. Any public disclosure made by or on behalf of the Company relating to any Company Alternative Transaction shall state that the Company Board Recommendation continues to be in effect, unless, prior to the time of such public disclosure, this Agreement has been terminated in compliance with Section 5.3.
(viii) Without limiting the generality of the foregoing, the Company shall advise its Subsidiaries and its and their Representatives of the prohibitions set out in this Section 5.3 and any violation of the restrictions set forth in this Section 5.3 by its Subsidiaries or its or their Representatives will be deemed to be a breach of this Section 5.3 by the Company.
Section 5.4 Written Consent; Preparation of Proxy Statement and the Company Stockholders’ Meeting.
(a) In connection with the Written Consent, the Company shall take all actions necessary or advisable to comply, and shall comply in all respects, with applicable Law and the Company’s Organizational Documents.
(b) As promptly as practicable following the date of this Agreement and in any event within fourteen (14) calendar days after the date of this Agreement, the Company shall prepare, and file with the SEC, the Proxy Statement. The Company shall promptly notify Parent upon the receipt of any oral or written comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all written correspondence and a summary of all oral communications between it, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall cooperate with and provide Parent with a reasonable opportunity to review and comment on the Proxy Statement and any substantive correspondence (including responses to SEC comments), amendments or supplements to the Proxy Statement prior to filing with the SEC, consider such comments in good faith, and shall provide to Parent a copy of all such filings made with the SEC.
(c) The Company shall use all reasonable efforts to have the Proxy Statement be cleared by the SEC and its staff under the Exchange Act as promptly as practicable after such filing. The Proxy Statement will contain such information and disclosure reasonably required so that the Proxy Statement conforms in form and substance to the requirements of the Exchange Act. The Company shall use its reasonable best efforts to cause the Proxy Statement to be mailed to holders of Company Common Stock as promptly as practicable and in any event within two (2) business days after (i) the Proxy Statement is cleared by the SEC or (ii) the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments.
(d) If at any time prior to the Effective Time there shall occur any event (i) with respect to the Acquired Companies, or with respect to information supplied by Company for inclusion in the Proxy Statement, or (ii) with respect to Guarantor or Parent, or with respect to information supplied by Parent for inclusion in the Proxy Statement, in either case, which event is required to be described in an amendment of or a supplement to the Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the stockholders of the Company.
(e) Subject to the other provisions of this Agreement and as promptly as practicable after the Proxy Statement is cleared by the SEC or the date that is ten (10) calendar days after filing the Proxy Statement in preliminary form if, prior to such date, the SEC does not provide comments or indicates that it does not plan to provide comments, the Company shall (i) take all action required by the DGCL and the Company’s certificate of incorporation and bylaws to duly call, give notice of, convene, and hold a meeting of its holders of Company Voting Common Stock promptly following the mailing of the Proxy Statement but in any event within twenty (20) business days (or such other time as otherwise required to comply with applicable Law, as requested by the SEC or its staff, or as the Company and Parent otherwise agree) (the “Company Stockholders’ Meeting”) for the purpose of obtaining (A) the Required Company Voting Stockholder Approval and (B) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of stockholders in connection with the approval of a merger agreement or the transactions contemplated by such agreement and (ii) use reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the adoption of this Agreement. Notwithstanding anything to the contrary in this Agreement, (x) the Company may adjourn, recess, or postpone, and at the request of Parent it shall adjourn, recess, or postpone, the Company Stockholders’ Meeting for a reasonable period to solicit additional proxies, if the Company or Parent, respectively, reasonably believes there will be insufficient Shares represented (either in person or by proxy) to constitute a quorum necessary to obtain the Required Company Voting Stockholder Approval (provided that, unless agreed in writing by the Company and Parent, all such adjournments, recesses or postponements shall be for periods of no more than ten (10) business days each) and (y) the Company may adjourn, recess, or postpone the Company Stockholders’ Meeting if (I) the Company is required to do so by applicable Law or order or request from the SEC or its staff, (II) subject to Section 5.3(d)(vi), the Company has notified Parent pursuant to Section 5.3(d) that the Company Board intends to make a Change in Recommendation and the applicable notice period thereunder will not have expired prior to the then-scheduled date and time of the Company Stockholders’ Meeting or (III) the Company Board has determined in good faith (after consultation with outside legal counsel) that such adjournment, recess or postponement is necessary to ensure that Company stockholders have sufficient time to evaluate any information or disclosure that the Company has sent or otherwise made available (including by issuing a press release, filing materials with the SEC or otherwise) to the Company’s stockholders in advance of the Company Stockholders’ Meeting.
(f) The Company shall establish the earliest practicable record date for the Company Stockholders’ Meeting and commence broker searches at least twenty (20) days prior thereto (or such shorter period as the SEC or its staff confirms is acceptable or otherwise as is consistent with SEC guidance) pursuant to Section 14a-13 of the Exchange Act in connection therewith, subject to compliance with the DGCL, the Exchange Act, and any rule or regulation of NASDAQ Global Markets. In no event will such record date be changed without Parent’s prior written consent (such consent not to be unreasonably delayed, conditioned or withheld) other than in connection with an adjournment, recess, postponement to the Company Stockholders’ Meeting taken or made in compliance with Section 5.4(e).
(g) Parent shall provide the Company with such information concerning itself, Guarantor, Merger Sub and their Affiliates as is customarily included in a proxy statement prepared in connection with a transaction of the type contemplated by this Agreement or as otherwise required by Laws, requested by the SEC or its staff, or as the Company may reasonably request, in each case, sufficiently in advance of the mailing of the Proxy Statement to be included therein.
Section 5.5 Filings, Consents, and Approvals.
(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties shall, and shall cause their respective Affiliates to, use their respective reasonable best efforts to take, or cause to be taken, all actions, to file, or cause to be filed, all documents, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper, or advisable under applicable Antitrust Laws or Foreign Direct Investment Laws to consummate and make effective the Transactions as promptly as reasonably practicable, including, (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances, decisions, declarations, approvals and, expirations, or terminations of waiting periods from Governmental Bodies and the making of all necessary registrations and filings and the taking of all steps as may be reasonably necessary to obtain any such consent, decision, declaration, approval, clearance, or waiver, or expiration or termination of a waiting period by or from, or to avoid a Legal Proceeding by, any Governmental Body in connection with any Antitrust Law or Foreign Direct Investment Law, (ii) the giving of all required notices to third parties, and (iii) the execution and delivery of any additional instrument reasonably necessary to consummate the Transactions. Prior to the Effective Time, the Company will use commercially reasonable efforts to obtain any consents, approvals, or waivers of third parties with respect to any Company Contracts to which it is a party as may be necessary for the consummation of the Transactions or required by the terms of any Company Contract as a result of the execution, performance, or consummation of the Transactions; provided, that, in no event will the Company or any Company Subsidiary be required to pay, prior to the Effective Time, any fee, penalty, or other consideration (other than any such fee, penalty or other consideration that Parent advances to the Company) or make any other accommodation to any third party to obtain any consent, approval, or waiver required with respect to any such Company Contract unless such consent, approval, or waiver is conditioned upon and effective only following the occurrence of the Closing; provided further that no such consent, approval, or waiver shall be agreed without Parent’s prior written consent.
(b) Notwithstanding anything to the contrary set forth in this Agreement, including this Section 5.5, in no event shall Guarantor, Merger Sub or any of their respective Affiliates or Subsidiaries be obligated to undertake or commit or agree to undertake (and the Company may not request or propose that Guarantor, Merger Sub or any of their respective Affiliates or Subsidiaries take) any of the following actions: (A) negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, lease, license, divestiture, or disposition of any asset, right, product or product line (including any Product), or business of the Company, Guarantor, or any of their respective Affiliates, (B) terminating any existing relationship, contractual right, or obligation of the Company, Guarantor, or any of their respective Affiliates, (C) terminating any venture or other arrangement, (D) creating any relationship, contractual right, or obligation of the Company, Guarantor, or any of their respective Affiliates, (E) effectuating any other change or restructuring of the Company, Guarantor, or any of their respective Affiliates, (F) undertaking or agreeing to (or requesting or authorizing the Company or any of its Subsidiaries to undertake, effective upon the Closing) any requirement or obligation to provide prior notice to, or obtain prior approval from, any Governmental Body with respect to any transaction, (G) otherwise taking or committing to take any action with respect to the businesses, product lines, or assets of the Company, Guarantor, or any of their respective Affiliates, and (H) any sale, divestiture, disposition or other remedial measure pursuant to this Section 5.5.
(c) Subject to the terms and conditions of this Agreement, each Party shall (and shall cause their respective Affiliates, if applicable, to) (i) as promptly as reasonably practicable, but in no event later than ten (10) business days after the date of this Agreement (unless Parent and the Company agree to a later date), make an appropriate filing of all Notification and Report forms as required by the HSR Act with respect to the Transactions, (ii) as promptly as reasonably practicable, make all other filings, notifications or other consents as may be required to be made or obtained by such Party under Antitrust Laws or Foreign Direct Investment Laws in those jurisdictions identified in Section 5.5(c) of the Company Disclosure Schedule, which contains the list of the only jurisdictions where filing, notification, expiration of a waiting period, or consent or approval is a condition to Closing, (iii) cooperate with each other in determining whether, and promptly preparing and making, any other filing or notification or other consent required to be made with, or obtained from, any other Governmental Body in connection with the Transactions, and (iv) cooperate with each other and use their respective reasonable best efforts to contest and resist any Legal Proceeding that is in effect and that prohibits, prevents or restricts consummation of the Transactions. The Company and Parent shall request early termination of any applicable waiting or review periods under the Antitrust Laws and Foreign Direct Investment Laws (if available). If, prior to the Effective Time, either (A) the U.K. Competition and Markets Authority (the “CMA”) indicates in writing to Guarantor that it has decided to formally investigate the Merger and, accordingly, requests Guarantor to submit a merger notice in the form prescribed under the U.K. Enterprise Act 2002 or (B) the European Commission (the “EC”) indicates in writing to Guarantor that a member state of the European Union has made a referral request of the Merger to the EC under Article 22 of the EU Merger Regulation, then Guarantor shall provide to the Company a copy of such written communication as promptly as practicable after its receipt or submission thereof, as applicable, and if such communication shall have been so provided, the CMA under the U.K. Enterprise Act of 2002 or the EC under Article 22 of the EU Merger Regulation, as the case may be, shall thereupon be deemed to be added to Section 5.5(c) and Section 6.1(c) of the Company Disclosure Schedule.
(d) Without limiting the generality of anything in this Section 5.5, each Party shall use its reasonable best efforts to (i) cooperate in all respects and consult with the other Parties in connection with any filing or submission in connection with any investigation or other inquiry, including allowing the other Parties to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions, (ii) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action, or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions, (iii) keep the other Parties informed as to the status of any such request, inquiry, investigation, action, or Legal Proceeding, (iv) promptly inform the other Parties of any material communication to or from the FTC, the DOJ, or any other Governmental Body in connection with any such request, inquiry, investigation, action, or Legal Proceeding, (v) on request, promptly furnish to the other Party a copy of such communications, subject to a confidentiality agreement limiting disclosure to outside counsel and consultants retained by such counsel, and subject to redaction of documents (A) as necessary to comply with contractual arrangements or address attorney-client or other privilege concerns and (B) to remove references to valuation of the Company or its Subsidiaries, (vi) to the extent reasonably practicable, consult in advance and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any substantive communication, analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal to be made or submitted in connection with any such request, inquiry, investigation, action, or Legal Proceeding, and (vii) except where prohibited by any Governmental Body, permit authorized Representatives of the other Parties to be present at each meeting and telephone or video conference arising out of or relating to such request, inquiry, investigation, action, or Legal Proceeding. Each Party shall supply as promptly as practicable following written request therefor such information, documentation, other material, or testimony that may be requested by any Governmental Body, including by using reasonable best efforts to respond promptly to any reasonable written request for additional information, documents or other materials, including any “second request” under the HSR Act, received by any Party or any of their respective Subsidiaries from any Governmental Body in connection with such applications or filings for the Transactions. Any Party may, as it deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other Parties under this Section 5.5 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials. Each Party shall use reasonable best efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege, or any other privilege pursuant to this Section 5.5 so as to preserve any applicable privilege. All filing fees for any filing required under Antitrust Laws or Foreign Direct Investment Laws (if any) shall be paid by Guarantor.
(e) Guarantor, after prior consultation in good faith with the Company, shall have the principal and sole responsibility for devising and implementing the strategy for obtaining any necessary clearances under the Antitrust Laws and Foreign Direct Investment Laws and shall control and take the lead in all meetings, communications and decisions (including any decision to pull and refile under any applicable Antitrust Laws or Foreign Direct Investment Laws) and communications with any Governmental Body in connection therewith. In furtherance of the foregoing, the Company shall use its reasonable best efforts to consult in advance with Guarantor, obtain Guarantor’s prior written consent (such consent may be withheld, conditioned or delayed in Guarantor’s sole discretion) and to address all of Guarantor’s views and comments prior to taking any substantive position with respect to (A) the filings under the HSR Act or required by any other Governmental Body under any applicable Antitrust Laws or Foreign Direct Investment Laws and (B) any written submission or, to the extent practicable, any discussion with any Governmental Body in connection with obtaining any necessary clearance under the HSR Act or any other Antitrust Law or any Foreign Direct Investment Law.
Section 5.6 Employee Benefits.
(a) Parent hereby acknowledges that a “change in control,” “sale event” or term or concept of similar import within the meaning of the Employee Plans will occur at or prior to the Effective Time, as applicable. For a period of one (1) year following the Effective Time, Parent shall provide, or cause to be provided, to each natural person who is employed by the Company or any Company Subsidiary as of immediately prior to the Effective Time (including any such employee who is on disability or other approved leave) and who continues to be employed by the Surviving Corporation (or any Affiliate thereof) during such one (1)-year period (each, a “Continuing Employee”), while such Continuing Employee is employed by the Surviving Corporation (or any Affiliate thereof), with (i) an annual base salary (or base wages, as the case may be) and target annual cash incentive compensation opportunities (excluding retention, change in control, transaction, and equity-based compensation), that are, together, no less favorable in the aggregate than the annual base salary (or base wages, as the case may be) and target annual cash incentive compensation opportunities (excluding retention, change in control, transaction, and equity-based compensation) provided to such Continuing Employee as of the date hereof, provided that the annual base salary (or base wages, as the case may be) shall be no less than the annual base salary (or base wages, as the case may be) provided to such Continuing Employee as of the date hereof and (ii) other benefits (excluding cash and equity-based compensation, severance and retention benefits, retiree welfare benefits, defined benefit pension plans, and change in control and transaction plans, programs, perquisites, and arrangements) that are substantially comparable in the aggregate to (x) those other benefits (excluding cash and equity-based compensation, severance and retention benefits, retiree welfare benefits, defined benefit pension plans, and change in control and transaction plans, programs, perquisites, and arrangements) provided to such Continuing Employee as of the date hereof under the applicable Employee Plans or (y) those provided to similarly-situated employees of Guarantor and its Subsidiaries (subject to Section 5.6(b)).
(b) Parent shall provide each Continuing Employee with service credit for purposes of eligibility to participate and vesting and, with respect to severance, vacation and time-off benefits only, level of benefits, under Guarantor’s employee benefit plans and arrangements (but excluding any plan that is an equity-based compensation plan, defined benefit pension plan, retiree health or welfare plan or employee benefit plan that is frozen or for which participation is intended to be limited to a grandfathered population) (a “Buyer Plan”) to the extent such Continuing Employee becomes eligible to participate in such Buyer Plan on or after the Closing Date and coverage under such Buyer Plan replaces coverage under a comparable Employee Plan in which such Continuing Employee participates immediately prior to the Closing Date, with respect to his or her length of service with the Company (and its predecessors) prior to the Closing Date (based on the date of engagement) to the extent such service was taken into account under the comparable Employee Plan; provided that the foregoing shall not result in the duplication of benefits under any such Buyer Plan.
(c) For purposes of each Buyer Plan that provides group health benefits to Continuing Employees eligible for such benefits after the Closing Date and replaces coverage under a corresponding Employee Plan, Parent shall use its commercially reasonable efforts to (i) waive all limitations as to pre-existing conditions, exclusions, and waiting periods with respect to participation and coverage requirements applicable to each Continuing Employee, to the extent that such conditions, exclusions, and waiting periods would not apply under a similar Employee Plan in which such employee participated prior to the Effective Time and (ii) ensure that such Buyer Plan shall, for purposes of deductibles, co-payments, out-of-pocket maximums, and allowances, credit each Continuing Employee for amounts paid prior to the Effective Time with the Company (and its predecessors) to the same extent that such amounts paid was recognized prior to the Effective Time under the corresponding Employee Plan.
(d) If requested by Parent in writing at least ten (10) calendar days prior to the Closing Date, the Company and each Company Subsidiary shall adopt resolutions and take all such corporate action as is necessary to terminate each 401(k) plan maintained, sponsored or contributed to by the Company or any of the Company Subsidiaries (collectively, the “Company 401(k) Plans”), in each case, effective as of the day immediately prior to the Closing Date, and the Company shall provide Parent with evidence that such Company 401(k) Plans have been properly terminated, the form of such termination documents shall be subject to Parent’s review. Continuing Employees shall be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including plan loans, to such 401(k) plan maintained by Guarantor or its Subsidiaries.

(e) The provisions of this Section 5.6 are solely for the benefit of the Parties to this Agreement, no provision of this Section 5.6 is intended to, or shall, constitute the establishment or adoption of or an amendment to any employee benefit plan for purposes of ERISA or otherwise, and no current or former employee or other individual associated therewith shall be regarded for any purpose as a third-party beneficiary of this Agreement or have the right to enforce the provisions hereof. Nothing in this Agreement shall confer upon any Company Associate any right to continue in the employ or service of the Surviving Corporation, Guarantor, or any Subsidiary or Affiliate thereof, or shall interfere with or restrict in any way any right that the Surviving Corporation, Guarantor, or any Subsidiary or Affiliate thereof may have to discharge or terminate the services of any Company Associate at any time for any reason whatsoever, with or without cause, or to terminate or amend any benefit plan, program, agreement or arrangement sponsored or maintained by Guarantor or the Surviving Corporation or any of their respective Subsidiaries or Affiliates.
Section 5.7 Indemnification of Officers and Directors.
(a) All rights to indemnification, advancement of expenses, and exculpation by the Company existing (the “Indemnification Obligations”) in favor of those Persons who are directors or officers of the Company as of the date of this Agreement or have been directors or officers of the Company in the past (collectively, the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the Organizational Documents of the Company (as in effect as of the date of this Agreement) or in any indemnification agreements between the Company and said Indemnified Persons that was made available to Parent (as in effect as of the date of this Agreement) shall survive the Effective Time and shall not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Person, and shall be observed and maintained by the Surviving Corporation and its Subsidiaries to the fullest extent available under applicable Law for a period of six (6) years from the Effective Time, and any claim made pursuant to such rights within such six-year period shall continue to be subject to this Section 5.7(a) and the rights provided under this Section 5.7(a) until disposition of such claim.
(b) From the Effective Time until the six-year anniversary of the Closing Date, Parent and the Surviving Corporation (together with their successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under Law and the Company’s Organizational Documents in effect as of the date of this Agreement, indemnify and hold harmless each Indemnified Person in his or her capacity as an officer or director of the Company against all losses, claims, damages, liabilities, fees, expenses, judgments, or fines incurred by such Indemnified Person due to such Indemnified Person’s capacity as an officer or director of the Company in connection with any pending or threatened Legal Proceeding based on, arising out of, or relating to, in whole or in part, the fact that such Indemnified Person is or was a director or officer of the Company at or prior to the Effective Time and pertaining to any and all matters pending, existing, or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the Transactions. Without limiting the foregoing, from the Effective Time until the six-year anniversary of Closing Date, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Law, advance reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 5.7(b) within twenty (20) business days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings in favor of the Indemnifying Parties to repay such advanced costs and expenses if it is ultimately determined in a final and nonappealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled to be indemnified under this Section 5.7(b) or under applicable Law or the Company’s Organizational Documents or indemnification agreement at the time of this Agreement.
(c) Any Indemnified Person wishing to claim indemnification under this Section 5.7 upon learning of any such Legal Proceeding, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Company of any liability it may have to such Indemnified Person except to the extent such failure prejudices the Indemnifying Party. In the event of any Legal Proceeding: (i) Parent or the Company shall have the right to assume the defense thereof (it being understood that by electing to assume the defense thereof, neither Parent nor the Company will be deemed to have waived any right to object to the Indemnified Person’s entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Parent or the Company elects not to assume such defense or legal counsel for the Indemnified Person advises that there are issues which raise conflicts of interest between Parent or the Company and the Indemnified Person, the Indemnified Person may retain legal counsel satisfactory to them, and Parent or the Company shall pay all reasonable and documented fees and expenses of such legal counsel for the Indemnified Person promptly as statements therefor are received; provided however, that Parent and the Company shall be obligated pursuant to this Section 5.7 to pay for only one (1) firm of legal counsel for all Indemnified Persons in any jurisdiction unless the use of one (1) legal counsel for such Indemnified Persons would present such legal counsel with a conflict of interest (provided, that the fewest number of legal counsels necessary to avoid conflicts of interest shall be used); (ii) the Indemnified Persons shall cooperate in the defense of any such matter if Parent or the Company elects to assume such defense, and Parent and the Company shall cooperate in the defense of any such matter if Parent or the Company elects not to assume such defense; (iii) the Indemnified Persons shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if Parent or the Company elects to assume such defense and Parent and the Company shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) if Parent or the Company elects not to assume such defense; (iv) Parent and the Company shall not have any obligation hereunder to any Indemnified Person if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Person in the manner contemplated hereby is prohibited by applicable Law; and (v) all rights to indemnification in respect of any such Legal Proceedings shall continue until final disposition of all such Legal Proceedings.
(d) If a “tail policy” is not obtained by the Company prior to the Effective Time, from the Effective Time until the six-year anniversary of the Closing Date, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, maintain, in effect, the existing directors’

and officers’ and fiduciary liability insurance policies maintained by the Company as of the date of this Agreement for the benefit of the Company, the Company Subsidiaries and the Indemnified Persons who are currently covered by such existing policies with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of the Company (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy; provided that, at or prior to the Effective Time, the Company shall, through a nationally recognized insurance broker approved by Parent (such approval not to be unreasonably withheld, delayed, or conditioned), purchase a six-year “tail” policy for the existing policies effective as of the Effective Time and if an applicable “tail policy” has been obtained, it shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to this Section 5.7(d); provided that in no event shall the Surviving Corporation be required to pay annual premiums (or premium for a “tail policy”) in excess of 300% of the annual premiums currently payable by the Company with respect to such current policies, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Company to obtain policies with the greatest coverage available for a cost equal to such amount.
(e) If Parent or the Surviving Corporation or any of their respective legal successors or permitted assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person or consummates any division transaction, then, and in each such case, proper provisions shall be made so that the legal successors and permitted assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.7.
(f) The provisions of this Section 5.7 shall survive the consummation of the Transactions and are (i) intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Persons and their successors, assigns, and heirs and (ii) in addition to, and not in substitution for, any other right to indemnification, advancement, or contribution that any such Person may have by contract or otherwise.
(g) Nothing in this Agreement is intended to, shall be construed to, or shall release, waive, or impair any right to any directors’ and officers’, executive and corporate securities insurance claims under any policy that is or has been in existence with respect to the Company or any Company Subsidiary for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.7 is not prior to or in substitution for any such claim under such policies.
Section 5.8 Securityholder Litigation. During the Pre-Closing Period, the Company shall, as promptly as possible after obtaining knowledge thereof, notify Parent of any Legal Proceeding brought by security holders of the Company (including holders of Company Common Stock) against the Company or its directors arising out of or relating to the Transactions and provide accurate and complete copies of all pleadings and correspondence relating to such Legal Proceedings. The Company shall control any such Legal Proceeding brought by security holders of the Company (including holders of Company Common Stock) against the Company or its directors arising out of or relating to the Transactions; provided that the Company shall give Parent the opportunity to (i) participate in and consult with the Company with respect to any such Legal Proceeding and (ii) consult on any settlement, release, waiver or compromise of any such Legal Proceeding, and the Company shall in good faith take any comments into account; provided that the disclosure of information in connection therewith shall be subject to the provisions of Section 5.1, including with respect to attorney-client privilege or any other applicable legal privilege. No such settlement shall be agreed without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned, or delayed), except to the extent the settlement is fully covered by the Company’s insurance policies (other than any applicable deductible), but only if such settlement would not result in the imposition of any restriction on the business or operations of the Company.
Section 5.9 Additional Agreements. Without limitation or contravention of the provisions of Section 5.5, and subject to the terms and conditions of this Agreement, Parent and the Company shall use reasonable best efforts to take, or cause to be taken, all actions necessary to consummate the Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party shall (a) make all filings (if any), give all notices (if any) and use commercially reasonable efforts to obtain all Consents (if any) required to be made or given by such Party in connection with the Transactions pursuant to any applicable Law or Material Contract set forth in Section 5.9 of the Company Disclosure Schedule, (b) use reasonable best efforts to lift any restraint, injunction or other legal bar (other than with respect to Antitrust Laws and Foreign Direct Investment Laws) to this Agreement or the Transactions brought by any third Person against such Party, and (c) not take any action, or refrain from taking any commercially reasonable action, or permitting any action to be taken or not taken, in each case, which is inconsistent with this Agreement or would reasonably be expected to prevent, materially delay or otherwise impede the consummation of the Transactions contemplated by this Agreement. For the avoidance of doubt, neither Party shall be required to (x) make any payment of a consent fee, “profit sharing” payment or other consideration (including increased or accelerated payments) or concede anything of monetary or economic value, (y) amend, supplement or otherwise modify any Contract or (z) agree or commit to do any of the foregoing, in each case, for the purposes of obtaining any Consent, nor shall making any such filing, giving any such notice or obtaining any such Consent be a condition precedent to any of Parent’s or Merger Sub’s obligations to consummate the Closing. This Section 5.9 shall not apply to approval under Antitrust Laws or Foreign Direct Investment Laws, which are the subject of Section 5.5. The Company shall give notice to Parent as promptly as reasonably practicable after (and shall subsequently keep Parent informed on a reasonably current basis of any developments related to such notice) it becomes aware of (i) the receipt of any notice from any Person alleging that the Consent of such Person is required in connection with any of the Transactions or (ii) that any Legal Proceeding has been commenced or threatened in writing relating to or involving the Company or any Company Subsidiary that relates to the consummation of the Transactions.
Section 5.10 Disclosure. The initial press release with respect to the Transactions shall be a joint press release. Thereafter, none of the Company, Guarantor, Parent or any of their Representatives acting on their behalf, shall, without the consent of the other Party (which consent shall not be unreasonably withheld, conditioned, or delayed) issue or cause the publication of any press release or otherwise make any public statement, disclosure, or communication with respect to the Transactions except as may be required by any applicable Law; provided that the foregoing shall not apply to (x) any disclosure or communication contemplated by or in compliance with Section 5.3 (or Guarantor’s or Parent’s response thereto) or (y) any public statement, disclosure, or communication so long as such statement, disclosure, or communication is substantially similar in tone and substance with previous public statements, disclosures, or communications jointly made by the Company and Guarantor or Parent or to the extent that they have been reviewed and previously approved by both the Company on the one hand and Guarantor or Parent on the other hand and would not otherwise require the other Party to make additional public disclosure.
Section 5.11 Takeover Laws. If any Takeover Law may become, may purport to be, or does become applicable to the Transactions, each of Parent, Merger Sub, and the Company and the members of their respective boards of directors shall use their respective reasonable best efforts to grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate or minimize the effect of any Takeover Law on the Transactions.
Section 5.12 Section 16 Matters. The Company and the Company Board shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares and Company Equity Awards in the Transactions by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.13 Merger Sub Stockholder Consent. Parent shall, immediately following the execution and delivery of this Agreement, deliver or cause to be delivered the irrevocable written consent of the sole stockholder of Merger Sub adopting this Agreement in accordance with the DGCL and the organizational documents of Merger Sub.
Section 5.14 Stock Exchange Delisting; Deregistration. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper, or advisable on its part under applicable Law to cause the delisting by the Surviving Corporation of the Company Common Stock from NASDAQ Global Markets and the deregistration of the Company Common Stock under the Exchange Act and any other applicable Securities Laws as promptly as practicable after the Effective Time, and in any event no more than ten (10) days after the Closing Date.
Section 5.15 Notification.
(a) Notification by the Company. The Company shall promptly notify (in reasonably sufficient detail) Parent of the occurrence of any event which would or would reasonably be expected to (i) prevent, materially delay or materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Merger or the other Transactions, or (ii) result in the failure of any condition to closing set forth in Section 6.3; provided, that the delivery of any notice pursuant to this Section 5.15(a) shall not (x) affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of the Company hereunder (other than this Section 5.15(a)), or (y) update any section of the Company Disclosure Schedule.
(b) Notification by Parent. Parent shall promptly notify (in reasonably sufficient detail) the Company of the occurrence of any event which would or would reasonably be expected to (i) prevent, materially delay or materially impair the ability of Parent to perform its obligations under this Agreement or to consummate the Merger or the other Transactions, or (ii) result in the failure of any condition to closing set forth in Section 6.2; provided, that the delivery of any notice pursuant to this Section 5.15(b) shall not affect or be deemed to modify any representation, warranty, covenant, right, remedy, or condition to any obligation of Parent hereunder (other than this Section 5.15(b)).
Section 5.16 Regulatory Matters.
(a) The Company shall, to the extent permitted by applicable Law, promptly provide Parent with a copy of all written or details of any oral correspondence received after the date hereof from the FDA or any other Regulatory Authority regarding any (i) approval, withdrawal, delay, suspension, termination, placement on inactive status (including any clinical hold) or revocation of any approval for such Product, (ii) prohibition, suspension or material delay of the supply of such Product, (iii) new or expanded investigation, review or inquiry concerning the safety of such Product, or (iv) requests for information or meetings with respect to such Product.
(b) Prior to the Closing Date, the Company shall, to the extent permissible under applicable Law, inform Parent of, and provide Parent with a reasonable advance opportunity to review and comment on any material filing proposed to be made by or on behalf of the Company or any of its Subsidiaries with respect to any Product, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Regulatory Authority by or on behalf of the Company or any of its Subsidiaries. The Company and the Company Subsidiaries shall consult with, and consider any comment from, Parent in good faith prior to making any material submissions to or having material discussions with the FDA or any other Governmental Body or Regulatory Authority.
(c) Prior to the Closing Date, the Company shall, to the extent permissible under applicable Law, reasonably promptly (and in any event within three (3) business days upon discovery by the Company) notify Parent in writing of (i) any FDA Form 483, warning letter, untitled letter, or other similar correspondence or notice from the FDA or any other applicable Regulatory Authority alleging or asserting material noncompliance with any applicable Laws or Regulatory Authorizations received by the Company, its Subsidiaries, or to the knowledge of the Company, any of their respective contract manufacturers with respect to the Products (ii) any written notices, correspondence, or other communication from any institutional review board or independent ethics committee, the FDA or any applicable Regulatory Authority, recommending or requiring the termination, suspension, or material modification of any ongoing or planned clinical trials conducted by, or on behalf of, the Company or any of its Subsidiaries, (iii) any Legal Proceedings (whether complete or pending) or request from a Regulatory

Authority seeking the recall, withdrawal, suspension or seizure of any Product or (iv) any written notice or other communication from any applicable Regulatory Authority (A) withdrawing or placing any of the Products on “clinical hold” or requiring the termination or suspension of any pre-clinical studies or clinical trials of the Products or (B) alleging any material violation of any applicable Law.
(d) Prior to the Closing Date, the Company shall, to the extent permissible under applicable Law: (i) provide Parent with advance notice of and an opportunity for two designated Representatives of Parent to attend as an observer any meetings the Company has with the FDA or any other Regulatory Authority and (ii) consider in good faith any comments or other input provided by Parent in respect of the foregoing.
ARTICLE VI
CONDITIONS PRECEDENT TO THE CLOSING
The obligations of the Parties to effect the Closing, are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, to the extent applicable:
Section 6.1 Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each Party to effect the Closing shall be subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, and the Company, in each case, to the extent permitted by applicable Law) at or prior to the Effective Time of the following conditions:
(a) Stockholder Approval. The Required Company Stockholder Approval shall have been obtained.
(b) No Legal Restraints. No (i) injunction or similar order by any Governmental Body having jurisdiction over Guarantor, Parent, Merger Sub, the Company, or any of their respective Subsidiaries that prohibits the consummation of the Merger and the other Transactions shall have been entered and shall continue to be in effect or (ii) Law shall have been enacted, entered, promulgated or enforced, and remain in effect, by any Governmental Body having competent jurisdiction over Guarantor, Parent, Merger Sub, the Company, or any of their respective Subsidiaries that, in any case, prohibits or makes illegal the Transactions (any such order, injunction, or Law in clause (i) or (ii), a “Legal Restraint”).
(c) Regulatory Approvals. (i) Any waiting period under the HSR Act and the filings specified in Section 6.1(c) of the Company Disclosure Schedule applicable to the Merger (and any extension thereof), and any voluntary commitment or agreement with the FTC, the DOJ, or any other Governmental Body not to effect the Closing, shall have expired or been earlier terminated; (ii) all other authorizations, consents, orders, approvals, filings, proceedings, declarations, and expirations of waiting periods, under the applicable Antitrust Laws with respect to the Merger in each case specified in Section 6.1(c) of the Company Disclosure Schedule shall have been made, expired, terminated, or obtained, as the case may be (the foregoing clauses, together the “Regulatory Approvals”); and (iii) all Regulatory Approvals shall be in full force and effect.
Section 6.2 Conditions to Obligation of the Company to Effect the Closing. The obligation of the Company to effect the Closing is further subject to the satisfaction (or waiver by the Company to the extent permitted by applicable Law) of the following conditions:
(a) The representations and warranties of Parent and Merger Sub set forth in Article IV (disregarding all materiality and Parent Material Adverse Effect qualifications contained therein) shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Parent Material Adverse Effect.
(b) Parent and Merger Sub shall have complied with, or performed, in all material respects all of the covenants and agreements they are required to comply with or perform under this Agreement at or prior to the Effective Time.
(c) Parent shall have delivered to the Company a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.2(a) and Section 6.2(b) have been satisfied.
Section 6.3 Conditions to Obligations of Parent and Merger Sub to Effect the Closing. The obligations of Parent and Merger Sub to effect the Closing are further subject to the satisfaction (or waiver by Parent, on its own behalf and on behalf of Merger Sub, to the extent permitted by applicable Law) of the following conditions:
(a) (i) The representations and warranties of the Company set forth in Section 3.3(a) (Capitalization; Company Securities) and the first sentence of Section 3.3(c) (Capitalization; Company Equity Awards) shall be true and correct except for de minimis inaccuracies, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (ii) the representations and warranties of the Company set forth in Section 3.3(d) (Capitalization; Company Equity Awards), Section 3.9(a) (Absence of Certain Changes, Breach of Covenants) and Section 3.28 (Opinion of Financial Advisor) shall be true and correct, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); (iii) Section 3.1 (Due Organization; Good Standing), Section 3.2 (Certificate of Incorporation; Bylaws), Sections 3.3(b), (c) and (e) (other than the first sentence of Section 3.3(c)), Section 3.4 (Authority; Binding Nature of Agreement), Section 3.5(a)(i) (Non-Contravention; Consents), Section 3.6 (Vote Required) and Section 3.7 (Section 203 of DGCL) (x) that are qualified by “materiality” or “Material Adverse Effect” shall be true and correct, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) and (y) that are not qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all material respects, both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date); and (iv) the other representations and warranties of the Company set forth in Article III (disregarding all materiality and Material Adverse Effect qualifications contained therein)

shall be true and correct in all respects both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except with respect to this clause (iv) where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.
(b) The Company shall have complied with, or performed, in all material respects all of the covenants and agreements it is required to comply with or perform under this Agreement at or prior to the Effective Time.
(c) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect that is continuing.
(d) The Company shall have delivered to Parent a certificate, dated as of the Closing Date, and signed by its Chief Executive Officer or another senior officer, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.
Section 6.4 Frustration of Closing Conditions. No Party may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 6.1, Section 6.2, or Section 6.3, as the case may be, to be satisfied if such failure was caused principally by such Party’s failure to perform any of its obligations under this Agreement.
ARTICLE VII
TERMINATION
Section 7.1 Termination and Abandonment. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after the Required Company Stockholder Approvals:
(a) by the mutual written consent of the Company and Parent;
(b) by either the Company or Parent if the Effective Time has not occurred on or before December 18, 2026 (the “End Date”); provided that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the failure of the Closing to have occurred prior to the End Date is primarily attributable to the failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party or if the only reason that the conditions to Closing other than Section 6.1(b) or Section 6.1(c) (to the extent the applicable Legal Restraint relates to Antitrust Laws), are not satisfied is due to a breach of a representation, warranty, covenant or agreement by such Party; provided, further, that if on the End Date all of the conditions to Closing, other than the conditions set forth in Section 6.1(b) or Section 6.1(c) (but only to the extent the applicable Legal Restraint relates to Antitrust Laws), shall have been satisfied or waived (to the extent permitted by applicable Law) or shall be capable of being satisfied at such time, the End Date shall be automatically extended by six (6) months (and in the case of such extension, any reference to the End Date in any other provision of this Agreement shall be a reference to the End Date as so extended); provided, further, that if on such extended End Date all of the conditions to Closing, other than the conditions set forth in Section 6.1(b) or Section 6.1(c) (but only to the extent the applicable Legal Restraint relates to Antitrust Laws), shall have been satisfied or waived (to the extent permitted by applicable Law) or shall be capable of being satisfied at such time, the End Date may be further extended in Parent’s sole discretion, by written notice to the Company prior to the extended End Date, by a period of six (6) months (and in the case of such extension, any reference to the End Date in any other provision of this Agreement shall be a reference to the End Date as so extended);
(c) by either the Company or Parent if any Governmental Body having competent jurisdiction over Guarantor, Parent, Merger Sub or the Company has issued a Legal Restraint, and such Legal Restraint has become final and nonappealable; provided, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the imposition of such Legal Restraint or the failure of such Legal Restraint to be resolved or lifted is primarily attributable to the failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party;
(d) by either the Company or Parent if the Company Stockholders’ Meeting (including any adjournment, recess, or postponement thereof) has concluded and the Required Company Stockholder Approvals contemplated by this Agreement has not been obtained; provided, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(d) if the failure to obtain the Required Company Stockholder Approvals is primarily attributable to the failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party;
(e) by the Company, if Parent or Merger Sub has breached any representation, warranty, covenant, or agreement in this Agreement, in each case, which breach (i) would result in a failure of a condition set forth in Section 6.1, Section 6.2(a), or Section 6.2(b) and (ii) cannot be cured by the End Date or, if curable, is not cured within thirty (30) days following the Company’s delivery of written notice to Parent stating the Company’s intention to terminate this Agreement pursuant to this Section 7.1(e) and the basis for such termination; provided that the Company is not then in breach of any representation, warranty, agreement, or covenant in this Agreement that would result in a failure of a condition set forth in Section 6.1, Section 6.3(a), or Section 6.3(b);
(f) by Parent, if the Company has breached (i) Section 5.3 in any material respect; provided that Parent’s right to terminate this Agreement pursuant to clause (i) of this Section 7.1(f) shall expire upon receipt of the Required Company Stockholder Approvals or (ii) any representation, warranty, covenant, or agreement in this Agreement, in each case, which breach (A) would result in a failure of a condition set forth in Section 6.1, Section 6.3(a), or Section 6.3(b) and (B) cannot be cured by the End Date or, if curable, is not cured within thirty (30) days following Parent’s delivery of written notice to the Company stating Parent’s intention to terminate this Agreement pursuant to this Section 7.1(f) and the basis for such termination; provided that Parent or Merger Sub is not then in breach of any representation, warranty, agreement, or covenant in this Agreement that would result in a failure of a condition set forth in Section 6.1, Section 6.2(a), or Section 6.2(b);

(g) prior to the time the Required Company Stockholder Approvals are obtained, by the Company in order to accept a Superior Proposal and immediately thereafter with such termination enter into a binding written definitive acquisition agreement providing for the consummation of a transaction constituting a Superior Proposal; provided, that the Company has complied in all material respects with the requirements of Section 5.3 with respect to such Superior Proposal and, concurrently with such termination, pays (or causes to be paid) the Termination Fee specified in Section 7.3(a)(i); and
(h) prior to the time the Required Company Stockholder Approvals are obtained, by Parent, if the Company Board shall have effected a Change in Recommendation.
Section 7.2 Effect of Termination; Survival.
(a) Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, (a) the terminating Party shall give prompt written notice thereof to the other Parties, specifying the provision hereof pursuant to which such termination is made, (b) this Agreement shall be of no further force or effect and the Transactions shall be abandoned, each as of the date of termination, and (c) there shall be no liability on the part of any Parent Party or Company Party following any such termination; provided that (i) Section 5.1(b), this Section 7.2, Section 7.3, Article VIII and any applicable defined term in EXHIBIT A shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect, in each case, in accordance with its terms, and (iii) notwithstanding any other provision of this Agreement, the termination of this Agreement shall not relieve any Party from any liability for Fraud or Willful Breach.
(b) No Survival of Representations and Warranties and Covenants. None of the representations and warranties or covenants in this Agreement, the Company Disclosure Schedule, the Parent Disclosure Schedule or any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger, except that those covenants that by their terms survive the Effective Time, this Article VII, Article VIII and any applicable defined term in EXHIBIT A shall survive the Effective Time.
Section 7.3 Termination Fee.
(a) Termination Fee. Notwithstanding anything to the contrary in this Agreement, if this Agreement is terminated:
(i) by the Company pursuant to Section 7.1(g) (Termination for Superior Proposal);
(ii) by Parent pursuant to Section 7.1(h) (Change in Recommendation) or by either Parent or the Company pursuant to Section 7.1(d) (Company Stockholder No Vote) and, immediately prior to the Company Stockholders’ Meeting, Parent would have been entitled to terminate this Agreement pursuant to Section 7.1(h) (Change in Recommendation); or
(iii) by either Parent or the Company pursuant to Section 7.1(b) (End Date) or Section 7.1(d) (Company Stockholder No Vote) or by Parent pursuant to Section 7.1(f) (Breach of Company Representations or Covenants) and, in each case,
(A) following the execution and delivery of this Agreement, and at or prior to the Company Stockholders’ Meeting, in the case of a termination pursuant to Section 7.1(d) (Company Stockholder No Vote), or at or prior to the time of such termination, in the case of a termination pursuant to Section 7.1(b) (End Date) or Section 7.1(f) (Breach of Company Representations or Covenants), any Person shall have publicly made or announced (and not subsequently withdrawn) or any Person shall have publicly announced an intention (whether or not conditional) to make (and not subsequently withdrawn) a Company Alternative Transaction; and
(B) within twelve (12) months of termination of this Agreement, the Company or any of its Subsidiaries enters into a definitive agreement with any Company Third Party with respect to any Company Alternative Transaction or any Company Alternative Transaction is consummated, then, in each case, the Company shall pay, or cause to be paid, by wire transfer of immediately available funds to an account designated by Parent, a fee of $381,273,716 in cash (the “Termination Fee”), not later than, (x) in the case of clause (i) of this Section 7.3(a), substantially concurrently with such termination, (y) in the case of clause (ii) of this Section 7.3(a), two (2) business days after the date of termination of this Agreement, and (z) in the case of clause (iii) of this Section 7.3(a), two (2) business days after the earlier of the date the definitive agreement with respect to the Company Alternative Transaction is entered into and the date the Company Alternative Transaction is consummated; it being understood that (1) for all purposes of this Section 7.3(a), all references to “20%” in the definition of “Company Alternative Transaction” shall be deemed to be references to “50%” and (2) in no event shall the Company be required to pay the Termination Fee on more than one occasion.
(b) Reverse Termination Fee. In the event that (i) Parent or the Company terminates this Agreement pursuant to (x) Section 7.1(c) (Legal Restraints) and such Legal Restraint that gives rise to such termination right is in respect of, pursuant to or arises under any Antitrust Laws or (y) Section 7.1(b) (End Date) and (ii) at the time of such termination, (A) the condition set forth in Section 6.1(a) (Stockholder Approval) has been satisfied, (B) either of the conditions set forth in Section 6.1(b) (No Legal Restraints) or Section 6.1(c) (Regulatory Approvals) has not been satisfied (and, in the case of Section 6.1(b) (No Legal Restraints), the Legal Restraint that has caused Section 6.1(b) (No Legal Restraints) to not be satisfied is in respect of, pursuant to or arises under any Antitrust Law), (C) all of the conditions set forth in Section 6.3 (Conditions to Obligations of Parent and Merger Sub to Effect the Closing) are satisfied (or, in the case of conditions that by their terms are to be satisfied at the Closing, are capable of being satisfied on such date), and (D) a breach by the Company of its covenants or agreements in this Agreement have not contributed materially to the applicable Legal Restraint that gives rise to the termination right pursuant to Section 7.1(c) (Legal Restraints)

or the failure of any of the conditions set forth in Section 6.1(b) (No Legal Restraints) or Section 6.1(c) (Regulatory Approvals) to be satisfied, then Parent shall pay, or cause to be paid, by wire transfer of immediately available funds to the Company a fee of $381,273,716 in cash (the “Reverse Termination Fee”) no later than two (2) business days after the date of the termination of this Agreement. In no event shall Parent be required to pay the Reverse Termination Fee on more than one occasion.
(c) Other than as specified in Section 7.2(a) and Section 7.3(b), upon the payment by the Company of the Termination Fee as and when required by Section 7.3(a) or by Parent of the Reverse Termination Fee as and when required by Section 7.3(b), none of the Company Parties or Parent Parties, as applicable, shall have any further liability with respect to this Agreement or the Transactions to any Parent Party or Company Party, as applicable. If any applicable Law requires deduction or withholding of any Tax from any payment of the Termination Fee or Reverse Termination Fee, as applicable, then the Company or Parent, as applicable, shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable Law (and such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made).
(d) Claims. Each Party agrees that notwithstanding anything in this Agreement to the contrary, in the event that any Termination Fee or Reverse Termination Fee, as applicable, is paid to Parent or the Company, as applicable, in circumstances in which such fee is payable in accordance with this Section 7.3, (i) the payment of such Termination Fee shall be the sole and exclusive remedy of Parent, its Affiliates (including Guarantor and Merger Sub), stockholders, officers, directors, employees and each of the foregoing’s Representatives against the Company, its Subsidiaries or any of their respective Representatives or Affiliates, (ii) the payment of such Reverse Termination Fee shall be the sole and exclusive remedy of the Company, its Affiliates, stockholders, officers, directors, employees and each of the foregoing’s Representatives against the Parent, its Subsidiaries or any of their respective Representatives or Affiliates (including Guarantor and Merger Sub), and (iii) no Party nor any Affiliates or Representatives of any Party shall have any further liability or obligation to the other Party nor any of its Affiliates or Representatives arising out of or relating to this Agreement or the Transactions; provided that in each case of the foregoing clauses (i), (ii) and (iii), no termination of this Agreement will relieve any Party from any liability for any Fraud or Willful Breach hereunder or affect the rights or obligations of any Party pursuant to the Confidentiality Agreement.
(e) Acknowledgements. Each Party acknowledges that the agreements in this Section 7.3 are an integral part of this Agreement and that, without these agreements, the Parties would not have entered into this Agreement. Accordingly, if the Company or Parent fails to promptly pay any amount due pursuant to this Section 7.3, the Company shall pay to Parent or Parent shall pay to the Company, as applicable, all fees, costs, and expenses of enforcement (including attorneys’ fees and expenses as well as expenses incurred in connection with any action initiated by Parent or the Company, as applicable), together with interest on the amount due under this Section 7.3 at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made. The Parties further acknowledge that the Termination Fee or Reverse Termination Fee, as applicable, shall not constitute a penalty but rather liquidated damages for losses and damages described in Section 7.3(a) or Section 7.3(b) in a reasonable amount that will compensate Parent or the Company, as applicable, in the circumstances in which the Termination Fee or Reverse Termination Fee, as applicable, is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision.
ARTICLE VIII
MISCELLANEOUS PROVISIONS
Section 8.1 Amendment. Subject to compliance with applicable Law, prior to the Effective Time, this Agreement may be amended or supplemented with the approval of each of the Company Board and Parent at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties; provided, that after receipt of the Required Company Stockholder Approvals, if any such amendment or waiver shall by applicable Law or in accordance with the rules of the NASDAQ Global Markets require further approval of the stockholders of the Company, the effectiveness of such amendment or waiver shall be subject to the approval of the stockholders of the Company.
Section 8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege, or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege, or remedy under this Agreement, shall operate as a waiver of such power, right, privilege, or remedy; and no single or partial exercise of any such power, right, privilege, or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege, or remedy. No Party shall be deemed to have waived any claim arising out of or relating to this Agreement, or any power, right, privilege, or remedy under this Agreement, unless the waiver of such claim, power, right, privilege, or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
Section 8.3 Entire Agreement; Counterparts. This Agreement and the other agreements, exhibits, annexes, and schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties, with respect to the subject matter hereof and thereof; provided that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

Section 8.4 Applicable Laws; Jurisdiction; Specific Performance; Remedies.
(a) This Agreement shall be governed by, and construed in accordance with, Delaware Law, without giving effect to any law, rule, or provision that would cause the application of any Law other than Delaware Law. The Parties expressly acknowledge and agree that: (i) the requirements of 6 Del. C. § 2708 are satisfied by the provisions of this Agreement and that such statute mandates the application of Delaware Law to this Agreement, the relationship of the Parties, the Transactions, and the interpretation and enforcement of the rights and duties of any Party; (ii) the Parties have a reasonable basis for the application of Delaware Law to this Agreement, the relationship of the Parties, the Transactions, and the interpretation and enforcement of the rights and duties any Party; (iii) no other jurisdiction has a materially greater interest in the foregoing; and (iv) the application of Delaware Law would not be contrary to the fundamental policy of any other jurisdiction that, absent the Parties’ choice of Delaware Law hereunder, would have an interest in the foregoing.
(b) In any action or Legal Proceeding arising out of or relating to this Agreement or the Transactions (including any amount due or payable in connection therewith or any matter arising out of or relating to the termination of either of them), each of the Parties irrevocably and unconditionally: (i) consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, any other state or federal court in the State of Delaware (the “Chosen Courts”); (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction of such Chosen Court by motion, other request for leave, or other Legal Proceeding; (iii) agrees that any Legal Proceeding arising out of or relating to this Agreement or the Transactions shall be brought, tried, and determined only in the Chosen Courts; (iv) waives any claim of improper venue or any claim that the appropriate Chosen Court is an inconvenient forum; and (v) agrees that it will not bring any Legal Proceeding arising out of or relating to this Agreement or the Transactions in any court or elsewhere other than the Chosen Courts. Each of the Parties irrevocably consents to service of process in the same manner as for the giving of notices under Section 8.7 or any other manner permitted by applicable Law. A final judgment in any action or Legal Proceeding commenced in accordance with this Section 8.4 shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided that nothing in the foregoing shall restrict any Party’s right to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(c) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that any Party does not perform its obligations under the provisions of this Agreement in accordance with its terms or otherwise breaches such provisions (other than payment of the Termination Fee or the Reverse Termination Fee). Subject to the following sentence, (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other non-monetary equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Chosen Courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement; (ii) the provisions set forth in Section 7.3 (A) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and (B) shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific performance, in each case, except if Parent has been paid the Termination Fee or the Company has been paid the Reverse Termination Fee in accordance with the terms of this Agreement; and (iii) the right of specific performance is an integral part of the Transactions, and, without that right, neither the Company nor Parent would have entered into this Agreement. Except if the Termination Fee or the Reverse Termination Fee has been paid pursuant to Section 7.3, no Party shall oppose the granting of an injunction, specific performance, or other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking any injunction or other equitable relief to prevent any breach of this Agreement or to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.4(c) shall not be required to provide any bond or other security in connection with any such order or injunction. In the event that a Party initiates a Legal Proceeding seeking equitable relief pursuant to this Section 8.4(c), the End Date shall automatically be extended to (x) the twentieth (20th) business day following the date on which such Legal Proceeding is finally resolved or (y) such other date established by the Chosen Court presiding over such Legal Proceeding.
(d) EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG THE PARTIES ARISING OUT OF, RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE TRANSACTIONS.
Section 8.5 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns and shall be enforceable solely by the Parties; provided that neither this Agreement nor any right hereunder may be assigned without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any such right without such consent shall be void ab initio and of no effect; provided, further, that Parent or Merger Sub may assign this Agreement or its rights, interests and obligations hereunder to any Affiliate (provided that no such assignment shall relieve Parent or Merger Sub of their respective obligations hereunder and no such assignment shall result in additional withholding or deduction of, or any additional requirement to withholding or deduct, any amount of Tax pursuant to this Agreement).
Section 8.6 No Third-Party Beneficiary. Nothing in this Agreement is intended to or shall confer upon any Person (other than the Parties) any power, right, privilege, or remedy of any nature whatsoever under or by reason of this Agreement, except for: (a) Section 5.7 (which, from and after the Effective Time, shall be for the sole benefit of the Indemnified Persons); (b) the limitations on liability of the Company Parties set forth in Section 7.3 (which shall be for the express benefit of, and enforceable by, each of the Company Parties) and (c) any provisions relating to Guarantor which shall be for the benefit of Guarantor.
Section 8.7 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) business days after being sent by certified or registered mail, postage prepaid, or by nationally recognized overnight courier or express delivery service, (c) if sent by email transmission, prior to 10:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto), or (d) if sent by email transmission after 10:00 p.m. recipient’s local time, on the business day following the date of transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto); provided that, in each case, the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party as follows (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

If to Guarantor, Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):

AbbVie Inc.
1 North Waukegan Road
North Chicago, Illinois 60064
Attention:	Executive Vice President, General Counsel and Secretary
Email:	[***]

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:	Krishna Veeraraghavan
Benjamin M. Goodchild
Email:	[***]
[***]

if to the Company (prior to the Effective Time):

Apogee Therapeutics, Inc.
One Letterman Drive, Building B 6th Floor
San Francisco, CA 94129
Attention:	Matthew Batters
Email:	[***]

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
200 Clarendon Street
Boston, Massachusetts 02116
Attention:	Graham Robinson, P.C.
Chadé Severin, P.C.
Email:	[***]
[***]

Section 8.8 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties shall not object to the court making such determination having the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid, enforceable, and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power available to it in the prior sentence, this Agreement shall be deemed amended to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will most closely achieve the economic, business, and other purposes of such invalid or unenforceable term or provision.
Section 8.9 Expenses. Except as set forth in the last sentence of Section 5.5(d), Section 5.7 and Section 7.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Transactions are consummated.
Section 8.10 Guarantee of Guarantor. As a material inducement to the Company entering into this Agreement and consummating the transactions contemplated hereby, Guarantor hereby irrevocably and unconditionally guarantees to the Company, the full and timely performance and satisfaction of Parent and Merger Sub’s obligations as set forth in this Agreement, in each case as and when due. If, for any reason whatsoever, Parent or Merger Sub shall fail or be unable to make full and timely payment as set forth in this Agreement or perform any of its obligations under this Agreement, such payment or obligations shall be due and payable for the purposes hereof and Guarantor will forthwith pay and cause to be paid in lawful currency of the United States, or perform or cause to be performed, Parent and Merger Sub’s obligations hereunder. The foregoing obligation of Guarantor constitutes a continuing guarantee of payment and performance (and not merely of collection), and is and shall be absolute and unconditional under any and all circumstances, including circumstances which might otherwise constitute a legal or equitable discharge of a Guarantor and including any amendment, extension, modification or waiver of any of Parent and Merger Sub’s payment or other obligations hereunder, or any insolvency, bankruptcy, liquidation or dissolution of Parent or Merger Sub or any assignment thereby. Without limiting the generality of the foregoing, Guarantor agrees that its obligations under this section are independent from those of Parent and Merger Sub and its liability shall extend to all liabilities and obligations that constitute part of Parent and Merger Sub’s payment and other obligations hereunder, irrespective of whether any action is brought against Parent or Merger Sub or whether Parent or Merger Sub is joined in any such action or actions.
Section 8.11 Transfer Taxes. Except as expressly provided in Article II, all transfer, documentary, sales, use, stamp, registration, value-added, and other similar Taxes and fees incurred in connection with the consummation of the Transactions shall be paid by Parent and Merger Sub when due. Parent shall, at its sole expense, file all necessary Tax Returns and other documentation with respect to such Taxes and fees required by Law to be filed.
Section 8.12 Company Disclosure Schedule. The disclosures set forth in any particular part or subpart of the Company Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of): (a) the representations and warranties or covenants of the Company that are set forth in the corresponding section or subsection of this Agreement and (b) any other representation and warranty or covenant of the Company that is set forth in this Agreement to the extent, in the case of this clause (b), the relevance of that disclosure as an exception to (or a disclosure for purposes of) such other representation and warranty or covenant is reasonably apparent on the face of such disclosure. No Party may deem the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation and warranty or covenant as an admission that such item represents a material exception or material fact, event, or circumstance or that such item is material or constitutes a Material Adverse Effect (and no Party concedes such materiality or effect by its inclusion), and no reference to, or disclosure of, any item or other matter in the Company Disclosure Schedule shall necessarily imply that any other undisclosed matter or item having a greater value or significance is material.
Section 8.13 Construction.
(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; and one gender shall include all other genders.
(b) The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
(d) As used in this Agreement, the word “or” is not exclusive, unless the context otherwise requires.
(e) As used in this Agreement, the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or thing extends, and shall not mean simply “if.”
(f) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes,” and “Schedules” are intended to refer to sections of this Agreement and Exhibits, Annexes, and Schedules to this Agreement, as applicable.
(g) The phrase “made available,” when used in reference to anything made available to Guarantor, Parent, Merger Sub, or any of their respective Representatives, in each case, shall be deemed to include anything (i) uploaded to the electronic data room maintained by or on behalf of the Company or its Representatives for purposes of the Transactions, (ii) delivered to Parent or its Representatives or (iii) publicly available, without redactions, on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC prior to the date of this Agreement, in each case, no later than twenty-four (24) hours prior to the execution and delivery of this Agreement.
(h) The bold-faced headings in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.
(i) Any reference to (i) any Contract (including this Agreement) are to the Contract as amended, modified, supplemented, restated, or replaced from time to time (in the case of any Contract, to the extent permitted by the terms thereof and, if applicable, the terms of this Agreement); (ii) any Governmental Body includes any successor to that Governmental Body; and (iii) any applicable Law refers to such applicable Law as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Law includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Law or Contract shall be deemed to refer to such Law or Contract, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date).
(j) The terms “Dollars” and “$” mean U.S. dollars.
(k) Any reference herein to “as of the date hereof,” “as of the date of this Agreement,” or words of similar import shall be deemed to mean the date set forth in the Preamble.
(l) When “since” is used in connection with a date, the period covered thereby shall be inclusive of such date.
(m) Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ANDOR LLC

By:	/s/ Scott T. Reents
	Name:	Scott T. Reents
	Title:	President

ANDOR MERGER CO.

By:	/s/ Scott T. Reents
	Name:	Scott T. Reents
	Title:	President

APOGEE THERAPEUTICS, INC.

By:	/s/ Michael Henderson, M.D.
	Name:	Michael Henderson, M.D.
	Title:	Chief Executive Officer

ABBVIE INC., solely for the limited purposes set forth herein.

By:	/s/ Scott T. Reents
	Name:	Scott T. Reents
	Title:	Executive Vice President, Chief Financial Officer

[Signature Page To Agreement And Plan Of Merger]

EXHIBIT A

CERTAIN DEFINITIONS
For purposes of this Agreement (including this EXHIBIT A):
“Acquired Companies” means the Company and the Company’s Subsidiaries, collectively.
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise. For the avoidance of doubt, Guarantor and its controlled Subsidiaries shall be Affiliates of Parent.
“Agreement” means the Agreement and Plan of Merger to which this EXHIBIT A is attached.
“Anti-Corruption Laws” means applicable Laws related to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 USC §§ 78dd-1, et seq.), the Anti-Kickback Act of 1986, the U.K. Bribery Act 2010, the Anti-Bribery Laws of the People’s Republic of China, legislation adopted in furtherance of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable Law of similar effect.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, state antitrust Laws, and all other applicable Laws and regulations (including non-U.S. Laws and regulations) issued by a Governmental Body that are designed or intended to preserve or protect competition, prohibit and restrict agreements in restraint of trade or monopolization, attempted monopolization, restraints of trade and abuse of a dominant position, or to prevent acquisitions, mergers or other business combinations and similar transactions, the effect of which may be to lessen or impede competition or to tend to create or strengthen a dominant position or to create a monopoly.
“APG273” means the combination therapy of zumilokibart and APG333 targeting IL-13 and TSLP known to the Parties as “APG273”.
“APG279” means the combination therapy of zumilokibart and APG990 targeting IL-13 and OX40L known to the Parties as “APG279”.
“APG333” means the TSLP antagonist known to the Parties as “APG333”.
“APG531” means the IL-31Rα antagonist known to the Parties as “APG531”.
“APG808” means the IL-4Rα antagonist known to the Parties as “APG808”.
“APG990” means the OX40L antagonist known to the Parties as “APG990”.
“business day” means a day except a Saturday, a Sunday, or any other day on which commercial banks in the City of New York or Chicago are authorized or required by Law to be closed.
“Change in Circumstance” means any positive material event or development or material change in circumstances with respect to the Company that (a) was not known to the Company Board as of or prior to the date of this Agreement (or if known, the material consequences of which were not known or reasonably foreseeable by the Company Board) and (b) does not relate to (i) any change in the market price or trading volume of the Company’s stock (including the Company Common Stock), (ii) any Company Alternative Transaction, or (iii) the Company meeting or exceeding any internal or analyst’s expectation, forecast, estimate, or prediction in respect of revenues, earnings, or other financial or operating metrics for any period; it being understood that in the case of the foregoing clauses (i) and (iii) the underlying cause of any such event or development or change may constitute a Change in Circumstance.
“Change in Recommendation” means the Company Board or any committee thereof (i) withdraws, amends, modifies or qualifies the Company Board Recommendation or publicly states its intention to do any of the foregoing, (ii) approves, agrees to, accepts, endorses, adopts, recommends or submits or agrees to submit to a vote of the Company’s stockholders any Company Alternative Transaction, (iii) fails to recommend against any publicly announced Company Alternative Transaction (it being understood that failing to recommend against a publicly announced Company Alternative Transaction for a period of no more than five (5) business days following such announcement will not constitute a Change in Recommendation provided the Company Board has rejected such Company Alternative Transaction and affirmed the Company Board Recommendation by press release by the end of such five (5) business day period (or in the event that the Company Stockholders’ Meeting is scheduled to occur within such five (5) business day period, by the end of the third (3rd) business day prior to the date of the Company Stockholders’ Meeting)), (iv) fails to publicly reaffirm by press release (without qualification) the Company Board Recommendation within five (5) business days after having been requested in writing by Parent to do so (or in the event that the Company Stockholders’ Meeting is scheduled to occur within such five (5) business day period, prior to the third (3rd) business day prior to the Company Stockholders’ Meeting), (v) takes any action to exempt any Person from the provisions of Section 203 of the DGCL or any other applicable state takeover statute, (vi) fails to make the Company Board Recommendation in the Proxy Statement, (vii) publicly announces or publicly discloses any intention to do any of the foregoing or (viii) commits or agrees to do any of the foregoing.
“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement, works council, labor, voluntary recognition, or similar labor-related agreement with respect to any current or former employee of the Company or any Company Subsidiary or other Contract with a union, including a neutrality or accretion clause or agreement.
“Company Alternative Transaction” means any proposal or offer from any Person (or “group,” within the meaning of Section 13(d) of the Exchange Act, of persons) other than Guarantor and its Subsidiaries (such person (a “Company Third Party”)), relating to, in a single transaction or series of related transactions, any (a) acquisition or license of assets of the Company or any Company Subsidiary equal to 20% or more of the Company and the Company Subsidiaries’ assets (taken as a whole) or to which 20% or more of the Company and the Company Subsidiaries’ revenues or earnings (taken as a whole) are attributable, (b) issuance or acquisition of 20% or more of the outstanding Shares and other equity and voting interests (calculated on a fully diluted basis) in the Company, (c) recapitalization, tender offer, or exchange offer that if consummated, would result in any Person or group beneficially owning 20% or more of the outstanding Shares and other equity and voting interests (calculated on a fully diluted basis) in the Company, or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving the Company that, if consummated, would result in any Person or group beneficially owning 20% or more of the outstanding Shares and other equity and voting interests (calculated on a fully diluted basis) in the Company, in each case, other than the Transactions.
“Company Associate” means each current or former officer or other employee, or individual who is a current or former temporary employee, independent contractor, consultant, or director, of or to the Company or any Company Subsidiary.
“Company Common Stock” means each share of Company Voting Common Stock or Company Non-Voting Common Stock, as applicable.
“Company Non-Voting Common Stock” means each share of non-voting common stock, par value $0.00001 per share, of the Company.
“Company Voting Common Stock” means each share of voting common stock, par value $0.00001 per share, of the Company.
“Company Contract” means any (i) Contract between the Company or any Company Subsidiary, on the one hand, and any party other than the Company or any Company Subsidiary, on the other hand, or (ii) Contract pursuant to which the Company or any Company Subsidiary is otherwise bound (other than a Contract solely by and among the Company and the Company Subsidiaries).
“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company and delivered by the Company to Parent on the date of, and in accordance with the terms of, this Agreement.
“Company Equity Awards” means the Company Options, Company Restricted Stock Units and Company Restricted Stock.
“Company Equity Plan” means the Company’s 2023 Equity Incentive Plan.
“Company ESPP” means the Company’s 2023 Employee Stock Purchase Plan, as amended by that certain amendment dated as of June 11, 2024.
“Company IT Assets” means hardware, software, systems, networks, databases, websites, applications and other information technology assets and equipment, in each case, that are owned, operated, used, or controlled by or for the Company or any Company Subsidiary and used in connection with the conduct of their businesses.
“Company Lease” means any Company Contract pursuant to which real property is licensed, leased, subleased, used or otherwise occupied by the Company or a Company Subsidiary, as applicable, from another Person, including all amendments, extensions, renewals, guaranties and other agreements with respect thereto.
“Company Licensed IP” means all Intellectual Property Rights that are owned by a third party and licensed or sublicensed or purported by the Company to be licensed or sublicensed to the Company or any Company Subsidiary.
“Company Licensed Registered IP” means any Patent, trademark, copyright, or domain name included in the Company Licensed IP that is exclusively licensed to the Company or any Company Subsidiary, that is registered or issued under the authority of any Governmental Body or internet domain name registrar, and any application for the registration of any of the foregoing.
“Company Options” means a compensatory stock option to acquire Shares (whether granted by the Company pursuant to the Company Equity Plan, assumed by the Company in connection with any merger, acquisition, or similar transaction, or otherwise issued or granted by the Company).
“Company Owned IP” means all Intellectual Property Rights that are owned or purported to be owned by the Company or any Company Subsidiary.
“Company Owned Registered IP” means any Patent, trademark, copyright, or domain name included in the Company Owned IP that is registered or issued under the authority of any Governmental Body or internet domain name registrar, and any application for the registration of any of the foregoing.
“Company Parties” means the Company, any Company Subsidiary, and any of their respective current or former stockholders, optionholders, unitholders, members, Affiliates, or Representatives.
“Company Preferred Stock” means the preferred stock, $0.00001 par value per share, of the Company.

“Company Restricted Stock Unit” means a restricted stock unit with respect to Shares (whether granted by the Company pursuant to the Company Equity Plan, assumed by the Company in connection with any merger, acquisition, or similar transaction, or otherwise issued or granted by the Company).
“Company Restricted Stock” means a restricted stock award with respect to Shares (whether granted by the Company pursuant to the Company Equity Plan, assumed by the Company in connection with any merger, acquisition, or similar transaction, or otherwise issued or granted by the Company).
“Company Warrants” means the Pre-Funded Warrants to purchase shares of Company Common Stock issued by the Company on October 10, 2025.
“Consent” means any approval, consent, ratification, permission, waiver, or authorization (including any Governmental Authorization).
“Contract” means any legally binding agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan, or other legally binding commitment or undertaking of any nature inclusive of all amendments or modifications thereto (except, in each case, ordinary course of business purchase orders).
“DOJ” means the U.S. Department of Justice.
“Employee Plan” means any compensation, employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, equity or equity-based, severance pay, termination pay, death benefit, disability benefit, hospitalization, medical, life or other welfare benefit-related insurance, flexible benefits, supplemental unemployment benefit, profit-sharing, pension or retirement, change of control, transaction bonus, retention, relocation, repatriation or expatriation plan, policy, program, agreement, or arrangement and each other “employee benefit plan” (as such term is defined in Section 3(3) of ERISA), or arrangement sponsored, maintained, contributed to, or required to be contributed to, by the Company or any Company Subsidiary or with respect to which the Company or any Company Subsidiary has any direct or indirect liability, including on account of any other Person that would be or, at any relevant time, would have been considered a single employer with the Company or any Company Subsidiary under the Code or ERISA (excluding workers’ compensation, unemployment compensation, and other government programs) for the benefit of, or relating to, any present or former employee, officer, consultant or non-employee individual service provider of the Company or any Company Subsidiary (or any dependent or beneficiary of such Person).
“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, encroachment, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest, or other restrictions (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, and any restriction on the possession, exercise, or transfer of any other attribute of ownership of any asset).
“Enforceability Exceptions” means legal limitations on enforceability: (a) arising from applicable bankruptcy and other similar Laws affecting the rights of creditors generally; (b) arising from Laws governing specific performance, injunctive relief, and other equitable remedies; and (c) based on any indemnity against liabilities under Securities Laws in connection with the offering, sale, or issuance of securities.
“Entity” means any corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), firm, society, or other enterprise, association, organization, or entity.
“Environmental Law” means any federal, state, local, or foreign Law relating to pollution or protection of human health, worker health, or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including any Law or regulation relating to emissions, discharges, Releases, or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.
“Exchange Act” means the Securities Exchange Act of 1934.
“Foreign Direct Investment Laws” means any Law that provides for review of the cross-border acquisition of any interest in or assets of a business or entity (including for national security or defense reasons) under the jurisdiction of an applicable Governmental Body.
“Formation Date” means February 4, 2022.
“Fraud” means an actual, intentional, and knowing Delaware common law fraud (and not a constructive fraud, negligent misrepresentation, or omission, or any form of fraud premised on recklessness or negligence) by Parent, Merger Sub, or the Company in the making of the representations and warranties in Article III or Article IV of this Agreement, as applicable.
“FDA” means the United States Food and Drug Administration.
“FDCA” means the United States Federal Food, Drug, and Cosmetic Act, as amended, and all regulations promulgated thereunder.
“FTC” means the U.S. Federal Trade Commission.
“Good Clinical Practices” means the applicable Laws and standards for clinical trials for pharmaceuticals (including all applicable requirements relating to protection of human subjects), as set forth in the FDCA and applicable regulations promulgated thereunder (including

21 C.F.R. Parts 50, 54, 56, and 312), as amended from time to time, and such standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by any Governmental Body in any other countries, including applicable regulations or guidelines from the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use, in which any Products are distributed, sold or intended to be sold, to the extent such standards are not less stringent than in the United States.
“Good Laboratory Practices” means the applicable Laws and standards for non-clinical laboratory studies, including FDA’s regulations codified at 21 C.F.R. Part 58, as may be amended from time to time, and comparable foreign Laws.
“Good Manufacturing Practices” means the applicable Laws and standards for current Good Manufacturing Practices promulgated by the FDA under the FDCA (including 21 C.F.R. Parts 210, 211, 600 and 601, as amended from time to time), Health Canada, the European Medicines Agency or under the European Union guide to Good Manufacturing Practice for medical products and any other applicable Regulatory Authority in each jurisdiction where the Company or a third party acting on its behalf is undertaking a clinical trial or any manufacturing activities as of or prior to the Effective Time.
“Governmental Authorization” means any (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, or authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law or (b) right under any Contract with any Governmental Body.
“Governmental Body” means any: (a) nation, state, supra-national body, commonwealth, province, territory, county, municipality, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature, including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body, or Entity; or (d) any court, arbitrator, or other tribunal.
“Government Official” means an employee, officer, or representative of, or any Person otherwise acting in an official capacity for or on behalf of a Governmental Body, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development).
“Hazardous Materials” means any (a) medical, biological or biohazardous material (including any infectious material, biological product, bodily fluid, stock, culture, diagnostic specimen, regulated animal, or medical waste) that is regulated as “hazardous” or “toxic” under any Environmental Law, (b) petroleum product, derivative or by-product, asbestos-containing material, radon, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, toxic mold or fungi, or (c) other chemical, substance, material or waste that in relevant form, quantity or concentration is regulated as “hazardous” or “toxic” under any Environmental Law.
“Healthcare Laws” means, as applicable, the following United States Laws and applicable foreign equivalents: (a) the U.S. Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), the Beneficiary Inducement Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the Stark Physician Self-Referral Law (42 U.S.C. § 1395nn), the Eliminating Kickbacks in Recovery Act of 2018 (18 U.S.C. § 220), the U.S. Civil False Claims Act (31 U.S.C. § 3729 et seq.), 42 U.S.C. §§ 1320a-7a, and 1320a-7b and the regulations promulgated pursuant to such statutes, and any comparable self-referral or fraud and abuse laws promulgated by any Governmental Body; (b) the U.S. Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. § 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. § 17921 et seq.) (“HIPAA”), and the regulations promulgated thereunder and any Law or regulation the purpose of which is to protect the privacy of individually-identifiable patient information; (c) Medicare (Title XVIII of the Social Security Act); (d) Medicaid (Title XIX of the Social Security Act); (e) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Affordability Reconciliation Act of 2010; (f) the Physician Payment Sunshine Act/Open Payments Law (42 U.S.C. § 1320a-7h); (g) the Exclusion Laws (42 U.S.C. § 1320a-7); (h) the FDCA, the PHSA, FDA regulations promulgated thereunder, or any similar Laws of foreign jurisdictions in which the Company or any Company Subsidiary currently conducts business or provide services; (i) the Veterans Health Care Act of 1992, the 340B Drug Pricing Program (42 U.S.C. § 256b), Federal Supply Schedule (38 U.S.C. § 8126), or any state pharmaceutical assistance program or U.S. Department of Veterans Affairs agreement; (j) the Prescription Drug Marketing Act of 1987; (k) quality, safety and accreditation standards and requirements of all applicable Governmental Bodies, (l) Good Clinical Practices, (m) Good Laboratory Practices, (n) Good Manufacturing Practices, (o) any and all other applicable comparable Laws of other Regulatory Authorities and (p) any other requirements of Law that relates to the design, development, testing, studying, manufacturing, processing, storing, holding, shipping, transporting, distributing, importing or exporting, licensing, labeling, packaging, advertising, promotion, selling, pricing, or marketing of pharmaceutical products, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, privacy, security, licensure, accreditation or any other aspect of providing health care products or services.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Indebtedness” means: (a) any indebtedness for borrowed money (including the issuance of any debt security) to any Person (other than the Company or any Company Subsidiary); (b) any obligation evidenced by notes, bonds, debentures, or similar Contracts to any Person; (c) any obligation in respect of letters of credit and bankers’ acceptances (other than letters of credit used as security for leases); (d) any obligation to any Person (other than the Company or any Company Subsidiary) that grants a right to revenue and royalty payments from any Products to such Person; or (e) any guaranty of any such obligation described in clauses (a) through (d) of any Person (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business).

“Intellectual Property Rights” means all intellectual property rights throughout the world, whether registered or unregistered, including all: (a) patents, patent applications and registrations, design patents and other patent rights, including all divisions, continuations, continuations-in-part, renewals, reissues, extensions, certificates of reexamination, utility models and supplementary protection certificates (collectively, “Patents”); (b) trademarks, service marks, trade dress, logos, brands, trade names, company names and similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by any of the foregoing; (c) copyrights, works of authorship and database rights; (d) trade secrets, proprietary know-how, inventions, designs and, to the extent protected as confidential, processes, procedures, data, databases, drawings, specifications, records, formulae, methods and confidential business information (collectively, “Trade Secrets”); (e) rights in software (including source code, object code and related documentation and specifications); and (f) internet domain names, social media account identifiers and URLS; in each case (a)-(f), including any applications, registrations, issuances, extensions and renewals for any of the foregoing with any Governmental Body or internet domain name registrar.
“International Trade Laws” means any of the following: (a) any Laws concerning the importation of merchandise, items (including technology, services, and software), including those administered by U.S. Customs and Border Protection or the U.S. Department of Commerce, (b) any Laws concerning the exportation or re-exportation of items (including technology, services, and software), including those administered by the U.S. Department of Commerce or the U.S. Department of State, or (c) any economic sanctions administered by OFAC, the U.S. State Department, the United Nations, Canada, the European Union, or the United Kingdom.
“IRS” means the United States Internal Revenue Service, or any successor agency thereto.
“knowledge,” with respect to an Entity, means with respect to the matter in question the actual knowledge of the individuals on Section A of the Company Disclosure Schedule in each case, after reasonable inquiry of their direct reports reasonably expected to have knowledge of such matters.
“Law” means any United States, or foreign federal, state, local, municipal, national, multinational, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or other legal requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Body or under the authority of NASDAQ Global Markets.
“Legal Proceeding” means any action, suit, charge, complaint, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative, or appellate proceeding), hearing, inquiry, audit, examination, or investigation commenced, brought, conducted, or heard by or before, or otherwise involving, any court or other Governmental Body, or any arbitrator or arbitration panel.
“Material Adverse Effect” means an event, effect, change, occurrence, condition, or development (an “Effect”) that, individually or taken together, has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, operations, condition (financial or otherwise), or results of operations of the Acquired Companies, taken as a whole; provided that no Effect arising out of or resulting from any of the following shall be deemed either alone or in combination to constitute or will be taken into account when determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur: (a) any change in the market price or trading volume of the Company’s stock (including the Company Common Stock); (b) the execution, announcement or consummation of the Transactions (including the identity of Guarantor, Parent or Merger Sub) (other than for purposes of any representation or warranty in Section 3.5 or Section 3.12(k) but subject to disclosures in Section 3.5 of the Company Disclosure Schedule); (c) general changes or developments in the clinical stage biopharmaceutical industry or changes in the economy generally or changes in other general business, financial, or market conditions (including interest rates, exchange rates, tariffs, trade wars, and credit markets); (d) general changes or developments in the fluctuations in the value of any currency; (e) (i) changes to any domestic, foreign or global political condition, (ii) any act of terrorism, war (whether or not declared), civil unrest, civil disobedience, protests, public demonstrations, insurrection, national or international calamity, sabotage or terrorism, (iii) any pandemic or epidemic or other outbreak of contagious diseases (or the escalation or worsening of any of the foregoing) or (iv) any volcano, tsunami, earthquake, hurricane, tornado, other natural or man-made disaster, or any similar force majeure event; (f) the failure of the Acquired Companies to meet internal or analyst’s expectation, forecast, estimate, or prediction in respect of revenues, earnings, or other financial or operating metrics for any period; (g) any action taken (or failure to act) by the Company at the written direction of Parent and any action specifically required to be taken by the Company under this Agreement (excluding the requirement that the Company conduct its business in all material respects in the ordinary course); or (h) any change or proposed change in any Law or GAAP after the date hereof; it being understood that the exceptions in clauses (a) and (f) shall not prevent, or otherwise affect a determination that the underlying cause of any such change, decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (b) through (e) or (g) and (h) hereof) has been or would be reasonably expected to be a Material Adverse Effect or has otherwise resulted in or contributed to a Material Adverse Effect; except, in the case of each of clauses (c), (d), (e) and (h), to the extent that such Effect adversely disproportionately affects the Acquired Companies, taken as a whole, compared to other similar biopharmaceutical companies, in which case only the incremental disproportionate adverse impact may be taken into account in determining whether there has been, or would reasonably expected to be, a Material Adverse Effect.
“NASDAQ Global Markets” means the NASDAQ Global Markets, or any successor stock exchange operated by the NASDAQ Global Markets or any successor thereto.
“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.
“ordinary course of business” means the ordinary course of business consistent with past practice.
“Organizational Documents” means the certificate of incorporation, bylaws, memorandum of association, certificate of association, limited partnership agreement, operating agreement or equivalent governing document of an Entity, as amended and in effect on the date of the Agreement.
“Paragon” means Paragon Therapeutics, Inc.

“Paragon Agreement” means each and all of the following: (i) that certain Antibody Discovery and Option Agreement, dated February 24, 2022, by and between the Company and Paragon, as amended, (ii) 2023 Option Agreement, dated November 9, 2023, by and between the Company and Paragon, (iii) IL-13 License Agreement, dated November 4, 2022, by and between the Company and Paragon, (iv) IL-4Rα License Agreement, dated April 3, 2023, by and between the Company and Paragon, (v) OX40L license Agreement, dated April 28, 2023, by and between the Company and Paragon and (vi) TSLP License Agreement, dated August 9, 2024, by and between the Company and Paragon (the “Paragon TSLP License”) and (vii) IL-31R License Agreement, dated June 17, 2026, by and between the Company and Paragon.
“Parent Material Adverse Effect” means an Effect that would prevent, materially delay, or materially impair the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or to consummate the Transactions.
“Parent Parties” means Parent, Merger Sub, or any of their respective current, former, or future stockholders, optionholders, members, Representatives, or Affiliates.
“Parties” means Parent, Merger Sub, and the Company.
“Party” means any of Parent, Merger Sub, or the Company.
“Permitted Encumbrance” means (a) any Encumbrance for Taxes that is either (i) not yet due and delinquent or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Company to the extent required by GAAP, (b) any Encumbrance representing the right of any customer, supplier, or subcontractor (including mechanic’s, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’, and similar liens granted or which arise in the ordinary course of business) that is either (i) not yet due and delinquent or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in the consolidated financial statements of the Company to the extent required by GAAP, (c) in the case of any Contract, any Encumbrance that is a restriction against the transfer or assignment thereof and is included in the terms of such Contract, (d) any Encumbrance for which appropriate reserves have been established in the consolidated financial statements of the Company, (e) any grants of non-exclusive licenses or sublicenses with respect to Intellectual Property Rights, in each case, granted by the Acquired Companies, (f) any defect, imperfection of title, or other Encumbrance not materially interfering with the conduct of the business of the Company and the Company Subsidiaries in the ordinary course, and (g) in the case of real property, any easement, right-of-way, encroachment, restriction, condition, or other similar Encumbrance incurred or suffered in the ordinary course of business and that, individually or in the aggregate, does not and would not impair the use (or contemplated use), utility, or value of the applicable real property or otherwise impair the present or contemplated business operations at such location, or zoning, entitlement, building, and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property or that are otherwise set forth on a title report which are not violated in any material respect by such Leased Real Property or the current use thereof.
“Person” means any individual, Entity, or Governmental Body.
“Personal Information” means any information that constitutes “personal data,” “personal information,” “personally identifiable information,” “protected health information,” “biometric information,” or any similar term under any Privacy Law.
“PHSA” means the United States Public Health Service Act, as amended, and all regulations promulgated thereunder.
“Privacy Laws” means all applicable Laws governing the Processing, privacy or security of Personal Information and all legally binding guidance issued thereunder, including to the extent applicable to the Company or Company Subsidiaries, the California Consumer Privacy Act, as amended by the California Privacy Rights Act, HIPAA, the European Union General Data Protection Regulation (EU) 2016/679 and all Laws implementing it, the UK GDPR as defined in the Data Protection, Privacy and Electronic Communications (Amendments, etc.) (EU Exit) Regulations 2019, the UK Data Protection Act 2018, the Privacy and Electronic Communications Directive (2002/58/EC) and any national laws implementing such directive, any other Law concerning requirements for website and mobile application privacy policies and practices, or any outbound communications (including e-mail marketing, telemarketing and text messaging), tracking, and marketing, and binding industry standards such as, as applicable, the Payment Card Industry Data Security Standards.
“Process” or “Processing” (or its conjugates) means any operation or set of operations that is performed upon Personal Information or sets of Personal Information, whether or not by automatic means.
“Processor” means any third-party processors and service providers appointed by Company or any Company Subsidiary to Process Personal Information for or on behalf of the Company or any Company Subsidiary.
“Product” means all products and product candidates of the Company and the Company Subsidiaries, including zumilokibart, APG531, APG990, APG333, APG808, APG279 and APG273, and any other all biological, vaccine and small molecule drug candidates, therapies, compounds, devices and products (or any components, salts, solvates, polymorphs, complexes, cocrystals or intermediates of any of the foregoing) that are being researched, tested, developed, labeled, manufactured, handled, packaged, stored, supplied, promoted, imported, exported, distributed, commercialized or sold by, or being licensed, sublicensed or held for license or sublicense by the Company or any Company Subsidiary, including in connection with the Company’s research programs targeting IL-31R, IL-22R and IL-18.
“Regulatory Authority” means the FDA or any Governmental Body (including the European Medicines Agency) that performs functions similar to those performed by the FDA or otherwise has jurisdiction over the safety, efficacy, approval, development, testing, labeling, manufacturing, storage, marketing, promotion, sale, commercialization, shipment, import, export, sale or distribution of pharmaceutical products, biological products, or any Product.

“Release” means any emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.
“Representatives” means officers, directors, employees, managers, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors, and other representatives.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933.
“Security Incident” means any (i) unauthorized, unlawful, or accidental acquisition of, access to, Processing of, loss of, or misuse of Personal Information; or (ii) a phishing, ransomware, denial of service (DoS) or other cyberattack on Company IT Assets.
“Securities Laws” means the Securities Act, the Exchange Act, and all other applicable securities Laws, in each case together with all rules and regulations and published policies thereunder and the rules and published policies of the Nasdaq Exchange.
“Subsidiary” means, with respect to a Person, any other Person, whether incorporated or unincorporated, of which (a) at least 50% of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions, (b) a general partner interest, or (c) a managing member interest, in each case, is directly or indirectly owned or controlled by such Person or by one or more of its respective Subsidiaries.
“Superior Proposal” means any bona fide written proposal (on its most recently amended or modified terms, if amended or modified) made by a Company Third Party to enter into a Company Alternative Transaction that (i) did not result from a breach of Section 5.3 and (ii) the Company Board determines, in its good faith judgment, after consultation with outside financial advisor(s) and outside legal counsel, (A) is reasonably likely to be consummated in accordance with its terms and conditions and is not subject to a diligence or financing condition and (B) is on terms that, if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions, in the case of each of (A) and (B) taking into account all financial, regulatory, legal and other aspects of such proposal (including certainty of closing) and the Person making the proposal; provided that, for purposes of this definition of “Superior Proposal,” the references to “20%” in the definition of Company Alternative Transaction shall be deemed to be references to “50%.”
“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” “business combination statute or regulation,” or other similar state anti-takeover Laws and regulations.
“Tax” means any and all U.S. federal, state, or local or non-U.S. (including provincial and territorial) taxes, fees, levies, duties, tariffs, imposts, and other actual taxes or similar fees, assessments or charges imposed by any Governmental Body (whether disputed or not), including income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, severance, employment, social security (or similar), workers’ compensation, unemployment compensation, alternative or base erosion minimum, add-on minimum, estimated, commercial rent, net worth, excise, withholding, ad valorem, stamp, transfer, escheat, value added, gains, license, registration, and documentation taxes, together with any interest or penalty, addition to tax or additional amount thereto imposed, assessed or collected by or under the authority of any Governmental Body in respect of taxes, and including any liability for any such amounts as a result either of being a member of a group filing Tax Returns on a combined, consolidated, unitary or affiliated basis or of a contractual obligation to indemnify any Person.
“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate, or other document or information, including any attachment thereto and any amendments thereof, filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, reporting, withholding, collection, or payment of any Tax.
“Treasury Regulations” means the regulations promulgated under the Code.
“Willful Breach” means any material breach of any covenant or agreement set forth in this Agreement prior to the date of its termination that is a consequence of any act, or failure to act, undertaken by the breaching Party with the knowledge that the taking of such act, or failure to act, would, or would reasonably be likely to, result in such breach. Notwithstanding anything in the foregoing definition to the contrary, “Willful Breach” shall include the failure to consummate the Closing when required to do so by this Agreement.
“zumilokibart” means the IL-13 antagonist known to the Parties as “zumilokibart” and/or APG777.

In addition, the following terms shall have the meanings specified in the indicated Section of this Agreement:

Term	Section
Appraisal Rights	2.1(b)
Assets	3.25
Balance Sheet	3.10
Book-Entry Shares	2.2(a)
Buyer Plan	5.6(b)
Cancelled Shares	2.1(a)(ii)
Certificate of Merger	1.3
Certificates	2.2(a)
Change in Circumstance Matching Period	5.3(d)(ii)(B)
Chosen Courts	8.4(b)
Closing	1.2
Closing Date	1.2
CMA	5.5(c)
Company	Preamble
Company 401(k) Plans	5.6(e)
Company Board	Recitals
Company Board Recommendation	Recitals
Company Representative	3.17(a)
Company SEC Documents	3.8(a)
Company Stockholders’ Meeting	5.4(e)
Company Subsidiaries	3.1(c)
Company Subsidiary	3.1(c)
Confidentiality Agreement	5.1(b)
Delaware Law	1.1
Determination Notice	5.3(d)(ii)(A)
DGCL	Recitals
Dissenting Share	2.1(b)
EC	5.5(c)
Effective Time	1.3
End Date	7.1(b)
Exchange Fund	2.2(a)
FDA	3.16(a)
Federal Health Care Programs	3.16(e)
Final Exercise Date	2.3(d)
Final Offering Period	2.3(d)
GAAP	3.8(b)
Goldman	3.28
Guarantor	Preamble
Guarantor SEC Documents	Article IV
Indemnification Obligations	5.7(a)
Indemnified Persons	5.7(a)
Indemnifying Parties	5.7(b)
Jefferies	3.28
Legal Restraint	6.1(b)
Major Supplier	3.27
Matching Period	5.3(d)(i)(C)
Material Contracts	3.13(a)
Merger	Recitals
Merger Consideration	2.1(a)(i)
Merger Sub	Preamble
Parent	Preamble
Paying Agent	2.2(a)
Pre-Closing Period	5.1(a)
Privacy Requirements	3.12(j)
Proxy Statement	3.24
Reference Date	3.3(a)
Regulatory Approvals	6.1(c)
Regulatory Authorizations	3.16(a)
Required Company Stockholder Approvals	3.6
Required Non-Voting Stockholder Approval	3.6
Required Company Voting Stockholder Approval	3.6
Sanctioned Jurisdiction	3.17(b)
Sanctioned Person	3.17(b)
Share	2.1(a)(i)
Superior Proposal Notice	5.3(d)(i)(A)
Supporting Stockholders	Recitals
Surviving Corporation	Recitals
Termination Fee	7.3(a)(iii)(B)
Transactions	Recitals
Voting Agreement	Recitals
Written Consent	3.6

EXHIBIT B
VOTING AGREEMENT
[See attached.]

EXHIBIT C
CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

APOGEE THERAPEUTICS, INC.

Dated as of [•], 2026
FIRST: The name of the corporation is Apogee Therapeutics, Inc. (hereinafter, the “Corporation”).
SECOND: The Corporation was originally formed as a corporation organized under the jurisdiction of the State of Delaware on June 9, 2023. This Certificate of Incorporation was first amended on July 13, 2023.
THIRD: This Second Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the Delaware General Corporate Law (“DGCL”). This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the board of directors and the stockholders of the Corporation.
FOURTH: The address of the Corporation’s registered office in the State of Delaware is c/o Corporate Creations Network Inc., 1521 Concord Pike, Suite 201, Wilmington, DE 19803, New Castle County, USA, and the name of its registered agent at such address is Corporate Creations Network Inc.
FIFTH: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
SIXTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share.
SEVENTH: The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by written ballot unless required by the bylaws of the Corporation.
EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, amend or repeal the bylaws or adopt new bylaws without any action on the part of the stockholders of the Corporation; provided that any by-law adopted or amended by the board of directors, and any powers thereby conferred, may be amended, altered or repealed by the stockholders of the Corporation.
NINTH: To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Solely for purposes of this Article IX, “officer” shall have the meaning provided in Section 102(b)(7) of the DGCL. Any amendment, alteration or repeal of this Article IX that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.
TENTH: To the extent allowed by Delaware law, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its directors or stockholders and the Corporation renounces any expectancy that any of the directors or stockholders of the Corporation will offer any such corporate opportunity of which he or she may become aware to the Corporation, except, the doctrine of corporate opportunity shall apply with respect to any of the directors or stockholders of the Corporation that are employees, consultants or officers of the Corporation.
ELEVENTH: The Corporation reserves the right to amend and repeal any provision contained in this Certificate of Incorporation in the manner from time to time as prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.
[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Incorporation as of the date first above written.

APOGEE THERAPEUTICS, INC.

By:
Name:
Title:

[Signature Page to Amended and Restated Certificate of Incorporation]

Annex B
Execution Version
VOTING AGREEMENT
This VOTING AGREEMENT (this “Agreement”), dated as of June 18, 2026, is by and among AbbVie Inc., a Delaware corporation (“Guarantor”), Andor LLC, a Delaware limited liability company and a wholly owned Subsidiary of Guarantor (“Parent”), Andor Merger Co., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and each of the stockholders set forth on Exhibit A (each, a “Stockholder”, and, if applicable, collectively, the “Stockholders”).
WHEREAS, as of the date hereof, each Stockholder is the record and beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of (i) the shares of common stock, par value $0.00001 per share (“Voting Common Stock”) of the Company (as defined below) and (ii) the shares of non-voting common stock, par value $0.00001 per share (“Non-Voting Common Stock”) of the Company that are set forth under such Stockholder’s name on Exhibit A attached hereto (such shares, collectively, the “Subject Shares”);
WHEREAS, concurrently with the execution hereof, Guarantor, Parent, Merger Sub and Apogee Therapeutics, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger, dated as of the date hereof and as it may be amended from time to time (the “Merger Agreement”), which provides, among other things, for Merger Sub to be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly owned Subsidiary of Parent, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and
WHEREAS, concurrently with the execution and delivery of the Merger Agreement and as an inducement to Guarantor’s, Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, each of the Stockholders (solely in the Stockholder’s capacity as a holder of the Subject Shares), and severally and not jointly with the other Stockholder, has agreed to enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
ARTICLE I
AGREEMENT TO VOTE
Section 1.1 Agreement to Vote. Subject to the terms of this Agreement, each Stockholder hereby irrevocably and unconditionally agrees that, during the time this Agreement is in effect, at any annual or special meeting of the stockholders of the Company, however called, including any adjournment, recess or postponement thereof, and in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder shall, in each case to the fullest extent that the Subject Shares are entitled to vote thereon: (a) cause all of the Subject Shares to be counted as present thereat for purposes of determining a quorum; and (b) be present (in person or by proxy) and vote (or cause to be voted if another Person is the holder of record of any Subject Shares beneficially owned by the Stockholder), or deliver (or cause to be delivered) a written consent with respect to, all of its Subject Shares (i) in favor of (A) the adoption and approval of the Merger Agreement and the approval of the Merger and (B) the approval of any proposal to adjourn, recess or postpone any meeting of the holders of Voting Common Stock to a later date if the Company or Parent proposes or requests such postponement, recess or adjournment in accordance with Section 5.4 of the Merger Agreement,  and (C) the approval of any other proposal considered and voted upon by the Company stockholders at any meeting of the holders of Voting Common Stock or Non-Voting Common Stock necessary for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and (ii) against any (A) Company Alternative Transaction, (B) action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, (C) against any change in membership of the Company Board that is not recommended or approved by the Company Board and (D) other action that is intended or could reasonably be expected to impede or interfere with or materially delay the Merger or any other transactions contemplated by the Merger Agreement.  Until the Effective Time, each Stockholder shall retain at all times the right to vote their Subject Shares in such Stockholder’s sole discretion, and without any other limitation, on any matters other than those set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s stockholders generally.
Section 1.2 Irrevocable Proxy.  Each Stockholder hereby revokes (or agrees to cause to be revoked) any and all previous proxies granted with respect to the Subject Shares.  In the event that a Stockholder has not delivered to the Company, at least two (2) business days prior to the applicable meeting of the stockholders of the Company or deadline for action by written consent, as applicable, a duly executed irrevocable proxy card or written consent, as applicable, directing that the applicable Subject Shares be voted in accordance with Section 1.1 or any other failure by such Stockholder to act in accordance with such Stockholder’s obligation pursuant to Section 1.1, such Stockholder hereby grants a proxy appointing Parent as the Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in such Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.1.  The proxy and related interest granted by each Stockholder pursuant to this Section 1.2 is irrevocable and is granted in consideration of Guarantor, Parent and Merger Sub entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses.  The proxy granted by each Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.1.  Notwithstanding anything herein to the contrary, the proxy granted by each Stockholder shall be revoked, terminated and of no further force or effect, automatically and without further action, upon termination of this Agreement in accordance with Section 5.2 hereof.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
Each Stockholder represents and warrants, as to such Stockholder on a several basis, to Guarantor, Parent and Merger Sub, that:
Section 2.1 Organization and Good Standing.  The Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and the Stockholder has full power and authority, and is duly authorized to make, enter into and carry out the terms of this Agreement and to perform its obligations hereunder.
Section 2.2 Authority; Binding Agreement.  The Stockholder has all requisite legal right, power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms and no other action is necessary to authorize the execution and delivery by the Stockholder or the performance of the Stockholder’s obligations hereunder (in each case, subject to the Enforceability Exceptions).
Section 2.3 Non-Contravention.  The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of the Stockholder’s obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby will not (a) violate any Law or Legal Restraint applicable to the Stockholder or the Subject Shares or (b) except as may be required by applicable U.S. Federal securities Laws, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Body) under, violate or constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Encumbrances on the Subject Shares pursuant to, any (i) Contract, agreement, trust, commitment, Legal Restraint, stipulation, settlement or other instrument binding on the Stockholder or the Subject Shares, (ii) any applicable Law or (iii) any provision of the organizational or governing documents of the Stockholder, if applicable; in case of each of clauses (a) and (b), except as would not, individually or in the aggregate, reasonably be expected to prevent, impede or delay the Stockholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.
Section 2.4 Ownership of Subject Shares; Total Shares.  The Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances, except for Encumbrances as may be applicable under the Securities Act or other applicable securities Laws.  Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire all or any portion of the Subject Shares.  Except for the Subject Shares, as of the date hereof, the Stockholder is not the record or beneficial owner of any (a) Voting Common Stock or voting securities of the Company, (b) Non-Voting Common Stock or (c) other than as set forth on Exhibit A, options, warrants or other rights to acquire, or securities convertible into or exchangeable for (in each case, whether currently, upon lapse of time, following the satisfaction of any conditions, upon the occurrence of any event or any combination of the foregoing), any capital stock, voting securities or securities convertible into or exchangeable for Company Common Stock or other voting securities of the Company.
Section 2.5 Voting Power.  Other than as provided in this Agreement, the Stockholder has full voting power with respect to all of the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Subject Shares.  None of the Subject Shares are subject to any stockholders’ agreement, proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares.
Section 2.6 Acknowledgment.  The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity.
Section 2.7 Absence of Litigation.  With respect to the Stockholder, as of the date hereof, there is no action, suit, claim, proceeding, investigation, arbitration or inquiry pending against, or, to the knowledge of the Stockholder, threatened in writing against, and there is no Legal Restraint imposed upon, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) except as would not, individually or in the aggregate, reasonably be expected to prevent, impede or delay the Stockholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby in a timely manner.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF GUARANTOR, PARENT AND MERGER SUB
Each of Guarantor, Parent and Merger Sub represents and warrants, jointly and severally, to each Stockholder that:
Section 3.1 Organization; Authorization.  Each of Guarantor, Parent and Merger Sub is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The consummation of the transactions contemplated hereby are within each of Guarantor’s Parent’s and Merger Sub’s corporate powers and have been duly authorized by all necessary corporate actions on the part of Guarantor, Parent and Merger Sub.  Each of Guarantor, Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its respective obligations under this Agreement and to consummate the transactions contemplated hereby.
Section 3.2 Binding Agreement.  Each of Guarantor, Parent and Merger Sub has duly executed and delivered this Agreement, and this Agreement constitutes a legal, valid and binding obligation of Guarantor, Parent and Merger Sub, enforceable against Guarantor, Parent and Merger Sub in accordance with its terms (in each case, subject to the Enforceability Exceptions).

Section 3.3 Company Common Stock.  None of Guarantor, Parent, Merger Sub or their respective Affiliates is the beneficial owner of Company Common Stock.
ARTICLE IV
ADDITIONAL COVENANTS OF THE STOCKHOLDERS
Each Stockholder hereby covenants and agrees, with respect to itself, that until the valid termination of this Agreement in accordance with Section 5.2:
Section 4.1 No Transfer; No Inconsistent Arrangements.  Except as provided hereunder or under the Merger Agreement, from and after the date hereof and until this Agreement is validly terminated in accordance with Section 5.2, each Stockholder agrees not to, directly or indirectly, (a) create or permit to exist any Encumbrances, other than Encumbrances as may be applicable under the Securities Act or other applicable securities Laws, on all or any portion of the Subject Shares, (b) transfer, sell, assign, gift, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or enter into any derivative arrangement with respect to (collectively, “Transfer”), all or any portion of the Subject Shares, or any right or interest therein (or consent to any of the foregoing), (c) enter into any Contract with respect to any Transfer of the Subject Shares, or any interest therein, (d) grant or permit the grant of any proxy, power-of-attorney or other authorization or consent in or with respect to all or any portion of the Subject Shares, (e) deposit or permit the deposit of all or any portion of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to all or any portion of the Subject Shares, (f) tender any Subject Shares into any tender or exchange offer or (g) take or permit any other action that would reasonably be expected to prevent, impede or delay such Stockholder from performing its obligations under this Agreement in any material respect or to consummate the transactions contemplated hereby or seek to do so or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions.  Any action taken in violation of the foregoing sentence shall be null and void ab initio and each Stockholder agrees that any such prohibited action may and should be enjoined.  If any involuntary Transfer of all or any portion of the Subject Shares shall occur (including, if applicable, a sale by a Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement in accordance with Section 5.2.  Each Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.  Notwithstanding the foregoing, each Stockholder may Transfer any or all of the Subject Shares, in accordance with applicable Law, to such Stockholder’s controlled Affiliates; provided, that, prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Subject Shares or any interest in any of such Subject Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement in a form reasonably acceptable to Parent pursuant to which such Affiliate shall be bound by all of the terms and provisions hereof, in which case such Affiliate shall be deemed a Stockholder hereunder.
Section 4.2 No Exercise of Appraisal Rights; Actions.  Each Stockholder (a) forever waives and agrees not to exercise any appraisal or dissenters’ rights (including under Section 262 of the DGCL) in respect of all or any portion of its Subject Shares that may arise with respect to the Merger and (b) agrees not to commence or join in any class action with respect to, any claim, derivative or otherwise, against Guarantor, Parent, Merger Sub, the Company or any of their respective successors relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement or the consummation of the Merger, including any action, suit, claim or proceeding (i) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement or (ii) alleging breach of any fiduciary duty of any Person in connection with the negotiation and entry into the Merger Agreement or the transactions contemplated thereby, but excluding any suit alleging a breach of the Merger Agreement.
Section 4.3 Documentation and Information.  Except (i) as required by applicable Law (including the filing of a Schedule 13D or Schedule 13D amendment with the SEC which may include this Agreement as an exhibit thereto), (ii) communications and announcements that are consistent with information required by law to be contained in a Schedule 13D or Schedule 13D amendment or is contained in the joint press release contemplated by Section 5.10 of the Merger Agreement, and (iii) customary internal communications to its and its controlled Affiliates’ limited partners that are subject to confidentiality obligations, prior to the consummation of the Merger, each Stockholder shall not, and shall direct its Representatives not to, make any public announcement regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior written consent of Parent.  Each Stockholder consents to and hereby authorizes Guarantor, Parent and Merger Sub to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that Guarantor, Parent or Merger Sub reasonably determines to be necessary in connection with the Merger and any transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Subject Shares, the existence of this Agreement and the nature of such Stockholder’s commitments and obligations under this Agreement, and each Stockholder acknowledges that Guarantor, Parent and Merger Sub may, in Guarantor’s, Parent’s or Merger Sub’s sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body; provided that, other than any such disclosure that describes the transactions contemplated by the Merger Agreement or this Agreement as a factual matter, each Stockholder shall have a reasonable opportunity to review and comment upon any such disclosure prior to any such filing, which comments Guarantor, Parent and Merger Sub shall consider in good faith.  Each Stockholder agrees to promptly give Parent any information that is reasonably necessary for the preparation of any such disclosure documents, and each Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by it specifically for use in any such disclosure document, if and to the extent that such Stockholder shall become aware that any such information shall have become false or misleading in any material respect.  Promptly after the execution and delivery of this Agreement, Parent and each Stockholder shall cooperate to prepare and file with the SEC any required disclosure statements on Schedule 13D or any amendments or supplements thereto, as applicable, relating to the Merger Agreement, this Agreement and the transactions contemplated hereby and thereby.

Section 4.4 No Solicitation.  Subject to Section 5.15, prior to the consummation of the Merger, each Stockholder shall not, nor shall it authorize or knowingly permit any of its Representatives to, directly or indirectly, (a) take any action or omit to take any action that the Company is not permitted to take or omit to take pursuant to subclauses (A), (B), (D) or (E) of Section 5.3(a) of the Merger Agreement or (b) approve, authorize, endorse, agree to or recommend any proposal that constitutes, or would reasonably be expected to lead to, an Company Alternative Transaction (provided that nothing herein restricts a Stockholder from providing its views to the Company Board regarding any proposal received by the Company).  Each Stockholder shall, and shall cause its Subsidiaries and its and their respective Affiliates (to the extent it has the legal ability to cause) to, and shall direct its Representatives to, immediately cease and terminate, any solicitation, encouragement, discussion, activity or negotiation commenced prior to the date of this Agreement with any Person and such Person’s Representatives (other than with Guarantor, Parent, Merger Sub or each of their Representatives) with respect to any inquiry, proposal, discussion, negotiation, or offer that constitutes, or may reasonably be expected to constitute or lead to, a Company Alternative Transaction.
Section 4.5 Adjustments; Additional Shares.  In the event of any stock split, reverse stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or similar transaction with respect to the capital stock of the Company that affects the Subject Shares, the terms of this Agreement shall apply to the resulting securities.  In the event that each Stockholder acquires any additional Company Common Stock or other interests in or with respect to the Company, such Company Common Stock or other interests shall, without further action of the parties hereto, be subject to the provisions of this Agreement, and the number of the Subject Shares of such Stockholder will be deemed amended accordingly.  Each Stockholder shall promptly notify Guarantor, Parent and Merger Sub of any such event.
ARTICLE V
MISCELLANEOUS
Section 5.1 Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery by hand, by registered or certified mail (postage prepaid, return receipt requested), or by email to the respective parties hereto at the following addresses (or at such other address for a party hereto as shall be specified by like notice): (a) if to Guarantor, Parent, or Merger Sub, in accordance with the provisions of the Merger Agreement and (b) if to a Stockholder, to such Stockholder’s address or email address set forth on a signature page hereto, or to such other address or email address as such party hereto may hereafter specify in writing for the purpose by notice to each other party hereto.
Section 5.2 Termination.  This Agreement shall terminate automatically, without any notice or other action by any Person, upon the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the Effective Time, (c) receipt of the Required Company Stockholder Approvals, (d) any modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to a Stockholder pursuant to the Merger Agreement as in effect on the date hereof and (e) the mutual written consent of all of the parties hereto.  Upon termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5.2 shall relieve any party hereto from liability for any willful breach of this Agreement or from fraud prior to termination of this Agreement and (ii) the provisions of this Article V shall survive any termination of this Agreement.
Section 5.3 Amendments and Waivers.  Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party hereto and by the Company or, in the case of a waiver, by each party hereto against whom the waiver is to be effective.  Any purported amendment or waiver not made in accordance with the foregoing shall be null and void.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Section 5.4 Expenses.  All fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party hereto incurring such expenses, whether or not the Merger is consummated.
Section 5.5 Binding Effect; No Third Party Beneficiaries; Assignment.  The parties hereto hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein; provided, however, that the Company is an express third party beneficiary of this Agreement, and is entitled to directly enforce the provisions hereof (including Section 5.3) and to remedies hereunder.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties hereto, except to the extent that such rights, interests or obligations are assigned pursuant to a Transfer expressly permitted under Section 4.1.  No assignment by any party hereto shall relieve such party hereto of any of its obligations hereunder.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.
Section 5.6 Governing Law; Jurisdiction.
(a) This Agreement and any matters or disputes relating thereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.
(b) All actions, suits, claims, proceedings, demands, arbitrations or inquiries (each an, “Action”) arising out of or relating in any way to this Agreement, including the formation and interpretation of this Agreement, whether sounding in contract, tort, statute or otherwise, shall be heard and determined exclusively in the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over any such Action, any state or federal court within the State of Delaware), and in each case, appellate courts therefrom, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action.  The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose, except as provided in this paragraph, and shall not be deemed to confer rights on any Person other than the parties hereto.  Each party hereto agrees that service of process upon such party hereto in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address described in Section 5.1 of this Agreement and consents to such courts’ exercise of personal jurisdiction over such party.  The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party hereto’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
(c) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH (INCLUDING THE MERGER AGREEMENT) AND THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6(c).
Section 5.7 Counterparts.  This Agreement may be executed in one or more counterparts (including by electronic mail) and by electronic or digital signature, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.  Signatures to this Agreement transmitted by electronic mail in “portable document format” (.pdf) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of a paper document bearing an original signature.
Section 5.8 Entire Agreement.  This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their Affiliates, or any of them, with respect to the subject matter of this Agreement.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PARTIES CONTAINED IN THIS AGREEMENT, NO PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OR AS TO THE ACCURACY OR COMPLETENESS OF ANY OTHER INFORMATION, MADE (OR MADE AVAILABLE BY) BY ITSELF OR ANY OF ITS REPRESENTATIVES, WITH RESPECT TO, OR IN CONNECTION WITH, THE NEGOTIATION, EXECUTION OR DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER OR THE OTHER’S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING; PROVIDED THAT THE FOREGOING SHALL NOT LIMIT ANY REMEDY AVAILABLE TO ANY PARTY IN THE EVENT OF FRAUD BY THE OTHER PARTY.
Section 5.9 Severability.  If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible to the fullest extent permitted by applicable Law.
Section 5.10 Specific Performance.  The parties hereto hereby agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and, accordingly, that each party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the each party’s performance of the terms and provisions hereof, without proof of damages or otherwise, in addition to any other remedy to which each party is entitled at law or in equity.  In any action, suit, claim, or proceeding for specific performance, each party will waive the defense of adequacy of any other remedy at law, and each party will waive any requirement for the securing or posting of any bond or other security in connection with the remedies referred to in this Section 5.10.
Section 5.11 Headings.  The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
Section 5.12 Mutual Drafting.  Each party hereto has participated in the drafting of this Agreement, which each party hereto acknowledges is the result of extensive negotiations between the parties hereto; accordingly, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

Section 5.13 Further Assurances.  Guarantor, Parent, Merger Sub and each Stockholder will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations, to perform their respective obligations under this Agreement.
Section 5.14 Interpretation.  Unless the context otherwise requires, as used in this Agreement: (a) “or” is not exclusive; (b) “including” and its variants mean “including, without limitation” and its variants; (c) words defined in the singular have the parallel meaning in the plural and vice versa; (d) words of one gender shall be construed to apply to each gender; and (e) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.
Section 5.15 Capacity as Stockholders.  Notwithstanding anything herein to the contrary, (a) each Stockholder signs this Agreement solely in such Stockholder’s capacity as a stockholder of the Company, and not in any other capacity, and (b) nothing herein shall in any way restrict a director or officer of the Company in the taking of any actions (or failure to act) in his or her capacity as a director or officer of the Company, or in the exercise of his or her fiduciary duties as a director or officer of the Company, or prevent or be construed to create any obligation on the part of any director or officer of the Company from taking any action in his or her capacity as such director or officer.
Section 5.16 No Agreement Until Executed.  This Agreement shall not be effective unless and until (a) the Merger Agreement is executed by all parties thereto, and (b) this Agreement is executed by all parties hereto.
Section 5.17 No Ownership Interest.  Except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in Guarantor, Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares.  All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to each Stockholder, and none of Guarantor, Parent or Merger Sub shall have any authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct such Stockholder in the voting of any of the Subject Shares, except as otherwise provided herein.
Section 5.18 Stockholder Obligation Several and Not Joint.  The obligations of each Stockholder hereunder shall be several and not joint, and no Stockholder shall be liable for any breach of the terms of this Agreement by any other Stockholder.
[Signature Page Follows]

The parties hereto are executing this Agreement on the date set forth in the introductory clause.

Parent:

ANDOR LLC

By:	/s/ Scott T. Reents
Name:	Scott T. Reents
Title:	President

Merger Sub:

ANDOR MERGER CO.

By:	/s/ Scott T. Reents
Name:	Scott T. Reents
Title:	President

Guarantor:

ABBVIE INC.

By:	/s/ Scott T. Reents
Name:	Scott T. Reents
Title:	Executive Vice President, Chief Financial Officer

[Signature Page to Voting Agreement]

Stockholder:

FAIRMOUNT HEALTHCARE FUND II, L.P.

By: Fairmount Healthcare Fund II GP LLC

By:	/s/ Peter Harwin
Name:	Peter Harwin
Title:	Managing Member
Email:	[***]

[Signature Page to Voting Agreement]

Stockholder:

VENROCK HEALTHCARE CAPITAL PARTNERS III, L.P.

By: VHCP Management III, LLC, its general partner

By: Venrock Adviser, LLC, its manager

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory
Email:	[***]

[Signature Page to Voting Agreement]

Stockholder:

VHCP CO-INVESTMENT HOLDINGS III, LLC

By: VHCP Management III, LLC, its manager

By: Venrock Adviser, LLC, its manager

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory
Email:	[***]

[Signature Page to Voting Agreement]

Stockholder:

VENROCK HEALTHCARE CAPITAL PARTNERS EG, L.P.

By: Venrock Management EG, LLC, its general partner

By:	/s/ Sherman Souther
Name:	Sherman Souther
Title:	Authorized Signatory
Email:	[***]

[Signature Page to Voting Agreement]

Exhibit A
Subject Shares
1. Fairmount Healthcare Fund II, L.P.
a. 298,647 shares of Voting Common Stock
b. 6,743,321 shares of Non-Voting Common Stock
2. Venrock Healthcare Capital Partners III, L.P.
a. 460,075 shares of Voting Common Stock
b. 2,495,319 shares of Non-Voting Common Stock
3. VHCP Co-Investment Holdings III, LLC
a. 46,025 shares of Voting Common Stock
b. 249,522 shares of Non-Voting Common Stock
4. Venrock Healthcare Capital Partners EG, L.P.
a. 1,243,900 shares of Voting Common Stock
b. 3,998,480 shares of Non-Voting Common Stock
5. Venrock Opportunities Fund, L.P.
a. 365,853 pre-funded warrants to purchase up to 365,853 shares of Voting Common Stock

Annex C
200 West Street | New York, NY 10282-2198
Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL
June 18, 2026
Board of Directors
Apogee Therapeutics, Inc.
221 Crescent St., Bldg 17, Suite 102b
Waltham, MA 02453
Ladies and Gentlemen:
You have requested our opinion as to the fairness from a financial point of view to the holders (other than Andor LLC (“Parent”) and its affiliates) of the outstanding shares of voting common stock, par value $0.00001 per share (the “Voting Common Stock”), and the outstanding shares of non-voting common stock, par value $0.00001 per share (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Shares”), of Apogee Therapeutics, Inc. (the “Company”) of the $135.11 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement and Plan of Merger, dated as of June 18, 2026 (the “Agreement”), by and among Parent, Andor Merger Co., a wholly owned subsidiary of Parent, Abbvie Inc. (“Guarantor”) and the Company.
Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Venrock Associates, a significant shareholder of the Company (“Venrock”), and any of its affiliates and, as applicable, portfolio companies or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). Goldman Sachs Investment Banking has an existing lending relationship with Parent. We have acted as financial advisor to the Board of Directors of the Company (the “Board”) in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. Goldman Sachs & Co. LLC and/or its affiliates have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates, from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including acting as financial advisor to the Company in connection with a strategic financing collaboration in May 2026. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Venrock and/or its affiliates and portfolio companies, from time to time for which Goldman Sachs Investment Banking has received, and/or may receive, compensation, including having acted as placement agent in connection with a private placement for TAE Technologies, a portfolio company of Venrock in July 2022. Goldman Sachs & Co. LLC and/or its affiliates also have provided certain financial advisory and/or underwriting services to Parent and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to the issuance by Parent of investment grade bonds in February 2025 and February 2026. Goldman Sachs & Co. LLC and/or its affiliates may also in the future provide financial advisory and/or underwriting services to the Company, Parent, Venrock and their respective affiliates and, as applicable, portfolio companies, for which Goldman Sachs Investment Banking may receive compensation. Funds managed by affiliates of Goldman Sachs Investment Banking are co-invested with Venrock and/or its affiliates and are invested in equity interests of funds managed by affiliates of Venrock. Funds managed by affiliates of Goldman Sachs Investment Banking may co-invest with, and invest in equity interests of, Venrock and/or its affiliates or funds managed thereby in the future.
In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 2025; the Company’s Registration Statement on Form S-1 filed on June 22, 2023, along with the amendments thereto; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company prepared by its management, in each case, as approved for our use by the Company (the “Forecasts”); and certain internal financial analyses and forecasts related to the expected utilization by the Company of certain net operating loss carryforwards and tax credits, as prepared by the management of the Company and approved for our use by the Company (the “NOL Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Voting Common Stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the biopharmaceuticals industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.
Securities and Investment Services Provided by Goldman Sachs & Co. LLC
C-1

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the NOL Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.
Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $135.11 in cash per Share to be paid to such holders, taken in the aggregate, pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $135.11 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares, taken in the aggregate, pursuant to the Agreement or otherwise. We are not expressing any opinion as to the allocation of the aggregate consideration payable pursuant to the Agreement among the Voting Common Stock and the Non-Voting Common Stock. In rendering our opinion, we have not taken into account any differential voting or other rights between the Voting Common Stock and the Non-Voting Common Stock. We are also not expressing any opinion as to the prices at which the Shares will trade at any time or, as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.
Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $135.11 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders of Shares, taken in the aggregate.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

Securities and Investment Services Provided by Goldman Sachs & Co. LLC
C-2

Annex D

June 18, 2026
Apogee Therapeutics, Inc.
221 Crescent St., Bldg 17, Suite 102b
Waltham, MA 02453
The Board of Directors:
We understand that Apogee Therapeutics, Inc., a Delaware corporation (the “Company”), Andor LLC, a Delaware limited liability company (“Parent”), Andor Merger Co.,, a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and AbbVie Inc., a Delaware corporation (“Guarantor”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger, in a transaction in which each outstanding share of voting common stock, par value $0.00001 per share (the “Voting Common Stock”), and each outstanding share of non-voting common stock, par value $0.00001 per share (the “Non-Voting Common Stock” and, together with the Voting Common Stock, the “Company Common Stock”) of the Company, other than shares owned by the Company or any wholly owned subsidiary of the Company as treasury stock or otherwise or held, directly or indirectly, by Guarantor, Parent, Merger Sub or any other wholly owned subsidiary of Guarantor immediately prior to the effective time of the Merger, all of which shares will be cancelled (the “Cancelled Shares”), or shares held by a holder who has not voted in favor of the adoption of the Merger Agreement or consented thereto and has properly demanded appraisal of such shares (the “Dissenting Shares”), will be converted into the right to receive $135.11 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be paid to holders of Company Common Stock (other than the Shares held by Parent, Merger Sub and their respective affiliates (the “Excluded Shares”)) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
In arriving at our opinion, we have, among other things:
(i)	reviewed an execution version of the Merger Agreement, received on June 18, 2026;
(ii)	reviewed certain publicly available financial and other information relating to the Company;
(iii)
reviewed certain information furnished to us and approved for our use and reliance by the management of the Company relating to the business, operations and prospects of the Company, including certain risk-adjusted financial forecasts and estimates;

(iv)	held discussions with members of senior management of the Company regarding the business, operations and prospects of the Company and the other matters described in clauses (ii) and (iii) above;
(v)	reviewed the stock trading price history of the Company Common Stock;
(vi)	reviewed, to the extent publicly available, the financial terms of certain transactions that we deemed relevant in evaluating the Merger; and
(vii)	conducted such other financial studies, analyses and investigations as we deemed appropriate.
In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available to us by the Company or that was publicly available to us (including, without limitation, the information described above), or that was otherwise reviewed by us. We have relied on the assurances of the management and other representatives of the Company that they are not aware of any facts or circumstances that would make any of the foregoing information incomplete, inaccurate or misleading. In our review, we have not made and did not obtain any independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did we conduct a physical inspection of any of the properties or facilities, of the Company or any other entity, and we have not been furnished with and assume no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. We have not evaluated and do not express any opinion as to the solvency or fair value of the Company or any other entity, or the impact of the Merger thereon, under any laws relating to bankruptcy, insolvency or similar matters. In addition, our analyses and opinion do not consider any actual or potential arbitration, litigation, claims, audits or possible unasserted claims, investigations or other proceedings involving or affecting the Company or any other entity.
With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised by the Company, and we have assumed, that the financial forecasts and estimates relating to the Company that we have been directed to utilize for purposes of our analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to, and are an appropriate basis upon which to evaluate, the future financial performance of the Company and the other matters covered thereby. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based.

We have relied upon the assessments of the management of the Company as to, among other things, (i) the potential impact on the Company of market, competitive, macroeconomic, geopolitical and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting, the biopharmaceutical industry, including with respect to the pricing of and third-party coverage and reimbursement for pharmaceutical products, (ii) matters relating to the products and product candidates of the Company, the potential use and indications for such products and product candidates, related technology and intellectual property and regulatory approval processes and risks, including with respect to the probability and timing for the development, clinical testing, manufacturing and commercialization of such products and product candidates and related uses and indications, and the validity and duration of licenses and patents, and (iii) existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees and consultants, customers, suppliers and other commercial and collaboration relationships. We have assumed that there will not be any developments with respect to any such matters that would be meaningful in any respect to our analyses or opinion.
Our opinion is based on economic, monetary, regulatory, market and other conditions existing and which can be evaluated, and information made available to us, as of the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions upon which such opinion is based and we expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets, and the industry in which the Company operates, have experienced and may continue to experience volatility and disruptions and we express no view or opinion as to any potential effects of such volatility or disruptions on the Company or the Merger.
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to the Company or the Merger, and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to the Company and/or the Board of Directors of the Company (the “Company Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting the Company or the Merger and legal, regulatory, accounting and tax consequences to the Company or its securityholders of the terms of, and transactions contemplated by, the Merger Agreement. We have not taken into account, for purposes of our analyses and opinion, any tax consequences of the Merger to any holder of Company Common Stock. We have assumed that the Merger will be consummated in accordance with its terms without waiver, modification or amendment of any term, condition or agreement and in compliance with all applicable laws, documents and other requirements that would be meaningful in any respect to our analyses or opinion and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Merger or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on the Company or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed that the final Merger Agreement, when signed by the parties thereto, will not differ from the execution version of the Merger Agreement reviewed by us in any respect meaningful to our analyses and opinion.
Our opinion does not address the relative merits of the Merger or other transactions contemplated by the Merger Agreement as compared to any alternative transaction or opportunity that might be available to the Company, nor does it address the underlying business decision by the Company to engage in the Merger or the terms of the Merger Agreement or the documents referred to therein, including the form or structure of the Merger or any term, aspect or implication of any support agreement or other agreements, instruments, arrangements or understandings entered into, terminated or amended in connection with, or contemplated by or resulting from, the Merger. Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration to be received by holders of Company Common Stock (other than the Excluded Shares), without regard to individual circumstances of specific holders (whether by virtue of control, voting or consent, liquidity, contractual arrangements or otherwise) that may distinguish such holders or the securities of the Company held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness among such holders, holders of any other securities of the Company or otherwise. We have not been asked to, and our opinion does not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of the Company or any other party. This opinion also does not address allocation of the aggregate consideration payable pursuant to the Merger Agreement among the Voting Common Stock and the Non-Voting Common Stock. In rendering our opinion, we have not taken into account any differential voting or other rights between the Voting Common Stock and the Non-Voting Common Stock. Furthermore, we express no view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any of the Company’s officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger Consideration or otherwise. We also express no view or opinion as to the prices at which Company Common Stock or any other securities of the Company may trade or otherwise be transferable at any time, including following announcement or consummation of the Merger. The issuance of our opinion has been authorized by the Fairness Opinion Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Company Board (in its capacity as such) in its evaluation of the Merger Consideration from a financial point of view. Our opinion does not constitute a recommendation as to how the Company Board or any securityholder should vote or act with respect to the Merger or any other matter.

We have been engaged to act as a financial advisor to the Company in connection with the Merger and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is payable contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse us for expenses incurred in connection with our engagement and to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.
As the Company Board is aware, we and our affiliates in the past have provided, currently are providing, and in the future may provide, certain financial advisory or financing services to the Company and/or its affiliates, for which we and our affiliates have received and expect to receive compensation, including, during the approximately two-year period prior to June 16, 2026 having acted or acting as joint bookrunner for various follow-on offerings of Company Common Stock, sole sales agent in connection with an at-the-market offering and sole bookrunner in connection with a block trade. As the Company Board also is aware, although we and our affiliates have not provided financial advisory or financing services to Guarantor during the approximately two-year period prior to June 16, 2026 for which we and our affiliates received compensation, we and our affiliates in the future may provide such services to Guarantor and/or its affiliates (including Parent), for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates trade or hold securities or financial instruments (including loans and other obligations, as applicable) of the Company, Parent, Guarantor and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, hold or may hold at any time long or short positions or otherwise effect transactions in those securities or financial instruments. In addition, we may seek, in the future, to provide financial advisory services to the Company, Parent, Guarantor and/or their respective affiliates, for which we would expect to receive compensation.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the holders of Company Common Stock (other than the Excluded Shares) pursuant to the Merger Agreement is fair, from a financial point of view, to such holders (other than Parent, Merger Sub and their respective affiliates).
Very truly yours,

JEFFERIES LLC

Preliminary – Subject to Completion

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Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions up until [___] Eastern Time on [___], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/APGE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until [___] Eastern Time on [___], 2026. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

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KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

APOGEE THERAPEUTICS, INC.

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

To view the Proxy Statement online and to attend the Special Meeting, please visit:
www.virtualshareholdermeeting.com/APGE2026SM

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APOGEE THERAPEUTICS, INC.
SPECIAL MEETING OF STOCKHOLDERS
[___], 2026 [___] EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Michael Henderson, M.D., Jane Pritchett Henderson, and Matthew Batters, or any of them, as proxies and attorneys-in-fact, each with the power to act without the others and with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this form, all of the shares of Common Stock of Apogee Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [___], Eastern Time, on [___], 2026, live via the Internet at www.virtualshareholdermeeting.com/APGE2026SM or at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made but the card is signed, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side